Filed Pursuant to Rule 424(b)(3)

Registration No. 333-269463

DIGITAL BRANDS GROUP, INC.

Supplement No. 1 dated September 1, 2023

to

Prospectus dated February 8, 2023

This Supplement No. 1 dated September 1, 2023 (this "Supplement") contains information which amends, supplements or modifies certain information contained in the prospectus of Digital Brands Group, Inc., (the "Company", "our", "us" or "we"), dated February 8, 2023 (as previously supplemented and amended, the "Prospectus"). This Supplement is a part of, and should be read in conjunction with, the Prospectus. The Prospectus has been filed with the U.S. Securities and Exchange Commission (the "SEC"), and is available free of charge at www.sec.gov or by calling (877) 822-4276. Capitalized terms used in this Supplement have the same meanings as in the Prospectus, unless otherwise stated herein.

Before investing in shares of our common stock, you should read carefully the Prospectus and this Supplement and consider carefully our investment objective, risks, charges and expenses. You should also carefully consider the “Risk Factors” beginning on page 6 of the Prospectus before you decide to invest.

FILING OF FORM 10-K

On April 17, 2023, we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the "Form 10-K") with the SEC. We have attached the Form 10-K, excluding the exhibits thereto, to this Supplement as Annex A, which is incorporated herein by reference.

FILING OF FORM 10-Qs

On May 22, 2023, we filed our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 with the SEC, and on August 21, 2023, we filed our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 (together with our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, the “Form 10-Qs”). We have attached the Form 10-Qs, excluding the exhibits thereto, to this Supplement as Annex B, which is incorporated herein by reference.

FILING OF FORM 8-Ks

On each of the following dates, we filed the following Current Reports on Form 8-K (collectively, the “Form 8-Ks”) with the SEC. We have attached the Form 8-Ks to this Supplement as Annex C, which is incorporated herein by reference (excluding any information furnished rather than filed).

•	Form 8-K filed on April 13, 2023
•	Form 8-K filed on April 18, 2023
•	Form 8-K filed on May 10, 2023
•	Form 8-K filed on May 26, 2023
•	Form 8-K filed on June 1, 2023
•	Form 8-K filed on June 27, 2023
•	Form 8-K filed on June 30, 2023
•	Form 8-K filed on July 7, 2023
•	Form 8-K filed on July 28, 2023
•	Form 8-K filed on August 23, 2023
•	Form 8-K filed on September 5, 2023

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this Supplement.

Annex A

Our Form 10-K for the fiscal year ended December 31, 2022 is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov .

ANNEX A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

☒       ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the annual period ended December 31, 2022

☐       TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to ____________

Commission file number: 001-40400

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1942864
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1400 Lavaca Street

Austin, TX 78701

(Address of principal executive offices, including zip code)

Tel: (209) 651-0172

(Registrant’s telephone number, including area code)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of common stock	DBGIW	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. YES ☐ NO ☒

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. YES ☐ NO ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if this registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

The aggregate market value of the common stock held by non-affiliates of the registrant, based on the closing price of the shares of common stock on June 30, 2022 as reported by The Nasdaq Stock Market LLC on such date was approximately $9,718,983. Shares of the registrant’s common stock held by each executive officer and director and by each other person who may be deemed to be an affiliate of the registrant have been excluded from this computation. This calculation does not reflect a determination that certain persons are affiliates of the registrant for any other purpose.

As of April 17, 2023 the Company had 5,746,079 shares of common stock, $0.0001 par value, issued and outstanding.

Documents Incorporated by Reference: None.

DIGITAL BRANDS GROUP, NC.

FORM 10-K

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward- looking terminology, including the terms “believe,” “estimate,” “project,” “aim,” “anticipate,” “expect,” “seek,” “predict,” “contemplate,” “continue,” “possible,” “intend,” “may,” “plan,” “forecast,” “future,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Annual Report on Form 10-K and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth strategies, the industry in which we operate and potential acquisitions. We derive many of our forward- looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this Annual Report on Form 10-K.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward- looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the stability of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this Annual Report on Form 10-K. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in this Annual Report on Form 10-K, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause our results to vary from expectations include, but are not limited to:

•	substantial doubt about the company’s ability to continue as a going concern due to illiquidity issues;

•	the potential for additional impairments of intangible assets;

•	to resolve acquisition-related liabilities (Bailey44 and Harper & Jones);

•	our lack of combined operating history

•	the impact of persistent inflation and its effect on our supply chain and inventory;

•	the impact of a potentially moderate or severe economic recession;

•	the highly fragmented and competitive nature of our industry;

•	our ability to successfully locate and acquire companies in the apparel business, to obtain debt and/or equity financing for that purpose and to successfully integrate them into our business and manage our internal growth;

•	loss of any of our executives and managers;

•	quarterly variations in our operating results;

•	our ability to attract and retain qualified employees while controlling labor costs;

•	our ability to manage our working capital to facilitate our inventory management;

•	disruptions in the manufacturing and supply chains;

•	our ability to adapt our product offerings to changing preferences and consumer tastes;

•	our exposure to claims relating to employment violations and workplace injuries;

•	our exposure to claims arising from our acquired operations;

•	the potential for asset impairments when we acquire businesses;

•	disruptions in our information technology systems;

•	restrictions imposed on our operations by our credit facility and by other indebtedness we may incur in the future;

•	our ability to implement and maintain effective internal control over financial reporting; and

•	additional factors discussed under the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

Other sections of this Annual Report on Form 10-K include additional factors that could adversely impact our business and financial performance. In light of these risks, uncertainties and assumptions, the forward-looking events described in this Annual Report on Form 10-K may not occur. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent.

to which any factor, or acquisition of factors, may cause actual results to differ materially from those contained in any forward- looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward- looking statement because of new information, future events or other factors. Estimates and forward- looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this Annual Report on Form 10-K might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above.

Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

PART I

References in this annual report to “we,” “us,” “Digital Brands Group,” “DBG,” “Company,” or “our company” are to Digital Brands Group, Inc., a Delaware corporation, and its consolidated subsidiaries, Bailey 44, LLC (“Bailey”), Harper & Jones, LLC (“H&J”) and MOSBEST, LLC (“Stateside”). References to “management” or our “management team” are to our officers and directors.

ITEM 1.	BUSINESS

Recent Development

We have been involved in a dispute with the former owners of H&J regarding our obligation to “true up” their ownership interest in our company further to that membership interest purchase agreement dated May 10, 2021 whereby we acquired all of the outstanding membership interests of H&J (as amended, the “H&J Purchase Agreement”). Further to the H&J Purchase Agreement, we agreed that if, at May 18, 2022, the one year anniversary of the closing date of our initial public offering, the product of the number of shares of our common stock issued at the closing of such acquisition multiplied by the average closing price per share of our shares of common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus the gross proceeds, if any, of shares of our stock issued to such sellers and sold by them during the one year period from the closing date of the offering does not exceed the sum of $9.1 million, less the value of any shares of common stock cancelled further to any indemnification claims or post-closing adjustments under the H&J Purchase Agreement, then we shall issue to the subject sellers an additional aggregate number of shares of common stock equal to any such valuation shortfall at a per share price equal to the then closing price per share of our common stock as quoted on the NasdaqCM. We did not honor our obligation to issue such shares and the former owner of H&J have claimed that they were damaged as a result. As part of a proposed settlement with such holders, we have tentatively agreed to the following: (i) to transfer all membership interests of H&J back to the original owners, (ii) to pay such owners the sum of $229,000, (iii) issue the former owners of H&J an aggregate of $1,400,000 worth of our common stock to be issued on May 16, 2023 based on the lower of (a) the stock closing price per share on May 15, 2023, and (b) the average common stock closing price based on the average of the 5 trading days preceding May 16, 2023, with the closing price on May 9, 2023. Such tentative terms are to be memorialized in definitive purchase agreements and as such there is no assurance that such arrangements will be finalized.

Our Company

Digital Brands Group is a curated collection of lifestyle brands that offers a variety of apparel products through direct-to-consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call “closet share” by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.

Our portfolio currently consists of four brands that leverage our three channels: our websites, wholesale and our own stores.

•	Bailey 44 combines beautiful, luxe fabrics and on-trend designs to create sophisticated ready-to-wear capsules for women on-the-go. Designing for real life, this brand focuses on feeling and comfort rather than how it looks on a runway. Bailey 44 is primarily a wholesale brand, which we are transitioning to a digital, direct-to-consumer brand.

•	DSTLD offers stylish high-quality garments without the luxury retail markup valuing customer experience over labels. DSTLD is primarily a digital direct-to-consumer brand, to which we recently added select wholesale retailers to generate brand awareness.

•	Harper & Jones was built with the goal of inspiring men to dress with intention. It offers hand- crafted custom fit suits for those looking for a premium experience. Harper & Jones is primarily a direct-to-consumer brand using its own showrooms.

•	Stateside is an elevated, America first brand with all knitting, dyeing, cutting and sewing sourced and manufactured locally in Los Angeles. The collection is influenced by the evolution of the classic t-shirt offering a simple yet elegant look. Stateside is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

•	Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California. Sundry is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

We believe that successful apparel brands sell in all revenue channels. However, each channel offers different margin structures and requires different customer acquisition and retention strategies. We were founded as a digital-first retailer that has strategically expanded into select wholesale and direct retail channels. We strive to strategically create omnichannel strategies for each of our brands that blend physical and online channels to engage consumers in the channel of their choosing. Our products are sold direct-to- consumers principally through our websites and our own showrooms, but also through our wholesale channel, primarily in specialty stores and select department stores. With the continued expansion of our wholesale distribution, we believe developing an omnichannel solution further strengthens our ability to efficiently acquire and retain customers while also driving high customer lifetime value.

We believe that by leveraging a physical footprint to acquire customers and increase brand awareness, we can use digital marketing to focus on retention and a very tight, disciplined high value new customer acquisition strategy, especially targeting potential customers lower in the sales funnel. Building a direct relationship with the customer as the customer transacts directly with us allows us to better understand our customer’s preferences and shopping habits. Our substantial experience as a company originally founded as a digitally native-first retailer gives us the ability to strategically review and analyze the customer’s data, including contact information, browsing and shopping cart data, purchase history and style preferences. This in turn has the effect of lowering our inventory risk and cash needs since we can order and replenish product based on the data from our online sales history, replenish specific inventory by size, color and SKU based on real times sales data, and control our mark-down and promotional strategies versus being told what mark downs and promotions we have to offer by the department stores and boutique retailers.

We believe that the highly fragmented nature of the apparel industry, combined with the opportunity to leverage our position as a public company with access to financial resources, presents a significant opportunity for consolidation of apparel brands. We use a disciplined approach to identify and evaluate acquisition candidates. We believe there are three ideal acquisition targets: (1) strong legacy brands that have been mismanaged, (2) strong brands that do not have capital to grow, and (3) wholesale brands that are struggling to transition to e-commerce. We look for brands that have an emotional hook in its customers, a high repeat customer rate, the potential to scale and strong financials. We source and identify acquisition targets based on our industry knowledge and through our network of investment banks, finders, private equity and venture capital firms, among others.

We intend to continue to actively pursue acquisitions to increase and tighten customer cohorts and increase our ability to create more customized content and personalized looks and styles for each customer cohort. We believe that customers want and trust brands that can deliver customized content and personalized looks and styles. We expect this should result in higher customer loyalty, higher lifetime value, higher average order value and lower customer acquisition cost.

Organizational Structure

We operate the brands on a decentralized basis with an emphasis on brand level execution supported by corporate coordination. The brand’s executive teams will continue to operate and leverage relationships with customers and suppliers, including designing and producing product and developing marketing plans including social media, email and digital communications.

We consolidate marketing and tech contracts as we have done with Bailey’s contracts, which has provided significant cost savings. We review the fabric mills and factories used by each brand to see if we can consolidate or cross utilize these mills and factories, which will drive increased volumes, lower production costs and higher gross margins. We are also consolidating production into a few factories in Europe from China and the U.S., which lowers our average production cost per unit.

We leverage the Digital Brands Group marketing and data analytics team to create cross marketing campaigns based on the customer data respective to each brand’s customer base. As an example, the Digital Brand’s Group marketing and data team reviews the customer data across all our portfolio brands and will work with each brand to identify the new customers from our other portfolio brands that they can target and what styles and looks should be created for each of those customer cohorts. The brand level employees then execute the looks and styles and create the customized customer communication based on the information and data from the Digital Brand Group marketing and data teams.

Certain administrative functions are centralized on a regional and, in certain circumstances, a national basis following, including but not limited to accounting support functions, corporate strategy and acquisitions, human resources, information technology, insurance, marketing, data analytics and customer cross merchandising, advertising buys, contract negotiations, safety, systems support and transactional processing.

Principal Products and Services

Bailey — Brand Summary

In February 2020, we acquired Bailey. Bailey delivers distinct high-quality, well-fitting, on-trend contemporary apparel using at an entry contemporary price point. Bailey combines beautiful, luxe fabrics and on-trend designs to offer clean, sophisticated ready-to-wear separates that easily transition from day to night and for date night. Bailey offers fashionable staples with timeless design features, making them wearable for any occasion — majority of products are tops, sweaters and dresses.

Bailey’s full seasonal collections of dresses, tops, jumpsuits, bottoms, sets, jackets and rompers retail at price points between $90 – $350. We believe that we can create more compelling price points as we leverage our direct-to-consumer expertise. As we increase the direct-to-consumer revenue mix, we believe we will have opportunities to increase our margins, which will mostly be passed along to the customer with lower price points.

Harper & Jones — Brand Summary

H&J is well-known for delivering extremely high-quality, luxury custom and made-to-measure suiting and sportswear. The company provides full-closet customization, including shirts, jackets, pants, shorts, polos, plus more products that made-to-measure.

H&J offers a proprietary custom and made-to-measure supply chain, which creates positive working capital since the customer pays for the product upfront and we have terms with vendors to pay 60+ days later.

Their custom bench-made suit prices range between $1,995 – $4,995, custom bench-made jacket prices range from $1,895 – $3,495, custom-bench made trousers range from $600 – $1,100, and custom bench- made shirts range from $250 – $450.

Stateside — Brand Summary

We acquired Stateside in August 2021. Stateside is a collection of elevated American basics influenced by the evolution of the classic T-Shirt. All garments are designed and produced in Los Angeles from the finest fabrics. All knitting, dyeing, cutting and sewing is sourced and manufactured locally in Los Angeles.

Stateside is known for delivering high quality, luxury T-shirts, tops and bottoms. Stateside is primarily a wholesale brand with very limited online revenue. Their T-shirt prices range from $68 to $94, their other tops range from $98 to $130, and their bottoms from $80 to $144.

Sunnyside — Brand Summary

We acquired Sundry in December 2022. Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California. The products are designed and mostly produced in Los Angeles from the finest fabrics. The majority of the knitting, dyeing, cutting and sewing is sourced and manufactured locally in Los Angeles, with some sweaters made overseas.

Sundry is known for delivering high quality novelty and resort style T-shirts, tops and bottoms. Sundry is mostly a wholesale brand with meaningful online revenue. Their T-shirt prices range from $68 to $98, their other tops range from $98 to $198, and their bottoms from $80 to $228.

With our acquisition of Sundry, we view the following as tangible near-term growth opportunities:

•	Increase online revenues significantly as we cross market their customer base with the customer bases from our other brands, especially on the Bailey Shop.

•	Increase gross margin dollars by updating the product line and driving increased volume through the wholesale and online channels.

•	Launch a new product category for 2024 in women’s athleisure. We believe athleisure is one of the largest product categories in womenswear, with high repeat spend and closet share.

DSTLD — Brand Summary

DSTLD focuses on minimalist design, superior quality, and only the essential wardrobe pieces. We deliver casual luxury rooted in denim; garments that are made with exhaustive attention to detail from the finest materials for a closet of timeless, functional staples. Our brand name “DSTLD” is derived from the word ‘distilled,’ meaning to extract only the essentials. As such, DSTLD boasts an line of key wardrobe pieces in a fundamental color palette of black, white, grey, and denim.

Our denim prices generally range from $75 to $95; similar quality brands produced at the same factories wholesale for approximately $95 to $125 and retail for $185 to $350. Our tee shirts and tops range $30 to $90, similar quality brands produced at the same factories wholesale for approximately $25 to $75 and retail for $60 to $250. Our casual pants range $85 to $109, similar quality brands produced at the same factories wholesale for approximately $85 to $115 and retail for $175 to $250.

ACE Studios — Brand Summary

ACE Studios will design and offer luxury men’s suiting with superior performance, superb fits, and excellent quality at an exceptional value. We will offer men’s classic tailored apparel with premium and luxury fabrics and manufacturing. We work with the same high-quality mills and factories in the world as the leading luxury brands. We believe most customers have different shapes and sizes, so we plan to offer multiple fits for our products. We sidestep the middleman and sell our products ourselves, allowing us to offer top-tier quality without the standard retail markup.

Our suits are expected to range from $295 to $495; similar quality brands produced at the same factories wholesale for approximately $300 to $600 and retail for $600 to $1,200. Our dress shirts will range $55 to $65, similar quality brands produced at the same factories wholesale for approximately $50 to $75 and retail for $95 to $150. Our casual pants will range $85 to $109, similar quality brands produced at the same factories wholesale for approximately $85 to $115 and retail for $175 to $250.

We anticipate rolling out the ACE Studios brand in the second quarter of 2023 as a digitally native first brand.

Sales and Distribution

Bailey products are distributed through wholesale and direct-to-consumer channels. The wholesale channel includes premium department stores, select independent boutiques and third-party online stores. H&J products are currently sold solely through direct-to-consumer, via their three showrooms. The three showrooms are located in Dallas, Houston and New Orleans. We expect to open additional showrooms in the future. We believe that we can sell our other menswear products and brands in the H&J showrooms. Since all the product is custom made, there is no old stock to sell off.

Stateside and Sundry products are distributed through wholesale and direct-to-consumer channels includes premium department stores and national chains, select independent boutiques and third-party online stores.

DSTLD products have historically been sold solely direct-to-consumer, via our website. We started offering DSTLD products through a wholesale channel in October 2020. We intend to leverage the Bailey sales force to sell DSTLD products into their select independent boutiques and select department stores. We believe that we can increase the brand awareness, new customer acquisition and revenue by leveraging the Bailey independent boutiques. We will start selling old season stock through selected off-price retailers, with additional sales expected to be generated through specifically-cut product for select off-price retailers.

As of December 31, 2022, products are distributed through 75+ doors at major department stores, over 350 points of sale at boutique stores and several major e-commerce multi-brand platform wholesale customers.

We do not have material terms or arrangements with our third-party distributors. As is customary in the wholesale side of the retail apparel industry, we work with the wholesale buyers for every product collection and season to develop a purchase order based on quantities, pricing, profit margin and any future mark- down agreements. Historically, these factors are driven by the wholesale buyer’s belief of how well they think the product will sell at their stores. For example, if the collection is considered very strong by the wholesale buyer, we usually achieve higher quantities, higher margins and lower future markdown guarantees. Conversely, when the wholesale buyer considers the collection to be weak, we experience lower quantities, lower margins and higher mark-down guarantees.

Our direct-to-consumer channels include our own website. Old season stock is sold through selected off- price retailers, with additional sales generated through specifically cut product for select off-price retailers.

All of our DSTLD, Bailey, Stateside and Sundry sellable products are stored at our corporate warehouse and distribution center in Vernon, CA, which also houses our corporate office. In addition to storing product, we also receive and process new product deliveries, process and ship outbound orders, and process and ship customer returns in this same facility.

All of H&J product is sent directly to the showroom, clothier or customer from our custom tailor vendors. If goods are received to our showrooms or clothiers, we arrange pickups without the end customer. They also receive and process new product deliveries, process and ship outbound orders, and process and ship customer returns through their showrooms or clothiers.

We offer free shipping and returns above to all our customers in the United States. We also offer customers the option to upgrade to 2-Day or Overnight Shipping for an additional cost.

Design and Development

Our products are designed at headquarters of each brand, which are in in Los Angeles, CA and Dallas, TX in the top floor of H&J’s showroom. Each brand’s design efforts are supported by well-established product development and production teams. The continued collaboration between design and merchandising ensures it responds to consumer preferences and market trends with new innovative product offerings while maintaining its core fashion foundation. In-house design and production teams in Los Angeles perform development of the sample line allowing for speed to market, flexibility and quality of fit.

We are engaged in analyzing trends, markets, and social media feedback along with utilizing historical data and industry tools to identify essential styles and proper replenishment timing and quantities.

We hired a new head designer for DSTLD Men’s in December 2019 and contracted with a third-party designer for DSTLD Women’s in June 2020. We also contracted with a third-party designer for Bailey in June 2020.

We rely on a limited number of suppliers to provide our finished products, so we can aggregate pricing power. As we continue to increase our volumes, we will source additional factories to spread out our risks.

While we have developed long-standing relationships with a number of our suppliers and manufacturing sources and take great care to ensure that they share our commitment to quality and ethics, we do not have any long-term term contracts with these parties for the production and supply of our fabrics and products. We require that all of our manufacturers adhere to a vendor code of ethics regarding social and environmental sustainability practices. Our product quality and sustainability team partners with leading inspection and verification firms to closely monitor each supplier’s compliance with applicable laws and our vendor code of ethics.

Currently, our Bailey, DSTLD and Stateside and Sundry products are shipped from our suppliers to our distribution center in Los Angeles, CA which currently handles all our warehousing, fulfillment, outbound shipping and returns processing. Our Sundry products will be shipped from our suppliers to our distribution center in Los Angeles, CA which will handle all our warehousing, fulfillment, outbound shipping and returns processing. In 2023, we will review maintaining our own distribution centers versus using a third-party solution. For Harper & Jones, finished product is shipped to either the Company’s headquarters in Dallas Texas, or directly to one of their showroom locations.

For Harper & Jones, finished product is shipped to either the Company’s headquarters in Dallas Texas, or directly to one of their showroom locations.

Product Suppliers: Sourcing and Manufacturing

We work with apparel manufacturers in North America, Asia and Europe. We work with full package suppliers, which supply fabric, trims, along with cut/sew/wash services, only invoicing us for the final full cost of each garment. In Los Angeles, we also work with several local trim, fabric and garment dye houses to create garments for Stateside. This allows us the ability to maximize cash flows and optimize operations. We do not have long-term written contracts with manufacturers, though we have long-standing relationships with a diverse base of vendors.

We do not own or operate any manufacturing facilities and rely solely on third-party contract manufacturers operating primarily in Europe, United States, and the Asia Pacific region for the production of our products depending on the brand. All of our contract manufacturers are evaluated for quality systems, social compliance and financial strength by our internal teams prior to being selected and on an ongoing basis. Where appropriate, we strive to qualify multiple manufacturers for particular product types and fabrications.

All of our garments are produced according to each brand’s specifications and requires that all of manufacturers adhere to strict regulatory compliance and standards of conduct. The vendors’ factories are monitored by each brand’s production team to ensure quality control, and they are monitored by independent third-party inspectors we employ for compliance with local manufacturing standards and regulations on an annual basis. We also monitor our vendors’ manufacturing facilities regularly, providing technical assistance and performing in-line and final audits to ensure the highest possible quality.

We source our products from a variety of domestic and international manufacturers. When deciding which factory to source a specific product from, we take into account the following factors:

•	Cost of garment

•	Retail price for end consumer

•	Production time

•	Minimum order quantity

•	Shipping/delivery time

•	Payment terms

By taking all of these into consideration, we can focus on making sure we have access to in-demand and high quality products available for sale to our customer at the competitive price points and sustainable margins for our business.

Marketing

We believe marketing is a critical element in creating brand awareness and an emotional connection, as well as driving new customer acquisition and retention. Each brand has their own in-house marketing department, which creates and produces marketing initiatives specific to each marketing channel and based on the specific purpose, such as acquisition, retention or brand building. We also have an in-house marketing team at the DBG portfolio level, which reviews these brand initiatives, develops and helps initiate cross merchandising strategies, manages the data analytics and negotiates contracts using all our brands to lower the cost.

Our goal at the brand and the portfolio level is to increase brand awareness and reach, customer engagement, increase new customer conversion and repurchase rates and average order size. We utilize a multi- pronged marketing strategy to connect with our customers and drive traffic to our online platform, comprised of the following:

Customer Acquisition Marketing

Paid Social Media Marketing: This is our primary customer acquisition channel, and it is composed almost entirely of paid Facebook and Instagram marketing. We believe our core customers rely on the opinions of their peers, often expressed through social media, Social media platforms are viral marketing platforms that allow our brands to communicate directly with our customers while also allowing customers to interact with us and provide feedback on our products and service. We make regular posts highlighting new products, brand stories, and other topics and images we deem “on brand”. By being a verified brand, our followers can shop products directly from our posts. We are also able to link to products in the stories feature.

Affiliate Marketing: With select online publications and influencers, we’ve sought to establish CPA or revenue sharing agreements. We believe these agreements are effective in incentivizing influencers or media to push our product and allowing us to only pay partners based on performance.

Email Marketing: We utilize email marketing to build awareness and drive repeat purchases. We believe this can be the most personalized customer communication channel for our brands, and therefore should continue to be one of our highest performing channels. We use an email service provider that enables us to send out a variety of promotional, transactional, and retargeting emails, with the main goal of driving increased site traffic and purchases. We maintain a database through which we track and utilize key metrics such as customer acquisition cost, lifetime value per customer, cost per impression and cost per click.

Retargeting: We engage the services of certain retargeting engines that allow us to dynamically target our visitors on third-party websites via banner/content ads.

Content Marketing: We use content marketing platforms that allow us to serve up native ads in the form of articles promoting our brand story and specific products.

Search Engine Optimization: This is the process of maximizing the number of visitors to our website by increasing our rankings in the search results on internet search engines. This is done by optimizing our onsite content, by making sure our pages, titles, tags, links, and blog content is structured to increase our search results on certain keywords, and our offsite content, which is the number of external websites linking to our website, usually through press articles and other advertising channels.

Print Advertising: We also intend to utilize print advertisements in magazines or billboards in major metropolitan areas to drive increased site traffic and brand awareness.

Video / Blog Content: We plan to offer videos and blog posts as a way to engage and educate the customer on our brands, how to wear different looks and styles, and create confidence and trust between our brands and customers. Videos and blog posts will include interviews with our designers, a behind-the- scenes look at how products are made, features of other artists or creatives, and photo shoots.

Retail Stores: We have successfully tested retail “pop ups” in the past. These “pop ups” have resulted in higher average order value, significantly lower customer returns (even when the retail customer orders online at a later date), and higher repurchase rate and annual spend. We view these retail locations as a marketing strategy, similar to allocating funds towards digital/online marketing. We expect our pop ups to generate a small to break even profit, which is more than offset by any potential marketing costs to acquire those customers in another marketing channel.

As we grow the entire DBG portfolio, we will test “pop up” locations for specific brands, and also develop a multi-line pop up that incorporates our other brands into the “pop-up”. We believe this strategy should be cost effective given the number of store closures from COVID-19. We will determine whether a “pop up” or wholesale specialty boutique is the better option for each market and brand.

Instagram and Influencer Marketing

Instagram and influencer marketing is one of our largest initiatives. On a weekly basis, we reach out to and receive requests from tastemakers in fashion, lifestyle, and photography. We have developed a certain set of criteria for working with influencers (for example, engagement level, aesthetic, audience demographic) that have enabled us to garner impactful impressions. Our focus is not on the size of an account, but on creating organic relationships with influencers who are excited to tell our story. While most of our collaborations are compensated solely through product gifts, we also offer an affiliate commission of up to 20% through the influencer platform reward Style, which is the parent company of LiketoKnow.it, the first influencer platform to make Instagram shopable (users receive an email directly to their inbox with complete outfit details when they “Like” a photo with LiketoKnow.it technology).

Retail Locations

Currently, H&J has three showrooms located in Dallas, Houston and New Orleans. We plan to selectively open a number of selected additional H&J showrooms. We will also test opening a men’s multi- line showroom next to our H&J showrooms.

At the time of acquisition, Bailey 44 operated three retail locations in Southern California. All three locations were shut down in 2020 due to declining revenue and profitability.

Public Relations

To generate ongoing organic and word-of-mouth awareness, we intend to work with print and online media outlets to announce new products and develop timely news stories. We are in contact with leading fashion, business, and tech writers in order to capitalize on celebrity fashion features, e-commerce trend pieces, or general brand awareness articles. We may utilize outside agencies from time to time. We plan to visit the major fashion, tech, and news outlets in New York City on a quarterly basis to keep them up to date on our latest launches and any relevant company developments. We also plan to host local Los Angeles press at our office space.

Celebrity gifting

We approach celebrity gifting in a strategic, discerning manner. We have longstanding, personal relationships with the industries top stylists; we do not send clothing blindly or unsolicited. We have successfully placed clothing (and as a result, fashion press) on a number of well-known A-list celebrities.

Loyalty Program

We plan to develop and launch a company-wide loyalty program, which would include all our brands. Our customer loyalty program will be designed to engage and reward our customers in a direct and targeted manner, and to cross merchandise our portfolio brands to our customers. Customers will earn reward points that can be used to purchase products. We will also use loyalty point multipliers to create customer purchases, especially, which is a strategy beauty retailer have effectively used.

Competition

Our business depends on our ability to create consumer demand for our brands and products. We believe we are well-positioned to compete in the apparel, leather products and accessories segments by developing high quality, well designed products at competitive prices that are often below our competitor’s pricing. We focus on designing products that we hope exceed consumer expectations, which should result in retention and repurchases. We will invest in cross merchandising brands to customers through customized customer communications and personalized styles and looks utilizing products across all our portfolio brands, which we believe creates a competitive advantage for our brands versus single brands. As noted above, each of our brands has different competitors depending on product, quality and price point.

Government Regulation

Our business is subject to a number of domestic and foreign laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. These laws and regulations include federal and state consumer protection laws and regulations, which address, among other things, the privacy and security of consumer information, sending of commercial email, and unfair and deceptive trade practices.

Under applicable federal and state laws and regulations addressing privacy and data security, we must provide notice to consumers of our policies with respect to the collection and use of personal information, and our sharing of personal information with third parties, and notice of any changes to our data handling practices. In some instances, we may be obligated to give customers the right to prevent sharing of their personal information with third parties. Under applicable federal and state laws, we also are required to adhere to a number of requirements when sending commercial email to consumers, including identifying advertising and promotional emails as such, ensuring that subject lines are not deceptive, giving consumers an opportunity to opt-out of further communications and clearly disclosing our name and physical address in each commercial email. Regulation of privacy and data security matters is an evolving area, with new laws and regulations enacted frequently. For example, California recently enacted legislation that, among other things, will require new disclosures to California consumers, and afford such consumers new abilities to opt out of certain sales of personal information. In addition, under applicable federal and state unfair competition laws, including the California Consumer Legal Remedies Act, and U.S. Federal Trade Commission, or FTC, regulations, we must, and our network of influencers may be required to, accurately identify product offerings, not make misleading claims on our websites or in advertising, and use qualifying disclosures where and when appropriate. The growth and demand for eCommerce could result in more stringent domestic and foreign consumer protection laws that impose additional compliance burdens on companies that transact substantial business on the Internet.

Our international business is subject to additional laws and regulations, including restrictions on imports from, exports to, and services provided to persons located in certain countries and territories, as well as foreign laws and regulations addressing topics such as advertising and marketing practices, customs duties and taxes, privacy, data protection, information security and consumer rights, any of which might apply by virtue of our operations in foreign countries and territories or our contacts with consumers in such foreign countries and territories. Many foreign jurisdictions have laws, regulations, or other requirements relating to privacy, data protection, and consumer protection, and countries and territories are adopting new legislation or other obligations with increasing frequency.

In many jurisdictions, there is great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and eCommerce. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and eCommerce could result in significant additional obligations on our business or may necessitate changes to our business practices. These obligations or required changes could have an adverse effect on our cash flows and results of operations. Further, any actual or alleged failure to comply with any of these laws or regulations by us, our vendors or our network of influencers could hurt our reputation, brand and business, force us to incur significant expenses in defending against proceedings or investigations, distract our management, increase our costs of doing business, result in a loss of customers and suppliers and may result in the imposition of monetary penalties.

Employees

As of December 31, 2022, we had 58 employees, all of whom were full-time employees. We believe our relationship with our employees is good. None of our employees are currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relationship with our employees is strong.

Available Information

Our Internet address is https://www.digitalbrandsgroup.co. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this Annual Report on Form 10-K. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, including exhibits, proxy and information statements and amendments to those reports filed or furnished pursuant to Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available through the SEC’s Interactive Data Electronic Applications system at http://www.sec.gov. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

ITEM 1A.	RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, including our consolidated financial statements and related notes included elsewhere in this Form 10-K, before making an investment decision. If any of the following risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks related to our financial condition and business.

We have incurred significant net losses since our inception and cannot assure you that we will achieve or maintain profitable operations.

We have incurred significant net losses since inception. Our net loss was approximately $38.0 and $32.4 million for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, we had an accumulated deficit of $103.9 million. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, delays, and other unknown events, as well as the inflationary and potentially recessive economic environment.

We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake the acquisition and integration of different brands, incur expenses associated with maintaining compliance as a public company, and increased marketing and sales efforts to increase our customer base. These increased expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset increased operating expenses. If we are required to reduce our expenses, our growth strategy could be materially affected. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our product offerings and infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition.

If we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern.

We have incurred a net loss in each year since our inception and expect to incur losses in future periods as we continue to increase our expenses in order to grow our business. We have a working capital deficit of $32.3 million at December 31, 2022. These factors raise substantial doubt about our Company’s ability to continue as a going concern. If we are unable to obtain adequate funding or if we are unable to grow our revenue substantially to achieve and sustain profitability, we may not be able to continue as a going concern. The report of our independent registered public accounting firm for the year ended December 31, 2022 included herein contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations.

If we are unable to raise additional capital when required or on acceptable terms, we will be required to significantly delay, scale back or restrict our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

The amount and timing of our future funding requirements depends on many factors, including

•	The timing and cost of potential future acquisitions;

•	Integration of the businesses that we have acquired or may acquire in the future;

•	The hiring of additional management and other personnel as we continue to grow; and

•	Any costs associated with any build-out and opening of showrooms, as needed, for certain of our brands,

We cannot be certain that additional funding will be available on acceptable terms, or at all. In addition, we have in the past and may in the future be restricted or limited by our current outstanding indebtedness on our ability to enter into additional indebtedness and any future debt financing based upon covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions.

Widespread outbreak of an illness or any other public health crisis, including the recent coronavirus (COVID-19) global pandemic, could materially and adversely affect, and has materially and adversely affected, our business, financial condition and results of operations.

Our business has been, and will continue to be, impacted by the effects of the COVID-19 global pandemic in countries where our suppliers, third-party service providers or consumers are located. These effects include recommendations or mandates from governmental authorities to close businesses, limit travel, avoid large gatherings or to self-quarantine, as well as temporary closures and decreased operations of the facilities of our suppliers, service providers and customers. The impacts on us have included, and in the future could include, but are not limited to:

•	significant uncertainty and turmoil in global economic and financial market conditions causing, among other things: decreased consumer confidence and decreased consumer spending, now and in the mid and long-term. Specifically, COVID has impacted our business in several ways, including store closings, supply chain disruptions and delivery delays, meaningfully lower net revenue, furloughs and layoffs of 52 employees and increased costs to operate our warehouse to ensure a healthy and safe work environment. Approximately 220 boutique stores where we sold our products closed temporarily and permanently in 2020 and into 2021, representing a reduction in approximately 40% of such stores prior to COVID. Additionally, approximately 40 department stores that carried our products have closed as well, representing a reduction of approximately 35% of such stores prior to COVID. We do not anticipate the department stores will open those stores back up, and we do not anticipate a majority of the closed boutique stores will reopen. We also waited to hire a new Creative Director until the summer, once we knew that stores would open back up at some capacity. This delay in hiring a new designer also impacted the first half of 2021.

•	inability to access financing in the credit and capital markets at reasonable rates (or at all) in the event we, or our suppliers find it desirable to do so, increased exposure to fluctuations in foreign currency exchange rates relative to the U.S. Dollar, and volatility in the availability and prices for commodities and raw materials we use for our products and in our supply chain. Specifically, the pandemic shut down our supply chain for several months in 2020, and delayed deliveries throughout the year.

•	inability to meet our consumers’ needs for inventory production and fulfillment due to disruptions in our supply chain and increased costs associated with mitigating the effects of the pandemic caused by, among other things: reduction or loss of workforce due to illness, quarantine or other restrictions or facility closures, scarcity of and/or increased prices for raw materials, scrutiny or embargoing of goods produced in infected areas, and increased freight and logistics costs, expenses and times; failure of third parties on which we rely, including our suppliers, customers, distributors, service providers and commercial banks, to meet their obligations to us or to timely meet those obligations, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties, including business failure or insolvency and collectability of existing receivables; and

•	significant changes in the conditions in markets in which we do business, including quarantines, governmental or regulatory actions, closures or other restrictions that limit or close our operating and manufacturing facilities and restrict our employees’ ability to perform necessary business functions, including operations necessary for the design, development, production, distribution, sale, marketing and support of our products. Specifically, we had to furlough and layoff a significant amount of employees to adjust to our lower revenues.

Any of these impacts could place limitations on our ability to execute on our business plan and materially and adversely affect our business, financial condition and results of operations. We continue to monitor the situation and may adjust our current policies and procedures as more information and guidance become available regarding the evolving situation. The impact of COVID-19 may also exacerbate other risks discussed in this “Risk Factors” section, any of which could have a material effect on us. This situation is changing rapidly and additional impacts may arise that we are not aware of currently.

If our efforts to locate desirable targets are unsuccessful or if we are unable to acquire desirable companies on commercially reasonable terms , we may not be able to grow the business and our revenues and operating results will be adversely affected.

One of our principal growth strategies has been and continues to be is to grow our business and increase our revenue through the acquisition of additional businesses within our industry. It may be difficult for us to identify desirable companies to acquire. We may face competition in our pursuit to acquire additional businesses, which could limit the number of available companies for sale and may lead to higher acquisition prices. When we identify desirable companies, their owners may not be willing to sell their companies at all or on terms that we have determined to be commercially reasonable. If our efforts to locate and acquire desirable companies on terms that are acceptable to us are not successful, our revenues and operating results may be adversely affected.

We may not be able to successfully integrate future acquisitions or generate sufficient revenues from future acquisitions, which could cause our business to suffer.

A significant part of our grown strategy is acquiring additional businesses. If we buy a company or a division of a company in the future, there can be no assurance that we will be able to profitably manage such business or successfully integrate such business without substantial costs, delays or other operational or financial problems. Acquisitions also may require us to spend a substantial portion of our available cash, incur debt or other liabilities, amortize expenses related to intangible assets, incur write-offs of goodwill or other assets or obligate us to issue a substantial number of shares of our capital stock, which would result in dilution for our existing stockholders. There can be no assurance that the businesses we acquire in the future will achieve anticipated revenues or earnings. Additionally:

•	the key personnel of the acquired business may decide not to work for us;

•	changes in management at an acquired business may impair its relationships with employees and customers;

•	we may be unable to maintain uniform standards, controls, procedures and policies among acquired businesses;

•	we may be unable to successfully implement infrastructure, logistics and systems integration;

•	we may be held liable for legal claims (including environmental claims) arising out of activities of the acquired businesses prior to our acquisitions, some of which we may not have discovered during our due diligence, and we may not have indemnification claims available to us or we may not be able to realize on any indemnification claims with respect to those legal claims;

•	we will assume risks associated with deficiencies in the internal controls of acquired businesses;

•	we may not be able to realize the cost savings or other financial benefits we anticipated;

•	we may be unable to successfully scale an acquired business; and

•	our ongoing business may be disrupted or receive insufficient management attention.

Some or all of these factors could have a material adverse effect on our business, financial condition and results of operations. Moreover, we may not benefit from our acquisitions as we expect, or in the time frame we expect. In the apparel industry, differing brands are used to reach different market segments and capture new market share. However, not every brand deployment is successful. In addition, integrating an acquired business or technology is risky. We may incur significant costs acquiring, developing, and promoting new brands only to have limited market acceptance and limited resulting sales. If this occurs, our financial results may be negatively impacted and we may determine it is in the best interest of the company to no longer support that brand. If a new brand does not generate sufficient revenues or if we are unable to efficiently manage our expanded operations, our results of operations will be adversely affected. Finally, acquisitions could be viewed negatively by analysts, investors or our customers.

In addition, we may not be successful in acquiring businesses and may expend time and expenses in connection with failed acquisitions. For example, the closing of the Acquisition with Sundry is subject to customary closing conditions and financing and there is no assurance that we will be able to complete the Acquisition. In addition to such time and expenses, public announcement of a failed acquisition could also negatively impact the trading price of our common stock.

We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them.

We may be subject to claims or liabilities arising from the ownership or operation of acquired businesses for the periods prior to our acquisition of them, including environmental, warranty, workers’ compensation and other employee-related and other liabilities and claims not covered by insurance. These claims or liabilities could be significant. Our ability to seek indemnification from the former owners of our acquired businesses for these claims or liabilities may be limited by various factors, including the specific time, monetary or other limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy our indemnification claims. In addition, insurance companies may be unwilling to cover claims that have arisen from acquired businesses or locations, or claims may exceed the coverage limits that our acquired businesses had in effect prior to the date of acquisition. If we are unable to successfully obtain insurance coverage of third-party claims or enforce our indemnification rights against the former owners, or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, we could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect our financial condition and results of operations.

Our ability to acquire additional businesses may require issuances of our common stock and/or debt financing that we may be unable to obtain on acceptable terms.

The timing, size and success of our acquisition efforts and the associated capital commitments cannot be readily predicted. We intend to use our common stock, cash, debt and borrowings under our credit facility, if necessary, as consideration for future acquisitions of companies. The issuance of additional common stock in connection with future acquisitions may be dilutive to holders of shares of common stock. In addition, if our common stock does not maintain a sufficient market value or potential acquisition candidates are unwilling to accept common stock as part of the consideration for the sale of their businesses, we may be required to use more of our cash resources, including obtaining additional capital through debt financing. However, there can be no assurance that we will be able to obtain financing if and when it is needed or that it will be available on terms that we deem acceptable. As a result, we may be unable to pursue our acquisition strategy successfully, which may prevent us from achieving our growth objectives.

We have an amount of debt which may be considered significant for a company of our size which could adversely affect our financial condition and our ability to react to changes in our business.

As of December 31, 2022, we had an aggregate principal amount of debt outstanding of approximately $15.4 million.

We believe this is an amount of indebtedness which may be considered significant for a company of our size and current revenue base.

Our substantial debt could have important consequences to us. For example, it could:

•	make it more difficult for us to satisfy our obligations to the holders of our outstanding debt, resulting in possible defaults on and acceleration of such indebtedness;

•	require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

•	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations;

•	place us at a competitive disadvantage to our competitors with proportionately less debt for their size;

•	limit our ability to refinance our existing indebtedness or borrow additional funds in the future;

•	limit our flexibility in planning for, or reacting to, changing conditions in our business; and

•	limit our ability to react to competitive pressures or make it difficult for us to carry out capital spending that is necessary or important to our growth strategy.

Any of the foregoing impacts of our substantial indebtedness could have a material adverse effect on our business, financial condition and results of operations.

We are currently in technical default under certain of our outstanding indebtedness. In addition, we may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

We issued a promissory note in the principal amount of $4,500,000 pursuant to the Bailey acquisition. Upon the IPO closing in May 2021, we repaid $1,000,000 of the outstanding principal on this note in May 2021. In August 2021, the maturity date was further extended to December 31, 2022. We are required to make prepayments of $2,000,000 to $4,000,000 if we complete a secondary public offering. If a public offering is not consummated before October 31, 2021 and June 30, 2022, we were obligated to repay 10% of the outstanding principal at each date. We did not make any payments in October 2021, and the lender agreed to defer these payments to the maturity date of the loan, December 31, 2022. However, no payments have been made - while the parties are undergoing an extension of the maturity date, the note is in technical default. In addition, we issued promissory notes in the aggregate principal amount of $5,500,000 pursuant to the Sundry acquisition with a maturity date of February 15, 2023. However no payments have been made and the notes are in technical default. If such holders enforce their rights in connection with such defaults and achieve a default judgement, this may also result in the acceleration of or default under any other debt to which a cross-acceleration or cross-default provision applies. We are currently unable to repay or refinance these borrowings so any such action by these lenders could force us into bankruptcy or liquidation.

In addition, our ability to make scheduled payments on our indebtedness or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors we face as described in this section, many of which may be beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or planned growth objectives, seek to obtain additional equity capital or restructure our indebtedness. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In addition, the recent worldwide credit crisis could make it more difficult for us to refinance our indebtedness on favorable terms, or at all.

In the absence of such operating results and resources, we may be required to dispose of material assets to meet our debt service obligations. We may not be able to consummate those sales, or, if we do, we will not control the timing of the sales or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

Our results of operations have been and could be in the future adversely affected as a result of asset impairments.

Our results of operations and financial condition have been and could be in the future adversely affected by impairments to goodwill, other intangible assets, receivables, long-lived assets or investments. For example, when we acquire a business, we record goodwill in an amount equal to the amount we paid for the business minus the fair value of the net tangible assets and other identifiable intangible assets of the acquired business. Goodwill and other intangible assets that have indefinite useful lives cannot be amortized, but instead must be tested at least annually for impairment. As a result of our acquisitions of Sundry, Stateside, H&J and Bailey, our goodwill and intangible assets as of December 31, 2022 were $10.1 and $14.4 million, respectively. During the years ended December 31, 2022 and 2021, we recorded impairment expense of $15.5 million and $3.4 million pertaining to the goodwill and intangible assets of Bailey and H&J. Any future impairments, including impairments of goodwill, intangible assets, long- lived assets or investments, could have a material adverse effect on our financial condition and results of operations for the period in which the impairment is recognized.

If we fail to effectively manage our growth, our business, financial condition and operating results could be harmed.

We have grown and expect to continue to grow rapidly and to effectively manage our growth, we must continue to implement our operational plans and strategies, improve our business processes, improve and expand our infrastructure of people and information systems, and expand, train and manage our employee base. Since our inception and as a result of our acquisitions, we have rapidly increased our employee headcount across our organization to support the growth of our business. To support continued growth, we must effectively integrate, develop and motivate a large number of new employees while maintaining our corporate culture. We face significant competition for personnel. To attract top talent, we have had to offer, and expect to continue to offer, competitive compensation and benefits packages before we can validate the productivity of new employees. We may also need to increase our employee compensation levels to remain competitive in attracting and retaining talented employees. The risks associated with a rapidly growing workforce will be particularly acute as we choose to expand into new merchandise categories and internationally. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate new hires, our efficiency, our ability to meet forecasts and our employee morale, productivity and retention could suffer, which may have an adverse effect on our business, financial condition and operating results.

We are also required to manage numerous relationships with various vendors and other third parties.

Further growth of our operations, vendor base, fulfillment center, information technology systems or internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition and operating results may be adversely affected.

If we are unable to anticipate and respond to changing customer preferences and shifts in fashion and industry trends in a timely manner, our business, financial condition and operating results could be harmed.

Our success largely depends on our ability to consistently gauge tastes and trends and provide a diverse and balanced assortment of merchandise that satisfies customer demands in a timely manner. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in demand for our products or for products of our competitors, our failure to accurately forecast acceptance of new products, product introductions by competitors, unanticipated changes in general market conditions, and weakening of economic conditions or consumer confidence in future economic conditions. We typically enter into agreements to manufacture and purchase our merchandise in advance of the applicable selling season and our failure to anticipate, identify or react appropriately, or in a timely manner to changes in customer preferences, tastes and trends or economic conditions could lead to, among other things, missed opportunities, excess inventory or inventory shortages, markdowns and write-offs, all of which could negatively impact our profitability and have a material adverse effect on our business, financial condition and operating results. Failure to respond to changing customer preferences and fashion trends could also negatively impact the image of our brands with our customers and result in diminished brand loyalty.

Our business depends on our ability to maintain a strong portfolio of brands and engaged customers. We may not be able to maintain and enhance our existing brand portfolio if we receive customer complaints, negative publicity or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, operating results and growth prospects.

Our ability to acquire or offer new brands and maintain and enhance the appeal of our existing brands is critical to expanding our base of customers. A significant portion of our customers’ experience depends on third parties outside of our control, including vendors, suppliers and logistics providers such as FedEx, UPS and the U.S. Postal Service. If these third parties do not meet our or our customers’ expectations, including timely delivery of our products, or if they increase their rates, our business may suffer irreparable damage or our costs may increase. Also, if we fail to promote and maintain our brands, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially adversely affected. We anticipate that as our market becomes increasingly competitive, our ability to acquire or offer new brands and to maintain and enhance our existing brands may become increasingly difficult and expensive and will depend largely on our ability to provide high quality products to our customers and a reliable, trustworthy and profitable sales channel to our vendors, which we may not do successfully.

Customer complaints or negative publicity about our sites, products, product delivery times, customer data handling and security practices or customer support, especially on blogs, social media websites and our sites, could rapidly and severely diminish consumer use of our sites and consumer and supplier confidence in us and result in harm to our brands.

An economic downturn or economic uncertainty in the United States may adversely affect consumer discretionary spending and demand for our products.

Our operating results are affected by the relative condition of the United States economy as many of our products may be considered discretionary items for consumers. Our customers may reduce their spending and purchases due to job loss or fear of job loss, foreclosures, bankruptcies, higher consumer debt and interest rates, reduced access to credit, falling home prices, increased taxes, and/or lower consumer confidence. Consumer demand for our products may not reach our targets, or may decline, when there is an economic downturn or economic uncertainty. Current, recent past, and future conditions may also adversely affect our pricing and liquidation strategy; promotional activities, product liquidation, and decreased demand for consumer products could affect profitability and margins. Any of the foregoing factors could have a material adverse effect on our business, results of operations, and financial condition.

Additionally, many of the effects and consequences of U.S. and global financial and economic conditions could potentially have a material adverse effect on our liquidity and capital resources, including the ability to raise additional capital, if needed, or could otherwise negatively affect our business and financial results. For example, global economic conditions may also adversely affect our suppliers’ access to capital and liquidity with which to maintain their inventory, production levels, and product quality and to operate their businesses, all of which could adversely affect our supply chain. Market instability could make it more difficult for us and our suppliers to accurately forecast future product demand trends, which could cause us to carry too much or too little merchandise in various product categories.

We operate in highly competitive markets and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue.

The markets in which we compete are highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share, or a failure to grow or maintain our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of apparel, including large, diversified apparel companies with substantial market share and strong worldwide brand recognition. Many of our competitors, including Vince, James Perse, Rag & Bone, Madewell, AG, FRAME, All Saints, Zegna and Ralph Lauren, have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution, and other resources than we do.

As a result, these competitors may be better equipped than we are to influence consumer preferences or otherwise increase their market share by:

•	quickly adapting to changes in customer requirements or consumer preferences;

•	discounting excess inventory that has been written down or written off;

•	devoting resources to the marketing and sale of their products, including significant advertising campaigns, media placement, partnerships and product endorsement; and

•	engaging in lengthy and costly intellectual property and other disputes.

Our inability to compete successfully against our competitors and maintain our gross margin could have a material adverse effect on our business, financial condition and results of operations.

Use of social media and influencers may materially and adversely affect our reputation or subject us to fines or other penalties.

We use third-party social media platforms as, among other things, marketing tools. We also maintain relationships with many social media influencers and engage in sponsorship initiatives. As existing e-commerce and social media platforms continue to rapidly evolve and new platforms develop, we must continue to maintain a presence on these platforms and establish presences on new or emerging popular social media platforms. If we are unable to cost-effectively use social media platforms as marketing tools or if the social media platforms we use change their policies or algorithms, we may not be able to fully optimize such platforms, and our ability to maintain and acquire customers and our financial condition may suffer.

Furthermore, as laws and regulations and public opinion rapidly evolve to govern the use of these platforms and devices, the failure by us, our employees, our network of social media influencers, our sponsors or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms and devices or otherwise could subject us to regulatory investigations, class action lawsuits, liability, fines or other penalties and have a material adverse effect on our business, financial condition and operating results.

In addition, an increase in the use of social media for product promotion and marketing may cause an increase in the burden on us to monitor compliance of such materials, and increase the risk that such materials could contain problematic product or marketing claims in violation of applicable regulations. For example, in some cases, the FTC has sought enforcement action where an endorsement has failed to clearly and conspicuously disclose a financial relationship or material connection between an influencer and an advertiser.

We do not prescribe what our influencers post, and if we were held responsible for the content of their posts or their actions, we could be fined or forced to alter our practices, which could have an adverse impact on our business.

Negative commentary regarding us, our products or influencers and other third parties who are affiliated with us may also be posted on social media platforms and may be adverse to our reputation or business. Influencers with whom we maintain relationships could engage in behavior or use their platforms to communicate directly with our customers in a manner that reflects poorly on our brand and may be attributed to us or otherwise adversely affect us. It is not possible to prevent such behavior, and the precautions we take to detect this activity may not be effective in all cases. Our target consumers often value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate, without affording us an opportunity for redress or correction.

If we fail to retain existing customers, or fail to maintain average order value levels, we may not be able to maintain our revenue base and margins, which would have a material adverse effect on our business and operating results.

A significant portion of our net sales are generated from sales to existing customers. If existing customers no longer find our offerings appealing, or if we are unable to timely update our offerings to meet current trends and customer demands, our existing customers may make fewer or smaller purchases in the future. A decrease in the number of our customers who make repeat purchases or a decrease in their spending on the merchandise we offer could negatively impact our operating results. Further, we believe that our future success will depend in part on our ability to increase sales to our existing customers over time, and if we are unable to do so, our business may suffer. If we fail to generate repeat purchases or maintain high levels of customer engagement and average order value, our growth prospects, operating results and financial condition could be materially adversely affected.

We purchase inventory in anticipation of sales, and if we are unable to manage our inventory effectively, our operating results could be adversely affected.

Our business requires us to manage a large volume of inventory effectively. We regularly add new apparel, accessories and beauty styles to our sites, and we depend on our forecasts of demand for and popularity of various products to make purchase decisions and to manage our inventory of stock- keeping units, or SKUs. Demand for products, however, can change significantly between the time inventory is ordered and the date of sale. Demand may be affected by seasonality, new product launches, rapid changes in product cycles and pricing, product defects, promotions, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our consumers may not purchase products in the quantities that we expect.

It may be difficult to accurately forecast demand and determine appropriate levels of product. We generally do not have the right to return unsold products to our suppliers. If we fail to manage our inventory effectively or negotiate favorable credit terms with third-party suppliers, we may be subject to a heightened risk of inventory obsolescence, a decline in inventory values, and significant inventory write-downs or write-offs. In addition, if we are required to lower sale prices in order to reduce inventory level or to pay higher prices to our suppliers, our profit margins might be negatively affected. Any failure to manage owned brand expansion or accurately forecast demand for owned brands could adversely affect growth, margins and inventory levels. In addition, our ability to meet customer demand has been and may be in the future negatively impacted by disruptions in the supply chain from a number of factors, including, for example, the COVID-19 coronavirus outbreak in China. The COVID-19 coronavirus has and is expected to continue to impact our supply chain and may delay or prevent the manufacturing or transport of product. Any of the above may materially and adversely affect our business, financial condition and operating results.

Merchandise returns could harm our business.

We allow our customers to return products, subject to our return policy. If the rate of merchandise returns increases significantly or if merchandise return economics become less efficient, our business, financial condition and operating results could be harmed. Further, we modify our policies relating to returns from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. From time to time our products are damaged in transit, which can increase return rates and harm our brands.

We rely on third-party suppliers and manufacturers to provide raw materials for and to produce our products, and we have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We rely on third-party suppliers primarily located outside of the United States to provide raw materials for our products. In addition, we do not own or operate any manufacturing facilities and rely solely on unaffiliated manufacturers primarily located outside the United States to manufacture our products. Increases in the costs of labor and other costs of doing business in these countries could significantly increase our costs to produce our products and could have a negative impact on our operations, net revenue, and earnings. In addition, certain of our manufacturers are subject to government regulations related to wage rates, and therefore the labor costs to produce our products may fluctuate. Factors that could negatively affect our business include a potential significant revaluation of the currencies used in these countries, which may result in an increase in the cost of producing products, labor shortages and stoppages and increases in labor costs, and difficulties in moving products manufactured out of the countries in which they are manufactured and through the ports in North America, whether due to port congestion, labor disputes, product regulations and/or inspections or other factors, and natural disasters or health pandemics. A labor strike or other transportation disruption affecting these ports could significantly disrupt our business. In addition, the imposition of trade sanctions or other regulations against products imported by us from, or the loss of “normal trade relations” status with any country in which our products are manufactured, could significantly increase our cost of products and harm our business. We may also experience increased costs in raw goods, transportation and labor. Additionally, we are also subject to global supply chain disruptions, which may include longer lead times for raw fabrics, inbound shipping and longer production times.

Supply chain issues have specifically impacted the following for our brands:

•	Increased costs in raw materials from fabric prices, which have increased 10% to 100% depending on the fabric, the time of year, and the origin of the fabric, as well as where the fabric is being shipped;

•	Increased cost per kilo to ship via sea or air, which has increased from 25% to 300% depending on the time of year and from the country we are shipping from;

•	Increased transit time via sea or air, which have increased by two weeks to two months; and

•	Increased labor costs for producing the finished goods, which have increased 5% to 25% depending on the country and the labor skill required to produce the goods.

The operations of our suppliers can be subject to additional risks beyond our control, including shipping delays, labor disputes, trade restrictions, tariffs and embargos, or any other change in local conditions. We may experience a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. We do not have any long-term supply contracts in place with any of our suppliers and we compete with other companies, including many of our competitors, for fabrics, raw materials, production and import quota capacity. We have occasionally received, and may in the future receive, shipments of products that fail to comply with our specifications or that fail to conform to our quality control standards. We have also received, and may in the future receive, products that are otherwise unacceptable to us or our customers. Under these circumstances, we may incur substantial expense to remedy the problems and may be required to obtain replacement products. If we fail to remedy any such problem in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. Additionally, if the unacceptability of our products is not discovered until after such products are purchased by our customers, our customers could lose confidence in our products or we could face a product recall. In such an event our brand reputation may be negatively impacted which could negatively impact our results of operations.

These and other factors beyond our control could result in our third-party suppliers and manufacturers being unable to fill our orders in a timely manner. If we experience significant increased demand, or we lose or need to replace an existing third- party supplier and manufacturer as a result of adverse economic conditions or other reasons, we may not be able to secure additional manufacturing capacity when required or on terms that are acceptable to us, or at all, or manufacturers may not be able to allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to find new third-party suppliers or manufacturers, we may encounter delays in production and added costs as a result of the time it takes to train our manufacturers on our methods, products and quality control standards. Moreover, it is possible that we will experience defects, errors, or other problems with their work that will materially affect our operations and we may have little or no recourse to recover damages for these losses. Any delays, interruption or increased costs in the supply of fabric or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower net revenues and net income both in the short and long term.

In addition to the foregoing, one of our subsidiary’s depends on two primary suppliers located in China and Turkey for the substantial portion of raw materials used in its products and the manufacture of these products, which makes it vulnerable to a disruption in the supply of its products. As a result, termination of these supply arrangements, an adverse change in the financial condition of these suppliers or an adverse change in their ability to manufacture and/or deliver desired products on a timely basis each could have a material adverse effect on our business, financial condition and results of operations.

Our sales and gross margins may decline as a result of increasing product costs and decreasing selling prices.

The fabrics used in our products include synthetic fabrics whose raw materials include petroleum-based products, as well as natural fibers such as cotton. Significant price fluctuations or shortages in petroleum or other raw materials can materially adversely affect our cost of net revenues.

In addition, the United States and the countries in which our products are produced or sold internationally have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty or tariff levels. Countries impose, modify and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards, and customs restrictions, could increase the cost or reduce the supply of products available to us or may require us to modify our supply chain organization or other current business practices, any of which could harm our business, financial condition and results of operations.

Our operations are currently dependent on a single warehouse and distribution center, and the loss of, or disruption in, the warehouse and distribution center and other factors affecting the distribution of merchandise could have a material adverse effect on our business and operations.

Our warehouse and fulfillment/distribution functions are currently primarily handled from a single facility in Vernon, California. Our current fulfillment/distribution operations are dependent on the continued use of this facility. Any significant interruption in the operation of the warehouse and fulfillment/ distribution center due to COVID-19 restrictions, natural disasters, accidents, system issues or failures, or other unforeseen causes that materially impair our ability to access or use our facility, could delay or impair the ability to distribute merchandise and fulfill online orders, which could cause sales to decline.

We also depend upon third-party carriers for shipment of a significant amount of merchandise directly to our customers. An interruption in service by these third-party carriers for any reason could cause temporary disruptions in business, a loss of sales and profits, and other material adverse effects.

Our sales and gross margins may decline as a result of increasing freight costs.

Freight costs are impacted by changes in fuel prices through surcharges, among other factors. Fuel prices and surcharges affect freight costs both on inbound freight from suppliers to the distribution center as well as outbound freight from the distribution center to stores/shops, supplier returns and third-party liquidators, and shipments of product to customers. The cost of transporting our products for distribution and sale is also subject to fluctuation due in large part to the price of oil. Because most of our products are manufactured abroad, our products must be transported by third parties over large geographical distances and an increase in the price of oil can significantly increase costs. Manufacturing delays or unexpected transportation delays can also cause us to rely more heavily on airfreight to achieve timely delivery to our customers, which significantly increases freight costs. Increases in fuel prices, surcharges, and other potential factors may increase freight costs. Any of these fluctuations may increase our cost of products and have an adverse effect on our margins, results of operations and financial condition.

Increases in labor costs, including wages, could adversely affect our business, financial condition and results of operations.

Labor is a significant portion of our cost structure and is subject to many external factors, including unemployment levels, prevailing wage rates, minimum wage laws, potential collective bargaining arrangements, health insurance costs and other insurance costs and changes in employment and labor legislation or other workplace regulation. From time to time, legislative proposals are made to increase the federal minimum wage in the United States, as well as the minimum wage in California and a number of other states and municipalities, and to reform entitlement programs, such as health insurance and paid leave programs. As minimum wage rates increase or related laws and regulations change, we may need to increase not only the wage rates of our minimum wage employees, but also the wages paid to our other hourly or salaried employees. Any increase in the cost of our labor could have an adverse effect on our business, financial condition and results of operations or if we fail to pay such higher wages we could suffer increased employee turnover. Increases in labor costs could force us to increase prices, which could adversely impact our sales. If competitive pressures or other factors prevent us from offsetting increased labor costs by increases in prices, our profitability may decline and could have a material adverse effect on our business, financial condition and results of operations.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information, and financial and other personally identifiable information of our customers and employees. The secure processing, maintenance, and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Advanced attacks are multi-staged, unfold over time, and utilize a range of attack vectors with military-grade cyber weapons and proven techniques, such as spear phishing and social engineering, leaving organizations and users at high risk of being compromised. The vast majority of data breaches, whether conducted by a cyber attacker from inside or outside of the organization, involve the misappropriation of digital identities and user credentials. These credentials are used to gain legitimate access to sensitive systems and high-value personal and corporate data. Many large, well-known organizations have been subject to cyber-attacks that exploited the identity vector, demonstrating that even organizations with significant resources and security expertise have challenges securing their identities. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of our operations, damage to our reputation, or a loss of confidence in our business, any of which could adversely affect our business, revenues, and competitive position.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our Chief Executive Officer and President, Mr. John “Hil” Davis. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

In addition, our continuing ability to attract and retain highly qualified personnel, especially employees with experience in the fashion and fitness industries, will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

If we cannot successfully protect our intellectual property, our business could suffer.

We rely on a combination of intellectual property rights, contractual protections and other practices to protect our brand, proprietary information, technologies and processes. We primarily rely on copyright and trade secret laws to protect our proprietary technologies and processes, including the algorithms we use throughout our business. Others may independently develop the same or similar technologies and processes, or may improperly acquire and use information about our technologies and processes, which may allow them to provide a service similar to ours, which could harm our competitive position. Our principal trademark assets include the registered trademarks “DSTLD”, “Bailey 44”, “ACE STUDIOS”, “STATESIDE” ad “SUNDRY” and our logos and taglines. Our trademarks are valuable assets that support our brand and consumers’ perception of our services and merchandise. We also hold the rights to the “www.digitalbrandsgroup.co”, www.dstld.com, “www.bailey44.com”, and www.harperandjones.com. Internet domain name and various related domain names, which are subject to Internet regulatory bodies and trademark and other related laws of each applicable jurisdiction. If we are unable to protect our trademarks or domain names, our brand recognition and reputation would suffer, we would incur significant expense establishing new brands and our operating results would be adversely impacted. Further, to the extent we pursue patent protection for our innovations, patents we may apply for may not issue, and patents that do issue or that we acquire may not provide us with any competitive advantages or may be challenged by third parties. There can be no assurance that any patents we obtain will adequately protect our inventions or survive a legal challenge, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are uncertain. We may be required to spend significant resources to monitor and protect our intellectual property rights, and the efforts we take to protect our proprietary rights may not be sufficient.

If the technology-based systems that give our customers the ability to shop with us online do not function effectively, our operating results could be materially adversely affected.

A substantial number of our customers currently shop with us through our e-commerce website and mobile application. Increasingly, customers are using tablets and smart phones to shop online with us and with our competitors and to do comparison shopping. Any failure on our part to provide an attractive, effective, reliable, user-friendly e-commerce platform that offers a wide assortment of merchandise with rapid delivery options and that continually meet the changing expectations of online shoppers could place us at a competitive disadvantage, result in the loss of sales, harm our reputation with customers, and could have a material adverse impact on our business and results of operations.

Organizations face growing regulatory and compliance requirements.

New and evolving regulations and compliance standards for cyber security, data protection, privacy, and internal IT controls are often created in response to the tide of cyber-attacks and will increasingly impact organizations. Existing regulatory standards require that organizations implement internal controls for user access to applications and data. In addition, data breaches are driving a new wave of regulation with stricter enforcement and higher penalties. Regulatory and policy-driven obligations require expensive and time-consuming compliance measures. The fear of non-compliance failed audits, and material findings has pushed organizations to spend more to ensure they are in compliance, often resulting in costly, one-off implementations to mitigate potential fines or reputational damage. Any substantial costs associated with failing to meet regulatory requirements, combined with the risk of fallout from security breaches, could have a material adverse effect on our business and brand.

Our failure to comply with trade and other regulations could lead to investigations or actions by government regulators and negative publicity.

The labeling, distribution, importation, marketing and sale of our products are subject to extensive regulation by various federal agencies, including the Federal Trade Commission, Consumer Product Safety Commission and state attorneys general in the U.S., as well as by various other federal, state, provincial, local and international regulatory authorities in the locations in which our products are distributed or sold. If we fail to comply with those regulations, we could become subject to significant penalties or claims or be required to recall products, which could negatively impact our results of operations and disrupt our ability to conduct our business, as well as damage our brand image with consumers. In addition, the adoption of new regulations or changes in the interpretation of existing regulations may result in significant unanticipated compliance costs or discontinuation of product sales and may impair the marketing of our products, resulting in significant loss of net revenues.

Any international operations are also subject to compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-bribery laws applicable to our operations. Although we have policies and procedures to address compliance with the FCPA and similar laws, there can be no assurance that all of our employees, agents and other partners will not take actions in violations of our policies. Any such violation could subject us to sanctions or other penalties that could negatively affect our reputation, business and operating results.

Our business is affected by seasonality.

Our business is affected by the general seasonal trends common to the retail apparel industry. This seasonality may adversely affect our business and cause our results of operations to fluctuate, and, as a result, we believe that comparisons of our operating results between different quarters within a single fiscal year are not necessarily meaningful and that results of operations in any period should not be considered indicative of the results to be expected for any future period.

Risks Related to our Common Stock

The price of our common stock has in the past and may in the future fluctuate substantially.

The market price of our common stock has in the past and could in the future be extremely volatile. From May 2021 to March 31, 2023, the high and low prices of our common stock as quoted on the NasdaqCM was $880 and $2.38, respectively (as appropriately adjusted for a 1-100 reverse stock split effected by the Company in November 2022). The future market price of our common stock may be significantly affected by factors, such as:

•	market conditions affecting the apparel industries;

•	quarterly variations in our results of operations;

•	changes in government regulations;

•	the announcement of acquisitions by us or our competitors;

•	changes in general economic and political conditions;

•	volatility in the financial markets;

•	results of our operations and the operations of others in our industry;

•	changes in interest rates;

•	threatened or actual litigation and government investigations;

•	the addition or departure of key personnel;

•	actions taken by our stockholders, including the sale or disposition of their shares of our common stock; and

•	differences between our actual financial and operating results and those expected by investors and analysts and changes in analysts’ recommendations or projections.

These and other factors may lower the market price of our common stock, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the public offering price.

Furthermore, in recent years the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of our common stock and materially affect the value of your investment.

In the past, securities class action litigation often has been instituted against companies following periods of volatility in the market price of their securities. This type of litigation, if directed at us, could result in substantial costs and a diversion of management’s attention and resources.

If we are not able to comply with the applicable continued listing requirements or standards of NasdaqCM, NasdaqCM could delist our common stock.

Our common stock is listed on the NasdaqCM. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

On May 31, 2022, we received a letter from the Listing Qualifications Staff (the “Staff”) of Nasdaq indicating that the bid price of our common stock had closed below $1.00 per share for 30 consecutive business days and, as a result, we are not in compliance with Nasdaq Listing Rule 5550(a)(2), which sets forth the minimum bid price requirement for continued listing on the Nasdaq Capital Market (the “Minimum Bid Requirement”).

Nasdaq’s notice has no immediate effect on the listing of common stock on Nasdaq. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were afforded a 180-calendar day grace period, through November 28, 2022, to regain compliance with the bid price requirement. Compliance can be achieved by evidencing a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days (but generally not more than 20 consecutive business days) during the 180-calendar day grace period.

If we do not regain compliance with the bid price requirement by November 28, 2022, we may be eligible for an additional 180-calendar day compliance period so long as it satisfies the criteria for initial listing on the Nasdaq Capital Market and the continued listing requirement for market value of publicly held shares and we provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. In the event we are not eligible for the second grace period, the Nasdaq staff will provide written notice that our Common Stock is subject to delisting; however, we may request a hearing before the Nasdaq Hearings Panel (the “Panel”), which request, if timely made, would stay any further suspension or delisting action by the Staff pending the conclusion of the hearing process and expiration of any extension that may be granted by the Panel.

On January 19, 2022, we received a letter from the Listing Qualifications Department of the Nasdaq notifying us that our common stock Market Value of Listed Securities (“MVLS”) had been below the minimum $35,000,000 required for continued inclusion as set forth in Nasdaq Listing Rule 5550(b)(2) (“MVLS Requirement”).

The letter also states that we would be provided 180 calendar days, or until July 18, 2022, to regain compliance with the MVLS Requirement (“Compliance Period”). If we did not regain compliance within the Compliance Period, we would receive a written notification from Nasdaq that our securities are subject to delisting. At that time, we may appeal the delisting determination to a Hearings Panel.

On July 21, 2022, we received a letter from Nasdaq stating that the Company has not regained compliance with the MVLS Standard, since our common stock was below the $35 million minimum MVLS requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MLVS Rule”) and had not been at least $35 million for a minimum of 10 consecutive business days at any time during the 180-day grace period granted to us.

Pursuant to the Letter, unless we requested a hearing to appeal this determination by 4:00 p.m. Eastern Time on July 28, 2022, our Common Stock would be delisted from The Nasdaq Capital Market, trading of our Common Stock would be suspended at the opening of business on August 1, 2022, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the our securities from listing and registration on Nasdaq.

On July 27, 2022, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Letter on July 21, 2022. The request for a hearing was granted and held on September 8, 2022. On September 21, 2022, the Nasdaq Listing Qualifications Panel (the “Hearings Panel”) granted the Company an extension until January 17, 2022, to demonstrate compliance with Listing Rule 5550(b)(1) to allow continued listing requirement of The Nasdaq Capital Market, conditioned upon achievement of certain milestones included in a plan of compliance which the Company previously submitted to the Hearings Panel. On November 29, 2022, Nasdaq formally notified the Company that it had regained compliance with the Bid Price Rule.

On November 3, 2022, Digital Brands Group, Inc. (the “Company”) received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s bid price had closed below $0.10 per share for the preceding ten consecutive trading days, in contravention of Nasdaq Listing Rule 5810(3)(A)(iii) and, as a result, the Nasdaq Hearings Panel (the “Panel”) would consider the deficiency as an additional basis for delisting.

Effective as of 5 pm EST on November 3, 2022, the Company implemented a reverse stock split at a ratio of 1-for-100 shares, which the Company believes will remedy both the $0.10 threshold price deficiency and the $1.00 bid price deficiency cited by the Staff. In order to evidence compliance with Nasdaq’s bid price criteria, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of 10 (though generally not more than 20) consecutive business days. As of the close of business on November 11, 2022, the Company had evidenced a closing bid price in excess of $1.00 per share for six consecutive business days.

On January 17, 2023, Digital Brands Group, Inc. (the “Company”) was notified by the Nasdaq Hearings Panel (the “Panel”) that the Company has evidenced compliance with all applicable requirements for continued listing on The Nasdaq Capital Market, including the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b). The Company remains subject to a “Panel Monitor,” as that term is defined by Nasdaq Listing Rule 5815(d)(4)(A), through January 17, 2024.

There can be no assurance that we will be successful in its efforts to maintain the Nasdaq listing. If our Common Stock and warrants cease to be listed for trading on the Nasdaq Capital Market, we would expect that our Common Stock and warrants would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist our common stock and warrants, it would be more difficult for our stockholders to dispose of our common stock or warrants and more difficult to obtain accurate price quotations on our common stock or warrants. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock or warrants are not listed on a national securities exchange.

If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, which could adversely affect the market price of our common stock.

We are not currently required to comply with Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make an assessment of the effectiveness of our internal control over financial reporting for that purpose. We have identified material weaknesses in our internal control over financial reporting. These material weaknesses relate to the fact that we do not maintain a comprehensive policies and procedures manual designed to establish internal controls over financial reporting to reduce the risk of publishing materially misstated financial statements, as well as define responsibilities and segregate incompatible duties to reduce the risk of unauthorized transactions.

We are in the process of taking steps intended to remedy these material weaknesses, and we will not be able to fully address these material weaknesses until these steps have been completed. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Controls and Procedures” for information regarding our remediation efforts.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. A material weakness is defined in the standards established by the Public Company Accounting Oversight Board (United States) as a deficiency, or an acquisition of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. We intend to begin the process of designing, implementing and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly and complex. If we fail to increase and maintain the number and expertise of our staff for our accounting and finance functions and to improve and maintain internal control over financial reporting adequate to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act of 2002, or the Sarbanes- Oxley Act, we may be unable to report our financial results accurately and prevent fraud. In addition, we cannot be certain that any such steps we undertake will successfully remediate the material weaknesses or that other material weaknesses and control deficiencies will not be discovered in the future. If our remediation efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately or on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause our stock price to decline. As a result of such failures, we could also become subject to investigations by NasdaqCM, the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, any of which could harm our reputation and financial condition and divert financial and management resources. Even if we are able to report our consolidated financial statements accurately and timely, if we do not make all the necessary improvements to address the material weaknesses, continued disclosure of our material weaknesses will be required in future filings with the SEC, which could reduce investor confidence in our reported results and our cause our stock price to decline.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our common stock may be less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. Those exemptions include, but are not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements in our periodic reports and proxy statements, and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. We have elected to adopt these reduced disclosure requirements. We may take advantage of these provisions until we are no longer an emerging growth company.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our most recent offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, reduced disclosure obligations regarding executive compensation. Furthermore, as long as we are neither a “large, accelerated filer” nor an “accelerated filer,” as a smaller reporting company, we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock in the market after this offering. These sales, or the perception that these sales might occur, could depress the market price of our common stock or make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Provisions in our sixth amended and restated certificate of incorporation and bylaws and under Delaware law could discourage a takeover that stockholders may consider favorable.

Our sixth amended and restated certificate of incorporation and amended and restated bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable because they, among other things:

•	establish a supermajority voting requirement of at least 66 2∕3% of the outstanding voting stock in order to amend certain provisions in our sixth amended and restated certificate of incorporation, which makes it more difficult for stockholders to eliminate anti- takeover provisions;

•	eliminate stockholder-initiated action by written consent in lieu of a meeting, which hampers the ability of stockholders to take action during the interim periods between annual meetings of stockholders; and

•	require the written request of stockholders holding an aggregate of 25% of shares of our common stock in order for stockholders to call a special meeting, which together with the elimination of stockholder action by written consent described above, makes it very difficult for stockholders to take action during the interim periods between annual meetings of stockholders.

As a Delaware corporation, we are also subject to the Delaware anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law. Under Delaware law, a corporation may not engage in a business acquisition with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on this provision to prevent or delay an acquisition of us.

Our sixth amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our sixth amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

•	any action asserting a claim against us or our directors, officers or other employees arising under the Delaware General Corporation Law, our sixth amended and restated certificate of incorporation or our bylaws;

•	any action or proceeding to interpret, apply, enforce or determine the validity of our sixth amended and restated certificate of incorporation or our bylaws;

•	any action or proceeding as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or

•	any action asserting a claim against us or our directors, officers or other employees that is governed by the “internal affairs doctrine” as that term is defined in Section 115 of the Delaware General Corporation Law,

Our sixth amended and restated certificate of incorporation further provides that unless the Company consents in writing to the selection of an alternative forum, the U.S. federal district courts have exclusive jurisdiction of the resolution of any complaint asserting a cause of action arising under the Securities Act. The enforceability of similar exclusive federal forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and while the Delaware Supreme Court has ruled that this type of exclusive federal forum provision is facially valid under Delaware law, there is uncertainty as to whether other courts would enforce such provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this exclusive forum provision of our sixth amended and restated certificate of incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find this choice of forum provision in our sixth amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. Additional costs associated with resolving an action in other jurisdictions could materially adversely affect our business, financial condition and results of operations.

We may be required to issue additional shares of our common stock further to agreements whereby we acquired each of Bailey and H&J. Any such additional issuances would result in additional dilution to our stockholders.

We have been involved in a dispute with the former owners of H&J regarding our obligation to “true up” their ownership interest in our company further to that membership interest purchase agreement dated May 10, 2021 whereby we acquired all of the outstanding membership interests of H&J (as amended, the “H&J Purchase Agreement”). Further to the H&J Purchase Agreement, we agreed that if, at May 18, 2022, the one year anniversary of the closing date of our initial public offering, the product of the number of shares of our common stock issued at the closing of such acquisition multiplied by the average closing price per share of our shares of common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus the gross proceeds, if any, of shares of our stock issued to such sellers and sold by them during the one year period from the closing date of the offering does not exceed the sum of $9.1 million, less the value of any shares of common stock cancelled further to any indemnification claims or post-closing adjustments under the H&J Purchase Agreement, then we shall issue to the subject sellers an additional aggregate number of shares of common stock equal to any such valuation shortfall at a per share price equal to the then closing price per share of our common stock as quoted on the NasdaqCM. We did not honor our obligation to issue such shares and the former owner of H&J have claimed that they were damaged as a result. As part of a proposed settlement with such holders, we have tenatively agreed to the following: (i) to transfer all membership interests of H&J back to the original owners, (ii) to pay such owners the sum of $229,000, (iii) issue the former owners of H&J an aggregate of $1,400,000 worth of our common stock to be issued on May 16, 2023 based on the lower of (a) the stock closing price per share on May 15, 2023, and (b) the average common stock closing price based on the average of the 5 trading days preceding May 16, 2023, with the closing price on May 9, 2023. Such tentative terms are to be memorialized in definitive purchase agreements and as such there is no assurance that such arrangements will be finalized.

Further to the acquisition of Bailey, we agreed that if, at May 18, 2022, the one year anniversary of the closing date of our initial public offering, the product of the number of shares of our common stock issued at the closing of such acquisition multiplied by the average closing price per share of our shares of common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus the gross proceeds, if any, of shares of our stock issued to such sellers and sold by them during the one year period from the closing date of the offering does not exceed the sum of $11.1 million million, less the value of any shares of common stock cancelled further to any indemnification claims or post-closing adjustments under the acquisition agreement, then we shall issue to the subject sellers an additional aggregate number of shares of common stock equal to any such valuation shortfall at a per share price equal to the then closing price per share of our common stock as quoted on the NasdaqCM. Although we have agreed that concurrently we will cause a number of shares of common stock or common stock equivalents held by certain of our affiliated stockholders prior to the offering to be cancelled in an equivalent dollar amount as any such valuation shortfalls on a pro rata basis in proportion to the number of shares of common stock or common stock equivalents held by each of them, the substantial majority of such cancellations would likely be in the form of cancellation of stock options held by such persons as opposed to shares held by them. For any shares issued to the sellers, this would result in an equivalent number of stock options held by certain of our affiliated stockholders being concurrently cancelled. As a result, additional shares of common stock would be issued further to which the interests of investors would be further diluted.

We do not expect to pay any dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, the limits imposed by the terms of our credit facility and such other factors as our board of directors deems relevant. Accordingly, investors in our common stock may need to sell their shares to realize a return on their investment in our common stock, and investors may not be able to sell their shares at or above the prices paid for them.

If securities analysts do not publish favorable reports about us or if we, or our industry, are the subject of unfavorable commentary, the price of our common stock could decline.

The trading price for our common stock will depend in part on the research and reports about us that are published by analysts in the financial industry. Analysts could issue negative commentary about us or our industry, or they could downgrade our common stock. We may also not receive sufficient research coverage or visibility in the market. Any of these factors could result in the decline the trading price of our common stock, causing investors in our common stock to lose all or a portion of their investment.

ITEM 1B.	UNRESOLVED STAFF COMMENTS

None.

ITEM 2.	PROPERTIES

We currently lease approximately 49,198 square feet of office and showroom spaces in the states of California, Dallas, Texas and Louisiana, United States, with leases that expire through 2023. We believe that our existing facilities, will be sufficient for our needs for the foreseeable future.

The following table sets forth information with respect to our facilities:

		Square
		Footage	Lease
Location	Type	(approximate)	Expiration
Vernon, California	Corporate Warehouse and Distribution Center	42,206	2023
Los Angeles, California	Showroom	2,000	2020	(1)
Austin, Texas	Interim Corporate Headquarters	500	2021	(2)
Dallas, Texas	Office Space and Showroom	2,860	2022
Houston, Texas	Showroom	1,117	2024
New Orleans, Louisiana	Showroom	1,015	2024

(1)	Bailey’s lease for its showroom in Los Angeles, California expired on May 31, 2020. The lease is now a month-to-month lease.

(2)	We are currently leveraging shared office space and working remotely as we work with an agent to secure long-term office space in Austin, TX for our corporate headquarters.

ITEM 3.	LEGAL PROCEEDINGS

We are currently involved in, and may in the future be involved in, legal proceedings, claims, and government investigations in the ordinary course of business. These include proceedings, claims, and investigations relating to, among other things, regulatory matters, commercial matters, intellectual property, competition, tax, employment, pricing, discrimination, consumer rights, personal injury, and property rights. These matters also include the following:

•	On March 21, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

•	On February 7, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $182,400. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

•	On November 9, 2022, a vendor filed a lawsuit against Digital Brand's Group related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $50.190. The matter was settled in January 2023 and are on payment plans which will be paid off in April 2023.

•	In August 2020 and March 2021, two lawsuits were filed against Bailey’s by third-party’s related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $96,900. Both matters were settled in February 2022 and are on payment plans which will be paid off in July and September of 2023

•	On December 21, 2020, a Company investor filed a lawsuit against DBG for reimbursement of their investment totaling $100,000. Claimed amounts are included in short-term convertible note payable in the accompanying consolidated balance sheets and the Company does not believe it is probable that losses in excess of such short-term note payable will be incurred. The Company is actively working to resolve this matter.

•	On September 24, 2020 a Bailey’s product vendor filed a lawsuit against Bailey’s non-payment of trade payables totaling approximately $481,000 and additional damages of approximately $296,000. Claimed amounts for trade payables are included in accounts payable in the accompanying consolidated balance sheets, net of payments made. In December 2021, the Company reached a settlement; however, the settlement terms were not met and the Company received a judgement of $496,000. The amount due has been paid, the lawsuit dismissed and there is no claim or amount due.

•	A vendor filed a lawsuit against Bailey 44 related to a retail store lease in the amount of $1.5 million. The Company is disputing the claim for damages and the matter is ongoing.

•	We have been involved in a dispute with the former owners of H&J regarding our obligation to “true up” their ownership interest in our company further to that membership interest purchase agreement dated May 18, 2021 whereby we acquired all of the outstanding membership interests of H&J (the “H&J Purchase Agreement”). Further to the H&J Purchase Agreement, we agreed that if, at May 18, 2022, the one year anniversary of the closing date of our initial public offering, the product of the number of shares of our common stock issued at the closing of such acquisition multiplied by the average closing price per share of our shares of common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus the gross proceeds, if any, of shares of our stock issued to such sellers and sold by them during the one year period from the closing date of the offering does not exceed the sum of $9.1 million, less the value of any shares of common stock cancelled further to any indemnification claims or post-closing adjustments under the H&J Purchase Agreement, then we shall issue to the subject sellers an additional aggregate number of shares of common stock equal to any such valuation shortfall at a per share price equal to the then closing price per share of our common stock as quoted on the NasdaqCM. We did not honor our obligation to issue such shares and the former owner of H&J have claimed that they were damaged as a result. As part of a proposed settlement with such holders, we have tentatively agreed to the following: (i) to transfer all membership interests of H&J back to the original owners, (ii) to pay such owners the sum of $229,000, (iii) issue the former owners of H&J an aggregate of $1,400,000 worth of our common stock to be issued on May 16, 2023 based on the lower of (a) the stock closing price per share on May 15, 2023, and (b) the average common stock closing price based on the average of the 5 trading days preceding May 16, 2023, with the closing price on May 9, 2023. Such tentative terms are to be memorialized in definitive purchase agreements and as such there is no assurance that such arrangements will be finalized.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying consolidated balance sheet as of December 31, 2022.

Depending on the nature of the proceeding, claim, or investigation, we may be subject to monetary damage awards, fines, penalties, or injunctive orders. Furthermore, the outcome of these matters could materially adversely affect our business, results of operations, and financial condition. The outcomes of legal proceedings, claims, and government investigations are inherently unpredictable and subject to significant judgment to determine the likelihood and amount of loss related to such matters. While it is not possible to determine the outcomes, we believe based on our current knowledge that the resolution of all such pending matters will not, either individually or in the aggregate, have a material adverse effect on our business, results of operations, cash flows, or financial condition.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock and Class A Warrants began trading on the NasdaqCM (“NasdaqCM”) under the symbols “DBGI” and “DBGIW,” respectively, on May 14, 2021. Prior to that time, there was no public market for our common stock.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarters indicated as reported on NasdaqCM. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
March 31, 2023	$4.27	$1.11
December 31, 2022	$13.00	$3.21
September 30, 2022	$22.80	$22.80
June 30, 2022	$184.00	$16.00
March 31, 2022	$275.00	$91.00
December 31, 2021	$664.00	$209.00
September 30, 2021	$880.00	$232.00
June 30, 2021	$750.00	$280.00

Holders

As of April 17, 2023, there were 3,747 holders of record of our common stock.

Dividends

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our shares of common stock will be your sole source of gain for the foreseeable future.

Recent Sales of Unregistered Securities

Upon the closing of the IPO on May 18, 2021, all then-outstanding shares of preferred stock converted into an aggregate of 4,027,181 shares of common stock according to their terms.

Upon closing of the IPO, we converted outstanding principal totaling $2,680,289 and certain accrued and unpaid interest of our convertible debt into an aggregate of 1,135,153 shares of common stock.

Upon closing of the IPO, certain officers and directors converted balances due totaling $257,515 into 152,357 shares of common stock and recorded $233,184 in compensation expense for the shares issued in excess of accrued balances owed.

In connection with the H&J acquisition, we issued 2,192,771 shares of common stock to the seller.

Pursuant to a consulting agreement, we issued 50,000 shares of common stock.

In May 2021, an aggregate of 31,881 warrants were exercised for shares of common stock for proceeds of $145,696.

In July 2021, an aggregate of 355,000 warrants were exercised for shares of common stock for proceeds of $1,622,350.

In August 2021, an aggregate of 1,101,538 shares of common stock were issued in exchange for 100% of the outstanding membership interests in Stateside.

In connection with the execution of the Oasis Capital equity purchase agreement, the Company issued 126,356 shares of common stock as commitment shares.

In November 2021, we issued an aggregate 130,000 shares of common stock to Oasis Capital and FirstFire pursuant to waivers and consents in connection with the November note.

In December 2021, we issued an aggregate of 191,459 shares of common stock pursuant to consulting agreements.

During the year ended December 31, 2022, the Company issued an aggregate of 1,995,183 shares of common stock pursuant to the conversion of the FirstFire and Oasis Notes.

In September 2022, the Company issued 750 shares of common stock pursuant to a consultant agreement at a fair value of $123,000.

As part of the Sundry acquisition, the Company issued 90,909 shares of common stock to the Sundry Sellers at a fair value of $1,000,000.

In connection with the December Notes, the Company issued 60,000 shares of common stock.

In connection with the April note agreement, the Company granted warrants to acquire 12,577 shares of common stock at an exercise price of $122.00 per share expiring in April 2027.

On May 10, 2022, pursuant to the Underwriting Agreement, the Company issued the Underwriters’ Warrants to purchase up to an aggregate of 14,956 shares of common stock. The Underwriters’ Warrants may be exercised beginning on November 1, 2022 until May 5, 2027. The initial exercise price of each Underwriters’ Warrant is $32.50 per share, which represents 130% of the public offering price.

In connection with the July 22 and July 28 notes, the Company issued an aggregate of 41,124 and 27,655 warrants to purchase common stock at an exercise price of $15.20 and $11.30 per share, respectively. The warrants expire in July 2027.

In connection with the November public offering, the Company granted 1,650,181 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 1,818,181 Class B Warrants and 1,818,181 Class C Warrants as part of the offering. Each Class B Warrant has an exercise price of $5.25 per share, is immediately exercisable upon issuance and expires five years after issuance. Each Class C Warrant has an exercise price of $5.25 per share, is immediately exercisable upon issuance and expires thirteen months after issuance. The Company also granted the placement agent 136,364 warrants, which are exercisable 180 days after issuance and expire in five years.

In connection with the December Notes, the Company issued to the investors an aggregate of 469,480 warrants to purchase common stock at an exercise price equal to $4.26. The warrants are immediately exercisable.

In November 2022, The Company granted 44,000 warrants to purchase common stock at an exercise price of $5.00 to the lender in connection with its merchant advances.

Unless otherwise stated, the sales of the below securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4 (a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

Securities Authorized for Issuance Under Equity Compensation Plans

We have adopted a 2020 Omnibus Incentive Stock Plan (the “2020 Plan”). An aggregate of 33,000 shares of our common stock is reserved for issuance and available for awards under the 2020 Plan, including incentive stock options granted under the 2020 Plan. The 2020 Plan administrator may grant awards to any employee, director, and consultants of the company and its subsidiaries. To date, 27,320 grants (as adjusted for the Reverse Stock Split) have been made under the 2020 Plan and 5,680 shares remain eligible for issuance under the Plan.

The 2020 Plan is currently administered by the Compensation Committee of the Board as the Plan administrator. The 2020 Plan administrator has the authority to determine, within the limits of the express provisions of the 2020 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Board may at any time amend or terminate the 2020 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the 2020 Plan without the consent of the recipient. No awards may be made under the 2020 Plan after the tenth anniversary of its effective date.

Awards under the 2020 Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock Units, performance share or Unit awards, other stock-based awards and cash-based incentive awards.

ITEM 6.	RESERVED

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the historical financial statements of the relevant entities and the pro forma financial statements and the notes thereto included elsewhere in this Form 10-K. This discussion and analysis contains forward- looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and “Cautionary Disclosure Regarding Forward-Looking Statements.”

Unless otherwise indicated by the context, references to “DBG” refer to Digital Brands Group, Inc. solely, and references to the “Company,” “our,” “we,” “us” and similar terms refer to Digital Brands Group, Inc., together with its wholly-owned subsidiaries Bailey 44, LLC (“Bailey”), Harper & Jones LLC (“H&J”), MOSBEST, LLC (“Stateside”) and Sunnyside (“Sundry”).

Business Overview

Recent Development

We have been involved in a dispute with the former owners of H&J regarding our obligation to “true up” their ownership interest in our company further to that membership interest purchase agreement dated May 10, 2021 whereby we acquired all of the outstanding membership interests of H&J (as amended, the “H&J Purchase Agreement”). Further to the H&J Purchase Agreement, we agreed that if, at May 18, 2022, the one year anniversary of the closing date of our initial public offering, the product of the number of shares of our common stock issued at the closing of such acquisition multiplied by the average closing price per share of our shares of common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus the gross proceeds, if any, of shares of our stock issued to such sellers and sold by them during the one year period from the closing date of the offering does not exceed the sum of $9.1 million, less the value of any shares of common stock cancelled further to any indemnification claims or post-closing adjustments under the H&J Purchase Agreement, then we shall issue to the subject sellers an additional aggregate number of shares of common stock equal to any such valuation shortfall at a per share price equal to the then closing price per share of our common stock as quoted on the NasdaqCM. We did not honor our obligation to issue such shares and the former owner of H&J have claimed that they were damaged as a result. As part of a proposed settlement with such holders, we have tentatively agreed to the following: (i) to transfer all membership interests of H&J back to the original owners, (ii) to pay such owners the sum of $229,000, (iii) issue the former owners of H&J an aggregate of $1,400,000 worth of our common stock to be issued on May 16, 2023 based on the lower of (a) the stock closing price per share on May 15, 2023, and (b) the average common stock closing price based on the average of the 5 trading days preceding May 16, 2023, with the closing price on May 9, 2023. Such tentative terms are to be memorialized in definitive purchase agreements and as such there is no assurance that such arrangements will be finalized.

Our Company

Digital Brands Group is a curated collection of lifestyle brands, including Bailey 44, DSTLD, Harper & Jones, Stateside, Sundry and ACE Studios, that offers a variety of apparel products through direct-to-consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call “closet share” by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.

Our portfolio consists of four significant brands that leverage our three channels: our websites, wholesale and our own stores.

•	Bailey 44 combines beautiful, luxe fabrics and on-trend designs to create sophisticated ready-to-wear capsules for women on-the-go. Designing for real life, this brand focuses on feeling and comfort rather than how it looks on a runway. Bailey 44 is primarily a wholesale brand, which we are transitioning to a digital, direct-to-consumer brand.

•	DSTLD offers stylish high-quality garments without the luxury retail markup valuing customer experience over labels. DSTLD is primarily a digital direct-to-consumer brand, to which we recently added select wholesale retailers to generate brand awareness.

•	Harper & Jones was built with the goal of inspiring men to dress with intention. It offers hand- crafted custom fit suits for those looking for a premium experience. Harper & Jones is primarily a direct-to-consumer brand using its own showrooms.

•	Stateside is an elevated, America first brand with all knitting, dyeing, cutting and sewing sourced and manufactured locally in Los Angeles. The collection is influenced by the evolution of the classic t-shirt offering a simple yet elegant look. Stateside is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

•	Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California. Sundry is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

We believe that successful apparel brands sell in all revenue channels. However, each channel offers different margin structures and requires different customer acquisition and retention strategies. We were founded as a digital-first retailer that has strategically expanded into select wholesale and direct retail channels. We strive to strategically create omnichannel strategies for each of our brands that blend physical and online channels to engage consumers in the channel of their choosing. Our products are sold direct-to- consumers principally through our websites and our own showrooms, but also through our wholesale channel, primarily in specialty stores and select department stores. With the continued expansion of our wholesale distribution, we believe developing an omnichannel solution further strengthens our ability to efficiently acquire and retain customers while also driving high customer lifetime value.

We believe that by leveraging a physical footprint to acquire customers and increase brand awareness, we can use digital marketing to focus on retention and a very tight, disciplined high value new customer acquisition strategy, especially targeting potential customers lower in the sales funnel. Building a direct relationship with the customer as the customer transacts directly with us allows us to better understand our customer’s preferences and shopping habits. Our substantial experience as a company originally founded as a digitally native-first retailer gives us the ability to strategically review and analyze the customer’s data, including contact information, browsing and shopping cart data, purchase history and style preferences. This in turn has the effect of lowering our inventory risk and cash needs since we can order and replenish product based on the data from our online sales history, replenish specific inventory by size, color and SKU based on real times sales data, and control our mark-down and promotional strategies versus being told what mark downs and promotions we have to offer by the department stores and boutique retailers.

We define “closet share” as the percentage (“share”) of a customer’s clothing units that (“of closet”) she or he owns in her or his closet and the amount of those units that go to the brands that are selling these units. For example, if a customer buys 20 units of clothing a year and the brands that we own represent 10 of those units purchased, then our closet share is 50% of that customer’s closet, or 10 of our branded units divided by 20 units they purchased in entirety. Closet share is a similar concept to the widely used term wallet share, it is just specific to the customer’s closet. The higher our closet share, the higher our revenue as higher closet share suggests the customer is purchasing more of our brands than our competitors.

We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value (“LTV”) while increasing new customer growth. We define Lifetime Value or LTV as an estimate of the average revenue that a customer will generate throughout their lifespan as our customer. This value/revenue of a customer helps us determine many economic decisions, such as marketing budgets per marketing channel, retention versus acquisition decisions, unit level economics, profitability and revenue forecasting.

We acquired Bailey in February 2020, H&J in May 2021, Stateside in August 2021 and Sundry in December 2022. We agreed on the consideration that we paid in each acquisition in the course of arm’s length negotiations with the holders of the membership interests in each of Bailey, H&J, Stateside and Sundry. In determining and negotiating this consideration, we relied on the experience and judgment of our management and our evaluation of the potential synergies that could be achieved in combining the operations of Bailey, H&J, Stateside and Sundry. We did not obtain independent valuations, appraisals or fairness opinions to support the consideration that we paid/agreed to pay.

Material Trends, Events and Uncertainties

COVID-19

After the impact of COVID-19, we have implemented cost controls to reduce discretionary spending to help mitigate the loss of sales and to conserve cash while continuing to support employees. We are also assessing our forward inventory purchase commitments to ensure proper matching of supply and demand, which will result in an overall reduction in future commitments. As we continue to actively monitor the situation, we may take further actions that affect our operations.

Supply Chain Disruptions

We are subject to global supply chain disruptions, which may include longer lead times for raw fabrics, inbound shipping and longer production times. Supply chain issues have specifically impacted the following for our brands:

•	Increased costs in raw materials from fabric prices, which have increased 10% to 100% depending on the fabric, the time of year, and the origin of the fabric, as well as where the fabric is being shipped;

•	Increased cost per kilo to ship via sea or air, which has increased from 25% to 300% depending on the time of year and from the country we are shipping from;

•	Increased transit time via sea or air, which have increased by two weeks to two months; and

•	Increased labor costs for producing the finished goods, which have increased 5% to 25% depending on the country and the labor skill required to produce the goods. We have been able to pass along some of these increased costs and also offset some of these increased costs with higher gross margin online revenue.

Seasonality

Our quarterly operating results vary due to the seasonality of our individual brands, and are historically stronger in the second half of the calendar year

Substantial Indebtedness

As of December 31, 2022, we had an aggregate principal amount of debt outstanding of approximately $15.4 million.

We believe this is an amount of indebtedness which may be considered significant for a company of our size and current revenue base.

Our substantial debt could have important consequences to us. For example, it could:

•	make it more difficult for us to satisfy our obligations to the holders of our outstanding debt, resulting in possible defaults on and acceleration of such indebtedness;

•	require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

•	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations;

•	place us at a competitive disadvantage to our competitors with proportionately less debt for their size;

•	limit our ability to refinance our existing indebtedness or borrow additional funds in the future;

•	limit our flexibility in planning for, or reacting to, changing conditions in our business; and

•	limit our ability to react to competitive pressures or make it difficult for us to carry out capital spending that is necessary or important to our growth strategy.

Any of the foregoing impacts of our substantial indebtedness could have a material adverse effect on our business, financial condition and results of operations.

We issued a promissory note in the principal amount of $4,500,000 pursuant to the Bailey acquisition. Upon the IPO closing in May 2021, we repaid $1,000,000 of the outstanding principal on this note in May 2021. In August 2021, the maturity date was further extended to December 31, 2022. We are required to make prepayments of $2,000,000 to $4,000,000 if we complete a secondary public offering. If a public offering is not consummated before October 31, 2021 and June 30, 2022, we were obligated to repay 10% of the outstanding principal at each date. We did not make any payments in October 2021, and the lender agreed to defer these payments to the maturity date of the loan, December 31, 2022. However, no payments have been made - while the parties are undergoing an extension of the maturity date, the note is in technical default. In addition, we issued promissory notes in the aggregate principal amount of $5,500,000 pursuant to the Sundry acquisition with a maturity date of February 15, 2023. However no payments have been made and the notes are in technical default. If such holders enforce their rights in connection with such defaults and achieve a default judgement, this may also result in the acceleration of or default under any other debt to which a cross-acceleration or cross-default provision applies. We are currently unable to repay or refinance these borrowings so any such action by these lenders could force us into bankruptcy or liquidation.

In addition, our ability to make scheduled payments on our indebtedness or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors we face as described in this section, many of which may be beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or planned growth objectives, seek to obtain additional equity capital or restructure our indebtedness. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In addition, the recent worldwide credit crisis could make it more difficult for us to refinance our indebtedness on favorable terms, or at all.

In the absence of such operating results and resources, we may be required to dispose of material assets to meet our debt service obligations. We may not be able to consummate those sales, or, if we do, we will not control the timing of the sales or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

Performance Factors

We believe that our future performance will depend on many factors, including the following:

Ability to Increase Our Customer Base in both Online and Traditional Wholesale Distribution Channels

We are currently growing our customer base through both paid and organic online channels, as well as by expanding our presence in a variety of physical retail distribution channels. Online customer acquisitions typically occur at our direct websites for each brand. Our online customer acquisition strategies include paid and unpaid social media, search, display and traditional media. Our products for Bailey, DSTLD and Stateside are also sold through a growing number of physical retail channels, including specialty stores, department stores and online multi-brand platforms. Our products for Harper & Jones are sold through its own showrooms and its outside sales reps, which can use the showrooms to meet clients.

Ability to Acquire Customers at a Reasonable Cost

We believe an ability to consistently acquire customers at a reasonable cost relative to customer retention rates, contribution margins and projected life-time value will be a key factor affecting future performance. To accomplish this goal, we intend to balance advertising spend between online and offline channels, as well as cross marketing and cross merchandising our portfolio brands and their respective products. We believe the ability to cross merchandise products and cross market brands, will decrease our customer acquisition costs while increasing the customer’s lifetime value and contribution margin. We will also balance marketing spend with advertising focused on creating emotional brand recognition, which we believe will represent a lower percentage of our spend.

Ability to Drive Repeat Purchases and Customer Retention

We accrue substantial economic value and margin expansion from customer cohort retention and repeat purchases of our products on an annual basis. Our revenue growth rate and operating margin expansion will be affected by our customer cohort retention rates and the cohorts annual spend for both existing and newly acquired customers.

Ability to Expand Our Product Lines

Our goal is to expand our product lines over time to increase our growth opportunity. Our customer’s annual spend and brand relevance will be driven by the cadence and success of new product launches.

Ability to Expand Gross Margins

Our overall profitability will be impacted by our ability to expand gross margins through effective sourcing and leveraging buying power of finished goods and shipping costs, as well as pricing power over time.

Ability to Expand Operating Margins

Our ability to expand operating margins will be impacted by our ability to leverage (1) fixed general and administrative costs, (2) variable sales and marketing costs, (3) elimination of redundant costs as we acquire and integrate brands, (4) cross marketing and cross merchandising brands in our portfolio, and (4) drive customer retention and customer lifetime value. Our ability to expand operating margins will result from increasing revenue growth above our operating expense growth, as well as increasing gross margins. For example, we anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake the acquisition and integration of different brands, incur expenses associated with maintaining compliance as a public company, and increased marketing and sales efforts to increase our customer base. While we anticipate that the operating expenses in absolute dollars will increase, we do not anticipate that the operating expenses as a percentage of revenue will increase. We anticipate that the operating expenses as a percentage of revenue will decrease as we eliminate duplicative costs across brands including a reduction in similar labor roles, contracts for technologies and operating systems and creating lower costs from higher purchasing power from shipping expenses to purchase orders of products. This reduction of expenses and lower cost per unit due to purchasing power should create meaningful savings in both dollars and as a percentage of revenue.

As an example, we were able to eliminate several million in expenses within six months of acquiring Bailey. Examples of these savings include eliminating several Bailey teams, which our teams took over.

We merged over half of the technology contracts and operating systems contracts from two brands into one brand contract at significant savings. We also eliminated our office space and rent and moved everyone into the Bailey office space. Finally, we eliminated DSTLD’s third-party logistics company and started using Bailey’s internal logistics. This resulted in an increase in our operating expenses in absolute dollars as there were now two brands versus one brand. However, the operating expenses as a percentage of pre-COVID revenue declined meaningfully and as we increase revenue for each brand, we expect to experience higher margins.

Ability to Create Free Cash Flow

Our goal is to achieve near term free cash flow through cash flow positive acquisitions, elimination of redundant expenses in acquired companies, increasing customer annual spend and lowering customer acquisition costs through cross merchandising across our brand portfolio.

Critical Accounting Policies and Estimates

Basis of Presentation and Principles of Consolidation

Our accounting and reporting policies conform to accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business Acquisitions

We record our acquisitions under the acquisition method of accounting, under which most of the assets acquired and liabilities assumed are initially recorded at their respective fair values and any excess purchase price is reflected as goodwill. We utilize management estimates and, in some instances, independent third-party valuation firms to assist in determining the fair values of assets acquired, liabilities assumed and contingent consideration, if any. Such estimates and valuations require us to make significant assumptions, including projections of future events and operating performance.

The fair value of customer relationships, backlog and trade names/trademarks acquired in our acquisitions are determined using various valuation methods, based on a number of significant assumptions.

We determine which assets have finite lives and then determine the estimated useful life of finite assets.

The expected useful life of customer relationships is established as three years, which is the period over which these assets are expected to reasonably contribute to future cash flows. We expect to amortize such customer relationships using the straight-line method.

The estimated fair values are subject to change during the measurement period, which is limited to one year subsequent to the acquisition date.

Revenue Recognition

Revenues are recognized when performance obligations are satisfied through the transfer of promised goods to our customers. Control transfers upon shipment of product and when the title has been passed to the customers. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance. We provide the customer the right of return on the product and revenue is adjusted based on an estimate of the expected returns based on historical rates. We consider the sale of products as a single performance obligation. Sales tax collected from customers and remitted to taxing authorities is excluded from revenue and is included in accrued expenses. Revenue is deferred for orders received for which associated shipments have not occurred.

Accounts Receivable

We carry our accounts receivable at invoiced amounts less allowances for customer credits, doubtful accounts, and other deductions. We do not accrue interest on its trade receivables. Management evaluates the ability to collect accounts receivable based on a combination of factors. Receivables are determined to be past due based on individual credit terms. A reserve for doubtful accounts is maintained based on the length of time receivables are past due, historical collections, or the status of a customer’s financial position. Receivables are written off in the year deemed uncollectible after efforts to collect the receivables have proven unsuccessful.

We periodically review accounts receivable, estimate an allowance for bad debts, and simultaneously record the appropriate expense in the statement of operations. Such estimates are based on general economic conditions, the financial conditions of customers, and the amount and age of past due accounts. Past due accounts are written off against that allowance only after all collection attempts have been exhausted and the prospects for recovery are remote.

Goodwill Impairment

We are required to assess our goodwill for impairment at least annually for each reporting unit that carries goodwill. We may elect to first do a qualitative assessment to determine whether it is more likely than not that a reporting unit’s fair value is in excess of its carrying value. If the qualitative assessment concludes that it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value, a quantitative assessment is performed. If the fair value is determined to be less than its carrying value, we record goodwill impairment equal to the amount by which the reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill.

Intangible Assets Impairment

We evaluate the carrying amount of intangible assets and other long-lived assets for impairment whenever indicators of impairment exist. We test these assets for recoverability by comparing the net carrying amount of the asset or asset group to the undiscounted net cash flows to be generated from the use and eventual disposition of that asset or asset group. If the assets are recoverable, an impairment loss does not exist, and no loss is recorded. If the carrying amounts of the assets are not recoverable, an impairment loss is recognized for any deficiency of the asset or asset group’s fair value compared to their carrying amount. Although we base cash flow forecasts on assumptions that are consistent with plans and estimates we use to manage our business, there is significant judgment in determining the cash flows attributable to these assets, including markets and market share, sales volumes and mix, and working capital changes.

Financial Statement Components

Bailey

Net Revenue

Bailey sells its products directly to customers. Bailey also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

Cost of Net Revenue

Bailey’s cost of net revenue includes the direct cost of purchased and manufactured merchandise; inventory shrinkage; inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves; duties; and inbound freight. Cost of net revenue also includes direct labor to production activities such as pattern makers, cutters and sewers. Cost of net revenue includes an allocation of overheard costs such as rent, utilities and commercial insurance pertaining to direct inventory activities.

Operating Expenses

Bailey’s operating expenses include all operating costs not included in cost of net revenues and sales and marketing. These costs consist of general and administrative, fulfillment and shipping expense to the customer.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, occupancy expenses related to Bailey’s operations at its headquarters, including utilities, depreciation and amortization, and other costs related to the administration of its business.

Bailey’s fulfillment and shipping expenses include the cost to operate its warehouse including occupancy and labor costs to pick and pack customer orders and any return orders; packaging; and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

Sales & Marketing

Bailey’s sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

Interest Expense

Bailey’s interest expense consists primarily of interest related to its outstanding debt to our senior lender.

DBG

Net Revenue

We sell our products to our customers directly through our website. In those cases, sales, net represents total sales less returns, promotions and discounts.

Cost of Net Revenue

Cost of net revenue include direct cost of purchased merchandise; inventory shrinkage; inventory adjustments due to obsolescence, including excess and slow-moving inventory and lower of cost and net realizable reserves.

Operating Expenses

Our operating expenses include all operating costs not included in cost of net revenues. These costs consist of general and administrative, sales and marketing, and fulfillment and shipping expense to the customer.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, and expenses related to our operations at our headquarters, including utilities, depreciation and amortization, and other costs related to the administration of our business.

We expect to continue to incur additional expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and higher expenses for insurance, investor relations and professional services. We expect these costs will increase our operating costs.

Fulfillment and shipping expenses include the cost to operate our warehouse — or prior to Bailey 44 acquisition, costs paid to our third-party logistics provider — including occupancy and labor costs to pick and pack customer orders and any return orders; packaging; and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

In addition, going forward, the amortization of the identifiable intangibles acquired in the acquisitions will be included in operating expenses.

Interest Expense

Interest expense consists primarily of interest related to our debt outstanding to our senior lender, convertible debt, and other interest bearing liabilities.

H&J

Net Revenue

H&J sells its products directly to customers through their showrooms and sales reps.

Cost of Net Revenue

H&J’s cost of net revenue sold is associated with procuring fabric and custom tailoring each garment.

Operating Expenses

H&J’s operating expenses include all operating costs not included in cost of net revenue.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, occupancy expenses related to H&J’s stores and to H&J’s operations at its headquarters, including utilities, depreciation and amortization, and other costs related to the administration of its business.

H&J’s sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

Interest Expense

H&J’s interest expense consists primarily of interest related to its outstanding debt.

Stateside

Net Revenue

Stateside sells its products directly to customers. Stateside also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

Cost of Net Revenue

Stateside’s cost of net revenue includes the direct cost of purchased and manufactured merchandise; inventory shrinkage; inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves; duties; and inbound freight. Cost of net revenue also includes direct labor to production activities such as pattern makers, cutters and sewers. Cost of net revenue includes an allocation of overheard costs such as rent, utilities and commercial insurance pertaining to direct inventory activities.

Operating Expenses

Stateside’s operating expenses include all operating costs not included in cost of net revenues and sales and marketing. These costs consist of general and administrative, fulfillment and shipping expense to the customer.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, occupancy expenses related to Stateside’s stores and to Stateside’s operations at its headquarters, including utilities, depreciation and amortization, and other costs related to the administration of its business.

Stateside’s fulfillment and shipping expenses include the cost to operate its warehouse including occupancy and labor costs to pick and pack customer orders and any return orders; packaging; and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

Sales & Marketing

Stateside’s sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

Sundry

Net Revenue

Sundry sells its products directly to customers. Sundry also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

Cost of Net Revenue

Sundry’s cost of net revenue includes the direct cost of purchased and manufactured merchandise; inventory shrinkage; inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves; duties; and inbound freight. Cost of net revenue also includes direct labor to production activities such as pattern makers, cutters and sewers. Cost of net revenue includes an allocation of overheard costs such as rent, utilities and commercial insurance pertaining to direct inventory activities.

Operating Expenses

Sundry’s operating expenses include all operating costs not included in cost of net revenues and sales and marketing. These costs consist of general and administrative, fulfillment and shipping expense to the customer.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, occupancy expenses related to Sundry’s stores and to Sundry’s operations at its headquarters, including utilities, depreciation and amortization, and other costs related to the administration of its business.

Sundry’s fulfillment and shipping expenses include the cost to operate its warehouse including occupancy and labor costs to pick and pack customer orders and any return orders; packaging; and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

Sales and Marketing

Sundry’s sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

Results of Operations

Year ended December 31, 2022 compared to year ended December 31, 2021

The following table presents our results of operations for the year ended December 31, 2022 and 2021:

	Year Ended
	December 31,
	2022	2021
Net revenues	$13,971,178	$7,584,859
Cost of net revenues	8,030,908	5,716,587
Gross profit	5,940,270	1,868,272
General and administrative	16,371,536	16,752,516
Sales and marketing	4,950,635	3,810,583
Other operating expenses	16,715,204	12,653,831
Operating loss	(32,097,105)	(31,348,658)
Other expenses	(5,946,257)	(2,109,419)
Loss before provision for income taxes	(38,043,362)	(33,458,077)
Provision for income taxes	—	1,100,120
Net loss	$(38,043,362)	$(32,357,957)

Net Revenues

Revenue increased by $6.4 million to $14.0 million for the year ended December 31, 2022, compared to $7.6 million in the corresponding fiscal period in 2021. The increase was primarily due to full results in 2022 pertaining to the acquisition of H&J in May 2021 and Stateside in August 2021.

Gross Profit

Our gross profit increased by $4.0 million for the year ended December 31, 2022 to $5.9 million from $1.9 million for the corresponding fiscal period in 2021. The increase in gross margin was primarily attributable to increased revenue in 2022 and the gross profit achieved by H&J and Stateside since the acquisitions, as well as discounting and liquidation measures by both DBG and Bailey to sell aged inventory in 2021.

Our gross margin was 42.5% for the year ended December 31, 2022 compared to 24.6% for year ended December 31, 2021. The increase in the gross margin was due to H&J and Stateside’s margins in 2022, as well as discounting and liquidation measures by both DBG and Bailey to sell aged inventory in 2021.

General and Administrative

General and administrative expenses decreased by $0.4 million for the year ended December 31, 2022 to $16.4 million compared to $16.8 million in 2021. The decrease in general and administrative expenses was primarily due to non-cash charges incurred in 2021 upon the IPO, including stock-based compensation expense of $4.8. This was partially offset by increased general and administrative expenses in 2022 due to full scale operations of all subsidiaries, as well as increased headcount and corporate costs.

General and administrative expenses as a percentage of revenue was 117% in 2022 as compared to 221% in 2021.

Sales and Marketing

Sales and marketing expenses increased by $1.1 million for the year ended December 31, 2022 to $4.9 million compared to $3.8 million in 2021. The increase in sales and marketing expenses was primarily due to full-year advertising and marketing efforts by each subsidiary.

Sales and marketing expenses as a percentage of revenue was 35% in 2022 as compared to 50% in 2021.

Other Operating Expenses

Other operating expenses includes distribution expenses, impairment and change in fair value of contingent consideration. Other operating expenses was $16.7 million in 2022 as compared to $12.7 million in 2021, an increase of $4.0 million. The increase was primarily due to a $12.1 million increase in impairment charges on Bailey and Harper’s goodwill and intangible assets, partially offset by a decrease in the change in fair value of contingent consideration of $8.2 million.

Other Income (Expense)

Other expenses increased by $3.8 million to $5.9 million in the year ended December 31, 2022 compared to $2.1 million in the corresponding fiscal period in 2021. The increase in other expenses in 2022 was primarily due to amortization of debt discount and related interest expense on the Company’s various convertible notes and change in fair value of derivative liability, partially offset by PPP forgiveness.

Net Loss

Our net loss increased by $5.6 million to a loss of $38.0 million for the year ended December 31, 2022 compared to a loss of $32.4 million for the corresponding fiscal period in 2021 primarily due to our increased operating expenses and other expenses, partially offset by a higher gross profit in 2022 and tax benefit recorded in 2021.

Liquidity and Capital Resources

Each of DBG, Bailey, H&J and Stateside has historically satisfied our liquidity needs and funded operations with internally generated cash flow and borrowings and capital raises. Changes in working capital, most notably accounts receivable, are driven primarily by levels of business activity. Historically each of DBG, Bailey, H&J and Stateside has maintained credit line facilities to support such working capital needs and makes repayments on that facility with excess cash flow from operations.

As of December 31, 2022, we had cash of $1,283,282, but we had a working capital deficit of $32,064,398. The Company requires significant capital to meet its obligations as they become due. These factors raise substantial doubt about our Company’s ability to continue as a going concern. Throughout the next twelve months, the Company intends to fund its operations primarily from the funds raised through the equity line of credit agreement. The Company may pursue secondary offerings or debt financings to provide working capital and satisfy debt obligations. There can be no assurance as to the availability or terms upon which such financing and capital might be available in the future. If the Company is unable to secure additional funding, it may be forced to curtail or suspend its business plans. The report of our independent registered public accounting firm for the year ended December 31, 2022 included herein contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations.

Cash Flow Activities

The following table presents selected captions from our condensed statement of cash flows for the years ended December 31, 2022 and 2021:

	Year Ended
	December 31,
	2022	2021
Net cash provided by operating activities:
Net loss	$(38,043,362)	$(32,357,957)
Non-cash adjustments	$23,122,024	$17,758,597
Change in operating assets and liabilities	$4,350,447	$381,001
Net cash used in operating activities	$(10,570,889)	$(14,218,359)
Net cash used in investing activities	$(7,313,384)	$(6,011,053)
Net cash provided by financing activities	$18,639,161	$20,181,820
Net change in cash	$754,888	$(47,592)

Cash Flows Used In Operating Activities

Our cash used in operating activities decreased by $3.6 million to $10.6 million to cash used for the year ended December 31, 2022 as compared to cash used of $14.2 million for the corresponding fiscal period in 2021. The decrease in net cash used in operating activities was primarily driven by an increase in non-cash adjustments of $5.4 million and more cash provided by changes in our operating assets and liabilities in 2022, partially offset by an increase in our net loss in 2022.

Cash Flows Used in Investing Activities

Our cash used in investing activities was $7.3 million in the year ended December 31, 2022 as compared to cash used of $6.0 million for the corresponding fiscal period in 2021. Cash used in 2022 was primarily related to the cash consideration in the Sundry acquisition. Cash used in 2021 was primarily related to the cash consideration in the H&J and Stateside acquisitions.

Cash Flows Provided by Financing Activities

Cash provided by financing activities was $18.6 million for the year ended December 31, 2022 compared to cash provided of $20.2 million for the corresponding fiscal period in 2021. Cash inflows in 2022 were primarily related to $16.4 million in equity proceeds after offering costs, $10.2 million from convertible notes and loans, partially offset by note repayments of $7.4 million. Cash inflows in 2021 were primarily related to $8.6 million in net proceeds from the IPO after deducting underwriting discounts and commissions and offering expenses, as well as $1.4 million in net proceeds from the underwriter’s exercise of their over-allotment option.

Contractual Obligations and Commitments

In March 2017, we entered into a senior credit agreement with an outside lender for up to $4,000,000, dependent upon the achievement of certain milestones. The initial close amount was a minimum of $1,345,000. The loan bears interest at 12.5% per annum, compounded monthly, including fees. A 5% closing fee is due upon each closing, legal and accounting fees of up to $40,000, and management fees of $4,167 – $5,000 per month. In September 2022, the entire outstanding principal was converted into preferred stock.

As of December 31, 2022 we have $4.0 million in outstanding principal pertaining to our convertible notes which mature in February 2023. As of December 31, 2022, we have an additional 10.4 million in outstanding principal on other loans, primarily our promissory notes due to the Bailey44 and Sundry Sellers. Aside from our remaining non-current SBA obligations, all outstanding loans have maturity dates through 2023.

Off-Balance Sheet Arrangements and Future Commitments

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

This information required by this item may be found on pages F-1 through F-36 of this annual report on Form 10-K.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain “disclosure controls and procedures” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are designed to ensure that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives, and management necessarily applies its judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, who serve as our principal executive officer and principal financial and accounting officer, respectively, has evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2022. In making this evaluation, our management considered the material weakness in our internal control over financial reporting described below. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of such date.

We have initiated various remediation efforts, including the hiring of additional financial personnel/consultants with the appropriate public company and technical accounting expertise and other actions that are more fully described below. As such remediation efforts are still ongoing, we have concluded that the material weaknesses have not been fully remediated. Our remediation efforts to date have included the following:

•	We have made an assessment of the basis of accounting, revenue recognition policies and accounting period cutoff procedures. In some cases, we made the necessary adjustments to convert the basis of accounting from cash basis to accrual basis. In all cases we have done the required analytical work to ensure the proper cutoff of the financial position and results of operations for the presented accounting periods.

•	We have made an assessment of the current accounting personnel, financial reporting and information system environments and capabilities. Based on our preliminary findings, we have found these resources and systems lacking and have concluded that these resources and systems will need to be supplemented and/or upgraded. We are in the process of identifying a single, unified accounting and reporting system that can be used by the Company and Bailey, with the goal of ensuring consistency and timeliness in reporting, real time access to data while also ensuring ongoing data integrity, backup and cyber security procedures and processes.

•	We engaged external consultants with public company and technical accounting experience to facilitate accurate and timely accounting closes and to accurately prepare and review the financial statements and related footnote disclosures. We plan to retain these financial consultants until such time that the internal resources of the Company have been upgraded and the required financial controls have been fully implemented.

•	We have made an assessment on significant judgments and estimates, including impairment of long-lived assets and inventory valuation. We plan to take the steps as noted above to have the proper resources to conduct proper analyses on areas requiring judgments and estimates.

The actions that have been taken are subject to continued review, implementation and testing by management, as well as audit committee oversight. While we have implemented a variety of steps to remediate these weaknesses, we cannot assure you that we will be able to fully remediate them, which could impair our ability to accurately and timely meet our public company reporting requirements.

Notwithstanding the assessment that our internal controls over financial reporting are not effective and that material weaknesses exist, we believe that we have employed supplementary procedures to ensure that the financial statements contained in this filing fairly present our financial position, results of operations and cash flows for the reporting periods covered herein in all material respects.

Limitations on Effectiveness of Controls and Procedures

Our management, including our Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer), does not expect that our disclosure controls and procedures will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include, but are not limited to, the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Management believes that the material weakness set forth above did not have an effect on our financial results.

Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the year ended December 31, 2022 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.	OTHER INFORMATION

None.

ITEM 9C	DISCLOSURE REGARDING FOREIGN JURISDICTIONS THAT PREVENT INSPECTIONS

Not applicable.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the names, ages and titles of our directors, director nominees, executive officers and key personnel:

Executive Officers and Directors

The following table sets forth certain information with respect to our executive officers and directors as of December 31, 2022.

Name	Age	Position
Executive Officers and Directors
John Hilburn Davis IV	50	President and Chief Executive Officer
Laura Dowling	43	Chief Marketing Officer
Reid Yeoman	40	Chief Financial Officer
Mark T. Lynn	38	Director
Trevor Pettennude	55	Director
Jameeka Aaron	42	Director
Huong “Lucy” Doan	53	Director

Board Composition

Our board of directors may establish the authorized number of directors from time to time by resolution.

No current or pending member of our board of directors or Compensation Committee serves as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Executive Officers

John Hilburn Davis IV, “Hil”, has served as our President and Chief Executive Officer since March 2019 and a Director since November 2020. He joined DSLTD to overhaul its supply chain in March 2018. Prior to that, Mr. Davis founded two companies, BeautyKind and J.Hilburn. He founded and was CEO of BeautyKind from October 2013 to January 2018. He also founded and was CEO of J.Hilburn from January 2007 to September 2013, growing it from $0 to $55 million in revenues in six years. From 1998 to 2006 Mr. Davis worked as an equity research analyst covering consumer luxury publicly traded companies at Thomas Weisel Partners, SunTrust Robinson Humphrey and Citadel Investment Group. He graduated from Rhodes College in 1995 with a BA in Sociology and Anthropology. On December 16, 2021, Mr. Davis filed for personal bankruptcy through the filing of a Chapter 7 bankruptcy petition in Texas federal court.

Laura Dowling has served as our Chief Marketing Officer since February 2019. Prior to that she was the Divisional Vice President of Marketing & PR, North America at Coach from February 2016 to August 2018. At Coach Ms. Dowling led a team of 25 and was held accountable for $45 million profit and loss. From August 2011 to February 2016, she was the Director of Marketing & PR at Harry Winston and from March 2009 to August 2011 she was the Director of Wholesale Marketing at Ralph Lauren. Ms. Dowling holds both a Masters degree (2002) and Bachelors degree (2001) in Communications & Media Studies with a Minor in French from Fordham University.

Reid Yeoman has served as our Chief Financial Officer since October 2019. Mr. Yeoman is a finance professional with a core Financial Planning & Analysis background at major multi-national Fortune 500 companies — including Nike & Qualcomm. He has a proven track record of driving growth and expanding profitability with retail. From November 2017 to September 2019, Mr. Yeoman served as CFO/ COO at Hurley — a standalone global brand within the Nike portfolio — where he managed the full profit and loss/Balance Sheet, reporting directly to Nike and oversaw the brand’s logistics and operations. He is a native Californian and graduated with an MBA from UCLA’s Anderson School of Management in 2013 and a BA from UC Santa Barbara in 2004.

Nonemployee Board Members

Mark T. Lynn has been a director of our company since inception and served as our Co-Chief Executive Officer from September 2013 to the October 2018. Prior to joining us, until September 2011 he was Co-Founder of WINC, a direct-to-consumer e-commerce company which was then the fastest growing winery in the world, backed by Bessemer Venture Partners. Prior to Club W, Mr. Lynn co-founded a digital payments company that was sold in 2011. He holds a digital marketing certificate from Harvard Business School’s Executive Education Program.

Trevor Pettennude is a seasoned financial services executive. In 2013, Mr. Pettennude became the CEO of 360 Mortgage Group, where he oversees a team of 70 people generating over $1 billion of annual loan volume. He is also the founder and principal of Banctek Solutions, a global merchant service company which was launched in 2009 and which processes over $300 million of volume annually.

Jameeka Green Aaron became a director of our company in May 2021. Ms. Aaron is the Chief Information Security Officer at Auth0. Ms Aaron is responsible for the holistic security and compliance of Auth0’s platform, products, and corporate environment. Auth0 provides a platform to authenticate, authorize, and secure access for applications, devices, and users. Prior to her current role Ms. Aaron was the Chief Information Officer Westcoast Operations at United Legwear and Apparel. Her 20+ years of experience include serving as the Director of North American Technology and Director of Secure Code and Identity and Access Management at Nike, and as Chief of Staff to the CIO of Lockheed Martin Space Systems Company. Ms. Aaron is also a 9-year veteran of the United States Navy. Ms. Aaron’s dedication to service has extended beyond her military career. She is committed to advancing women and people of color in Science, Technology, Engineering, and Mathematics (STEM) fields she is an alumni of the U.S. State Department’s TechWomen program and the National Urban League of Young Professionals. Ms. Aaron currently sits on the board of the California Women Veterans Leadership Council, is an advisor for U.C. Riverside Design Thinking Program, and is a member of Alpha Kappa Alpha Sorority, Inc. Born in Stockton, California, Ms. Aaron holds a bachelor’s degree in Information Technology from the University of Massachusetts, Lowell. Ms. Aaron’s extensive corporate and leadership experience qualifies her to serve on our board of directors.

Huong “Lucy” Doan is a seasoned finance and strategy executive who brings expertise working with some of the world’s best-known brands. Since 2018, Ms. Doan serves as advisor to CEOs and founders of high-growth DTC, ecommerce and retail brands, in apparel and consumer products. In this capacity, she provides strategic guidance to successfully scale businesses while driving profitability, with focus on operational excellence and capital resource planning. In 2019, she became a board member of Grunt Style, a patriotic apparel brand. Prior, Ms. Doan spent 20 years in senior executive roles at Guitar Center, Herbalife International, Drapers & Damons, and Fox Television, where she built high performance teams to drive execution of business plans and growth strategies.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a charter adopted by our board of directors. The board of directors may also establish other committees from time to time to assist our company and the board of directors. The composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, NasdaqCM and SEC rules and regulations, if applicable. Each committee’s charter is available on our website at www.digitalbrandsgroup.co. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website.

Audit committee

Trevor Pettennude, Jameeka Green Aaron and Hong Doan serve on the audit committee, which is chaired by Trevor Pettennude. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and NasdaqCM, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of directors has designated Trevor Pettennude as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

Compensation committee

Trevor Pettennude, Jameeka Green Aaron and Hong Doan serve on the compensation committee, which is chaired by Jameeka Green Aaron. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable NasdaqCM rules. The compensation committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

•	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable NasdaqCM rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and recommending to the board of directors the compensation of our directors; and

•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement.

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Nominating and corporate governance committee

Trevor Pettennude, Jameeka Green Aaron and Hong Doan serve on the nominating and corporate governance committee, which is chaired by Hong Doan. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable NasdaqCM rules. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors’ criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders; and

•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

On December 16, 2021, Mr. Davis filed for personal bankruptcy through the filing of a Chapter 7 bankruptcy petition in Texas federal court. Except for Mr. Davis, none of our directors and officers has been affiliated with any company that has filed for bankruptcy within the last ten years. We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to us or any of our or has a material interest adverse to us or any of our subsidiaries.

Code of Conduct

The Company’s Code of Conduct applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Conduct is available on its website at www.digitalbrandsgroup.co. Information contained on or accessible through such website is not a part of this Annual Report, and the inclusion of the website address in this Annual Report is an inactive textual reference only. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports showing initial ownership of and changes in ownership of the Company’s common stock and other registered equity securities. Based solely upon our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2022, the Company believes that its directors and executive officers and persons who own more than 10% of a registered class of its equity securities have complied with all applicable Section 16(a) filing requirements for fiscal year 2022.

ITEM 11.	EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

The summary compensation table below shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2022 and 2021. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

	Fiscal			Option	Stock
Name and Principal Position	Year	Salary	Bonus	Awards	Awards(1)	Total
John “Hil” Davis	2022	$350,000	$—	$—	$—	$—
President and Chief Executive Officer	2021	$350,000	$—	$3,704,483	$233,184	$4,287,667
Laura Dowling	2022	$300,000	$—	$—	$—	$—
Chief Marketing Officer	2021	$300,000	$—	$691,135	$—	$991,135
Reid Yeoman	2022	$250,000	$—	$—	$—	$—
Chief Financial Officer	2021	$250,000	$—	$221,163	$—	$471,163

(1)	Upon closing of the IPO, 1,273 shares of common stock were issued to the CEO as conversion of an outstanding note payable and related accrued interest, accrued compensation and other consideration. As of a result of the transaction, the Company recorded an additional $233,184 in stock compensation expense, which is included in general and administrative expenses in the condensed consolidated statements of operations.

Executive Officer Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2022. The number of shares of common stock referred to in this “Executive Compensation” section gives effect to the one-for 100 share reverse stock split that we effectuated on November 3, 2022, unless the context clearly indicates otherwise.

Option Awards						Stock Awards
Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
								Number	Payout
			Equity					of	Value
			Incentive				Market	Unearned	of
			Plan			Number of	Value of	Shares,	Unearned
			Awards:			Shares or	Shares	Units or	Shares,
	Number of	Number of	Number of			Units of	or	Other	Units or
	Securities	Securities	Securities			Stock	Units of	Rights	Other
	Underlying	Underlying	Underlying			That Have	Stock That	That	Rights
	Unexercised	Unexercised	Unexercised	Option Exercise	Option	Not	Have	Have	That Have
	Options(#)	Options(#)	Unearned	Price	Expiration	Vested	Not	Not	Not
Name	Exercisable	Unexercisable	Options (#)	($)	Date	(#)	Vested	Vested	Vested
John “Hil” Davis	21,440	18,909	2,531	$421.88	May-23	—	—	—	—
Laura Dowling	4,640	3,968	672	$408.94	May-23	—	—	—	—
Reid Yeoman	1,760	1,354	406	$396.31	May-23	—	—	—	—

Employment Agreements

In December 2020, we entered into an offer letter with Mr. Davis, our Chief Executive Officer and a member of our board. The offer letter provides for an annual base salary of $350,000 effective October 1, 2020, and for Mr. Davis to be appointed to our board effective November 30, 2020. Effective January 1, 2021, Mr. Davis is also eligible to receive an annual bonus with a target of 175%, and with a range from 0% to a maximum of 225%, of his base salary based upon achievement of Company and individual goals. He is also eligible to participate in employee benefit plans that we offer to our other senior executives. In the event of a termination of his employment after June 30, 2021, Mr. Davis is eligible for severance benefits as may be approved by the Board. Mr. Davis is subject to our recoupment, insider trading and other company policies, a perpetual non-disclosure of confidential information covenant, a non-disparagement covenant and a non-solicitation of employees covenant. Mr. Davis’ offer letter also provided for an option grant exercisable for up to 2,144,000 shares of our common stock to him at a per share exercise price equal to the IPO price, of which 75% of the options vested on the effective date of the IPO and 25% of the options vest in accordance with the vesting schedule provided in the Company’s 2020 Stock Plan. Mr. Davis is an at- will employee and does not have a fixed employment term.

In December 2020, we entered into an offer letter with Ms. Dowling, our Chief Marketing Officer. The offer letter provides for an annual base salary of $300,000 effective upon the closing of the IPO. Effective January 1, 2021, Ms. Dowling is also eligible to receive an annual bonus with a target of 100%, and with a range from 0% to a maximum of 125%, of her base salary based upon achievement of Company and individual goals. She is also eligible to participate in employee benefit plans that we offer to our other senior executives. In the event of a termination of her employment after June 30, 2021, Ms. Dowling is eligible for severance benefits as may be approved by the Board. Ms. Dowling is subject to our recoupment, insider trading and other company policies, a perpetual non-disclosure of confidential information covenant, a non- disparagement covenant and a non-solicitation of employees covenant. Ms. Dowling’s offer letter also provided for an option grant exercisable for up to 288,000 shares of our common stock to her at a per share exercise price equal to the IPO price, of which 75% of the options vested on the effective date of the IPO and 25% of the options vest in accordance with the vesting schedule provided in the Company’s 2020 Stock Plan. Ms. Dowling is an at-will employee and does not have a fixed employment term.

In December 2020, we entered into an offer letter with Mr. Yeoman, our Chief Financial Officer. The offer letter provides for an annual base salary of $250,000 effective upon the closing of the IPO. Effective January 1, 2021, Mr. Yeoman is also eligible to receive an annual bonus with a target of 50%, and with a range from 0% to a maximum of 75%, of his base salary based upon achievement of Company and individual goals. He is also eligible to participate in employee benefit plans that we offer to our other senior executives.

In the event of a termination of his employment after June 30, 2021, Mr. Yeoman is eligible for severance benefits as may be approved by the Board. Mr. Yeoman is subject to our recoupment, insider trading and other company policies, a perpetual non-disclosure of confidential information covenant, a non- disparagement covenant and a non-solicitation of employees covenant. Mr. Yeoman’s offer letter also provided for an option grant 128,000 shares of our common stock to him at a per share exercise price equal to the IPO price, of which 75% of the options vested on the effective date of the IPO and 25% of the options vest in accordance with the vesting schedule provided in the Company’s 2020 Stock Plan. Mr. Yeoman is an at-will employee and does not have a fixed employment term.

Compensation of Directors

No obligations with respect to compensation for non-employee directors have been accrued or paid for any periods presented.

Going forward, our board of directors believes that attracting and retaining qualified non-employee directors will be critical to the future value growth and governance of our company. Our board of directors also believes that any compensation package for our non-employee directors should be equity-based to align the interest of these directors with our stockholders. On the effective date of the previous offerings, each of our director nominees were granted options to purchase 20,000 shares of common stock at a per share exercise price equal to the price of the shares of common stock per the offering. The options will vest over a one year period of time. We may in the future grant additional options to our non-employee directors although there are no current plans to do so. We do not currently intend to provide any cash compensation to our non- employee directors.

Directors who are also our employees will not receive any additional compensation for their service on our board of directors.

2020 Incentive Stock Plan

We have adopted a 2020 Omnibus Incentive Stock Plan (the “2020 Plan”). An aggregate of 33,000 shares of our common stock is reserved for issuance and available for awards under the 2020 Plan, including incentive stock options granted under the 2020 Plan. The 2020 Plan administrator may grant awards to any employee, director, and consultants of the company and its subsidiaries. To date, 27,320 grants (as adjusted for the Reverse Stock Split) have been made under the 2020 Plan and 5,680 shares remain eligible for issuance under the Plan.

The 2020 Plan is currently administered by the Compensation Committee of the Board as the Plan administrator. The 2020 Plan administrator has the authority to determine, within the limits of the express provisions of the 2020 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Board may at any time amend or terminate the 2020 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the 2020 Plan without the consent of the recipient. No awards may be made under the 2020 Plan after the tenth anniversary of its effective date.

Awards under the 2020 Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock Units, performance share or Unit awards, other stock-based awards and cash-based incentive awards.

Stock Options

The 2020 Plan administrator may grant to a participant options to purchase our common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the 2020 Plan administrator. The exercise price for stock options will be determined by the 2020 Plan administrator in its discretion, but non-qualified stock options and incentive stock options may not be less than 100% of the fair market value of one share of our company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. Stock options must be exercised within a period fixed by the 2020 Plan administrator that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years. At the 2020 Plan administrator’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of our common stock held by the participant or in any other form of consideration acceptable to the 2020 Plan administrator (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights

The 2020 Plan administrator may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The exercise price for a SAR will be determined by the 2020 Plan administrator in its discretion; provided, however, that in no event shall the exercise price be less than the fair market value of our common stock on the date of grant.

Restricted Shares and Restricted Units

The 2020 Plan administrator may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The 2020 Plan administrator also may award to a participant Units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted Units”). The terms and conditions of restricted share and restricted Unit awards are determined by the 2020 Plan administrator.

Performance Awards

The 2020 Plan administrator may grant performance awards to participants under such terms and conditions as the 2020 Plan administrator deems appropriate. A performance award entitles a participant to receive a payment from us, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the 2020 Plan administrator.

Other Stock-Based Awards

The 2020 Plan administrator may grant equity-based or equity-related awards, referred to as “other stock- based awards,” other than options, SARs, restricted shares, restricted Units, or performance awards. The terms and conditions of each other stock-based award will be determined by the 2020 Plan administrator. Payment under any other stock-based awards will be made in common stock or cash, as determined by the 2020 Plan administrator.

Cash-Based Awards

The 2020 Plan administrator may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees. The terms and conditions of each cash-based award will be determined by the 2020 Plan administrator.

2013 Stock Plan

Eligibility and Administration

Our employees, outside directors and consultants are eligible to receive nonstatutory options or the direct award or sale of shares under our 2013 Stock Plan, while only our employees are eligible to receive grants of ISOs under our 2013 Stock Plan. A person who owns more than 10% of the total combined voting power of all classes of our outstanding stock, of the outstanding common stock of our parent or subsidiary, is not eligible for the grant of an ISO unless the exercise prices is at least 110% of the fair market value of a share on the grant date and such ISO is not exercisable after five years from the grant date. The 2013 Stock Plan may be administered by a committee of the board of directors, and if no committee is appointed, then the board of directors. The board of directors has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2013 Stock Plan, subject to its express terms and conditions.

Shares Available and Termination

In the event that shares previously issued under the 2013 Stock Plan are reacquired, such shares will be added to the available shares for issuance under the 2013 Stock Plan. In the event that shares that would have otherwise been issuable under the 2013 Stock Plan were withheld in payment of the purchase price, exercise price, or withholding taxes, such shares will remain available for issuance under the 2013 Stock Plan. In the event that an outstand option or other right is cancelled or expired, the shares allocable to the unexcised portion of the option or other right will be added to the number of shares available under the 2013 Stock Plan.

The 2013 Stock Plan will terminate automatically 10 years after the later of (i) the date when the board of directors adopted the 2013 Stock Plan or (ii) the date when the board of directors approved the most recent increase in the number of shares reserved under the 2013 Stock Plan that was also approved by our stockholders.

Awards

The 2013 Stock Plan provides for the grant of shares of common stock and options, including ISO intended to qualify under Code Section 422 and nonstatutory options which are not intended to qualify. All awards under the 2013 Stock plan will be det forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations.

As of December 31, 2021, there were options to purchase up to 38,951 shares of our common stock at exercise prices between $94 and $415 expiring between June 2024 and May 2031.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The table below sets forth information regarding the projected beneficial ownership of our common stock immediately after the closing of this offering by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

•	each of our executive officers;

•	each of our directors and director nominees; and

•	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities in question. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of our common stock held by them.

Shares of common stock issuable pursuant to a stock option, warrant or convertible note that is currently exercisable or convertible, or is exercisable or convertible within 60 days after the date of determination of ownership, are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of the holder of the stock option, warrant or convertible note but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

The applicable percentage ownership “Before the Offering” in the following table is based on 5,746,079 shares of our common stock outstanding as of April 17, 2023. After giving effect to the exercise of the Pre-Funded Warrants and excludes as of such date:

•	Shares of common stock underlying the Warrants (other than any Pre-Funded Warrants);

•	Shares of common stock underlying other outstanding warrants, which include, without limitation, (i) warrants to acquire up to 781,958 shares of our common stock at exercise prices between $4.26 and $766 expiring between October 2021 and October 2030, (ii) Class B Warrants to acquire up to 1,818,181 shares of our common stock at an exercise price of $5.25 expiring December 2027, and (iii) Class C Warrants, to acquire up to 1,818,181 shares of our common stock at an exercise price of $5.25 expiring January 2024.

•	Outstanding stock options to acquire up to 38,951 shares of our common stock at exercise prices between $94 and $415 expiring between June 2024 and May 2031;

•	Up to 677,419 shares of our common stock issuable upon conversion of outstanding shares of Series A Preferred Stock;

•	Up to 58,300 shares of common stock issuable further to a $17.5 million equity line of credit; and

•	5,680 shares of our common stock reserved for future issuance under our 2020 Omnibus Incentive Plan.

The applicable percentage ownership “After the Offering” in the following table assumes the exercise of the Warrants and sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholders.

Unless otherwise indicated, the address for each officer, director and director nominee in the following table is c/o Digital Brands Group, Inc., 1400 Lavaca Street, Austin, TX 78701.

	Number of		Number of
	Shares	Percentage of	Shares	Percentage of
	Beneficially	Shares	Beneficially	Shares
	Owned	Outstanding	Owned	Outstanding
	Before	Before	After	After
Name of Beneficial Owner	Offering	Offering	Offering	Offering
Executive Officers and Directors
John “Hil” Davis(1)	17,136	*	17,136	*
Laura Dowling(2)	3,347	*	3,347	*
Reid Yeoman(3)	1,140	*	1,140	*
Mark Lynn(4)	5,074	*	5,074	*
Trevor Pettennude(5)	3,286	*	3,286	*
Jameeka Aaron(6)	150	*	150	*
Huong “Lucy” Doan(7)	200	*	200	*
All executive officers, directors and director nominees as a group (7 persons) (8)	30,333	*	30,333	*

*	Less than one percent.

(1)	Represents options exercisable at $40 per share.

(2)	Represents options to acquire up to 3,000 shares of common stock, exercisable at $40 per share and options to acquire up to 347 shares of common stock, exercisable at $328 per share.

(3)	Represents options to acquire up to 960 shares of common stock, exercisable at $4.00 per share and options to acquire up to 180 shares of common stock, exercisable at $328 per share.

(4)	Includes options to acquire up to 3,210 shares of common stock exercisable between $156 and $328 per share.

(5)	Includes options to acquire up to 749 shares of common stock exercisable between $156 and $328 per share.

(6)	Represents options exercisable at $40 per share.

(7)	Represents options exercisable at $356 per share.

(8)	Includes options to acquire up to 24,526 shares of common stock exercisable between $156 and $400.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On the effective date of the IPO, we granted stock options to acquire up to an aggregate of 267,200 shares to our Chief Executive Officer, Chief Marketing Officer and Chief Financial Officer at a per share exercise price equal to the initial public offering price of the shares.

DBG uses Banctek Solutions, a registered independent sales organization (ISO) of FirstData as its back- end payment processor. Trevor Pettennude is majority owner of Banctek Solutions. We started to use Banctek Solutions services prior to Mr. Pettennude’s involvements with DBG. Total expenses for the years ended December 31, 2022 and 2021 were approximately $0 and $14,000, respectively, and included in sales and marketing in the consolidated statements of operations.

As of December 31, 2022 and 2021, due to related parties includes advances from the former officer, Mark Lynn, who also serves as a director, totaling $104,568 and $104,568 respectively, and accrued salary and expense reimbursements of $100,649 and $126,706, respectively, to current officers. Upon closing of the IPO, 25,080 shares of common stock were issued to directors as conversion of balances owed.

In October 2022, the Company received advances from Trevor Pettennude totaling $325,000. The advances are unsecured, non-interest bearing and due on demand. As of December 31, 2022, the amounts were outstanding.

The current CEO, Hil Davis, previously advanced funds to the Company for working capital. These prior advances were converted to a note payable totaling $115,000. Upon closing of the IPO, 127,278 shares of common stock were issued to the CEO as conversion of the outstanding note payable and related accrued interest, accrued compensation and other consideration. As of a result of the transaction, the Company recorded an additional $233,184 in stock compensation expense, which is included in general and administrative expenses in the consolidated statements of operations.

A portion of the net proceeds of the IPO were used to pay salary and expenses to Laura Dowling, our Chief Marketing Officer, and Mark Lynn, a director. In addition, each of Mark Lynn, John “Hil” Davis, and Trevor Pettennude converted certain amounts owed to them into shares of common stock at the effective date of the IPO at a 30% discount to the IPO price as part of the debt conversion.

As of December 31, 2022 and 2021, H&J had an outstanding note payable of $129,1489 and $299,489, respectively, owned by the H&J Seller. The note matured in July 2022 and bears interest at 12% per annum. The parties are currently discussing extension options.

At the time of the Stateside acquisition, Moise Emquies was a member of the Board of Directors of the Company. The Stateside acquisition was unanimously approved by all of the members of the Company’s Board of Directors (other than Moise Emquies who recused himself).

We have been involved in a dispute with the former owners of H&J regarding our obligation to “true up” their ownership interest in our company further to that membership interest purchase agreement dated May 10, 2021 whereby we acquired all of the outstanding membership interests of H&J (as amended. the “H&J Purchase Agreement”). Further to the H&J Purchase Agreement, we agreed that if, at May 18, 2022, the one year anniversary of the closing date of our initial public offering, the product of the number of shares of our common stock issued at the closing of such acquisition multiplied by the average closing price per share of our shares of common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus the gross proceeds, if any, of shares of our stock issued to such sellers and sold by them during the one year period from the closing date of the offering does not exceed the sum of $9.1 million, less the value of any shares of common stock cancelled further to any indemnification claims or post-closing adjustments under the H&J Purchase Agreement, then we shall issue to the subject sellers an additional aggregate number of shares of common stock equal to any such valuation shortfall at a per share price equal to the then closing price per share of our common stock as quoted on the NasdaqCM. We did not honor our obligation to issue such shares and the former owner of H&J have claimed that they were damaged as a result. As part of a proposed settlement with such holders, we have tentatively agreed to the following: (i) to transfer all membership interests of H&J back to the original owners, (ii) to pay such owners the sum of $229,000, (iii) issue the former owners of H&J an aggregate of $1,400,000 worth of our common stock to be issued on May 16, 2023 based on the lower of (a) the stock closing price per share on May 15, 2023, and (b) the average common stock closing price based on the average of the 5 trading days preceding May 16, 2023, with the closing price on May 9, 2023. Such tentative terms are to be memorialized in definitive purchase agreements and as such there is no assurance that such arrangements will be finalized. As of the issuance date of these financial statements, the above terms and continued negotiations have been verbally approved by the Board.

Policies and Procedures for Related Person Transactions

Our board of directors intends to adopt a written related person policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Trevor Pettennude, Jameeka Aaron, and Huong “Lucy” Doan, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non- employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence.

ITEM 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table provides information regarding the fees billed to us by dbbmckennon, in the fiscal years ended December 31, 2022 and 2021. All fees described below were approved by the Board:

	For the Fiscal Years Ended
	December 31,
	2022	2021
Audit fees (1)	$252,000	$264,980
Audit related fees	90,810	62,418
Tax fees	—	—
All other fees (2)	18,488	85,703
Total fees	$361,298	$413,101

(1)	Audit fees includes fees associated with the annual audits of our financial statements, quarterly reviews of our financial statements, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Includes audit fees paid for pre-acquisition audits of the Company’s subsidiaries and other targets.

Pre-Approval Policy

Our audit committee is responsible for approving or pre-approving all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the independent auditor and pre-approve the related fees. Pursuant to its charter, the audit committee delegated to each of its members, acting singly, the authority to pre-approve any audit services if the need for consideration of a pre-approval request arises between regularly scheduled meetings, with such approval presented to the audit committee at its next scheduled meeting or as soon as practicable thereafter.

PART IV

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(1) Financial Statements

For a list of the financial information included herein, see Index to the Financial Statements on page F-1.

(2) Financial Statement Schedules

Schedules have been omitted because they are not applicable, not material or because the information is included in the consolidated financial statements or the notes thereto.

(3) Exhibits

The following is a list of exhibits filed as part of this Annual Report on Form 10-K.

Exhibits

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement dated October 14, 2020 among D. Jones Tailored Collection, LTD and Digital Brands Group (formerly known as Denim.LA, Inc.) (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.2	First Amendment to Membership Interest Purchase Agreement dated December 31, 2020 among D. Jones Tailored Collection, LTD and Digital Brands Group (formerly known as Denim.LA, Inc) (incorporated by reference to Exhibit 2.2 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.3	Agreement and Plan of Merger with Bailey 44, LLC dated February 12, 2020 among Bailey 44, LLC, Norwest Venture Partners XI, and Norwest Venture Partners XII, LP and Digital Brands Group (formerly known as Denim.LA, Inc) (incorporated by reference to Exhibit 2.3 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.4	Second Amendment to Membership Interest Purchase Agreement Dated May 10, 2021 among D. Jones Tailored Collection, LTD and Digital Brands Group (formerly known as Denim. LA, Inc.) (incorporated by reference to Exhibit 2.4 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.5	Membership Interest Purchase Agreement, dated August 30, 2021, by and between Moise Emquies and Digital Brands Group, Inc. (incorporated by reference to Exhibit 2.5 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.6	Membership Interest Purchase Agreement, dated January 18, 2022, by and among Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies, Sunnyside, LLC, and George Levy as the Sellers’ representative (incorporated by reference to Exhibit 1.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 20, 2022).
2.7	Amended and Restated Membership Interest Purchase Agreement, dated June 17, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on June 23, 2022).
2.8	Second Amended and Restated Membership Interest Purchase Agreement, dated October 13, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
3.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
3.2	Certificate of Designation of Series A Preferred Stock, dated August 31, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2022).
3.3	Certificate of Designation of Series A Convertible Preferred Stock, dated September 29, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).
3.4	Certificate of Correction of Series A Convertible Preferred Stock, dated October 3, 2022 (incorporated by reference to Exhibit 3.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).
3.5	Certificate of Amendment of Certificate of Incorporation of Digital Brands Group, Inc. dated October 13, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
3.6	Certificate of Amendment of Certificate of Incorporation of Digital Brands Group, Inc. dated October 21, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 26, 2022).
3.7	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.5 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
3.8	Amendment No. 1 to the Amended and Restated Bylaws of Digital Brands Group, Inc., as amended (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 12, 2022).
3.9	Amendment No. 2 to the Amended and Restated Bylaws of Digital Brands Group, Inc., as amended (incorporated by reference to Exhibit 3.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2022).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.2	Warrant Agency Agreement, including Form of Warrant Certificate (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 18, 2021).

Exhibit Number	Description
4.3	Representative’s Warrant Agreement (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 18, 2021).
4.4	Form of Lender’s Warrants (incorporated by reference to Exhibit 4.4 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.5	Form of Promissory Note, dated July 22, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 27, 2022).
4.6	Form of Warrant, dated July 22, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 27, 2022).
4.7	Form of Promissory Note, dated July 28, 2022, by Digital Brands Group, Inc. in favor the New Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 2, 2022).
4.8	Form of Warrant, dated July 28, 2022, by Digital Brands Group, Inc. in favor the New Investor (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 2, 2022).
4.9	Form of Promissory Notes issued to each of the Sellers, Jenny Murphy and Elodie Crichi (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
4.10	Registration Rights Agreement, dated August 30, 2021, by and between Digital Brands Group, Inc. and Moise Emquies (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2021).
4.11	Registration Rights Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (Note) (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2021).
4.12	Registration Rights Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (ELOC) (incorporated by reference to Exhibit 4.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2021).
4.13	Joinder and Amendment to Registration Rights Agreement, dated October 1, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 6, 2021).
4.14	Amendment to Registration Rights Agreement, dated November 16, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on November 19, 2021).
4.15	Registration Rights Agreement, dated April 8, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on April 12, 2022).
4.16	Registration Rights Agreement, dated July 22, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 27, 2022).
4.17	Registration Rights Agreement, dated September 29, 2022, by and among Digital Brands Group, Inc. and the Investor (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).
4.18	Underwriter’s Warrants issued to Alexander Capital L.P. on May 5, 2022 (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 10, 2022)
4.19	Underwriter’s Warrants issued to Revere Securities, LLC (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 10, 2022)
4.20	Form of Class B Warrant (incorporated by reference to Exhibit 4.27 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
4.21	Form of Class C Warrant (incorporated by reference to Exhibit 4.28 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
4.22	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.29 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
4.23	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.30 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
4.24	Registration Rights Agreement, dated December 29, 2022, by and among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).

Exhibit Number	Description
4.25	Registration Rights Agreement, dated December 30, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).
4.26	Form of Common Warrant (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
4.27	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
4.28	Form of Placement Agent Warrant(incorporated by reference to Exhibit 4.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
10.1	Form of Indemnification Agreement between the Registrant and each of its directors and officers (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.2#	Form of Option Agreement with each of John “Hil” Davis, Laura Dowling and Reid Yeoman (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.3#	Form of Board of Directors Agreement, entered into by each of the Director Nominees (incorporated by reference to Exhibit 10.4 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.4#	Consulting Agreement dated as of April 8, 2021 between Alchemy Advisory LLC and Digital Brands Group, Inc. (incorporated by reference to Exhibit 10.6 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.5#	2013 Stock Plan (incorporated by reference to Exhibit 10.7 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.6	Promissory Note, dated April 10, 2020, between Digital Brands Group (formally known as Denim.LA, Inc.) and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.16 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.7	Loan dated June 25, 2020, between Digital Brands Group and The Small Business Administration, an Agency of the U.S. Government (incorporated by reference to Exhibit 10.17 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.8	Promissory Note, dated April 5, 2020, between JPMorgan Chase Bank, N.A. and Bailey 44, LLC (incorporated by reference to Exhibit 10.18 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.9	Lease Agreement between 3926 Magazine Street Properties, LLC and Harper & Jones LLC, dated June 22, 2018 (incorporated by reference to Exhibit 10.19 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.10	Lease Agreement between Crosby 2100, LTD. and Harper & Jones LLC, dated April 4, 2018 (incorporated by reference to Exhibit 10.20 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.11	Amendment to Lease Agreement between Crosby 2100, LTD. and Harper & Jones LLC, dated December 23, 2020 (incorporated by reference to Exhibit 10.21 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.12	Lease Agreement between Pasha & Sina, Inc. and Harper & Jones LLC, dated February 27, 2019 (incorporated by reference to Exhibit 10.22 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.13	Lease Agreement between 850-860 South Los Angeles Street LLC and Bailey 44, LLC, dated April 27, 2016 (incorporated by reference to Exhibit 10.23 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.14	Lease Agreement between 850-860 South Los Angeles Street LLC and Bailey 44, LLC, dated April 16, 2018 (incorporated by reference to Exhibit 10.24 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.15	Lease Agreement among 45th Street, LLC, Sister Sam, LLC and Bailey 44, LLC dated January 17, 2013 (incorporated by reference to Exhibit 10.25 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).

Exhibit Number	Description
10.16	Amendment to Lease Agreement among 45th Street, LLC, Sister Sam, LLC and Bailey 44, LLC dated February 20, 2018 (incorporated by reference to Exhibit 10.26 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.17	Secured Promissory Note to Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP of Bailey 44, LLC (incorporated by reference to Exhibit 10.28 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.18	Securities Purchase Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.31 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.19	Senior Secured Convertible Promissory Note, dated August 27, 2021, by Digital Brands Group, Inc. in favor of Oasis Capital, LLC (incorporated by reference to Exhibit 10.32 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.20	Equity Purchase Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.33 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.21	Amended and Restated Securities Purchase Agreement, dated October 1, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.34 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.22	Senior Secured Convertible Promissory Note, dated October 1, 2021, by Digital Brands Group, Inc. in favor of FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.35 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.23	Security Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.36 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.24	Joinder and Amendment to Security Agreement, dated October 1, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.37 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.25	Securities Purchase Agreement, dated November 16, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.40 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.26	Senior Secured Convertible Promissory Note, dated November 16, 2021, by Digital Brands Group, Inc. in favor of FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.41 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.27	Waiver by FirstFire Global Opportunities Fund, LLC, dated November 16, 2021 (incorporated by reference to Exhibit 10.42 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.28	Waiver by Oasis Capital, LLC, dated November 16, 2021 (incorporated by reference to Exhibit 10.43 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.29	Registration Rights Agreement, dated April 8, 2022, by among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Current Report on Form 8-K, filed with the SEC on April 12, 2022).
10.30	Securities Purchase Agreement, dated April 8, 2022, by among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Current Report on Form 8-K, filed with the SEC on April 12, 2022).
10.31	Form of Warrant, dated April 8, 2022, by Digital Brands Group, Inc. in favor of the Investors (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Current Report on Form 8-K, filed with the SEC on April 12, 2022).
10.32+	Agreement for the Purchase and Sale of Future Receipts, dated March 21, 2022, between Digital Brands Group, Inc. and Advantage Platform Services Inc. d/b/a Advantage Capital Funding (incorporated by reference to Exhibit 10.45 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333- 264347), filed with the SEC on May 5, 2022).

Exhibit Number	Description
10.33+	Agreement for the Purchase and Sale of Future Receipts, dated March 29, 2022, between Digital Brands Group, Inc. and Advantage Platform Services Inc. d/b/a Advantage Capital Funding (incorporated by reference to Exhibit 10.46 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333- 264347), filed with the SEC on May 5, 2022).
10.34	First Amendment to Securities Purchase Agreement, dated July 28, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 2, 2022).
10.35	Securities Purchase Agreement, dated September 29, 2022, by and among Digital Brands Group, Inc. and the investor thereto (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).
10.36	Form of Securities Purchase Agreement, by and between Digital Brands Group, Inc. and the purchasers party thereto (incorporated by reference to Exhibit 10.38 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
10.37	Securities Purchase Agreement, dated December 29, 2022, by and among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).
10.38	Form of Promissory Note, dated December 29, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).
10.39	Form of Securities Purchase Agreement, dated as of January 11, 2023, by and among the Company and the purchasers party thereto (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
10.40	Form of Registration Rights Agreement, dated as of January 11, 2023, by and among the Company and the purchasers party thereto (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
10.41	Form of Warrant, dated December 29, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).
10.42	Form of Securities Purchase Agreement, dated April 7, 2023, by and among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on April 13, 2023).
10.43	Form of Promissory Note, dated April 7, 2023, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on April 13, 2023).
21.1	List of Subsidiaries of the Registrant. (incorporated by reference to Exhibit 21.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1 (Reg. No. 333-269463), filed with the SEC on January 30, 2023).
23.1*	Consent of dbbmckennon for Digital Brands Group, Inc.
31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a)
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a)
32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350
32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350
101.INS*	Inline XBRL Instance
101.SCH*	Inline XBRL Taxonomy Extension Schema
101.CAL*	Inline XBRL Taxonomy Extension Calculation
101.LAB*	Inline XBRL Taxonomy Extension Labels
101.PRE*	Inline XBRL Taxonomy Extension Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL and contained in Exhibit 101)

*           Filed herewith.

**         Furnished herewith

#           Indicates management contract or compensatory plan or arrangement.

ITEM 16.	FORM 10-K SUMMARY

None.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

	By:	/s/ John Hilburn Davis IV
April 17, 2023	Name:	John Hilburn Davis IV
	Title:	Director, President and Chief Executive Officer

Name	Position	Date

/s/ John Hilburn Davis IV	Director, President and Chief Executive Officer	April 17, 2023
John Hilburn Davis IV	(Principal Executive Officer)

/s/ Reid Yeoman	Chief Financial Officer	April 17, 2023
Reid Yeoman	(Principal Financial and Accounting Officer)

/s/ Mark T. Lynn	Director	April 17, 2023
Mark T. Lynn

/s/ Trevor Pettennude	Director	April 17, 2023
Trevor Pettennude

/s/ Jameeka Aaron Green	Director	April 17, 2023
Jameeka Aaron Green

/s/ Huong “Lucy” Doan	Director	April 17, 2023
Huong “Lucy” Doan

DIGITAL BRANDS GROUP, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Digital Brands Group, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Digital Brands Group, Inc. and subsidiaries (collectively, the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Correction of Error

As described in Note 2 to the consolidated financial statements, the Company corrected the classification of certain costs and expenses, and accordingly, restated amounts included in the 2021 consolidated statement of operations to conform with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s net losses from inception, negative cash flow from operations, and lack of liquidity raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ dbbmckennon (Firm No. 3501)

Newport Beach, California

April 17, 2023

We have served as the Company’s auditor since 2018

F-2

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,283,282	$528,394
Accounts receivable, net	628,386	89,394
Due from factor, net	839,400	985,288
Inventory	5,225,282	2,755,358
Prepaid expenses and other current assets	853,044	417,900
Total current assets	8,829,394	4,776,334
Deferred offering costs	—	367,696
Property, equipment and software, net	76,657	97,265
Goodwill	10,103,812	18,264,822
Intangible assets, net	14,427,503	12,841,313
Deposits	198,341	137,794
Right of use asset, net	102,349	—
Total assets	$33,738,056	$36,485,224

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$8,098,165	$6,562,690
Accrued expenses and other liabilities	4,457,115	2,237,145
Deferred revenue	202,129	276,397
Due to related parties	556,225	277,635
Contingent consideration liability	12,098,475	12,179,476
Convertible note payable, net	2,721,800	100,000
Accrued interest payable	1,561,795	1,110,679
Note payable - related party	129,489	299,489
Venture debt, net of discount	—	6,001,755
Loan payable, current	1,966,250	2,502,000
Promissory note payable	9,000,000	3,500,000
Right of use liability, current portion	102,349	—
Total current liabilities	40,893,792	35,047,266
Convertible note payable, net	—	5,501,614
Loan payable	297,438	713,182
Derivative liability	—	2,294,720
Warrant liability	—	18,223
Total liabilities	41,191,230	43,575,005

Commitments and contingencies

Stockholders’ deficit:
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both December 31, 2022 and 2021	—	—
Series A preferred stock, $0.0001 par, 1 share authorized, no shares issued and outstanding as of December 31, 2022 or 2021	—	—
Series A convertible preferred stock, $0.0001 par, 6,800 shares designated, 6,300 shares issued and outstanding as of December 31, 2022, none authorized or outstanding as of December 31, 2021	1	—
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 4,468,939 and 130,018 shares issued and outstanding as of December 31, 2022 and 2021, respectively	447	13
Additional paid-in capital	96,293,694	58,614,160
Accumulated deficit	(103,747,316)	(65,703,954)
Total stockholders’ deficit	(7,453,174)	(7,089,781)
Total liabilities and stockholders’ deficit	$33,738,056	$36,485,224

See the accompanying notes to the consolidated financial statements.

F-3

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2022	2021
		As Restated
Net revenues	$13,971,178	$7,584,859
Cost of net revenues	8,030,908	5,716,587
Gross profit	5,940,270	1,868,272
Operating expenses:
General and administrative	16,371,536	16,752,516
Sales and marketing	4,950,635	3,810,583
Distribution	611,569	489,371
Impairment	15,539,332	3,400,000
Change in fair value of contingent consideration	564,303	8,764,460
Total operating expenses	38,037,375	33,216,930
Loss from operations	(32,097,105)	(31,348,658)
Other income (expense):
Interest expense	(9,014,337)	(3,663,921)
Other non-operating income (expenses)	3,068,080	1,554,502
Total other income (expense), net	(5,946,257)	(2,109,419)
Income tax benefit (provision)	—	1,100,120
Net loss	$(38,043,362)	$(32,357,957)

Weighted average common shares outstanding - basic and diluted	771,297	76,289
Net loss per common share - basic and diluted	$(49.32)	$(424.15)

See the accompanying notes to the consolidated financial statements.

F-4

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Series Seed		Series A		Series A-2		Series A-3		Series CF		Series B		Series A Convertible				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2020	20,714,518	$2,071	5,654,072	$565	5,932,742	$593	9,032,330	$904	836,331	$83	20,754,717	$2,075	—	$—	6,642	$1	$27,482,060	$(33,345,997)	$(5,857,645)
Conversion of preferred stock into common stock	(20,714,518)	(2,071)	(5,654,072)	(565)	(5,932,742)	(593)	(9,032,330)	(904)	(836,331)	(83)	(20,754,717)	(2,075)	—	—	40,272	4	6,287	—	—
Issuance of common stock in public offering	—	—	—	—	—	—	—	—	—	—	—	—	—	—	24,096	2	10,000,000	—	10,000,002
Offering costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,116,957)	—	(2,116,957)
Exercise of over-allotment option, net of offering costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3,614	—	1,364,997	—	1,364,997
Conversion of debt into common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	11,352	1	2,680,288	—	2,680,289
Conversion of related party notes and payables into common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,524	—	257,515	—	257,515
Common stock issued in connection with business combination	—	—	—	—	—	—	—	—	—	—	—	—	—	—	32,943	3	11,428,735	—	11,428,738
Exercise of warrants	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3,869	—	1,768,046	—	1,768,046
Common stock issued pursuant to consulting agreement	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,415	—	595,500	—	595,500
Issuance of common stock pursuant to equity line of credit	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,264	—	367,696	—	367,696
Common stock and warrants issued in connection with notes	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,300	—	501,658	—	501,658
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	727	—	4,278,337	—	4,278,337
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(32,357,957)	(32,357,957)
Balances at December 31, 2021	-	—	—	—	-	—	—	—	—	—	—	—	—	—	130,018	13	58,614,160	(65,703,954)	(7,089,781)
Issuance of common stock in public offering	—	—	—	—	—	—	—	—	—	—	—	—	—	—	373,898	37	9,347,413	—	9,347,450
Issuance of common stock and exercise of pre-funded warrants in public offering	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,818,181	182	9,999,814	—	9,999,996
Offering costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,921,646)	—	(2,921,646)
Common stock issued in connection with business combination	—	—	—	—	—	—	—	—	—	—	—	—	—	—	90,909	9	999,991	—	1,000,000
Common stock issued pursuant to consulting agreement	—	—	—	—	—	—	—	—	—	—	—	—	—	—	750	—	123,000	—	123,000
Warrant and common shares issued with notes	—	—	—	—	—	—	—	—	—	—	—	—	—	—	60,000	6	1,368,735	—	1,368,741
Conversion of notes and derivative liability into common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,995,183	200	11,983,189	—	11,983,389
Conversion of venture debt into Series A convertible preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	6,300	1	—	—	6,299,999	—	6,300,000
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	479,038	—	479,038
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(38,043,362)	(38,043,362)
Balances at December 31, 2022	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	6,300	$1	4,468,939	$447	$96,293,694	$(103,747,316)	$(7,453,174)

See the accompanying notes to the consolidated financial statements.

F-5

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(38,043,362)	$(32,357,957)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,226,376	1,220,736
Amortization of loan discount and fees	6,506,384	1,382,222
Stock-based compensation	602,038	4,800,337
Fees incurred in connection with debt financings	568,149	560,309
Change in fair value of warrant liability	(18,223)	11,958
Change in fair value of derivative liability	(1,354,434)	(910,204)
Change in fair value of contingent consideration	564,303	8,764,460
Impairment of goodwill and intangible assets	15,539,332	3,400,000
Forgiveness of Payroll Protection Program	(1,760,755)	(407,994)
Change in credit reserve	(118,840)	36,893
Deferred offering costs	367,696	—
Deferred income tax benefit	—	(1,100,120)
Changes in operating assets and liabilities:
Accounts receivable, net	(475,036)	150,288
Due from factor, net	655,708	(399,701)
Inventory	471,831	(911,293)
Prepaid expenses and other current assets	(402,515)	(151,917)
Accounts payable	919,131	456,690
Accrued expenses and other liabilities	1,992,649	834,489
Deferred revenue	(74,268)	4,882
Due to related parties	278,590	(63,550)
Accrued interest	984,358	461,113
Net cash used in operating activities	(10,570,889)	(14,218,359)
Cash flows from investing activities:
Cash acquired (consideration) pursuant to business combination	(7,247,303)	(5,936,757)
Purchase of property, equipment and software	(5,533)	(43,179)
Deposits	(60,548)	(31,117)
Net cash used in investing activities	(7,313,384)	(6,011,053)
Cash flows from financing activities:
Repayments of related party notes	(170,000)	—
Advances (repayments) from factor	(3,096)	(41,200)
Repayment of contingent consideration	(645,304)	—
Proceeds from venture debt	237,500	—
Issuance of loans payable	3,280,360	2,779,910
Repayments of convertible and promissory notes	(7,437,349)	(2,006,628)
Issuance of convertible notes payable	6,951,250	8,433,650
Proceeds from public offering	19,347,446	10,000,002
Exercise of over-allotment option with public offering, net	—	1,364,997
Exercise of warrants	—	1,768,046
Offering costs	(2,921,646)	(2,116,957)
Net cash provided by financing activities	18,639,161	20,181,820
Net change in cash and cash equivalents	754,888	(47,592)
Cash and cash equivalents at beginning of period	528,394	575,986
Cash and cash equivalents at end of period	$1,283,282	$528,394

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$734,869	$902,089

Supplemental disclosure of non-cash investing and financing activities:
Conversion of notes, warrants and derivatives into common stock	$11,983,389	$2,680,289
Right of use asset	$102,349	$—
Warrant and common shares issued with notes	$1,368,741	$—
Derivative liability in connection with convertible note	$559,957	$3,204,924
Conversion of venture debt into preferred stock	$6,300,000	$—
Conversion of related party notes and payables into preferred and common stock	$—	$257,515
Conversion of preferred stock into common stock	$—	$6,291
Conversion of contingent consideration into common stock	$—	$73,500
Common shares issued pursuant to equity line of credit	$—	$367,696

See the accompanying notes to the consolidated financial statements.

F-6

DIGITAL BRANDS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Digital Brands Group, Inc. (the “Company” or “DBG”), was organized on September 17, 2012 under the laws of Delaware as a limited liability company under the name Denim.LA LLC. The Company converted to a Delaware corporation on January 30, 2013 and changed its name to Denim.LA, Inc. Effective December 31, 2020, the Company changed its name to Digital Brands Group, Inc. (DBG).

On February 12, 2020, Denim.LA, Inc. entered into an Agreement and Plan of Merger with Bailey 44, LLC (“Bailey”), a Delaware limited liability company. On the acquisition date, Bailey 44 , LLC became a wholly owned subsidiary of the Company. See Note 4.

On May 18, 2021, the Company closed its acquisition of Harper & Jones, LLC (“H&J”) pursuant to its Membership Interest Stock Purchase Agreement with D. Jones Tailored Collection, Ltd. to purchase 100% of the issued and outstanding equity of Harper & Jones, LLC. On the acquisition date, H&J became a wholly owned subsidiary of the Company. See Note 4.

On August 30, 2021, the Company closed its acquisition of Mosbest, LLC dba Stateside (“Stateside”) pursuant to its Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Stateside. On the acquisition date, Stateside became a wholly owned subsidiary of the Company. See Note 4.

On December 30, 2022, the Company closed its previously announced acquisition of Sunnyside, LLC dba Sundry (“Sundry”) pursuant to its Second Amended and Restated Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Sundry. On the acquisition date, Sundry became a wholly owned subsidiary of the Company. See Note 4.

Reverse Stock Split

On May 12, 2021, the Board of Directors approved a one-for-15.625 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock (see Note 8). Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

On October 21, 2022, the Board of Directors approved a one-for-100 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of November 3, 2022. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

Initial Public Offering

On May 13, 2021, the Company’s registration statement on Form S-1 relating to its initial public offering of its common stock (the “IPO”) was declared effective by the Securities and Exchange Commission (“SEC”). Further to the IPO, which closed on May 18, 2021, the Company issued and sold 24,096 shares of common stock at a public offering price of $415 per share. Additionally, the Company issued warrants to purchase 27,771 shares, which includes 3,614 warrants sold upon the partial exercise of the over-allotment option. The aggregate net proceeds to the Company from the IPO, were $8.6 million after deducting underwriting discounts and commissions of $0.8 million and direct offering expenses of $0.6 million. Concurrent with this offering, the Company acquired H&J (see Note 4). The Company incurred an additional $0.6 million in offering costs related to the IPO that were not paid directly out of the proceeds from the offering.

F-7

NOTE 2: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $38,043,362 and $32,357,957 for the years ended December 31, 2022 and 2021, respectively, and has incurred negative cash flows from operations for the years ended December 31, 2022 and 2021. The Company has historically lacked liquidity to satisfy obligations as they come due and as of December 31, 2022, and the Company had a working capital deficit of $32,064,398. These factors, among others, arise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying consolidated financial statements do not include any adjustments as a result of this uncertainty.

The Company’s ability to continue as a going concern for the next 12 months from the date the financial statements were available to be issued is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of capital stock and debt. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. No assurance can be given that the Company will be successful in these efforts.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Bailey, H&J, Stateside and Sundry from the dates of acquisition. All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Restatement of Previously Issued Financial Statements

Certain prior year accounts have been reclassified to conform with current year presentation pertaining to cost of net revenue and general and administrative expenses. The Company has reclassified $1,027,387 in general and administrative expenses per previously reported financial statements to cost of net revenues in the accompanying consolidated statements of operations for the year ended December 31, 2021.

The reclassified costs from general and administrative expense to cost of net revenues made in the fourth quarter of 2022 and 2021 are fixed in nature as they are personnel and warehouse related costs. The impact of the reclassification was approximately $290,000 for each of the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. The impact of the reclassification was approximately $255,000 for each of the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.

F-8

Cash and Equivalents and Concentration of Credit Risk

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. As of December 31, 2022 and 2021, the Company did not hold any cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits of $250,000.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, due from factor, prepaid expenses, accounts payable, accrued expenses, deferred revenue, due to related parties, related party note payable, accrued interest, loan payable and convertible debt. The carrying value of these assets and liabilities is representative of their fair market value, due to the short maturity of these instruments.

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy used to determine such fair values:

	Fair Value Measurements
	as of December 31, 2022 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$—	$—	$—	$—
Contingent consideration	—	—	12,098,475	12,098,475
Derivative liability	—	—	—	—
	$—	$—	$12,098,475	$12,098,475

	Fair Value Measurements
	as of December 31, 2021 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$—	$18,223	$—	$18,223
Contingent consideration	—	—	12,179,476	12,179,476
Derivative liability	—	—	2,294,720	2,294,720
	$—	$18,223	$14,474,196	$14,492,419

F-9

Warrant Liability

Certain of the Company’s common stock warrants are carried at fair value. As of December 31, 2020, the fair value of the Company’s common stock warrant liabilities was measured under the Level 3 hierarchy using the Black-Scholes pricing model as the Company’s underlying common stock had no observable market price (see Note 10). The warrant liability was valued using a market approach. Upon the IPO, the warrant liabilities were valued using quoted prices of identical assets in active markets, and was reclassified under the Level 2 hierarchy. Changes in common stock warrant liability during the years ended December 31, 2022 and 2021 are as follows:

Warrant
Liability
Outstanding as of December 31, 2020	$6,265
Change in fair value	11,958
Outstanding as of December 31, 2021	18,223
Change in fair value	(18,223)
Outstanding as of December 31, 2022	$—

Contingent Consideration

The Company records a contingent consideration liability relating to stock price guarantees included in its acquisition and consulting agreements. The estimated fair value of the contingent consideration is recorded using significant unobservable measures and other fair value inputs and is therefore classified as a Level 3 financial instrument.

The Company estimates and records the acquisition date fair value of contingent consideration as part of purchase price consideration for acquisitions. Additionally, each reporting period, the Company estimates changes in the fair value of contingent consideration and recognizes any change in fair in the consolidated statement of operations. The estimate of the fair value of contingent consideration requires very subjective assumptions to be made of future operating results, discount rates and probabilities assigned to various potential operating result scenarios. Future revisions to these assumptions could materially change the estimate of the fair value of contingent consideration and, therefore, materially affect the Company’s future financial results. The contingent consideration liability is to be settled with the issuance of shares of common stock once contingent provisions set forth in respective acquisition agreements have been achieved. Upon achievement of contingent provisions, respective liabilities are relieved and offset by increases to common stock and additional paid-in capital in the stockholders’ equity section of the Company’s consolidated balance sheets.

The fair value of the contingent consideration liability related to the Company’s business combinations is valued using the Monte Carlo simulation model. The Monte Carlo simulation inputs include the stock price, volatility of common stock, timing of settlement and resale restrictions and limits. The fair value of the contingent consideration is then calculated based on guaranteed equity values at settlement as defined in the acquisition agreements. Changes in contingent consideration liability during the years ended December 31, 2022 and 2021 are as follows:

Contingent
Consideration
Liability
Balance as of December 31, 2020	$—
Initial recognition in connection with acquisition of Harper & Jones	3,421,516
Stock price guarantee per consulting agreement	67,000
Conversion into shares	(73,500)
Change in fair value	8,764,460
Outstanding as of December 31, 2021	12,179,476
Repayments to Harper & Jones seller	(645,304)
Change in fair value	564,303
Outstanding as of December 31, 2022	$12,098,475

F-10

During the year ended December 31, 2022, the Company utilized the following inputs for the fair value of the contingent consideration: volatilities of 79.3% and 88.9%, risk-free rate of 0.25%, expected share increase of 5% per annum, and the guaranteed stock price of $828 for Bailey and $415 for Harper & Jones.

The detail of contingent consideration by company is as follows:

	December 31,
	2022	2021
Bailey	$10,698,475	7,935,016
Harper & Jones	1,400,000	4,244,460
	$12,098,475	$12,179,476

The contingent consideration liabilities were revalued for a final time as of May 18, 2022, the anniversary date of the Company’s initial public offering. As of the date of the issuance of these financial statements, the contingent consideration liabilities were not yet settled with shares.

In December 2022, the Company paid $645,304 to the H&J Seller to partially reduce the contingent consideration balance owed. The Company and the H&J Seller are in the process of amending the May 2021 purchase agreement to determine the ultimate settlement of the Company’s common stock to the H&J Seller by May 16, 2023. Refer to Note 12.

Derivative Liability

In connection with the Company’s convertible notes, the Company recorded a derivative liability (see Note 7). The estimated fair value of the derivative liability is recorded using significant unobservable measures and other fair value inputs and is therefore classified as a Level 3 financial instrument.

The fair value of the derivative liability is valued using a multinomial lattice model. The multinomial lattice inputs include the underlying stock price, volatility of common stock and remaining term of the convertible note. Changes in derivative liability during the years ended December 31, 2022 and 2021 are as follows:

Derivative
Liability
Outstanding as of December 31, 2020	$—
Initial fair value on issuance of convertible note	3,204,924
Change in fair value	(910,204)
Outstanding as of December 31, 2021	2,294,720
Initial fair value on issuance of convertible note	559,957
Conversion of underlying notes into common stock	(1,500,243)
Change in fair value	(1,354,434)
Outstanding as of December 31, 2022	$—

During the year ended December 31, 2022, the Company utilized the following inputs for the fair value of the derivative liability: volatility of 70.9% - 96.7%, risk-free rate of 2.71% - 3.74%, and remaining term ranging from .08 years - 0.62 years.

The change in fair value of the derivative liability is included in other non-operating income (expense), net in the consolidated statements of operations.

Inventory

Inventory is stated at the lower of cost or net realizable value and accounted for using the weighted average cost method for DSTLD and H&J and first-in, first-out method for Bailey, Stateside and Sundry. The inventory balances as of December 31, 2022 and 2021 consist substantially of finished good products purchased or produced for resale, as well as any raw materials the Company purchased to modify the products and work in progress.

F-11

Inventory consisted of the following:

	December 31,
	2022	2021
Raw materials	$1,611,134	$292,167
Work in process	888,643	242,673
Finished goods	2,725,505	2,220,519
Inventory	$5,225,282	$2,755,358

Property, Equipment, and Software

Property, equipment, and software are recorded at cost. Depreciation/amortization is recorded for property, equipment, and software using the straight-line method over the estimated useful lives of assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. The balances at December 31, 2022 and 2021 consist of software with three (3) year lives, property and equipment with three (3) to ten (10) year lives, and leasehold improvements which are depreciated over the shorter of the lease life or expected life.

Depreciation and amortization charges on property, equipment, and software are included in general and administrative expenses and amounted to $75,126 and $92,213 for the years ended December 31, 2022 and 2021, respectively.

Business Combinations

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

Goodwill represents the excess of the purchase price of an acquired entity over the fair value of identifiable tangible and intangible assets acquired and liabilities assumed in a business combination.

Intangible assets are established with business combinations and consist of brand names and customer relationships. Intangible assets with finite lives are recorded at their estimated fair value at the date of acquisition and are amortized over their estimated useful lives using the straight-line method. The estimated useful lives of amortizable intangible assets are as follows:

Customer relationships	3 years

Impairment

Long-Lived Assets

The Company reviews its long-lived assets (property and equipment and amortizable intangible assets) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Goodwill

Goodwill and identifiable intangible assets that have indefinite useful lives are not amortized, but instead are tested annually for impairment and upon the occurrence of certain events or substantive changes in circumstances. The annual goodwill impairment test allows for the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An entity may choose to perform the qualitative assessment on none, some or all of its reporting units or an entity may bypass the qualitative assessment for any reporting unit and proceed directly to step one of the quantitative impairment test. If it is determined, on the basis of qualitative factors, that the fair value of a reporting unit is, more likely than not, less than its carrying value, the quantitative impairment test is required.

F-12

The quantitative impairment test calculates any goodwill impairment as the difference between the carrying amount of a reporting unit and its fair value, but not to exceed the carrying amount of goodwill. It is our practice, at a minimum, to perform a qualitative or quantitative goodwill impairment test in the fourth quarter every year.

Indefinite-Lived Intangible Assets

Indefinite-lived intangible assets established in connection with business combinations consist of the brand name. The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Annual Impairment Tests

At December 31, 2021, management determined that certain events and circumstances occurred, primarily the continued reduction in revenues partially as a result of COVID-19, that indicated that the carrying value of the Company’s brand name asset pertaining to Bailey44 may not be recoverable. As such, the Company compared the estimated fair value of the brand name with its carrying value and recorded an impairment loss of $3,400,000 in the consolidated statements of operations.

At December 31, 2022, management determined that certain events and circumstances occurred that indicated that the carrying value of the Company’s brand name assets, and the carrying amount of the reporting units, pertaining to Bailey44 and Harper & Jones may not be recoverable. The qualitative assessment was primarily due to reduced or stagnant revenues of both entities as compared to the Company’s initial projections at the time of each respective acquisition, as well as the entities’ liabilities in excess of assets. As such, the Company compared the estimated fair value of the brand names with its carrying value and recorded an impairment loss of $3,667,000 in the consolidated statements of operations. Additionally, the Company compared the fair value of the reporting units to the carrying amounts and recorded an impairment loss of $11,872,332 pertaining to goodwill in the consolidated statements of operations. The following is a summary of goodwill and intangible impairment recorded pertaining to each entity:

	Year Ended
	December 31,
	2022	2021
Bailey brand name	$2,182,000	$3,400,000
Harper & Jones brand name	1,485,000	—
Total impairment of intangibles	3,667,000	3,400,000
Bailey goodwill	3,321,095	—
Harper & Jones goodwill	8,551,237	—
Total impairment of goodwill	11,872,332	—
Total impairment	$15,539,332	$3,400,000

In determining the fair value of the respective reporting units, management estimated the price that would be received to sell the reporting unit as a whole in an orderly transaction between market participants at the measurement date. This includes reviewing market comparables such as revenue multipliers and assigning certain assets and liabilities to the reporting units, such as the respective working capital deficits of each entity and debt obligations that would need to be assumed by a market participant buyer in an orderly transaction. The Company calculated the carrying amounts of each reporting unit by utilizing the entities’ assets and liabilities at December 31, 2022, including the carrying value of the identifiable intangible assets and goodwill assigned to the respective reporting units.

Refer to Note 12 for the related developments with H&J.

F-13

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Accounting for Preferred Stock

ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity.

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument.

If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, liability accounting is not required by the Company. The Company has presented preferred stock within stockholders’ equity.

Costs incurred directly for the issuance of the preferred stock are recorded as a reduction of gross proceeds received by the Company, resulting in a discount to the preferred stock. The discount is not amortized.

Revenue Recognition

Revenues are recognized when performance obligations are satisfied through the transfer of promised goods to the Company’s customers. Control transfers upon shipment of product and when the title has been passed to the customers. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance. The Company provides the customer the right of return on the product and revenue is adjusted based on an estimate of the expected returns based on historical rates. The Company considers the sale of products as a single performance obligation. Sales tax collected from customers and remitted to taxing authorities is excluded from revenue and is included in accrued expenses. Revenue is deferred for orders received for which associated shipments have not occurred.

The reserve for returns totaled $307,725 and $33,933 as of December 31, 2022 and 2021, respectively, and is included in accrued expenses and other liabilities in the accompanying consolidated balance sheets.

Cost of Revenues

Cost of revenues consists primarily of inventory sold and related freight-in. Cost of revenues includes direct labor pertaining to our inventory production activities and an allocation of overhead costs including rent and insurance. Cost of revenues also includes inventory write-offs and reserves.

F-14

Shipping and Handling

The Company recognizes shipping and handling billed to customers as a component of net revenues, and the cost of shipping and handling as distribution costs. Total shipping and handling billed to customers as a component of net revenues was approximately $72,000 and $23,000 for the years ended December 31, 2022 and 2021, respectively. Total shipping and handling costs included in distribution costs were approximately $525,000 and $423,000, respectively.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising and promotional expense for the years ended December 31, 2022 and 2021 amounted to approximately $1,178,000 and $240,000, respectively. The amounts are included in sales and marketing expense.

General and Administrative

General and administrative expenses consist primarily of compensation and benefits costs, professional services and information technology. General and administrative expenses also include payment processing fees, design and warehousing fees.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedging relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2022 and 2021, the Company did not have any derivative instruments that were designated as hedges.

Stock Option and Warrant Valuation

Stock option and warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model. For warrants and stock options issued to non- employees, the Company accounts for the expected life based on the contractual life of the warrants and stock options. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, the Company uses comparable public companies as a basis for its expected volatility to calculate the fair value of options grants. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options. The number of stock award forfeitures are recognized as incurred.

Stock-Based Compensation

The Company accounts for stock-based compensation costs under the provisions of ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or cancelled during the periods reported. Stock-based compensation is recognized as an expense over the employee’s requisite vesting period and over the nonemployee’s period of providing goods or services.

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

F-15

Deferred Offering Costs

The Company complies with the requirements of ASC 340, Other Assets and Deferred Costs, with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed. As of December 31, 2020, the Company had capitalized $214,647 in deferred offering costs. Upon completion of the IPO in May 2021, all capitalized deferred offering costs were charged to additional paid-in capital. As of December 31, 2021, the Company capitalized $367,696 in deferred offering costs pertaining to its equity line of credit agreement with Oasis (Note 8). In 2022, the Company wrote off these costs to general and administrative expenses in the consolidated statements of operations as the equity line of credit financing never occurred.

Segment Information

In accordance with ASC 280, Segment Reporting (“ASC 280”), we identify our operating segments according to how our business activities are managed and evaluated. As of December 31, 2022 our operating segments included: DSTLD, Bailey, H&J, Stateside and Sundry. Each operating segment currently reports to the Chief Executive Officer. Each of our brands serve or are expected to serve customers through our wholesale, in store and online channels, allowing us to execute on our omni-channel strategy. We have determined that each of our operating segments share similar economic and other qualitative characteristics, and therefore the results of our operating segments are aggregated into one reportable segment. All of the operating segments have met the aggregation criteria and have been aggregated and are presented as one reportable segment, as permitted by ASC 280. We continually monitor and review our segment reporting structure in accordance with authoritative guidance to determine whether any changes have occurred that would impact our reportable segments.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2022 and 2021, diluted net loss per share is the same as basic net loss per share for each year. Potentially dilutive items outstanding as of December 31, 2022 and 2021 are as follows:

	December 31,
	2022	2021
Convertible notes	947,867	47,912
Series A convertible preferred stock	108,000	—
Common stock warrants	4,418,320	35,801
Stock options	38,951	38,951
Total potentially dilutive shares	5,513,138	122,664

The potentially dilutive shares pertaining to the Company’s outstanding convertible notes were calculated based on the assumed conversion abilities as of December 31, 2022 and 2021. The ultimate number of shares for which the notes can convert into is indeterminable.

F-16

The stock options and warrants above are out-of-the-money as of December 31, 2022 and 2021.

Concentrations

The Company utilized three and two vendors that made up 30% and 40%, respectively, of all inventory purchases during the years ended December 31, 2022 and 2021. The loss of one of these vendors, may have a negative short-term impact on the Company’s operations; however, we believe there are acceptable substitute vendors that can be utilized longer-term.

Leases

On January 1, 2022, the Company adopted ASC 842, Leases, as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use (ROU) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from lease arrangements. The Company adopted the new guidance using a modified retrospective method. Under this method, the Company elected to apply the new accounting standard only to the most recent period presented, recognizing the cumulative effect of the accounting change, if any, as an adjustment to the beginning balance of retained earnings. Accordingly, prior periods have not been recast to reflect the new accounting standard. The cumulative effect of applying the provisions of ASC 842 had no material impact on accumulated deficit.

The Company elected transitional practical expedients for existing leases which eliminated the requirements to reassess existing lease classification, initial direct costs, and whether contracts contain leases. Also, the Company elected to present the payments associated with short-term leases as an expense in statements of operations. Short-term leases are leases with a lease term of 12 months or less.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02: Leases (Topic 842). The new guidance generally requires an entity to recognize on its balance sheet operating and financing lease liabilities and corresponding right-of-use assets. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The new standard requires a modified retrospective transition for existing leases to each prior reporting period presented. The Company has elected to utilize the extended adoption period available to the Company as an emerging growth company and has not currently adopted this standard. This standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2021. The Company has adopted ASU 2016-02 as of January 1, 2022. See Note 11.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 4: BUSINESS COMBINATIONS

2022 Acquisition

Sundry

On December 30, 2022, the Company completed its previously announced acquisition (the “ Sundry Acquisition”) of all of the issued and outstanding membership interests of Sunnyside, LLC, a California limited liability company (“Sundry”), pursuant to that certain Second Amended and Restated Membership Interest Purchase Agreement (the “ Sundry Agreement”), dated October 13, 2022, by and among Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“ Sundry Sellers”), George Levy as the Sundry Sellers’ representative, the Company as Buyer, and Sundry.

Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, exchanged all of such membership interests for (i) $7.5 million in cash, (ii) $5.5 million in promissory notes of the Company (the “Sundry Notes”), and (iii) a number of shares of common stock of the Company equal to $1.0 million (the “Sundry Shares”), calculated in accordance with the terms of the Agreement, which consideration was paid or delivered to the Sellers, Jenny Murphy and Elodie Crichi. Each Sundry Note bears interest at eight percent (8%) per annum and matured on February 15, 2023 (see Note 7). The Company issued 90,909 shares of common stock to the Sundry Sellers on December 30, 2022 at a fair value of $1,000,000.

F-17

The Company evaluated the acquisition of Sundry pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

Total fair value of the purchase price consideration was determined as follows:

Cash	$7,500,000
Promissory notes payable	5,500,000
Common stock	1,000,000
Purchase price consideration	$14,000,000

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Purchase Price
Allocation
Cash and cash equivalents	$252,697
Accounts receivable, net	63,956
Due from factor, net	387,884
Inventory	2,941,755
Prepaid expenses and other current assets	32,629
Property, equipment and software, net	48,985
Goodwill	3,711,322
Intangible assets	7,403,800
Accounts payable	(615,706)
Accrued expenses and other liabilities	(227,321)
Purchase price consideration	$14,000,000

The customer relationships and will be amortized on a straight-line basis over their estimated useful lives of three years. The brand name is indefinite-lived. The Company used the relief of royalty and income approach to estimate the fair value of intangible assets acquired.

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes. The results of Sundry have been included in the consolidated financial statements since the date of acquisition.

Previous Acquisitions

Bailey 44

On February 12, 2020, the Company acquired 100% of the membership interests of Bailey. The purchase price consideration included (i) an aggregate of 20,754,717 shares of Series B Preferred Stock of the Company (the “Parent Stock”) and (ii) a promissory note in the principal amount of $4,500,000. The total purchase price consideration was $15,500,000.

F-18

DBG agreed that if at that date which is one year from the closing date of the IPO, the product of the number of shares of Parent Stock issued under the Merger multiplied by the sum of the closing price per share of the common stock of the Company on such date, plus Sold Parent Stock Gross Proceeds (as that term is defined in the Merger Agreement), does not exceed the sum of $11,000,000 less the value of any Holdback Shares cancelled further to the indemnification provisions of the Merger Agreement, then the Company shall issue to the Holders pro rata an additional aggregate number of shares of common stock of the Company equal to the valuation shortfall at a per share price equal to the then closing price per share of the common stock of the Company.

As of December 31, 2022 and 2021, the Company has a contingent consideration liability of $10,698,475 and $7,935,016, respectively, based on the valuation shortfall as noted above. See Note 3.

Harper & Jones

On May 18, 2021, the Company closed its acquisition of H&J pursuant to its previously disclosed Membership Interest Stock Purchase Agreement (as amended, the “Purchase Agreement”) with D. Jones Tailored Collection, Ltd. (the “Seller”), to purchase 100% of the issued and outstanding equity of Harper & Jones LLC. The purchase price consideration included (i) an aggregate of 2,192,771 shares of the Company’s common stock and (ii) $500,000 financed from the proceeds of the IPO.

Pursuant to the H&J Purchase Agreement, the Seller, as the holder of all of the outstanding membership interests of H&J, exchanged all of such membership interests for a number of common stock of the Company equal to the lesser of (i) $9.1 million at a per share price equal to the initial public offering price of the Company’s shares offered pursuant to its initial public offering or (ii) the number of Subject Acquisition Shares; “Subject Acquisition Shares” means the percentage of the aggregate number of shares of the Company’s common stock issued pursuant to the Agreement, which is the percentage that Subject Seller Dollar Value is in relation to Total Dollar Value. “Subject Seller Dollar Value” means $9.1 million. If, at the one year anniversary of the closing date of the Company’s IPO, the product of the number of shares of the Company’s common stock issued at the closing of the acquisition multiplied by the average closing price per share of the shares of the Company’s common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date does not exceed the sum of $9.1 million less the value of any shares of the Company’s common stock cancelled further to any indemnification claims made against the Seller then the Company shall issue to Seller an additional aggregate number of shares of the Company’s common stock equal to the valuation shortfall at a per share price equal to the then closing price per share of the Company’s common stock as quoted on the NasdaqCM.

The Company evaluated the acquisition of H&J pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

Total fair value of the purchase price consideration was determined as follows:

Cash	$500,000
Common stock	8,025,542
Contingent consideration	3,421,516
Purchase price consideration	$11,947,058

F-19

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Purchase Price
Allocation
Cash and cash equivalents	$24,335
Accounts receivable, net	49,472
Due from factor, net	—
Inventory	77,159
Prepaid expenses and other current assets	69,715
Property, equipment and software, net	83,986
Goodwill	9,681,548
Intangible assets	3,936,030
Accounts payable	(51,927)
Accrued expenses and other liabilities	(107,957)
Purchase price consideration	$11,947,058

The customer relationships and will be amortized on a straight-line basis over their estimated useful lives of three years. The brand name is indefinite-lived. The Company used the relief of royalty approach to estimate the fair value of intangible assets acquired.

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes.

The Company recorded an initial contingent consideration liability at a fair value of $3,421,516 based on the valuation shortfall noted above. As of December 31, 2022 and 2021, the H&J contingent consideration was valued at $1,400,000 and $4,244,460, respectively. See Note 3.

The results of H&J have been included in the consolidated financial statements since the date of acquisition. H&J’s 2021 net revenue and net loss included in the consolidated financial statements since the acquisition date were approximately $1,860,000 and $390,000, respectively.

Stateside

On August 30, 2021, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with Moise Emquies pursuant to which the Company acquired all of the issued and outstanding membership interests of MOSBEST, LLC, a California limited liability company (“Stateside” and such transaction, the “Stateside Acquisition”). Pursuant to the MIPA, Moise Emquies, as the holder of all of the outstanding membership interests of Stateside, exchanged all of such membership interests for $5.0 million in cash and 1,101,538 shares of the Company’s common stock (the “Shares”), which number of Shares was calculated in accordance with the terms of the MIPA. Of such amount, $375,000 in cash and a number of Shares equal to $375,000, or 82,615 shares (calculated in accordance with the terms of the MIPA), is held in escrow to secure any working capital adjustments and indemnification claims. The MIPA contains customary representations, warranties and covenants by Moise Emquies.

The Company evaluated the acquisition of Stateside pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

F-20

Total fair value of the purchase price consideration was determined as follows:

Cash	$5,000,000
Common stock	3,403,196
Purchase price consideration	$8,403,196

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Purchase Price
Allocation
Cash and cash equivalents	32,700
Accounts receivable, net	154,678
Due from factor, net	371,247
Inventory	603,625
Prepaid expenses and other current assets	7,970
Deposits	9,595
Property, equipment and software, net	—
Goodwill	2,104,056
Intangible assets	5,939,140
Accounts payable	(374,443)
Accrued expenses and other liabilities	(445,372)
$8,403,196

The customer relationships and will be amortized on a straight-line basis over their estimated useful lives of three years. The brand name is indefinite-lived. The Company used the relief of royalty and income approach to estimate the fair value of intangible assets acquired.

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes.

Per the terms of the MIPA, a working capital adjustment of $493,791 was recorded during the fourth quarter. Net amounts due to the seller are $396,320 at December 31, 2021 (Note 7).

The results of Stateside have been included in the consolidated financial statements since the date of acquisition. Stateside’s 2021 net revenue and net loss included in the consolidated financial statements since the acquisition date were approximately $1,695,000 and $285,000, respectively.

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the Bailey, H&J, Stateside and Sundry acquisitions had occurred as of January 1, 2021. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The following unaudited pro forma financial information includes incremental property and equipment depreciation and intangible asset amortization as a result of the acquisitions. The unaudited pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

	Year Ended
	December 31,
	2022	2021
Net revenues	$28,519,261	$34,635,426
Net loss	$(42,001,415)	$(33,171,473)
Net loss per common share	$(54.46)	$(434.81)

F-21

NOTE 5: DUE FROM FACTOR

The Company, via its subsidiaries, Bailey, Stateside and Sundry, assigns a portion of its trade accounts receivable to third- party factoring companies, who assumes the credit risk with respect to the collection of non-recourse accounts receivable. The Company may request advances on the net sales factored at any time before their maturity date, and up to 50% of eligible finished goods inventories based on the terms of one of our agreements that terminated in 2021. The factor charges a commission on the net sales factored for credit and collection services. For one factoring company, interest on advances is charged as of the last day of each month at a rate equal to the LIBOR rate plus 2.5% for Bailey. For Stateside and Sundry, should total commission and fees payable be less than $30,000 in a single year, then the factor shall charge the difference between the actual fees in said year and $30,000 to the Company. Interest on advances is charged as of the last day of each month at a rate equal to the greater of either, (a) the Chase Prime Rate + (2.0)% or (b) (4.0)% per annum. For another factoring company, interest is charged at one-thirty-third (1/33) of one percent per day, such rate to increase or decrease in accordance with changes in the “Prime Rate”, which such prime rate to be deemed to be 4.25% on the date of the agreement.

Advances are collateralized by a security interest in substantially all of the companies’ assets.

Due to/from factor consist of the following:

	December 31,
	2022	2021
Outstanding receivables:
Without recourse	$564,548	$579,295
With recourse	352,379	361,584
Advances	118,521	121,617
Credits due customers	(196,048)	(77,208)
	$839,400	$985,288

NOTE 6: GOODWILL AND INTANGIBLE ASSETS

Goodwill

The Company recorded goodwill from each of its business combinations. The following is a summary of goodwill by entity for the years ended December 31, 2022 and 2021:

	Bailey	Harper & Jones	Stateside	Sundry	Total
Balances at December 31, 2020	$6,479,218	$—	$—	$—	$6,479,218
Business combinations	—	9,681,548	2,104,056	—	11,785,604
Impairment	—	—	—	—	—
Balances at December 31, 2021	6,479,218	9,681,548	2,104,056	—	18,264,822
Business combination	—	—	—	3,711,322	3,711,322
Impairment	(3,321,095)	(8,551,237)	—	—	(11,872,332)
Balances at December 31, 2022	$3,158,123	$1,130,311	$2,104,056	$3,711,322	$10,103,812

Refer to Note 3 for discussion on the goodwill impairment recorded in 2022.

F-22

Intangible Assets

The following table summarizes information relating to the Company’s identifiable intangible assets as of December 31, 2022 and 2021:

	Gross	Accumulated	Carrying
December 31, 2022	Amount	Amortization	Value
Amortized:
Customer relationships	$11,452,230	(3,600,607)	$7,851,623
	11,452,230	(3,600,607)	7,851,623

Indefinite-lived:
Brand name	$6,575,880	—	6,575,880
	$18,028,110	$(3,600,607)	$14,427,503

	Gross	Accumulated	Carrying
December 31, 2021	Amount	Amortization	Value
Amortized:
Customer relationships	$6,453,750	(1,449,357)	$5,004,393
	6,453,750	(1,449,357)	5,004,393

Indefinite-lived:
Brand name	$7,836,920	—	7,836,920
	$14,290,670	$(1,449,357)	$12,841,313

Due to the effects of COVID-19 and revenue levels not recovering as quickly as anticipated and related uncertainty which affected Bailey’s results and near-term demand for its products, the Company determined that there were indications for further impairment analysis in both 2022 and 2021. Due to Harper’s revenue levels lower as compared to initial projects, the Company determined that there were indications for further impairment analysis in 2022. Refer to Note 3 for discussion on the intangible asset impairment recorded in 2022 and 2021.

Management determined circumstances existed that indicated the carrying value may not be recoverable. The impairment analysis was based on the relief from royalty method using projected revenue estimates and discounts rates believed to be appropriate. Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions, estimates and market factors. The discount rate, revenue assumptions and terminal growth rate of our reporting unit were the material assumptions utilized in the model used to estimate the fair value of the Bailey unit. The analysis requires estimates, assumptions and judgments about future events. Our analysis uses our internally generated long-range plan. The long-range plan reflects management judgment, which includes observation of expected industry trends.

The Company recorded amortization expense of $2,151,250 and $1,128,524 during the years ended December 31, 2022 and 2021, respectively, which is included in general and administrative expenses in the consolidated statements of operations.

Future amortization expense at December 31, 2022 is as follows:

Year Ending December 31,
2023	3,496,577
2024	2,688,886
2025	1,666,160
$7,851,623

F-23

NOTE 7: LIABILITIES AND DEBT

Accrued Expenses and Other Liabilities

The Company accrued expenses and other liabilities line in the consolidated balance sheets is comprised of the following as of December 31, 2022 and 2021:

	December 31,
	2022	2021
Accrued expenses	$705,135	$213,740
Reserve for returns	307,725	33,933
Payroll related liabilities	2,974,361	1,204,665
Sales tax liability	339,843	268,723
Due to seller	—	396,320
Other liabilities	130,050	119,764
	$4,457,115	$2,237,145

As of December 31, 2022, payroll liabilities included an aggregate of $1,074,316 in payroll taxes due to remit to federal and state authorities. Of this amount, $539,839 pertained to DBG and $534,477 pertained to Bailey44. The amounts are subject to further penalties and interest.

As of December 31, 2022, accrued expenses included $535,000 in accrued common stock issuances pursuant to an advisory agreement for services performed in 2022. The 5,000 shares of common stock owed per the agreement are expected to be issued in the second quarter of 2023.

Due to seller represents amounts to the seller owed pursuant the Stateside Acquisition after certain purchase price adjustments were made in the fourth quarter of 2021, and repaid in 2022.

Venture Debt

As of December 31, 2021, the gross loan balance with Black Oak Capital (“Black Oak”) pertaining to its senior credit agreement was $6,001,755. In February 2022, the Company received $237,500 in proceeds, including loan fees of $12,500, from the existing venture debt lender under the same terms as the existing facility.

On September 29, 2022, the Company and Black Oak executed a Securities Purchase Agreement (the “Black Oak SPA”) whereby the Company issued 6,300 shares of Series A Convertible Preferred Stock to Black Oak for $1,000 per share (see Note 7). The shares were issued pursuant to the conversion of Black Oak’s entire principal amount of $6,251,755, and the Company recorded $48,245 in interest as part of the conversion. Pursuant to the Black Oak SPA, all accrued interest remaining outstanding. Accrued interest was $269,880 as of December 31, 2022.

For the year ended December 31, 2022 and 2021, $12,500 and $147,389 of loan fees and discounts from warrants were amortized to interest expense, leaving unamortized balance of $0 as of December 31 2022. Interest expense was $573,455 and $825,219 for the years ended December 31, 2022 and 2021, respectively.

Convertible Debt

2020 Regulation CF Offering

During the year ended December 31, 2020, the Company received gross proceeds of $450,308 from a Regulation CF convertible debt offering. In 2021, the Company received additional gross proceeds of $473,650. Interest was 6% per annum and the debt was due October 30, 2022. Upon closing of the IPO, the outstanding principal and accrued and unpaid interest of $16,942 was converted into 319,661 shares of common stock based on the terms of the notes. Total issuances costs were $69,627, which was recognized as a debt discount and was amortized in 2021 through the date of IPO when such debt converted. During the year ended December 31, 2021, $27,894 of the debt discount was amortized to interest expense.

F-24

Concurrently with the offering above, in 2021 and 2020 the Company received gross proceeds of $55,000 and $800,000, respectively, from a Regulation D convertible debt offering. The debt accrued interest at a rate of 14% per annum with a maturity date of nine months from the date of issuance. In addition, the Company issued 5 warrants to purchase common stock in connection with the notes. The issuance costs and warrants are recognized as a debt discount and were amortized in 2021 through the date of IPO when such debt converted. The fair value of the warrants was determined to be negligible.

Upon closing of the IPO, $755,000 in outstanding principal and approximately $185,000 of the accrued and unpaid interest was converted into 4,534 shares of common stock. As of December 31, 2022 and 2021, there was $100,000 remaining in outstanding principal that was not converted into equity (see table below).

During the year ended December 31, 2021, $100,000 of the debt discount was amortized to interest expense. The Company recorded an additional $132,609 in default interest expense upon conversion of these notes.

2019 Regulation D Offering

For the year ended December 31, 2019, the Company received gross proceeds of $799,280 from a Regulation D convertible debt offering. The debt accrued interest at a rate of 12% per annum with a maturity date of thirty-six months from the date of issuance. The debt was contingently convertible and contained both automatic and optional conversions.

Upon closing of the IPO, the outstanding principal was converted into 3,621 shares of common stock.

Convertible Promissory Notes

2021 Notes

On August 27, 2021, the Company entered into a Securities Purchase Agreement with Oasis Capital, LLC (“Oasis Capital”) further to which Oasis Capital purchased a senior secured convertible note (the “Oasis Note”), with an interest rate of 6% per annum, having a face value of $5,265,000 for a total purchase price of $5,000,000, secured by all assets of the Company.

The Oasis Note, in the principal amount of $5,265,000, bears interest at 6% per annum and is due and payable 18 months from the date of issuance, unless sooner converted. The Oasis Note is convertible at the option of Oasis Capital into shares of the Company’s common stock at a conversion price (the “ Oasis Conversion Price”) which is the lesser of (i) $3.601, and (ii) 90% of the average of the two lowest volumed weighted average prices (“VWAPs’) during the five consecutive trading day period preceding the delivery of the notice of conversion. Oasis Capital is not permitted to submit conversion notices in any thirty day period having conversion amounts equaling, in the aggregate, in excess of $500,000. If the Oasis Conversion Price set forth in any conversion notice is less than $300 per share, the Company, at its sole option, may elect to pay the applicable conversion amount in cash rather than issue shares of its common stock.

On October 1, 2021, the Company entered into an Amended and Restated Securities Purchase Agreement with FirstFire Global Opportunities Fund, LLC (“FirstFire”) and Oasis Capital further to which FirstFire purchased a Senior Secured Convertible Promissory Note (the “First FirstFire Note”), with an interest rate of 6% per annum, having a face value of $1,575,000 for a total purchase price of $1,500,000, secured by all assets of the Company.

The First FirstFire Note, in the principal amount of $1,575,000, bears interest at 6% per annum and is due and payable 18 months from the date of issuance, unless sooner converted. The First FirstFire Note is convertible at the option of FirstFire into shares of the Company’s common stock at a conversion price (the “First FirstFire Conversion Price”) which is the lesser of (i) $395.20, and (ii) 90% of the average of the two lowest volume-weighted average prices during the five consecutive trading day period preceding the delivery of the notice of conversion.

On November 16, 2021, the Company entered into a Securities Purchase Agreement with FirstFire further to which FirstFire purchased a Senior Secured Convertible Promissory Note (the “Second FirstFire Note” and together with the First FirstFire Note, the “FirstFire Notes”), with an interest rate of 6% per annum, having a face value of $2,625,000 for a total purchase price of $2,500,000.

The Second FirstFire Note is convertible at the option of FirstFire into shares of the Company’s common stock at a conversion price (the “Second FirstFire Conversion Price”) which is the lesser of (i) $428, and (ii) 90% of the average of the two lowest volume-weighted average prices during the five consecutive trading day period preceding the delivery of the notice of conversion.

F-25

The Company evaluated the terms of the conversion features of the Oasis and FirstFire Notes as noted above in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock, and determined they are not indexed to the Company’s common stock and that the conversion features meet the definition of a liability. The notes contain an indeterminate number of shares to settle with conversion options outside of the Company’s control. Therefore, the Company bifurcated the conversion feature and accounted for it as a separate derivative liability. Upon issuance of the Oasis and FirstFire Notes, the Company recognized a derivative liability at an aggregate fair value of $3,204,924, which is recorded as a debt discount and was amortized over the life of the notes.

The original issue discount and issuance costs for the Oasis and FirstFire Notes totaled $1,560,000, which were recognized as a debt discount and was amortized over the life of the notes.

As of December 31, 2021, the outstanding principal of the FirstFire and Oasis Notes was $9,465,000. During the year ended December 31, 2022, the Company fully converted the outstanding principal of $9,465,000 and accrued interest of $533,242 into an aggregate of 1,995,183 shares of commons stock. The Company recorded an additional $484,904 in interest expense as a result of the conversions. As a result of the conversions, all terms and conditions under the notes were met and no further obligations exist.

2022 Notes

On April 8, 2022, the Company and various purchasers executed a Securities Purchase Agreement (“April Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $3,068,750, consisting of original issue discount of $613,750. The Company received net proceeds of $2,313,750 after the original issue discount and fees, resulting in a debt discount of $755,000. Upon the Company’s public offering in May 2022 (see below), the Company repaid $3,068,750 to the investors and the debt discount was fully amortized.

In connection with the April Notes, the Company issued an aggregate of 12,577 warrants to purchase common stock at an exercise price of $122 per share. The Company recognized $98,241 as a debt discount for the fair value of the warrants using the Black-Scholes option model, which was fully amortized upon the notes’ repayment in May.

On July 22 and July 28, 2022, the Company and various purchasers executed a Securities Purchase Agreement (“July Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $1,875,000, consisting of original issue discount of $375,000. The Company received net proceeds of $1,450,000 after the original issue discount and fees.

In connection with the July 22 and July 28 notes, the Company issued an aggregate of 41,124 and 27,655 warrants to purchase common stock at an exercise price of $15.20 and $11.30 per share, respectively. The Company recognized $692,299 as a debt discount for the fair value of the warrants using the Black-Scholes option model, which will be amortized to interest expense over the life of the notes.

If the July Notes are not repaid in full by the maturity date or if any other event of default occurs, (1) the face value of the notes will be automatically increased to 120%; (2) the notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the Investors’ discretion, the notes shall become convertible at the option of the investors into shares of the Company’s common stock at a conversion price equal to the closing price of the Company’s common stock on the on the date of the note conversion.

The Company evaluated the terms of the conversion features of the July notes as noted above in accordance with ASC Topic No. 815 — 40, Derivatives and Hedging — Contracts in Entity’s Own Stock, and determined they are not indexed to the Company’s common stock and that the conversion features meet the definition of a liability. The notes contain an indeterminate number of shares to settle with conversion options outside of the Company’s control. Therefore, the Company bifurcated the conversion feature and accounted for it as a separate derivative liability. Upon issuance of the July, the Company recognized a derivative liability at an aggregate fair value of $559,957, which was recorded as a debt discount and will amortized over the life of the notes.

In December 2022, the Company fully repaid the outstanding principal of $1,875,000 pertaining to the July 22 and 28 notes, as well as an additional $416,923 due to the default provisions noted above. This amount was included in interest expense in the consolidated statements of operations.

F-26

On December 29, 2022, the Company and various purchasers executed a Securities Purchase Agreement (“December Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $4,000,000, consisting of original issue discount of $800,000. The Company received net proceeds of $3,000,000. The December Notes were due and payable on February 15, 2023. If the December Notes are not repaid in full by the maturity date or if any other event of default occurs, (1) the face value of the December Notes will be automatically increased to 120%; (2) the Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the investors’ discretion, the December Notes shall become convertible at the option of the investors into shares of the Company’s common stock at a conversion price equal to the closing price of the Company’s common stock on the date of the note conversion. The December Notes were fully repaid in February 2023.

In connection with the December Notes, the Company issued to the investors an aggregate of 469,480 warrants to purchase common stock at an exercise price equal to $4.26, and 60,000 shares of common stock. The Company recognized $428,200 as a debt discount for the fair value of the warrants and common shares using the Black-Scholes option model, which will be amortized to interest expense over the life of the notes.

The following is a summary of the convertible notes for the years ended December 31, 2022 and 2021:

		Unamortized	Convertible Note
	Principal	Debt Discount	Payable, Net
Balance, December 31, 2020	$100,000	$—	$100,000
Issuance of Oasis note, net of issuance costs	5,265,000	(715,000)	4,550,000
Issuance of FirstFire First note, net of issuance costs	1,575,000	(315,000)	1,260,000
Issuance of Second FirstFire note, net of issuance costs	2,625,000	(530,000)	2,095,000
Derivative liability in connection with notes	—	(3,204,924)	(3,204,924)
Amortization of debt discount	—	801,538	801,538
Balance, December 31, 2021	9,565,000	(3,963,386)	5,601,614
Proceeds from issuance of notes	8,943,750	(1,992,500)	6,951,250
Repayments of notes	(4,943,750)	—	(4,943,750)
Conversion of notes into common stock	(9,465,000)	—	(9,465,000)
Warrant and common shares issued with convertible notes	—	(1,368,741)	(1,368,741)
Derivative liability in connection with notes	—	(559,957)	(559,957)
Amortization of debt discount	—	6,506,384	6,506,384
Balance, December 31, 2022	$4,100,000	$(1,378,200)	$2,721,800

As of December 31, 2022, the December Notes remained outstanding with a principal of $4,000,000 and unamortized debt discount of $1,278,200, consisting of the original issue discount, $50,000 in other financing fees, and the fair value of warrants and shares. The December Notes were fully repaid in February 2023 (see Note 14).

During the years ended December 31, 2022 and 2021, the Company amortized $6,506,384 and $801,538, respectively of debt discount to interest expense pertaining to all convertible notes. As of December 31, 2022, there was no remaining derivative liability outstanding pertaining to any convertible notes.

Loan Payable — PPP and SBA Loan

In December 2021, the Company received notification that both its PPP Loans of $203,994 and $204,000 were approved for full forgiveness. As such, $407,994 was recorded as other non-operating income in the consolidated financial statements.

In April 2022, Bailey received notification of full forgiveness of its 2nd PPP Loan totaling $1,347,050 and partial forgiveness of its 1st PPP Loan totaling $413,705. As of December 31, 2022, Bailey had an outstanding PPP Loan balance of $933,295 and matures in 2026.

F-27

As of December 31, 2022, the Company and H&J had outstanding loans under the EIDL program of $150,000 and $147,438, respectively. The EIDL Loans mature in thirty years from the effective date of the Loan and has a fixed interest rate of 3.75% per annum.

Loan Payable

In May 2021, H&J entered into a loan payable with a bank and received proceeds of $75,000. The line bears interest at 7.76% and matures in December 2025. As of December 31, 2022 and 2021, the outstanding balance was $73,187 and $72,269, respectively.

In December 2021, H&J entered into a merchant advance loan for a principal amount of $153,860 and received proceeds of $140,000. The loan bears interest at 9.9% and matures in June 2023. As of December 31, 2021, the outstanding balance was $149,962.

Note Payable – Related Party

As of December 31, 2022 and 2021, H&J had an outstanding note payable of $129,489 and $299,489, respectively owned by the H&J Seller. The note matured in July 2022 and bears interest at 12% per annum.

Merchant Advances

In 2022 and 2021, H&J entered into merchant advance loans for proceeds of $147,267 and $140,000, respectively. The loan bears interest at 9.9% per annum. As of December 31, 2022 and 2021, the outstanding principal of the loans was $63,433 and $149,962, respectively. The outstanding loan at December 31, 2022 matures in November 2023.

In 2022, the Company obtained several merchant advances for net proceeds of $1,335,360 to fund operations. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a weekly basis. During 2022, the Company made repayments totaling $1,078,385 and $896,334 remained outstanding, which is expected to be repaid in 2023. As of the date of these financial statements, the Company was in compliance with these covenants.

Promissory Note Payable

As noted in Note 4, the Company issued a promissory note in the principal amount of $4,500,000 to the Bailey Holders pursuant to the Bailey acquisition. Upon the IPO closing in May 2021, the Company repaid $1,000,000 of the outstanding principal on this note in May 2021. In August 2021, the maturity date was further extended to December 31, 2022. The Company is required to make prepayments of $2,000,000 to $4,000,000 if the Company completes a secondary public offering. If a public offering is not consummated before October 31, 2021 and June 30, 2022, the Company shall repay 10% of the outstanding principal at each date. The Company did not make any payments in October 2021, and the Company and the lender agreed to defer these payments to the maturity date of the loan, December 31, 2022. As of the date of these financial statements, the parties are undergoing an extension of the maturity date, but is in technical default.

The note incurs interest at 12% per annum. As of December 31, 2022 and 2021, $3,500,000 remained outstanding.

Interest expense was $420,000 and $494,000 for the years ended December 31, 2022 and 2021, respectively, all of which was accrued and unpaid as of December 31, 2022.

In April 2021, the Company entered into a promissory note in the principal amount of $1,000,000. The Company received $810,000 in proceeds, net of issuance costs and original issue discount. Additionally, the Company issued 1,205 warrants to the lender, which was recorded as a debt discount at the time of the loan. The fair value of the warrants and shares recorded as a debt discount was $73,958. Upon the closing of the IPO, the note was repaid in full. The entire debt discount of $263,958 was amortized to interest expense upon repayment of the note.

As noted in Note 4, the Company issued a promissory note in the principal amount of $5,500,000 to the Sundry Holders pursuant to the Sundry acquisition. The note bears interest at 8% per annum and matures on February 15, 2023. In February 2023, the parties verbally agreed to extend the maturity date to December 31, 2023.

F-28

NOTE 8: STOCKHOLDERS’ DEFICIT

Amendments to Articles of Incorporation

On October 13, 2022, the Company amended its Amended and Restated Certificate of Incorporation to increase to increase the number of authorized shares of the Company’s common stock from 200,000,000 to 1,000,000,000, and in conjunction therewith, to increase the aggregate number of authorized shares to 1,010,000,000 shares.

On October 21, 2022, the Board of Directors approved a one-for-100 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of November 3, 2022. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

On May 18, 2021, the Company filed a Sixth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the Company’s IPO. The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective immediately prior to the closing of the IPO.

The Restated Certificate amends and restates the Company’s amended and restated certificate of incorporation, as amended, in its entirety to, among other things: (i) increase the authorized number of shares of common stock to 200,000,000 shares; (ii) authorize 10,000,000 shares of preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iii) provide that directors may be removed from office only for cause by the affirmative vote of the holders of at least 66 2/3% in voting power of the Company’s outstanding capital stock then entitled to vote in an election of directors; (iv) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; and (v) designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain legal actions and proceedings against the Company.

The Restated Certificate also effected a 1-for-15.625 reverse stock split approved by the Company’s Board of Directors as described above.

Series A Preferred Stock

On August 31, 2022, the Company entered into a Subscription and Investment Representation Agreement with Hil Davis, its Chief Executive Officer, pursuant to which the Company agreed to issue 1 share of the Company’s Series A Preferred Stock to for $25,000. The issuance of the preferred stock reduced the due to related party balance. The share of Series A Preferred Stock had 250,000,000 votes per share and voted together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposals to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s common stock and to increase the authorized number of shares of the Company’s common stock. The terms of the Series A Preferred Stock provided that the outstanding share of Series A Preferred Stock would be redeemed in whole, but not in part, at any time: (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the approval of Proposals 2 and 6 presented at the Company’s 2022 annual shareholders meeting. Following conclusion of the shareholders meeting, such share of the Company’s Series A Preferred Stock was redeemed. On October 13, 2022, the outstanding share of the Company’s Series A Preferred Stock was redeemed for $25,000.

Series A Convertible Preferred Stock

On September 29, 2022, the Company filed the Certificate of Designation designating up to 6,800 shares out of the authorized but unissued shares of its preferred stock as Series A Convertible Preferred Stock.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series A Preferred Stock (the “Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series A Preferred Stock.

With respect to any vote with the class of Common Stock, each share of the Series A Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible.

The Series A Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to any Preferred Stock (“Senior Securities”), in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

F-29

Each share of the Series A Preferred Stock shall be convertible, at any time and from time to time from and after September 29, 2022 at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of the Series A Preferred Stock ($1,000 as of September 29, 2022) by the Conversion Price. The conversion price for each share of the Series A Preferred Stock is the closing price of the Common Stock on September 29, 2022, which was $9.30.

Common Stock

The Company had 1,000,000,000 shares of common stock authorized with a par value of $0.0001 as of December 31, 2022.

Common stockholders have voting rights of one vote per share. The voting, dividend, and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers, and preferences of preferred stockholders.

2022 Transactions

During the year ended December 31, 2022, the Company issued an aggregate of 1,995,183 shares of common stock pursuant to the conversion of the FirstFire and Oasis Notes (see Note 7).

In September 2022, the Company issued 750 shares of common stock pursuant to a consultant agreement at a fair value of $123,000.

As part of the Sundry acquisition (see Note 4), the Company issued 90,909 shares of common stock to the Sundry Sellers at a fair value of $1,000,000.

In connection with the December Notes, the Company issued 60,000 shares of common stock with a fair value of $264,000.

Underwriting Agreements and Public Offerings

On May 5, 2022, the Company entered into an underwriting agreement (the “Alexander Underwriting Agreement”) with Alexander Capital, L.P., acting as representative of the several underwriters named in the Alexander Underwriting Agreement (the “ Alexander Underwriters”), relating to the Company’s underwritten the offering pursuant to which the Company agreed to issue and sell 373,898 shares of the Company’s common stock. The shares were sold to the public at a combined public offering price of $25 per share and were purchased by the Underwriters from the Company at a price of $23 per share. The Company also granted the Alexander Underwriters a 45-day option to purchase up to an additional 56,085 shares of Common Stock at the same price, which expired and were not purchased.

The shares were sold in the Offering pursuant to a Registration Statement on Form S-1, as amended (File No. 333-264347) (the “Registration Statement”), a Registration Statement on Form S-1 pursuant to 462(b) of the Securities Act of 1933, as amended (File No. 333-264775), and a related prospectus filed with the Securities and Exchange Commission. The public offering closed on May 10, 2022 and the Company sold 373,898 shares of common stock for total gross proceeds of $9.3 million. The Company received net proceeds of $8.1 million after deducting underwriters’ discounts and commissions of $0.7 million and direct offering expenses of $0.5 million.

F-30

On November 29, 2022, the Company, entered into a Securities Purchase Agreement with investors pursuant to which the Company agreed to issue and sell, in an offering (i) an aggregate of 168,000 shares (the “Shares”) of the Company’s common stock, and accompanying Class B Warrants (the “Class B Warrants”) to purchase 168,000 shares of common stock and accompanying Class C Warrants (the “Class C Warrants”) to purchase 168,000 shares of Common Stock, at a combined public offering price of $5.50 per share and Class B Warrant and Class C Warrant, and (ii) 1,650,181 pre-funded warrants (the “Pre-Funded Warrants” and together with the Class B Warrants and the Class C Warrants, the “Warrants” and together with the Shares and the shares of common stock underlying the Warrants, the “Securities”) exercisable for 1,650,181 shares of Common Stock, and accompanying Class B Warrants to purchase 1,650,181 shares of Common Stock and Class C Warrants to purchase 1,650,181 shares of Common Stock, at a combined public offering price of $5.50, less the exercise price of $0.0001, per Pre-Funded Warrant and accompanying Class B Warrant and Class C Warrant, to the Investors, for aggregate gross proceeds from the offering of approximately $10 million before deducting placement agent fees and related offering expenses. As a result of the transaction, the Company issued 1,818,181 shares of common stock, including the 168,000 shares and the immediate exercise of 1,650,181 pre-funded warrants, for gross proceeds of $10.0 million. The Company received net proceeds of $9.0 million after deducting placement agent fees and offering expenses.

2021 Transactions

On May 13, 2021, the Company’s registration statement on Form S-1 relating to the IPO was declared effective by the SEC. In the IPO, which closed on May 18, 2021, the Company issued and sold 24,096 shares of common stock at a public offering price of $415 per share. Additionally, the Company issued warrants to purchase 27,771 shares, which includes 3,614 warrants sold upon the partial exercise of the over-allotment option. The aggregate net proceeds to the Company from the were $8.6 million after deducting underwriting discounts and commissions of $0.8 million and direct offering expenses of $0.6 million.

Upon the closing of the Company’s IPO on May 18, 2021, all then-outstanding shares of Preferred Stock converted into an aggregate of 40,272 shares of common stock according to their terms.

Upon closing of the Company’s IPO, the Company converted outstanding principal totaling $2,680,289 and certain accrued and unpaid interest of the Company’s convertible debt into an aggregate of 11,352 shares of common stock. See Note 7.

Upon closing of the Company’s IPO, certain officers and directors converted balances due totaling $257,515 into 1,524 shares of common stock and recorded $233,184 in compensation expense for the shares issued in excess of accrued balances owed.

In connection with the H&J and Stateside acquisitions, the Company issued 21,928 and 11,015 shares of common stock to the respective sellers. See Note 4.

Pursuant to a consulting agreement, the Company issued 500 shares of common stock with a guaranteed equity value of $250,000. In connection with the agreement, the Company recorded a contingent consideration liability of $67,000. See Note 3. An additional 415 shares were issued upon settlement of the contingent liability.

In May 2021, an aggregate of 319 warrants were exercised for shares of common stock for proceeds of $145,696. In July 2021, warrant holders exercised 3,550 warrants for proceeds of $1,622,350.

On June 28, 2021, the Company’s underwriters purchased 3,614 shares of common stock at a public offering price of $415 per share pursuant to the exercise of the remaining portion of their over-allotment option. The Company received net proceeds of approximately $1.4 million after deducting underwriting discounts and commissions of $0.1 million.

In connection with the execution of the Oasis Capital EPA, the Company issued Oasis Capital 1,264 shares of common stock (the “Commitment Shares”). Upon nine months from the Execution Date, Oasis may return a portion of the Commitment Shares. As of December 31, 2021, the Company recorded the fair value of the Commitment Shares of $367,696 as deferred offering costs as no financings under the related EPA have occurred.

In connection with the Second FirstFire Note, in November 2021 the Company issued (a) 300 additional shares of common stock to FirstFire and (b) 1,000 additional shares of common stock to Oasis Capital, as set forth in the waivers and consents (the “Waivers”), dated November 16, 2021 executed by each of FirstFire and Oasis Capital (collectively, the “Waiver Shares”). The Company recorded interest expense of $427,700 pertaining to the fair value of the Waiver Shares issued.

F-31

In December 2021, the Company issued 1,500 shares of common stock pursuant to a consulting agreement. The fair value of $339,000 was based on the value of the Company’s common stock on the date of grant and is included in general and administrative expenses in the consolidated statements of operations.

NOTE 9: RELATED PARTY TRANSACTIONS

As of December 31, 2022 and 2021, due to related parties includes advances from the former officer, Mark Lynn, who also serves as a director, totaling $104,568 and $104,568 respectively, and accrued salary and expense reimbursements of $100,649 and $126,706, respectively, to current officers. Upon closing of the IPO, 25,080 shares of common stock were issued to directors as conversion of balances owed.

In October 2022, the Company received advances from a director, Trevor Pettennude, totaling $325,000. The advances are unsecured, non-interest bearing and due on demand. As of December 31, 2022, the amounts were outstanding.

The current CEO, Hil Davis, previously advanced funds to the Company for working capital. These prior advances were converted to a note payable totaling $115,000. Upon closing of the IPO, 127,278 shares of common stock were issued to the CEO as conversion of the outstanding note payable and related accrued interest, accrued compensation and other consideration. As of a result of the transaction, the Company recorded an additional $233,184 in stock compensation expense, which is included in general and administrative expenses in the consolidated statements of operations.

As of December 31, 2022 and 2021, H&J had an outstanding note payable of $129,489 and $299,489, respectively, owned by the H&J Seller. The note matured on December 10, 2022 and bears interest at 12% per annum. The note is in technical default.

NOTE 10: SHARE-BASED PAYMENTS

Common Stock Warrants

2022 Transactions

In connection with the April note agreement, the Company granted warrants to acquire 12,577 shares of common stock at an exercise price of $122.00 per share expiring in April 2027.

On May 10, 2022, pursuant to the Underwriting Agreement, the Company issued the Underwriters’ Warrants to purchase up to an aggregate of 14,956 shares of common stock. The Underwriters’ Warrants may be exercised beginning on November 1, 2022 until May 5, 2027. The initial exercise price of each Underwriters’ Warrant is $32.50 per share, which represents 130% of the public offering price.

In connection with the July 22 and July 28 notes, the Company issued an aggregate of 41,124 and 27,655 warrants to purchase common stock at an exercise price of $15.20 and $11.30 per share, respectively. The warrants expire in July 2027.

In connection with the November public offering, the Company granted 1,650,181 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 1,818,181 Class B Warrants and 1,818,181 Class C Warrants as part of the offering. Each Class B Warrant has an exercise price of $5.25 per share, is immediately exercisable upon issuance and expires five years after issuance. Each Class C Warrant has an exercise price of $5.25 per share, is immediately exercisable upon issuance and expires thirteen months after issuance. The Company also granted the placement agent 136,364 warrants to purchase common stock at an exercise price of $6.88 per share, which are exercisable 180 days after issuance and expire in five years.

In connection with the December Notes, the Company issued to the investors an aggregate of 469,480 warrants to purchase common stock at an exercise price equal to $4.26 for a fair value of $164,200. The warrants are immediately exercisable.

The Company granted 44,000 warrants to purchase common stock at an exercise price of $5.00 to the lender in connection with its merchant advances.

F-32

2021 Transactions

In connection with the IPO, the Company issued 24,096 warrants and an additional 3,614 warrants to purchase common stock per the over-allotment option. Each warrant will have an exercise price of $457 per share (equal to 110% of the offering price of the common stock), will be exercisable upon issuance and will expire five years from issuance.

On May 13, 2021, pursuant to the IPO Underwriting Agreement, the Company issued warrants to the underwriters to purchase up to an aggregate of 1,205 shares of common stock with an exercise price of $519 per share. The warrants may be exercised beginning on November 13, 2021 and will expire five years from issuance.

In connection with the Company’s April 2021 note financing, the Company issued warrants to the lender to purchase up to 1,205 shares of common stock. The warrants have an exercise price of $415 per share and are exercisable immediately after issuance.

In May 2021, an aggregate of 319 warrants were exercised for shares of common stock for proceeds of $145,696. In July 2021, warrant holders exercised 3,550 warrants for proceeds of $1,622,350.

A summary of information related to common stock warrants for the years ended December 31, 2022 and 2021 is as follows:

	Common	Weighted
	Stock	Average
	Warrants	Exercise Price
Outstanding - December 31, 2020	9,146	$266
Granted	30,120	458
Conversion of preferred stock warrants upon IPO	516	766
Exercised	(3,869)	457
Forfeited	(112)	766
Outstanding - December 31, 2021	35,801	$412
Granted	6,032,700	5.61
Exercised	(1,650,181)	5.25
Forfeited	—	—
Outstanding - December 31, 2022	4,418,320	$8.37

Exercisable at December 31, 2021	35,801	$412
Exercisable at December 31, 2022	4,281,956	$8.42

Preferred Stock Warrants

Upon the IPO, all outstanding preferred stock warrants converted into common stock warrants at a ratio of 1,563:1.

Stock Options

2020 Incentive Stock Plan

The Company has adopted a 2020 Omnibus Incentive Stock Plan (the “2020 Plan”). An aggregate of 33,000 shares of the Company’s common stock is reserved for issuance and available for awards under the 2020 Plan, including incentive stock options granted under the 2020 Plan. The 2020 Plan administrator may grant awards to any employee, director, consultant or other person providing services to us or our affiliates. During 2021, 27,320 options were granted to executives and directors at an exercise price from $385 to $415 per share. As of December 31, 2022, 5,680 options were available for future issuance.

2013 Incentive Stock Plan

The Company has adopted the 2013 Stock Plan, as amended and restated (the “Plan”), which provides for the grant of shares of stock options, stock appreciation rights, and stock awards (performance shares) to employees, non-employee directors, and non-employee consultants. The number of shares authorized by the Plan was 11,964 shares as December 31, 2022 and 2021. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term often years. The amounts granted each calendar year to an employee or non-employee is limited depending on the type of award. Stock options comprise all of the awards granted since the Plan’s inception. Shares available for grant under the Plan amounted to 333 and as of December 31, 2022. Vesting generally occurs over a period of immediately to four years.

F-33

A summary of information related to stock options under our 2013 and 2020 Stock Plan for the years ended December 31, 2022 and 2021 is as follows:

		Weighted
		Average
	Options	Exercise Price
Outstanding - December 31, 2020	11,631	$234
Granted	27,320	415
Exercised	—	—
Forfeited	—	—
Outstanding - December 31, 2021	38,951	$362
Granted	—	—
Exercised	—	—
Forfeited	—	—
Outstanding - December 31, 2022	38,951	$362
Exercisable at December 31, 2021	31,646	$359
Exercisable at December 31, 2022	34,713	$405

Weighted average duration (years) to expiration of outstanding options at December 31, 2022	7.00

The assumptions utilized for option grants during the years ended December 31, 2022 and 2021 are as follows:

	Year Ended
	December 31,
	2022	2021
Risk Free Interest Rate	n/a	0.34% - 0.85
Expected Dividend Yield	n/a	0.00%
Expected Volatility	n/a	58.00%
Expected Life (years)	n/a	5.18

The total grant-date fair value of the options granted during the years ended December 31, 2021 was $4,696,605. During the year ended December 31, 2022 and 2021, $421,442 and $3,325,897 was recorded to general and administrative expenses, and $57,596 and $551,948 was recorded to sales and marketing expense in the consolidated statements of operations, all respectively. Total unrecognized compensation cost related to non-vested stock option awards as of December 31, 2022 amounted to $577,999 and will be recognized over a weighted average period of 1.56 years.

NOTE 11: LEASE OBLIGATIONS

In April 2021, the Company entered into a lease agreement for operating space in Los Angeles, California. The lease expires in June 2023 and has monthly base rent payments of $17,257. The lease required a $19,500 deposit. The Company adopted ASC 842 on January 1, 2021 and recognized a right of use asset and liability of $250,244 using a discount rate of 6.0%. Under ASC 842, the lease was classified as an operating lease.

Stateside leases office and showroom facilities in Los Angeles, California. The leases expire at various dates through November 2022 with base rents ranging from $3,100 to $9,000.

Total rent expense for the years ended December 31, 2022 and 2021 was $945,216 and $816,790, respectively. Rent is classified by function on the consolidated statements of operations either as general and administrative, sales and marketing, or cost of revenue.

The Company determines whether an arrangement is or contains a lease at inception by evaluating potential lease agreements including services and operating agreements to determine whether an identified asset exists that the Company controls over the term of the arrangement. Lease commencement is determined to be when the lessor provides access to, and the right to control, the identified asset.

F-34

The rental payments for the Company’s leases are typically structured as either fixed or variable payments. Fixed rent payments include stated minimum rent and stated minimum rent with stated increases. The Company considers lease payments that cannot be predicted with reasonable certainty upon lease commencement to be variable lease payments, which are recorded as incurred each period and are excluded from the calculation of lease liabilities.

Management uses judgment in determining lease classification, including determination of the economic life and the fair market value of the identified asset. The fair market value of the identified asset is generally estimated based on comparable market data provided by third-party sources.

NOTE 12: CONTINGENCIES

On March 21, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On February 7, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $182,400. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On November 9, 2022, a vendor filed a lawsuit against Digital Brand's Group related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $50.190. The matter was settled in January 2023 and are on payment plans which will be paid off in April 2023.

In August 2020 and March 2021, two lawsuits were filed against Bailey’s by third-party’s related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $96,900. Both matters were settled in February 2022 and are on payment plans which will be paid off in July and September of 2023

On December 21, 2020, a Company investor filed a lawsuit against DBG for reimbursement of their investment totaling $100,000. Claimed amounts are included in short-term convertible note payable in the accompanying consolidated balance sheets and the Company does not believe it is probable that losses in excess of such short-term note payable will be incurred. The Company is actively working to resolve this matter.

On September 24, 2020 a Bailey’s product vendor filed a lawsuit against Bailey’s non-payment of trade payables totaling approximately $481,000 and additional damages of approximately $296,000. Claimed amounts for trade payables are included in accounts payable in the accompanying consolidated balance sheets, net of payments made. In December 2021, the Company reached a settlement; however, the settlement terms were not met and the Company received a judgement of $496,000. The amount due has been paid, the lawsuit dismissed and there is no claim or amount due.

A vendor filed a lawsuit against Bailey 44 related to a retail store lease in the amount of $1.5 million. The Company is disputing the claim for damages and the matter is ongoing.

F-35

The Company has been involved in a dispute with the former owners of H&J regarding its obligation to “true up” their ownership interest in our company further to that membership interest purchase agreement dated May 18, 2021 whereby we acquired all of the outstanding membership interests of H&J (the “H&J Purchase Agreement”). Further to the H&J Purchase Agreement, we agreed that if, at May 18, 2022, the one year anniversary of the closing date of our initial public offering, the product of the number of shares of our common stock issued at the closing of such acquisition multiplied by the average closing price per share of our shares of common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus the gross proceeds, if any, of shares of our stock issued to such sellers and sold by them during the one year period from the closing date of the offering does not exceed the sum of $9.1 million, less the value of any shares of common stock cancelled further to any indemnification claims or post-closing adjustments under the H&J Purchase Agreement, then we shall issue to the subject sellers an additional aggregate number of shares of common stock equal to any such valuation shortfall at a per share price equal to the then closing price per share of our common stock as quoted on the NasdaqCM. We did not honor our obligation to issue such shares and the former owner of H&J have claimed that they were damaged as a result. As part of a proposed settlement with such holders, the Company has tentatively agreed to the following: (i) to transfer all membership interests of H&J back to the original owners, (ii) to pay such owners the sum of $229,000, (iii) issue the former owners of H&J an aggregate of $1,400,000 worth of our common stock to be issued on May 16, 2023 based on the lower of (a) the stock closing price per share on May 15, 2023, and (b) the average common stock closing price based on the average of the 5 trading days preceding May 16, 2023, with the closing price on May 9, 2023. Such tentative terms are to be memorialized in definitive purchase agreements and as such there is no assurance that such arrangements will be finalized. As of the issuance date of these financial statements, the above terms and continued negotiations have been verbally approved by the Board.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying consolidated balance sheet as of December 31, 2022.

Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

NOTE 13: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets using accelerated depreciation methods for income tax purposes, share-based compensation expense, and for net operating loss carryforwards. As of December 31, 2022, and 2021, the Company had net deferred tax assets before valuation allowance of $16,733,582 and $13,103,268, respectively. The following table presents the deferred tax assets and liabilities by source:

	December 31,
	2022	2021
Deferred tax assets:
Net operating loss carryforwards	$16,733,582	$13,108,371
Deferred tax liabilities:
Depreciation timing differences	—	(5,103)
Valuation allowance	(16,733,582)	(13,103,268)
Net deferred tax assets	$—	$—

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due, cumulative losses through December 31, 2022, and no history of generating taxable income. Therefore, valuation allowances of $16,733,582 and $13,103,268 were recorded as of December 31, 2022 and 2021, respectively. Valuation allowance increased by $3,630,314 and $3,081,497 during the years ended December 31, 2022 and 2021, respectively. Deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be approximately 28.0%. The effective rate is reduced to 0% for 2022 and 2021 due to the full valuation allowance on its net deferred tax assets. The Company has permanent differences, consisting of non-deductible impairments of goodwill and intangible assets of $17.7 million and amortization of non-cash debt issuance costs of $6.5 million.

F-36

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2022 and 2021, the Company had net operating loss carryforwards available to offset future taxable income in the amounts of approximately $59,865,000 and $46,896,000, for which losses from 2018 forward can be carried forward indefinitely.

As a result of prior operating losses, the Company has net operating loss, or “NOL,” carryforwards for federal income tax purposes. The ability to utilize NOL carryforwards to reduce taxable income in future years could become subject to significant limitations under Section 382 of the Internal Revenue Code if the Company undergoes an ownership change. The Company would undergo an ownership change if, among other things, the stockholders who own, directly or indirectly, 5% or more of our common stock, or are otherwise treated as “5% shareholders” under Section 382 of the U.S. Internal Revenue Code and the regulations promulgated thereunder, increase their aggregate percentage ownership of the Company’s stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders at any time during the testing period, which is generally the three-year period preceding the potential ownership change.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company is not presently subject to any income tax audit in any taxing jurisdiction, though all tax years from 2018 on remain open to examination.

The Company recorded a tax benefit of $1,100,120 for the year ended December 31, 2021 related to a full release of its valuation allowance pertaining to the acquisition of H&J (see Note 4). The acquisition of H&J created a deferred tax liability position, and those deferred tax liabilities can be used as a source of income for the Company’s existing deferred tax assets.

NOTE 14: SUBSEQUENT EVENTS

On January 11, 2023, the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), an aggregate of 475,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and accompanying warrants (the “Common Warrants”) to purchase 475,000 shares of Common Stock, at a combined purchase price of $3.915 per share and Common Warrant, and (ii) 802,140 pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants” and together with the Shares and the shares of Common Stock underlying the Warrants, the “Securities”) exercisable for 802,140 shares of Common Stock, and accompanying Common Warrants to purchase 802,140 shares of Common Stock, at a combined purchase price of $3.915, less the exercise price of $0.0001, per Pre-Funded Warrant and accompanying Common Warrant, to the Investors, for aggregate gross proceeds from the Private Placement of approximately $5 million.

Each Common Warrant has an exercise price of $3.80 per share, will be immediately exercisable upon issuance and will expire five years from the date of issuance.

In February 2023, the Company fully repaid the December Notes for $4.0 million.

In February 2023, the Company and the Sundry Sellers verbally agreed to extend the maturity date to December 31, 2023.

On April 7, 2023, the Company and various purchasers executed a Securities Purchase Agreement (“April 2023 Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $2,208,750, consisting of original issue discount of $408,750. The Company received net proceeds of $1,800,000. The April 2023 Notes are due and payable on September 30, 2023. If the April 2023 Notes are not repaid in full by the maturity date or if any other event of default occurs, (1) the face value of the April Notes will be automatically increased to 120%; (2) the April 2023 Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the investors’ discretion, the April 2023 Notes shall become convertible at the option of the investors into shares of the Company’s common stock at a conversion price equal to the closing price of the Company’s common stock on the date of the note conversion.

F-37

Annex B

Our Form 10-K for the fiscal year ended December 31, 2022 is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov .

ANNEX B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2023

☐  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                to

Commission file number: 001-40400

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1942864
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1400 Lavaca Street

Austin, TX 78701

(Address of principal executive offices, including zip code)

Tel: (209) 651-0172

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of common stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if this registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of May 22, 2023 the Company had 5,974,969 shares of common stock, $0.0001 par value, issued and outstanding.

DIGITAL BRANDS GROUP, NC.

FORM 10-Q

2

PART I – FINANCIAL INFORMATION

ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2023	2022
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$1,969,250	$1,283,282
Accounts receivable, net	345,439	628,386
Due from factor, net	590,253	839,400
Inventory	4,926,094	5,225,282
Prepaid expenses and other current assets	1,071,330	853,044
Total current assets	8,902,366	8,829,394
Property, equipment and software, net	71,803	76,657
Goodwill	10,103,812	10,103,812
Intangible assets, net	13,473,151	14,427,503
Deposits	110,962	198,341
Right of use asset	467,738	102,349
Total assets	$33,129,832	$33,738,056

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,671,050	$8,098,165
Accrued expenses and other liabilities	4,921,970	4,457,115
Deferred revenue	317,421	202,129
Due to related parties	452,055	556,225
Contingent consideration liability	12,098,475	12,098,475
Convertible note payable, net	100,000	2,721,800
Accrued interest payable	1,780,535	1,561,795
Note payable - related party	129,489	129,489
Loans payable, current	1,329,507	1,966,250
Promissory notes payable, net	10,914,831	9,000,000
Right of use liability, current portion	425,654	102,349
Total current liabilities	40,140,987	40,893,792
Loans payable, net of current portion	798,759	297,438
Right of use liability	53,107	—
Total liabilities	40,992,853	41,191,230

Commitments and contingencies

Stockholders’ deficit:
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both March 31, 2023 and December 31, 2022	—	—
Series A preferred stock, $0.0001 par, 1 share authorized, no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Series A convertible preferred stock, $0.0001 par, 6,800 shares designated, 6,300 shares issued and outstanding as of both March 31, 2023 and December 31, 2022	1	1
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 5,974,969 and 4,468,939 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	598	447
Additional paid-in capital	102,020,045	96,293,694
Accumulated deficit	(109,883,665)	(103,747,316)
Total stockholders’ deficit	(7,863,021)	(7,453,174)
Total liabilities and stockholders’ deficit	$33,129,832	$33,738,056

See the accompanying notes to the unaudited condensed consolidated financial statements

3

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	March 31,
	2023	2022
		Restated
Net revenues	$5,095,234	$3,432,410
Cost of net revenues	2,656,652	2,292,191
Gross profit	2,438,582	1,140,219
Operating expenses:
General and administrative	4,636,844	4,277,955
Sales and marketing	1,115,643	1,040,572
Distribution	270,185	202,848
Change in fair value of contingent consideration	—	1,200,321
Total operating expenses	6,022,672	6,721,696
Loss from operations	(3,584,090)	(5,581,477)
Other income (expense):
Interest expense	(1,873,270)	(1,567,877)
Other non-operating income (expenses)	(678,989)	(683,588)
Total other income (expense), net	(2,552,259)	(2,251,465)
Income tax benefit (provision)	—	—
Net loss	$(6,136,349)	$(7,832,942)

Weighted average common shares outstanding - basic and diluted	5,670,362	132,351
Net loss per common share - basic and diluted	$(1.08)	$(59.18)

See the accompanying notes to the unaudited condensed consolidated financial statements

4

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Series A Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2021	—	$—	130,018	$13	$58,614,160	$(65,703,954)	$(7,089,781)
Conversion of notes into common stock	—	—	8,739	1	1,201,581	—	1,201,582
Stock-based compensation	—	—	—	—	139,093	—	139,093
Net loss	—	—	—	—	—	(7,832,942)	(7,832,942)
Balances at March 31, 2022	—	$—	138,757	$14	$59,954,834	$(73,536,896)	$(13,582,048)

Balances at December 31, 2022	6,300	$1	4,468,939	$447	$96,293,694	$(103,747,316)	$(7,453,174)
Issuance of common stock pursuant to private placement	—	—	1,277,140	128	4,999,875	—	5,000,003
Offering costs	—	—	—	—	(536,927)	—	(536,927)
Shares issued for services	—	—	118,890	12	499,326	—	499,338
Shares and warrants issued with notes	—	—	110,000	11	658,483	—	658,494
Stock-based compensation	—	—	—	—	105,594	—	105,594
Net loss	—	—	—	—	—	(6,136,349)	(6,136,349)
Balances at March 31, 2023	6,300	$1	5,974,969	$598	$102,020,045	$(109,883,665)	$(7,863,021)

See the accompanying notes to the unaudited condensed consolidated financial statements

5

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(6,136,349)	$(7,832,942)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	959,207	552,004
Amortization of loan discount and fees	1,412,425	1,093,583
Loss on extinguishment of debt	689,100	—
Stock-based compensation	105,594	139,093
Shares issued for services	499,338	—
Change in credits due customers	109,298	(9,067)
Change in fair value of warrant liability	—	(5,970)
Change in fair value of derivative liability	—	682,103
Change in fair value of contingent consideration	—	1,200,321
Changes in operating assets and liabilities:
Accounts receivable, net	282,947	(49,554)
Factored receivables	(77,776)	294,439
Inventory	299,188	262,753
Prepaid expenses and other current assets	(218,286)	(126,369)
Accounts payable	(416,093)	1,972,441
Accrued expenses and other liabilities	464,855	669,514
Deferred revenue	115,292	71,707
Accrued interest	218,740	450,788
Net cash used in operating activities	(1,692,520)	(635,156)
Cash flows from investing activities:
Purchase of property, equipment and software	—	(5,576)
Deposits	87,379	—
Net cash provided by (used in) investing activities	87,379	(5,576)
Cash flows from financing activities:
Proceeds (repayments) from related party advances	(104,170)	(11,105)
Advances (repayments) from factor	217,625	(179,126)
Issuance of loans and notes payable	3,542,199	868,582
Repayments of convertible notes and loans payable	(5,677,621)	—
Issuance of common stock pursuant to private placement	5,000,003	—
Offering costs	(686,927)	—
Net cash provided by financing activities	2,291,109	678,351
Net change in cash and cash equivalents	685,968	37,619
Cash and cash equivalents at beginning of period	1,283,282	528,394
Cash and cash equivalents at end of period	$1,969,250	$566,013
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$60,465	$—
Supplemental disclosure of non-cash investing and financing activities:
Conversion of notes into common stock	$—	$1,201,582
Right of use asset	$467,738	$250,244

See the accompanying notes to the unaudited condensed consolidated financial statements

6

NOTE 1: NATURE OF OPERATIONS

Digital Brands Group, Inc. (the “Company” or “DBG”), was organized on September 17, 2012 under the laws of Delaware as a limited liability company under the name Denim.LA LLC. The Company converted to a Delaware corporation on January 30, 2013 and changed its name to Denim.LA, Inc. Effective December 31, 2020, the Company changed its name to Digital Brands Group, Inc. (DBG).

The Company is a curated collection of lifestyle brands, including Bailey 44, DSTLD, Harper & Jones, Stateside and ACE Studios, that offers a variety of apparel products through direct-to-consumer and wholesale distribution.

On February 12, 2020, Denim.LA, Inc. entered into an Agreement and Plan of Merger with Bailey 44, LLC (“Bailey”), a Delaware limited liability company. On the acquisition date, Bailey 44, LLC became a wholly owned subsidiary of the Company.

On May 18, 2021, the Company closed its acquisition of Harper & Jones, LLC (“H&J”) pursuant to its Membership Interest Stock Purchase Agreement with D. Jones Tailored Collection, Ltd. to purchase 100% of the issued and outstanding equity of Harper & Jones, LLC. On the acquisition date, H&J became a wholly owned subsidiary of the Company.

On August 30, 2021, the Company closed its acquisition of Mosbest, LLC dba Stateside (“Stateside”) pursuant to its Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Stateside. On the acquisition date, Stateside became a wholly owned subsidiary of the Company.

On December 30, 2022, the Company closed its previously announced acquisition of Sunnyside, LLC dba Sundry (“Sundry”) pursuant to its Second Amended and Restated Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Sundry. On the acquisition date, Sundry became a wholly owned subsidiary of the Company.

NOTE 2: GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $6,136,349 and $7,832,942 for the three months ended March 31, 2023 and 2022, respectively, and has incurred negative cash flows from operations for the three months ended March 31, 2023 and 2022. The Company has historically lacked liquidity to satisfy obligations as they come due and as of March 31, 2023, and the Company had a working capital deficit of $31,238,621. These factors, among others, arise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying consolidated financial statements do not include any adjustments as a result of this uncertainty.

The Company’s ability to continue as a going concern for the next 12 months from the date the financial statements were available to be issued is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of capital stock and debt. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. No assurance can be given that the Company will be successful in these efforts.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

7

Reverse Stock Split

On October 21, 2022, the Board of Directors approved a one-for-100 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of November 3, 2022. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated balance sheet as of March 31, 2023, the unaudited condensed consolidated statements of operations for the three and three months ended March 31, 2023 and 2022 and of cash flows for the three months ended March 31, 2023 and 2022 have been prepared by the Company, pursuant to the rules and regulations of the SEC for the interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The unaudited interim consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the consolidated results for the interim periods presented and of the consolidated financial condition as of the date of the interim consolidated balance sheet. The results of operations are not necessarily indicative of the results expected for the year ended December 31, 2023.

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2022 included in the Company’s Annual Form 10-K filed with SEC on April 17, 2023.

Principles of Consolidation

These condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Bailey, H&J and Stateside from the dates of acquisition. All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, inventory, impairment of long-lived assets, contingent consideration and derivative liabilities. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Restatement of Previously Issued Financial Statements

Certain prior year accounts have been reclassified to conform with current year presentation pertaining to cost of net revenue and general and administrative expenses. The Company has reclassified $333,280 in general and administrative expenses per previously reported financial statements to cost of net revenues in the accompanying consolidated statements of operations for the three months ended March 31, 2022. The reclassified costs from general and administrative expense to cost of net revenues are primarily personnel and warehouse related costs. The reclassification had no effect on the reported results of operations.

Cash and Equivalents and Concentration of Credit Risk

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. As of March 31, 2023 and December 31, 2022, the Company did not hold any cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits of $250,000.

8

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses, due to related parties, related party note payable, and convertible debt. The carrying value of these assets and liabilities is representative of their fair market value, due to the short maturity of these instruments.

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy used to determine such fair values:

	Fair Value Measurements
	as of March 31, 2023 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	$—	$—	$12,098,475	$12,098,475
	$—	$—	$12,098,475	$12,098,475

	Fair Value Measurements
	as of December 31, 2022 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	$—	$—	$12,098,475	$12,098,475
	$—	$—	$12,098,475	$12,098,475

Contingent Consideration

The Company records a contingent consideration liability relating to stock price guarantees included in its acquisitions of Bailey44 and H&J. The estimated fair value of the contingent consideration is recorded using significant unobservable measures and other fair value inputs and is therefore classified as a Level 3 financial instrument.

The Company estimates and records the acquisition date fair value of contingent consideration as part of purchase price consideration for acquisitions. Additionally, each reporting period, the Company estimates changes in the fair value of contingent consideration and recognizes any change in fair in the consolidated statement of operations. The estimate of the fair value of contingent consideration requires very subjective assumptions to be made of future operating results, discount rates and probabilities assigned to various potential operating result scenarios. Future revisions to these assumptions could materially change the estimate of the fair value of contingent consideration and, therefore, materially affect the Company’s future financial results. The contingent consideration liability is to be settled with the issuance of shares of common stock once contingent provisions set forth in respective acquisition agreements have been achieved. Upon achievement of contingent provisions, respective liabilities are relieved and offset by increases to common stock and additional paid-in capital in the stockholders’ equity section of the Company’s consolidated balance sheets.

The fair value of the contingent consideration liability related to the Company’s business combinations is valued using the Monte Carlo simulation model. The Monte Carlo simulation inputs include the stock price, volatility of common stock, timing of settlement and resale restrictions and limits. The fair value of the contingent consideration is then calculated based on guaranteed equity values at settlement as defined in the acquisition agreements.

The detail of contingent consideration by company is as follows:

	March 31,	December 31,
	2023	2022
Bailey	$10,698,475	$10,698,475
Harper & Jones	1,400,000	1,400,000
	$12,098,475	$12,098,475

The contingent consideration liabilities were revalued for a final time as of May 18, 2022, the anniversary date of the Company’s initial public offering. As of the date of the issuance of these financial statements, the contingent consideration liabilities were not yet settled with shares.

In December 2022, the Company paid $645,304 to the H&J Seller to partially reduce the contingent consideration balance owed. As of the date of these financial statements, the Company and the H&J Seller are in the process of amending the May 2021 purchase agreement to determine the ultimate settlement of the Company’s common stock to the H&J Seller by the second quarter of 2023.

9

Inventory

Inventory is stated at the lower of cost or net realizable value and accounted for using the weighted average cost method for DSTLD and first-in, first-out method for Bailey, Stateside and Sundry. The inventory balances as of March 31, 2023 and December 31, 2022 consist substantially of finished good products purchased or produced for resale, as well as any raw materials the Company purchased to modify the products and work in progress.

Inventory consisted of the following:

	March 31,	December 31,
	2023	2022
Raw materials	$1,512,651	$1,611,134
Work in process	653,412	888,643
Finished goods	2,760,031	2,725,505
Inventory	$4,926,094	$5,225,282

Goodwill

Goodwill and identifiable intangible assets that have indefinite useful lives are not amortized, but instead are tested annually for impairment and upon the occurrence of certain events or substantive changes in circumstances. The annual goodwill impairment test allows for the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An entity may choose to perform the qualitative assessment on none, some or all of its reporting units or an entity may bypass the qualitative assessment for any reporting unit and proceed directly to step one of the quantitative impairment test. If it is determined, on the basis of qualitative factors, that the fair value of a reporting unit is, more likely than not, less than its carrying value, the quantitative impairment test is required.

Annual Impairment

At December 31, 2022, management determined that certain events and circumstances occurred that indicated that the carrying value of the Company’s brand name assets, and the carrying amount of the reporting units, pertaining to Bailey44 and Harper & Jones may not be recoverable. The qualitative assessment was primarily due to reduced or stagnant revenues of both entities as compared to the Company’s initial projections at the time of each respective acquisition, as well as the entities’ liabilities in excess of assets. As such, the Company compared the estimated fair value of the brand names with its carrying value and recorded an impairment loss of $3,667,000 in the consolidated statements of operations. Additionally, the Company compared the fair value of the reporting units to the carrying amounts and recorded an impairment loss of $11,872,332 pertaining to goodwill in the consolidated statements of operations.

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Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of March 31, 2023 and 2022, diluted net loss per share is the same as basic net loss per share for each year. Potentially dilutive items outstanding as of March 31, 2023 and 2022 are as follows:

	March 31,
	2023	2022
Convertible notes	—	51,648
Series A convertible preferred stock	108	—
Common stock warrants	5,943,626	9,145
Stock options	38,951	38,951
Total potentially dilutive shares	5,982,685	99,744

The stock options and warrants above are out-of-the-money as of March 31, 2023 and 2022.

Recent Accounting Pronouncements

In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, which amends and clarifies several provisions of Topic 326. In May 2019, the FASB issued ASU 2019-05, Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief, which amends Topic 326 to allow the fair value option to be elected for certain financial instruments upon adoption. ASU 2019-10 extended the effective date of ASU 2016-13 until December 15, 2022. The Company adopted this new guidance, including the subsequent updates to Topic 326, on January 1, 2023 and the adoption did not have a material impact on the Company’s condensed consolidated financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the Sundry acquisition had occurred as of January 1, 2022. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The following unaudited pro forma financial information includes incremental property and equipment depreciation and intangible asset amortization as a result of the acquisitions. The pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

Three Months Ended
March 31,
2022
Net revenues	$8,606,548
Net loss	$(8,292,427)
Net loss per common share	$(62.65)

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NOTE 4: DUE FROM FACTOR

Due to/from factor consist of the following:

	March 31,	December 31,
	2023	2022
Outstanding receivables:
Without recourse	$1,065,335	$1,680,042
With recourse	76,956	65,411
Matured funds and deposits	108,147	81,055
Advances	(415,201)	(632,826)
Credits due customers	(244,984)	(354,282)
	$590,253	$839,400

NOTE 5: GOODWILL AND INTANGIBLE ASSETS

The following is a summary of goodwill attributable to each business combination:

	March 31,	December 31
	2023	2022
Bailey	$3,158,123	$3,158,123
Harper & Jones	1,130,311	1,130,311
Stateside	2,104,056	2,104,056
Sundry	3,711,322	3,711,322
	$10,103,812	$10,103,812

The following table summarizes information relating to the Company’s identifiable intangible assets as of March 31, 2023:

	Gross	Accumulated	Carrying
	Amount	Amortization	Value
Amortized:
Customer relationships	$11,452,230	$(4,554,959)	$6,897,271
	$11,452,230	$(4,554,959)	$6,897,271

Indefinite-lived:
Brand name	$6,575,880	—	6,575,880
	$18,028,110	$(4,554,959)	$13,473,151

The Company recorded amortization expense of $954,353 and $537,813 during the three months ended March 31, 2023 and 2022, respectively, which is included in general and administrative expenses in the consolidated statements of operations.

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NOTE 6: LIABILITIES AND DEBT

Accrued Expenses and Other Liabilities

The Company accrued expenses and other liabilities line in the consolidated balance sheets is comprised of the following as of March 31, 2023 and December 31,2022:

	March 31,	December 31,
	2023	2022
Accrued expenses	$602,053	$705,135
Reserve for returns	294,147	307,725
Payroll related liabilities	3,586,356	2,974,362
Sales tax liability	267,419	339,843
Other liabilities	171,995	130,050
	$4,921,970	$4,457,115

As of March 31, 2023, payroll liabilities included an aggregate of $1,249,060 in payroll taxes due to remit to federal and state authorities. Of this amount, $581,412 pertained to DBG and $667,648 pertained to Bailey44. The amounts are subject to further penalties and interest.

As of March 31, 2023 and December 31, 2022, accrued expenses included $535,000 in accrued common stock issuances pursuant to an advisory agreement for services performed in 2022. The 5,000 shares of common stock owed per the agreement are expected to be issued in the second quarter of 2023.

Convertible Debt

2020 Regulation D Offering

As of March 31, 2023 and December 31, 2022, there was $100,000 remaining in outstanding principal that was not converted into equity.

Convertible Promissory Note

On December 29, 2022, the Company and various purchasers executed a Securities Purchase Agreement (“December Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $4,000,000, consisting of original issue discount of $800,000. The Company received net proceeds of $3,000,000. The December Notes were due and payable on February 15, 2023. If the December Notes are not repaid in full by the maturity date or if any other event of default occurs, (1) the face value of the December Notes will be automatically increased to 120%; (2) the Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the investors’ discretion, the December Notes shall become convertible at the option of the investors into shares of the Company’s common stock at a conversion price equal to the closing price of the Company’s common stock on the date of the note conversion.

In connection with the December Notes, the Company issued to the investors an aggregate of 469,480 warrants to purchase common stock at an exercise price equal to $4.26, and 60,000 shares of common stock. The Company recognized $428,200 as a debt discount for the fair value of the warrants and common shares using the Black-Scholes option model, resulting in a total debt discount of $1,378,200.

In February 2023, the principal of $4,000,000 of the December Notes were fully repaid. The Company amortized $689,100 of debt discount up until the repayment date, and then recognized a loss on extinguishment of debt of $689,100 which is included in other non-operating income (expenses) on the consolidated statements of operations.

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The following is a summary of the convertible notes for the three months ended March 31, 2023:

		Unamortized	Convertible Note
	Principal	Debt Discount	Payable, Net
Balance, December 31, 2022	$4,100,000	$(1,378,200)	$2,721,800
Repayments of notes	(4,000,000)	—	(4,000,000)
Amortization of debt discount	—	689,100	689,100
Loss on extinguishment of debt	—	689,100	689,100
Balance, March 31, 2023	$100,000	$—	$100,000

During the three months ended March 31, 2022, the Company converted an aggregate of $888,930 in outstanding principal into 8,739 shares of common stock.

During the three months ended March 31, 2023 and 2022, the Company amortized $689,100 and $1,058,583, respectively of debt discount to interest expense pertaining to convertible notes.

In January 2023, the Company issued 110,000 shares of common stock at a fair value of $322,300 to a former convertible noteholder pursuant to default provisions. The amount was included in interest expense in the consolidated statements of operations.

Loan Payable — PPP and SBA Loan

As of March 31, 2023 and December 31, 2022, H&J had an outstanding loan under the EIDL program of $146,707 and $147,438, respectively.

As of both March 31, 2023 and December 31, 2022, Bailey had an outstanding PPP Loan balance of $933,295 and matures in 2026.

Loan Payable

In May 2021, H&J entered into a loan payable with a bank and received proceeds of $75,000. The line bears interest at 7.76% and matures in December 2025. As of both March 31, 2023 and December 31, 2022, the outstanding balance was $73,187.

Note Payable – Related Party

As of both March 31, 2023 and December 31, 2022, H&J had an outstanding note payable of $129,489 owned by the H&J Seller. The note matured in July 2022, is technically in default and bears interest at 12% per annum.

Merchant Advances

In 2022, H&J entered into merchant advance loans for proceeds of $147,267. The loan bears interest at 9.9% per annum. As of December 31, 2022, the outstanding principal of the loans was $63,433, which was fully repaid in 2023.

In 2022, the Company obtained several merchant advances. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a weekly basis. As of December 31, 2022, $896,334 remained outstanding. During the three months ended March 31, 2023, the Company received additional proceeds totaling $1,040,148 and made repayments totaling $1,613,457. As of March 31, 2023, the remaining principal outstanding was $323,025. In connection with these advances, the Company granted 152,380 warrants to purchase common stock at an exercise price of $5.25 to the lender in connection with its merchant advances.

In 2023, the Company obtained merchant advances totaling $502,051 from Shopify Capital, all of which was outstanding as of March 31, 2023. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a daily basis.

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Promissory Note Payable

As of March 31, 2023 and December 31, 2022, the outstanding principal on the note to the sellers of Bailey was $3,500,000. The maturity date was December 31, 2022. As of the date of these financial statements, the parties are undergoing an extension of the maturity date, but is in technical default. Interest expense was $105,000 and $105,000 for the three months ended March 31, 2023 and 2022, respectively, which was accrued and unpaid as of March 31, 2023.

The Company issued a promissory note in the principal amount of $5,500,000 to the Sundry Holders pursuant to the Sundry acquisition. The note bears interest at 8% per annum and matures on February 15, 2023. In February 2023, the parties verbally agreed to extend the maturity date to December 31, 2023. As of March 31, 2023 and December 31, 2022, the outstanding principal was $5,500,000. Interest expense was $110,000 for the three months ended March 31, 2023, which was accrued and unpaid as of March 31, 2023.

In March 2023, the Company and various purchasers executed a Securities Purchase Agreement (“March 2023 Notes”) whereby the investors purchased from the Company promissory notes in the aggregate principal amount of $2,458,750, consisting of original issue discount of $408,750. The Company received net proceeds of $1,850,000 after additional fees. The March 2023 Notes are due and payable on September 30, 2023 (the “Maturity Date”). The Company will also have the option to prepay the Notes with no penalties at any time prior to the Maturity Date. If the Company completes a debt or equity financing of less than $7,500,000, the Company is required to repay 50% of the remaining balance of the March 2023 Notes. Following such 50% repayment, the Company must also use any proceeds from any subsequent debt or equity financing to repay the March 2023 Notes. Upon the closing of any debt or equity financing of $7,500,000 or greater, the Company is required to repay 100% of the Notes with no penalties. There is no additional interest after the 20% original interest discount. The Company recognized a debt discount of $608,750, of which $64,831 was amortized through March 31, 2023.

The following is a summary of promissory notes payable, net:

	March 31,	December 31,
	2023	2022
Bailey Note	$3,500,000	$3,500,000
Sundry Note	5,500,000	5,500,000
March 2023 Notes - principal	2,458,750	—
March 2023 Notes - unamortized debt discount	(543,919)	—
Promissory note payable, net	$10,914,831	$9,000,000

NOTE 7: STOCKHOLDERS’ DEFICIT

On January 11, 2023, the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a private placement (the “January Private Placement”), an aggregate of 475,000 shares (the “Shares”) of the Company’s common stock (“Common Stock”), and accompanying warrants (the “Common Warrants”) to purchase 475,000 shares of Common Stock, at a combined purchase price of $3.915 per share and Common Warrant, and (ii) 802,140 pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants” and together with the Shares and the shares of Common Stock underlying the Warrants, the “Securities”) exercisable for 802,140 shares of Common Stock, and accompanying Common Warrants to purchase 802,140 shares of Common Stock, at a combined purchase price of $3.915 per Pre-Funded Warrant and accompanying Common Warrant, to the Investors, for aggregate gross proceeds from the Private Placement of approximately $5 million before deducting placement agent fees and related offering expenses. As a result of the transaction, the Company issued 1,277,140 shares of common stock, including the 475,000 shares and the immediate exercise of 802,140 pre-funded warrants, for gross proceeds of $5.0 million. The Company received net proceeds of $4.3 million after deducting placement agent fees and offering expenses.

In January 2023, the Company issued 110,000 shares of common stock at a fair value of $322,300 to a former convertible noteholder pursuant to default provisions. The amount was included in interest expense in the consolidated statements of operations.

In March 2023, the Company issued an aggregate of 118,890 shares of common stock to Sundry executives based on their employment agreements with the Company. The fair value of $499,338, or $4.20 per share as determined by the agreements, was included in general and administrative expenses in the consolidated statements of operations.

During the three months ended March 31, 2022, the Company converted an aggregate of $888,930 in outstanding principal into 8,739 shares of common stock.

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NOTE 8: RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2023 and 2022, the Company made repayments for amounts due to related parties totaling $104,170 and $11,105, respectively. As of March 31, 2023 and December 31, 2022, amounts due to related parties were $452,055 and $556,225, respectively. The advances are unsecured, non-interest bearing and due on demand. Amounts due to related parties consist of current and former executives, and a board member.

As of March 31, 2023 and December 31, 2022, H&J had an outstanding note payable of $129,489 owned by the H&J Seller. The note matured on December 10, 2022 and bears interest at 12% per annum. The note is in technical default.

NOTE 9: SHARE-BASED PAYMENTS

Common Stock Warrants

In connection with the January Private Placement, the Company granted 802,140 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 1,277,140 warrants as part of the offering. Each warrant has an exercise price of $3.80 per share, is immediately exercisable upon issuance and expires five years after issuance. The Company also granted the placement agent 95,786 warrants to purchase common stock at an exercise price of $4.8938 per share, which is immediately exercisable upon issuance and expires five years after issuance.

In connection with merchant advances (Note 6), the Company granted 152,380 warrants to purchase common stock at an exercise price of $5.25. The warrants are immediately exercisable upon issuance and expire five years after issuance.

The following is a summary of warrant activity:

	Common	Weighted
	Stock	Average
	Warrants	Exercise Price
Outstanding - December 31, 2022	4,418,320	$8.37
Granted	2,327,446	3.98
Exercised	(802,140)	3.92
Forfeited	—	—
Outstanding - March 31, 2023	5,943,626	$7.75
Exercisable at December 31, 2022	4,281,956	$8.42
Exercisable at March 31, 2023	5,807,262	$7.78

Stock Options

As of March 31, 2023 and December 31, 2022, the Company had 38,951 stock options outstanding with a weighted average exercise price of $362.11 per share. As of March 31, 2023, there were 35,365 options exercisable.

Stock-based compensation expense of $105,594 and $139,093 was recognized for the three months ended March 31, 2023 and 2022. During the three months ended March 31, 2023 and 2022, $14,399 and $14,399 was recorded to sales and marketing expense, and all other stock compensation was included in general and administrative expense in the condensed consolidated statements of operations. Total unrecognized compensation cost related to non-vested stock option awards as of March 31, 2023 amounted to $472,406 and will be recognized over a weighted average period of 1.2 years.

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NOTE 10: LEASE OBLIGATIONS

In January 2023, the Company entered into a lease agreement extension for its corporate office and distribution center in Vernon, California that expires on December 31, 2023. The lease has monthly base rent payments of $38,105. As a result of the extension, the Company recognized a right of use asset and liability of $342,341 using a discount rate of 8.0%. As of March 31, 2023, the Company has $954,722 in accounts payable for past rents due to the landlord pertaining to this lease.

In May 2023, the Company entered into a lease agreement extension for a showroom space in Los Angeles, California that commences in March 2023 and expires in January 2025. The original lease began in April 2018 and terminated in May 2020, at which point the lease was month to month. The lease has a monthly base rent of $6,520 until January 31, 2025, at which point the base rent increases to $6,781 until the end of the lease. As a result of the extension, the Company recognized a right of use asset and liability of $125,397 using a discount rate of 8.0%. As of March 31, 2023, the Company has $187,032 in accounts payable for past rents due to the landlord pertaining to this lease.

Stateside and Sundry utilize a lease for a showroom in Los Angeles, California which is month to month.

Total rent expense for the three months ended March 31, 2023 and 2022 was $172,685 and $274,422, respectively.

NOTE 11: CONTINGENCIES

On March 21, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On February 7, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $182,400. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On November 9, 2022, a vendor filed a lawsuit against Digital Brand’s Group related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $50,190. The matter was settled in January 2023 and are on payment plans which will be paid off in April 2023.

In August 2020 and March 2021, two lawsuits were filed against Bailey’s by third-party’s related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $96,900. Both matters were settled in February 2022 and are on payment plans which will be paid off in July and September of 2023.

On December 21, 2020, a Company investor filed a lawsuit against DBG for reimbursement of their investment totaling $100,000. Claimed amounts are included in short-term convertible note payable in the accompanying consolidated balance sheets and the Company does not believe it is probable that losses in excess of such short-term note payable will be incurred. The Company is actively working to resolve this matter.

A vendor filed a lawsuit against Bailey 44 related to a retail store lease in the amount of $1.5 million. The Company is disputing the claim for damages and the matter is ongoing. The vendor has recently updated the claim to now be $450,968 after signing a long-term lease with another brand for this location. The Company is disputing this new amount after review of the lease.

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The Company has been involved in a dispute with the former owners of H&J regarding its obligation to “true up” their ownership interest in our company further to that membership interest purchase agreement dated May 18, 2021 whereby we acquired all of the outstanding membership interests of H&J (the “H&J Purchase Agreement”). Further to the H&J Purchase Agreement, we agreed that if, at May 18, 2022, the one year anniversary of the closing date of our initial public offering, the product of the number of shares of our common stock issued at the closing of such acquisition multiplied by the average closing price per share of our shares of common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus the gross proceeds, if any, of shares of our stock issued to such sellers and sold by them during the one year period from the closing date of the offering does not exceed the sum of $9.1 million, less the value of any shares of common stock cancelled further to any indemnification claims or post-closing adjustments under the H&J Purchase Agreement, then we shall issue to the subject sellers an additional aggregate number of shares of common stock equal to any such valuation shortfall at a per share price equal to the then closing price per share of our common stock as quoted on the NasdaqCM. We did not honor our obligation to issue such shares and the former owner of H&J have claimed that they were damaged as a result. As part of a proposed settlement with such holders, the Company has tentatively agreed to the following: (i) to transfer all membership interests of H&J back to the original owners, (ii) to pay such owners the sum of $229,000, (iii) issue the former owners of H&J an aggregate of $1,400,000 worth of our common stock to be issued on May 16, 2023 based on the lower of (a) the stock closing price per share on May 15, 2023, and (b) the average common stock closing price based on the average of the 5 trading days preceding May 16, 2023, with the closing price on May 9, 2023. Such tentative terms are to be memorialized in definitive purchase agreements and as such there is no assurance that such arrangements will be finalized.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying consolidated balance sheet as of March 31, 2023.

Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited condensed financial statements and related notes appearing elsewhere in this Quarterly Report on Form 10-Q and our audited financial statements and related notes for the year ended December 31, 2022 included in Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC on April 17, 2023.

Unless otherwise indicated by the context, references to “DBG” refer to Digital Brands Group, Inc. solely, and references to the “Company,” “our,” “we,” “us” and similar terms refer to Digital Brands Group, Inc., together with its wholly-owned subsidiaries Bailey 44, LLC (“Bailey”), Harper & Jones LLC (“H&J”), MOSBEST, LLC (“Stateside”) and Sunnyside (“Sundry”).

Some of the statements contained in this discussion and analysis or set forth elsewhere in this Quarterly Report on Form 10-Q, including information with respect to our plans and strategy for our business, constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. The following information and any forward-looking statements should be considered in light of factors discussed elsewhere in this Quarterly Report on Form 10-Q, particularly including those risks identified in Part II-Item 1A “Risk Factors” and our other filings with the SEC.

Our actual results and timing of certain events may differ materially from the results discussed, projected, anticipated, or indicated in any forward-looking statements. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this Quarterly Report on Form 10-Q. Statements made herein are as of the date of the filing of this Form 10-Q with the SEC and should not be relied upon as of any subsequent date. Even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this Quarterly Report on Form 10-Q, they may not be predictive of results or developments in future periods. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Business Overview

Recent Development

We have been involved in a dispute with the former owners of H&J regarding our obligation to “true up” their ownership interest in our company further to that membership interest purchase agreement dated May 10, 2021 whereby we acquired all of the outstanding membership interests of H&J (as amended, the “H&J Purchase Agreement”). Further to the H&J Purchase Agreement, we agreed that if, at May 18, 2022, the one year anniversary of the closing date of our initial public offering, the product of the number of shares of our common stock issued at the closing of such acquisition multiplied by the average closing price per share of our shares of common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus the gross proceeds, if any, of shares of our stock issued to such sellers and sold by them during the one year period from the closing date of the offering does not exceed the sum of $9.1 million, less the value of any shares of common stock cancelled further to any indemnification claims or post-closing adjustments under the H&J Purchase Agreement, then we shall issue to the subject sellers an additional aggregate number of shares of common stock equal to any such valuation shortfall at a per share price equal to the then closing price per share of our common stock as quoted on the NasdaqCM. We did not honor our obligation to issue such shares and the former owner of H&J have claimed that they were damaged as a result. As part of a proposed settlement with such holders, we have tentatively agreed to the following: (i) to transfer all membership interests of H&J back to the original owners, (ii) to pay such owners the sum of $229,000, (iii) issue the former owners of H&J an aggregate of $1,400,000 worth of our common stock to be issued on May 16, 2023 based on the lower of (a) the stock closing price per share on May 15, 2023, and (b) the average common stock closing price based on the average of the 5 trading days preceding May 16, 2023, with the closing price on May 9, 2023. Such tentative terms are to be memorialized in definitive purchase agreements and as such there is no assurance that such arrangements will be finalized.

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Our Company

Digital Brands Group is a curated collection of lifestyle brands, including Bailey 44, DSTLD, Harper & Jones, Stateside, Sundry and ACE Studios, that offers a variety of apparel products through direct-to-consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call “closet share” by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.

Our portfolio currently consists of four significant brands that leverage our three channels: our websites, wholesale and our own stores.

•	Bailey 44 combines beautiful, luxe fabrics and on-trend designs to create sophisticated ready-to-wear capsules for women on-the-go. Designing for real life, this brand focuses on feeling and comfort rather than how it looks on a runway. Bailey 44 is primarily a wholesale brand, which we are transitioning to a digital, direct-to-consumer brand.

•	DSTLD offers stylish high-quality garments without the luxury retail markup valuing customer experience over labels. DSTLD is primarily a digital direct-to-consumer brand, to which we recently added select wholesale retailers to generate brand awareness.

•	Harper & Jones was built with the goal of inspiring men to dress with intention. It offers hand- crafted custom fit suits for those looking for a premium experience. Harper & Jones is primarily a direct-to-consumer brand using its own showrooms.

•	Stateside is an elevated, America first brand with all knitting, dyeing, cutting and sewing sourced and manufactured locally in Los Angeles. The collection is influenced by the evolution of the classic t-shirt offering a simple yet elegant look. Stateside is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

•	Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California. Sundry is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

We believe that successful apparel brands sell in all revenue channels. However, each channel offers different margin structures and requires different customer acquisition and retention strategies. We were founded as a digital-first retailer that has strategically expanded into select wholesale and direct retail channels. We strive to strategically create omnichannel strategies for each of our brands that blend physical and online channels to engage consumers in the channel of their choosing. Our products are sold direct-to-consumers principally through our websites and our own showrooms, but also through our wholesale channel, primarily in specialty stores and select department stores. With the continued expansion of our wholesale distribution, we believe developing an omnichannel solution further strengthens our ability to efficiently acquire and retain customers while also driving high customer lifetime value.

We believe that by leveraging a physical footprint to acquire customers and increase brand awareness, we can use digital marketing to focus on retention and a very tight, disciplined high value new customer acquisition strategy, especially targeting potential customers lower in the sales funnel. Building a direct relationship with the customer as the customer transacts directly with us allows us to better understand our customer’s preferences and shopping habits. Our substantial experience as a company originally founded as a digitally native-first retailer gives us the ability to strategically review and analyze the customer’s data, including contact information, browsing and shopping cart data, purchase history and style preferences. This in turn has the effect of lowering our inventory risk and cash needs since we can order and replenish product based on the data from our online sales history, replenish specific inventory by size, color and SKU based on real times sales data, and control our mark-down and promotional strategies versus being told what mark downs and promotions we have to offer by the department stores and boutique retailers.

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We define “closet share” as the percentage (“share”) of a customer’s clothing units that (“of closet”) she or he owns in her or his closet and the amount of those units that go to the brands that are selling these units. For example, if a customer buys 20 units of clothing a year and the brands that we own represent 10 of those units purchased, then our closet share is 50% of that customer’s closet, or 10 of our branded units divided by 20 units they purchased in entirety. Closet share is a similar concept to the widely used term wallet share, it is just specific to the customer’s closet. The higher our closet share, the higher our revenue as higher closet share suggests the customer is purchasing more of our brands than our competitors.

We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value (“LTV”) while increasing new customer growth. We define Lifetime Value or LTV as an estimate of the average revenue that a customer will generate throughout their lifespan as our customer. This value/revenue of a customer helps us determine many economic decisions, such as marketing budgets per marketing channel, retention versus acquisition decisions, unit level economics, profitability and revenue forecasting.

We acquired Bailey in February 2020, H&J in May 2021, Stateside in August 2021 and Sundry in December 2022. We agreed on the consideration that we paid in each acquisition in the course of arm’s length negotiations with the holders of the membership interests in each of Bailey, H&J, Stateside and Sundry. In determining and negotiating this consideration, we relied on the experience and judgment of our management and our evaluation of the potential synergies that could be achieved in combining the operations of Bailey, H&J, Stateside and Sundry. We did not obtain independent valuations, appraisals or fairness opinions to support the consideration that we paid/agreed to pay.

Material Trends, Events and Uncertainties

Supply Chain Disruptions

We are subject to global supply chain disruptions, which may include longer lead times for raw fabrics, inbound shipping and longer production times. Supply chain issues have specifically impacted the following for our brands:

•	Increased costs in raw materials from fabric prices, which have increased 10% to 100% depending on the fabric, the time of year, and the origin of the fabric, as well as where the fabric is being shipped;

•	Increased cost per kilo to ship via sea or air, which has increased from 25% to 300% depending on the time of year and from the country we are shipping from;

•	Increased transit time via sea or air, which have increased by two weeks to two months; and

•	Increased labor costs for producing the finished goods, which have increased 5% to 25% depending on the country and the labor skill required to produce the goods.

Seasonality

Our quarterly operating results vary due to the seasonality of our individual brands, and are historically stronger in the second half of the calendar year.

Components of Our Results of Operations

Net Revenue

DSTLD sells its products to our customers directly through our website. In those cases, sales, net represents total sales less returns, promotions, and discounts.

Bailey sells its products directly to customers. Bailey also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

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H&J sells its products directly to customers through their showrooms and sales reps.

Stateside and Sundry sell its products directly to customers. Stateside and Sundry also sell its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

Cost of Net Revenue

DSTLD, Bailey, Stateside and Sundry’s cost of net revenue include direct cost of purchased merchandise; inventory shrinkage; inventory adjustments due to obsolescence, including excess and slow-moving inventory and lower of cost and net realizable reserves, duties; and inbound freight.

H&J’s cost of net revenue sold is associated with procuring fabric and custom tailoring each garment.

Operating Expenses

Our operating expenses include all operating costs not included in cost of net revenues. These costs consist of general and administrative, sales and marketing, and fulfillment and shipping expense to the customer.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, stock-based compensation, professional fees, insurance, software costs, and expenses related to our operations at our headquarters, including utilities, depreciation and amortization, and other costs related to the administration of our business.

Sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

We expect to incur additional expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and higher expenses for insurance, investor relations and professional services. We expect these costs will increase our operating costs.

Distribution expenses includes costs paid to our third-party logistics provider, packaging and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

At each reporting period, we estimate changes in the fair value of contingent consideration and recognize any change in fair in our consolidated statement of operations, which is included in operating expenses. Additionally, amortization of the identifiable intangibles acquired in the acquisitions is also included in operating expenses.

Interest Expense

Interest expense consists primarily of interest related to our debt outstanding to promissory notes, convertible debt, and other interest bearing liabilities.

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Results of Operations

Three Months Ended March 31, 2023 compared to Three Months Ended March 31, 2022

The following table presents our results of operations for the three months ended March 31, 2023 and 2022:

	Three Months Ended
	March 31,
	2023	2022
Net revenues	$5,095,234	$3,432,410
Cost of net revenues	2,656,652	2,292,191
Gross profit	2,438,582	1,140,219
General and administrative	4,636,844	4,277,955
Sales and marketing	1,115,643	1,040,572
Other operating expenses	270,185	1,403,169
Operating loss	(3,584,090)	(5,581,477)
Other expenses	(2,552,259)	(2,251,465)
Loss before provision for income taxes	(6,136,349)	(7,832,942)
Provision for income taxes	—	—
Net loss	$(6,136,349)	$(7,832,942)

Net Revenues

Revenues increased by $1.7 million to $5.1 million for the three months ended March 31, 2023, compared to $3.4 million in the corresponding fiscal period in 2022. The increase was primarily due to full results in 2023 pertaining to the acquisition of Sundry in December 2022.

Gross Profit

Our gross profit increased by $1.3 million for the three months ended March 31, 2023 to $2.4 million from a gross profit of $1.1 million for the corresponding fiscal period in 2022. The increase in gross margin was primarily attributable to increased revenue in the three months ended March 31, 2023 and the gross profit achieved by Sundry since the acquisition.

Our gross margin was 47.9% for three months ended March 31, 2023 compared to 33.2% for the three months ended March 31, 2022. The increase in gross margin was due to our ability to achieve cost efficiencies amongst all brands after the Sundry acquisition in December 2022, as well as heavy discounting in the first quarter of 2022.

Operating Expenses

Our operating expenses decreased by $0.7 million for the three months ended March 31, 2023 to $6.0 million compared to $6.7 million for the corresponding fiscal period in 2022. The decrease in operating expenses was primarily due to the change in fair value of contingent consideration of $1.2 million in 2022, as well as slightly lower general and administrative expenses in 2022 due to various cost cutting measures and efficiencies in fully absorbing all of our brands. The decrease was partially offset by $0.5 million in general and administrative expenses in 2023 based on shares issued to employees. We expect operating expenses to increase in total dollars and as a percentage of revenues as our revenue base increases.

Other Income (Expenses)

Other income/expenses was $2.6 and $2.3 million for the three months ended March 31, 2023 and 2022, respectively. Other expense includes interest expense, consisting of interest on outstanding loans and amortization of debt discount, loss on extinguishment of debt in 2023 and change in fair value of derivative liability in 2022.

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Net Loss

Our net loss decreased by $1.7 million to a loss of $6.1 million for the three months ended March 31, 2023 compared to a loss of $7.8 million for the corresponding fiscal period in 2022 primarily due to higher gross profit resulting from our Sundry acquisition and less operating expenses driven by the change in fair value of contingent consideration.

Liquidity and Capital Resources

Each of DBG, Bailey, H&J, Stateside and Sundry has historically funded operations with internally generated cash flow and borrowings and capital raises. Changes in working capital, most notably accounts receivable, are driven primarily by levels of business activity. Historically each of DBG, Bailey, H&J, Stateside and Sundry has maintained credit line facilities to support such working capital needs and makes repayments on that facility with excess cash flow from operations.

As of March 31, 2023, we had cash of $2.0 million, but we had a working capital deficit of $31.2 million. The Company requires significant capital to meet its obligations as they become due. These factors raise substantial doubt about our Company’s ability to continue as a going concern. Throughout the next twelve months, the Company plans to continue to fund its capital funding needs through a combination of public or private equity offerings, debt financings or other sources. There can be no assurance as to the availability or terms upon which such financing and capital might be available in the future. If the Company is unable to secure additional funding, it may be forced to curtail its business plans.

Cash Flow Activities

The following table presents selected captions from our condensed statement of cash flows for the three months ended March 31, 2023 and 2022:

	Three Months Ended
	March 31,
	2023	2022
Net cash provided by operating activities:
Net loss	$(6,136,349)	$(7,832,942)
Non-cash adjustments	$3,774,961	$3,652,067
Change in operating assets and liabilities	$668,867	$3,545,719
Net cash used in operating activities	$(1,692,520)	$(635,156)
Net cash provided by (used in) investing activities	$87,379	$(5,576)
Net cash provided by financing activities	$2,291,109	$678,351
Net change in cash	$685,968	$37,619

Cash Flows Used In Operating Activities

Our cash used by operating activities increased by $1.1 million to cash used of $1.7 million for the three months ended March 31, 2023 as compared to cash used of $0.6 million for the corresponding fiscal period in 2022. The increase in net cash used in operating activities was primarily driven by changes in our operating assets and liabilities, partially offset by a lower net loss in 2023.

Cash Flows Provided By Investing Activities

Our cash provide by investing activities was $87,379 in 2023 due to return of deposits. Our cash used in investing activities was $5,576 in 2022 due to purchases of property and equipment.

Cash Flows Provided by Financing Activities

Cash provided by financing activities was $2.3 million for the three months ended March 31, 2023. Cash inflows included $4.3 million in net proceeds from the January Private Transaction, $3.5 million in proceeds from loans and promissory notes and $0.2 million in advances from the factor.

Cash provided by financing activities was $0.7 million for the three months ended March 31, 2022. Cash inflows in the three months ended March 31, 2022 were primarily related to $0.9 million in proceeds from venture debt and loans, partially offset by factor repayments of $0.2 million.

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Contractual Obligations and Commitments

As of March 31, 2023, we have a $13.6 million in outstanding principal on debt, primarily our promissory notes due to the Bailey44 and Sundry Sellers, the March 2023 Notes, PPP and merchant advances. Aside from our remaining non-current SBA obligations, all outstanding loans have maturity dates through 2024.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, costs and expenses and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

Emerging Growth Company Status

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and are not required to provide the information required under this item.

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ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain “disclosure controls and procedures” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are designed to ensure that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives, and management necessarily applies its judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, who serve as our principal executive officer and principal financial and accounting officer, respectively, has evaluated the effectiveness of our disclosure controls and procedures as of March 31, 2023. In making this evaluation, our management considered the material weakness in our internal control over financial reporting described below. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of such date.

We have initiated various remediation efforts, including the hiring of additional financial personnel/consultants with the appropriate public company and technical accounting expertise and other actions that are more fully described below. As such remediation efforts are still ongoing, we have concluded that the material weaknesses have not been fully remediated. Our remediation efforts to date have included the following:

•	We have made an assessment of the basis of accounting, revenue recognition policies and accounting period cutoff procedures. In some cases, we made the necessary adjustments to convert the basis of accounting from cash basis to accrual basis. In all cases we have done the required analytical work to ensure the proper cutoff of the financial position and results of operations for the presented accounting periods.

•	We have made an assessment of the current accounting personnel, financial reporting and information system environments and capabilities. Based on our preliminary findings, we have found these resources and systems lacking and have concluded that these resources and systems will need to be supplemented and/or upgraded. We are in the process of identifying a single, unified accounting and reporting system that can be used by the Company and Bailey, with the goal of ensuring consistency and timeliness in reporting, real time access to data while also ensuring ongoing data integrity, backup and cyber security procedures and processes.

•	We engaged external consultants with public company and technical accounting experience to facilitate accurate and timely accounting closes and to accurately prepare and review the financial statements and related footnote disclosures. We plan to retain these financial consultants until such time that the internal resources of the Company have been upgraded and the required financial controls have been fully implemented.

The actions that have been taken are subject to continued review, implementation and testing by management, as well as audit committee oversight. While we have implemented a variety of steps to remediate these weaknesses, we cannot assure you that we will be able to fully remediate them, which could impair our ability to accurately and timely meet our public company reporting requirements.

Notwithstanding the assessment that our internal controls over financial reporting are not effective and that material weaknesses exist, we believe that we have employed supplementary procedures to ensure that the financial statements contained in this filing fairly present our financial position, results of operations and cash flows for the reporting periods covered herein in all material respects.

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Limitations on Effectiveness of Controls and Procedures

Our management, including our Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer), does not expect that our disclosure controls and procedures will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include, but are not limited to, the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Management believes that the material weakness set forth above did not have an effect on our financial results.

Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the three months ended March 31, 2023 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

We are currently involved in, and may in the future be involved in, legal proceedings, claims, and government investigations in the ordinary course of business. These include proceedings, claims, and investigations relating to, among other things, regulatory matters, commercial matters, intellectual property, competition, tax, employment, pricing, discrimination, consumer rights, personal injury, and property rights. See Note 11 in the accompanying condensed consolidated financial statements for a complete listing of legal proceedings, which include:

On March 21, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On February 7, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $182,400. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On November 9, 2022, a vendor filed a lawsuit against Digital Brand’s Group related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $50.190. The matter was settled in January 2023 and are on payment plans which will be paid off in April 2023.

In August 2020 and March 2021, two lawsuits were filed against Bailey’s by third-party’s related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $96,900. Both matters were settled in February 2022 and are on payment plans which will be paid off in July and September of 2023.

On December 21, 2020, a Company investor filed a lawsuit against DBG for reimbursement of their investment totaling $100,000. Claimed amounts are included in short-term convertible note payable in the accompanying consolidated balance sheets and the Company does not believe it is probable that losses in excess of such short-term note payable will be incurred. The Company is actively working to resolve this matter.

A vendor filed a lawsuit against Bailey 44 related to a retail store lease in the amount of $1.5 million. The Company is disputing the claim for damages and the matter is ongoing. The vendor has recently updated the claim to now be $450,968 after signing a long-term lease with another brand for this location. The Company is disputing this new amount after review of the lease.

The Company has been involved in a dispute with the former owners of H&J regarding its obligation to “true up” their ownership interest in our company further to that membership interest purchase agreement dated May 18, 2021 whereby we acquired all of the outstanding membership interests of H&J (the “H&J Purchase Agreement”). Further to the H&J Purchase Agreement, we agreed that if, at May 18, 2022, the one year anniversary of the closing date of our initial public offering, the product of the number of shares of our common stock issued at the closing of such acquisition multiplied by the average closing price per share of our shares of common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus the gross proceeds, if any, of shares of our stock issued to such sellers and sold by them during the one year period from the closing date of the offering does not exceed the sum of $9.1 million, less the value of any shares of common stock cancelled further to any indemnification claims or post-closing adjustments under the H&J Purchase Agreement, then we shall issue to the subject sellers an additional aggregate number of shares of common stock equal to any such valuation shortfall at a per share price equal to the then closing price per share of our common stock as quoted on the NasdaqCM. We did not honor our obligation to issue such shares and the former owner of H&J have claimed that they were damaged as a result. As part of a proposed settlement with such holders, the Company has tentatively agreed to the following: (i) to transfer all membership interests of H&J back to the original owners, (ii) to pay such owners the sum of $229,000, (iii) issue the former owners of H&J an aggregate of $1,400,000 worth of our common stock to be issued on May 16, 2023 based on the lower of (a) the stock closing price per share on May 15, 2023, and (b) the average common stock closing price based on the average of the 5 trading days preceding May 16, 2023, with the closing price on May 9, 2023. Such tentative terms are to be memorialized in definitive purchase agreements and as such there is no assurance that such arrangements will be finalized.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying consolidated balance sheet as of March 31, 2023.

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Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

ITEM 1A. RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described in our Report on Form 8-K filed on August 2, 2022, together with the other information contained in this Quarterly Report on Form 10-Q, including our financial statements and the related notes and in our other filings with the Securities and Exchange Commission. If any of the risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Recent Sales of Unregistered Securities

On January 11, 2023, the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), an aggregate of 475,000 shares (the “Shares”) of the Company’s common stock (“Common Stock”), and accompanying warrants (the “Common Warrants”) to purchase 475,000 shares of Common Stock, at a combined purchase price of $3.915 per share and Common Warrant, and (ii) 802,140 pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants” and together with the Shares and the shares of Common Stock underlying the Warrants, the “Securities”) exercisable for 802,140 shares of Common Stock, and accompanying Common Warrants to purchase 802,140 shares of Common Stock, at a combined purchase price of $3.915 per Pre-Funded Warrant and accompanying Common Warrant, to the Investors, for aggregate gross proceeds from the Private Placement of approximately $5 million before deducting placement agent fees and related offering expenses. As a result of the transaction, the Company issued 1,277,140 shares of common stock, including the 475,000 shares and the immediate exercise of 802,140 pre-funded warrants, for gross proceeds of $5.0 million. The Company received net proceeds of $4.3 million after deducting placement agent fees and offering expenses.

In connection with the January Private Placement, the Company granted 802,140 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 1,277,140 warrants as part of the offering. Each warrant has an exercise price of $3.80 per share, is immediately exercisable upon issuance and expires five years after issuance. The Company also granted the placement agent 95,786 warrants to purchase common stock at an exercise price of $4.8938 per share, which is immediately exercisable upon issuance and expires five years after issuance.

In connection with merchant advances, the Company granted 152,380 warrants to purchase common stock at an exercise price of $5.25. The warrants are immediately exercisable upon issuance and expires five years after issuance.

In January 2023, the Company issued 110,000 shares of common stock to a former convertible noteholder pursuant to default provisions.

In March 2023, the Company issued an aggregate of 118,890 shares of common stock to Sundry executives based on their employment agreements with the Company.

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ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURE

Not applicable.

ITEM 5. OTHER INFORMATION

Not applicable.

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ITEM 6. EXHIBITS

Exhibit Number	Description of Exhibit
2.1	Membership Interest Purchase Agreement dated October 14, 2020 among D. Jones Tailored Collection, LTD and Digital Brands Group (formerly known as Denim.LA, Inc.) (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.2	First Amendment to Membership Interest Purchase Agreement dated December 31, 2020 among D. Jones Tailored Collection, LTD and Digital Brands Group (formerly known as Denim.LA, Inc) (incorporated by reference to Exhibit 2.2 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.3	Agreement and Plan of Merger with Bailey 44, LLC dated February 12, 2020 among Bailey 44, LLC, Norwest Venture Partners XI, and Norwest Venture Partners XII, LP and Digital Brands Group (formerly known as Denim.LA, Inc) (incorporated by reference to Exhibit 2.3 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.4	Second Amendment to Membership Interest Purchase Agreement Dated May 10, 2021 among D. Jones Tailored Collection, LTD and Digital Brands Group (formerly known as Denim. LA, Inc.) (incorporated by reference to Exhibit 2.4 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.5	Membership Interest Purchase Agreement, dated August 30, 2021, by and between Moise Emquies and Digital Brands Group, Inc. (incorporated by reference to Exhibit 2.5 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
2.6	Membership Interest Purchase Agreement, dated January 18, 2022, by and among Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies, Sunnyside, LLC, and George Levy as the Sellers’ representative (incorporated by reference to Exhibit 1.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 20, 2022).
2.7	Amended and Restated Membership Interest Purchase Agreement, dated June 17, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on June 23, 2022).
2.8	Second Amended and Restated Membership Interest Purchase Agreement, dated October 13, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (incorporated by reference to Exhibit 2.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
3.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
3.2	Certificate of Designation of Series A Preferred Stock, dated August 31, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2022).
3.3	Certificate of Designation of Series A Convertible Preferred Stock, dated September 29, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).
3.4	Certificate of Correction of Series A Convertible Preferred Stock, dated October 3, 2022 (incorporated by reference to Exhibit 3.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).
3.5	Certificate of Amendment of Certificate of Incorporation of Digital Brands Group, Inc. dated October 13, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
3.6	Certificate of Amendment of Certificate of Incorporation of Digital Brands Group, Inc. dated October 21, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 26, 2022).
3.7	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.5 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
3.8	Amendment No. 1 to the Amended and Restated Bylaws of Digital Brands Group, Inc., as amended (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 12, 2022).
3.9	Amendment No. 2 to the Amended and Restated Bylaws of Digital Brands Group, Inc., as amended (incorporated by reference to Exhibit 3.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2022).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).

31

4.2	Warrant Agency Agreement, including Form of Warrant Certificate (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 18, 2021).
4.3	Representative’s Warrant Agreement (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 18, 2021).
4.4	Form of Lender’s Warrants (incorporated by reference to Exhibit 4.4 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
4.5	Form of Promissory Note, dated July 22, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 27, 2022).
4.6	Form of Warrant, dated July 22, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 27, 2022).
4.7	Form of Promissory Note, dated July 28, 2022, by Digital Brands Group, Inc. in favor the New Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 2, 2022).
4.8	Form of Warrant, dated July 28, 2022, by Digital Brands Group, Inc. in favor the New Investor (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 2, 2022).
4.9	Form of Promissory Notes issued to each of the Sellers, Jenny Murphy and Elodie Crichi (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
4.10	Registration Rights Agreement, dated August 30, 2021, by and between Digital Brands Group, Inc. and Moise Emquies (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2021).
4.11	Registration Rights Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (Note) (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2021).
4.12	Registration Rights Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (ELOC) (incorporated by reference to Exhibit 4.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2021).
4.13	Joinder and Amendment to Registration Rights Agreement, dated October 1, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 6, 2021).
4.14	Amendment to Registration Rights Agreement, dated November 16, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on November 19, 2021).
4.15	Registration Rights Agreement, dated April 8, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on April 12, 2022).
4.16	Registration Rights Agreement, dated July 22, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 27, 2022).
4.17	Registration Rights Agreement, dated September 29, 2022, by and among Digital Brands Group, Inc. and the Investor (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).
4.18	Underwriter’s Warrants issued to Alexander Capital L.P. on May 5, 2022 (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 10, 2022)
4.19	Underwriter’s Warrants issued to Revere Securities, LLC (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on May 10, 2022)
4.20	Form of Class B Warrant (incorporated by reference to Exhibit 4.27 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
4.21	Form of Class C Warrant (incorporated by reference to Exhibit 4.28 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
4.22	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.29 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
4.23	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.30 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
4.24	Registration Rights Agreement, dated December 29, 2022, by and among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).

32

4.25	Registration Rights Agreement, dated December 30, 2022, by and among Digital Brands Group, Inc. and Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).
4.26	Form of Common Warrant (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
4.27	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
4.28	Form of Placement Agent Warrant(incorporated by reference to Exhibit 4.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
10.1	Form of Indemnification Agreement between the Registrant and each of its directors and officers (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.2#	Form of Option Agreement with each of John “Hil” Davis, Laura Dowling and Reid Yeoman (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.3#	Form of Board of Directors Agreement, entered into by each of the Director Nominees (incorporated by reference to Exhibit 10.4 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.4#	Consulting Agreement dated as of April 8, 2021 between Alchemy Advisory LLC and Digital Brands Group, Inc. (incorporated by reference to Exhibit 10.6 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.5#	2013 Stock Plan (incorporated by reference to Exhibit 10.7 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.6	Promissory Note, dated April 10, 2020, between Digital Brands Group (formally known as Denim.LA, Inc.) and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.16 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.7	Loan dated June 25, 2020, between Digital Brands Group and The Small Business Administration, an Agency of the U.S. Government (incorporated by reference to Exhibit 10.17 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.8	Promissory Note, dated April 5, 2020, between JPMorgan Chase Bank, N.A. and Bailey 44, LLC (incorporated by reference to Exhibit 10.18 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.9	Lease Agreement between 3926 Magazine Street Properties, LLC and Harper & Jones LLC, dated June 22, 2018 (incorporated by reference to Exhibit 10.19 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.10	Lease Agreement between Crosby 2100, LTD. and Harper & Jones LLC, dated April 4, 2018 (incorporated by reference to Exhibit 10.20 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.11	Amendment to Lease Agreement between Crosby 2100, LTD. and Harper & Jones LLC, dated December 23, 2020 (incorporated by reference to Exhibit 10.21 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.12	Lease Agreement between Pasha & Sina, Inc. and Harper & Jones LLC, dated February 27, 2019 (incorporated by reference to Exhibit 10.22 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.13	Lease Agreement between 850-860 South Los Angeles Street LLC and Bailey 44, LLC, dated April 27, 2016 (incorporated by reference to Exhibit 10.23 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.14	Lease Agreement between 850-860 South Los Angeles Street LLC and Bailey 44, LLC, dated April 16, 2018 (incorporated by reference to Exhibit 10.24 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.15	Lease Agreement among 45th Street, LLC, Sister Sam, LLC and Bailey 44, LLC dated January 17, 2013 (incorporated by reference to Exhibit 10.25 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).

33

10.16	Amendment to Lease Agreement among 45th Street, LLC, Sister Sam, LLC and Bailey 44, LLC dated February 20, 2018 (incorporated by reference to Exhibit 10.26 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.17	Secured Promissory Note to Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP of Bailey 44, LLC (incorporated by reference to Exhibit 10.28 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.18	Securities Purchase Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.31 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.19	Senior Secured Convertible Promissory Note, dated August 27, 2021, by Digital Brands Group, Inc. in favor of Oasis Capital, LLC (incorporated by reference to Exhibit 10.32 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.20	Equity Purchase Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.33 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.21	Amended and Restated Securities Purchase Agreement, dated October 1, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.34 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.22	Senior Secured Convertible Promissory Note, dated October 1, 2021, by Digital Brands Group, Inc. in favor of FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.35 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.23	Security Agreement, dated August 27, 2021, by and between Digital Brands Group, Inc. and Oasis Capital, LLC (incorporated by reference to Exhibit 10.36 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.24	Joinder and Amendment to Security Agreement, dated October 1, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.37 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.25	Securities Purchase Agreement, dated November 16, 2021, by and among Digital Brands Group, Inc., Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.40 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.26	Senior Secured Convertible Promissory Note, dated November 16, 2021, by Digital Brands Group, Inc. in favor of FirstFire Global Opportunities Fund, LLC (incorporated by reference to Exhibit 10.41 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.27	Waiver by FirstFire Global Opportunities Fund, LLC, dated November 16, 2021 (incorporated by reference to Exhibit 10.42 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.28	Waiver by Oasis Capital, LLC, dated November 16, 2021 (incorporated by reference to Exhibit 10.43 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
10.29	Registration Rights Agreement, dated April 8, 2022, by among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 4.1 of Digital Brands Group Inc.’s Current Report on Form 8-K, filed with the SEC on April 12, 2022).
10.30	Securities Purchase Agreement, dated April 8, 2022, by among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Current Report on Form 8-K, filed with the SEC on April 12, 2022).
10.31	Form of Warrant, dated April 8, 2022, by Digital Brands Group, Inc. in favor of the Investors (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Current Report on Form 8-K, filed with the SEC on April 12, 2022).
10.32+	Agreement for the Purchase and Sale of Future Receipts, dated March 21, 2022, between Digital Brands Group, Inc. and Advantage Platform Services Inc. d/b/a Advantage Capital Funding (incorporated by reference to Exhibit 10.45 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333- 264347), filed with the SEC on May 5, 2022).
10.33+	Agreement for the Purchase and Sale of Future Receipts, dated March 29, 2022, between Digital Brands Group, Inc. and Advantage Platform Services Inc. d/b/a Advantage Capital Funding (incorporated by reference to Exhibit 10.46 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333- 264347), filed with the SEC on May 5, 2022).

34

10.34	First Amendment to Securities Purchase Agreement, dated July 28, 2022, by and among Digital Brands Group, Inc. and certain Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 2, 2022).
10.35	Securities Purchase Agreement, dated September 29, 2022, by and among Digital Brands Group, Inc. and the investor thereto (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 5, 2022).
10.36	Form of Securities Purchase Agreement, by and between Digital Brands Group, Inc. and the purchasers party thereto (incorporated by reference to Exhibit 10.38 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 29, 2022 (File no. 333-268213)).
10.37	Securities Purchase Agreement, dated December 29, 2022, by and among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).
10.38	Form of Promissory Note, dated December 29, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).
10.39	Form of Securities Purchase Agreement, dated as of January 11, 2023, by and among the Company and the purchasers party thereto (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
10.40	Form of Registration Rights Agreement, dated as of January 11, 2023, by and among the Company and the purchasers party thereto (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 11, 2023).
10.41	Form of Warrant, dated December 29, 2022, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on January 4, 2023).
10.42	Form of Securities Purchase Agreement, dated April 7, 2023, by and among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K/A filed with the SEC on April 18, 2023).
10.43	Form of Promissory Note, dated April 7, 2023, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K/A filed with the SEC on April 18, 2023).
31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a)
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a)
32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350
32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350
101.INS*	Inline XBRL Instance
101.SCH*	Inline XBRL Taxonomy Extension Schema
101.CAL*	Inline XBRL Taxonomy Extension Calculation
101.LAB*	Inline XBRL Taxonomy Extension Labels
101.PRE*	Inline XBRL Taxonomy Extension Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL and contained in Exhibit 101)

*Filed herewith.

**Furnished herewith

#Indicates management contract or compensatory plan or arrangement.

35

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

May 22, 2023	By:	/s/ John Hilburn Davis, IV
John Hilburn Davis, IV, Chief Executive Officer

May 22, 2023	By:	/s/ Reid Yeoman
Reid Yeoman, Chief Financial Officer

36

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2023

☐  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                to

Commission file number: 001-40400

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1942864
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1400 Lavaca Street

Austin, TX 78701

(Address of principal executive offices, including zip code)

Tel: (209) 651-0172

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of common stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if this registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 21, 2023 the Company had 7,927,549 shares of common stock, $0.0001 par value, issued and outstanding.

DIGITAL BRANDS GROUP, NC.

FORM 10-Q

2

PART I – FINANCIAL INFORMATION

ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$335,470	$1,275,616
Accounts receivable, net	196,919	583,368
Due from factor, net	438,142	839,400
Inventory	4,771,271	5,122,564
Prepaid expenses and other current assets	872,142	766,901
Assets per discontinued operations, current	—	241,544
Total current assets	6,613,944	8,829,393
Property, equipment and software, net	98,170	104,512
Goodwill	8,973,501	8,973,501
Intangible assets, net	11,421,311	12,906,238
Deposits	106,547	193,926
Right of use asset	339,085	102,349
Assets per discontinued operations	—	2,628,136
Total assets	$27,552,558	$33,738,055

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$8,143,991	$8,016,173
Accrued expenses and other liabilities	5,038,937	3,936,920
Due to related parties	472,790	555,217
Contingent consideration liability	—	12,098,475
Convertible note payable, net	100,000	2,721,800
Accrued interest payable	1,779,274	1,561,795
Loan payable, current	1,190,405	1,829,629
Promissory note payable, net	5,613,839	9,000,000
Right of use liability, current portion	312,226	102,349
Liabilities per discontinued operations, current	—	1,071,433
Total current liabilities	22,651,462	40,893,791
Loan payable	443,635	150,000
Right of use liability	33,501	—
Liabilities per discontinued operations	—	147,438
Total liabilities	23,128,598	41,191,229

Commitments and contingencies

Stockholders' equity (deficit):
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both June 30, 2023 and December 31, 2022	—	—
Series A preferred stock, $0.0001 par, 1 share authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Series B preferred stock, $0.0001 par, 1 share authorized, 1 and no share issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Series A convertible preferred stock, $0.0001 par, 6,800 shares designated, 6,300 shares issued and outstanding as of both June 30, 2023 and December 31, 2022	1	1
Series C convertible preferred stock, $0.0001 par, 5,671 shares designated, 5,671 and 0 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1	—
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 7,927,549 and 4,468,939 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	793	447
Additional paid-in capital	109,262,570	96,293,694
Accumulated deficit	(104,839,404)	(103,747,316)
Total stockholders' equity (deficit)	4,423,960	(7,453,174)
Total liabilities and stockholders' equity (deficit)	$27,552,558	$33,738,055

See the accompanying notes to the unaudited condensed consolidated financial statements

3

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
		Restated		Restated
Net revenues	$4,493,424	$2,649,432	$8,869,803	$5,278,562
Cost of net revenues	2,157,349	1,536,703	4,540,488	3,552,396
Gross profit	2,336,075	1,112,729	4,329,315	1,726,166

Operating expenses:
General and administrative	4,074,051	4,243,031	8,380,063	8,073,621
Sales and marketing	1,097,326	1,372,568	2,036,677	2,230,087
Distribution	242,214	221,925	512,399	424,773
Change in fair value of contingent consideration	(10,698,475)	5,920,919	(10,698,475)	7,121,240
Total operating expenses	(5,284,884)	11,758,443	230,664	17,849,721

Income (loss) from operations	7,620,959	(10,645,714)	4,098,651	(16,123,555)

Other income (expense):
Interest expense	(1,086,888)	(2,173,769)	(2,951,487)	(3,730,612)
Loss on disposition of business	—	—	—	—
Other non-operating income (expenses)	2,240	3,336,963	(676,749)	2,653,375
Total other income (expense), net	(1,084,648)	1,163,194	(3,628,236)	(1,077,237)

Income tax benefit (provision)	—	—	—	—
Net income (loss) from continuing operations	6,536,311	(9,482,520)	470,415	(17,200,792)
Income (loss) from discontinued operations, net of tax	(1,492,050)	(51,404)	(1,562,503)	(166,074)
Net income (loss)	$5,044,261	$(9,533,924)	$(1,092,088)	$(17,366,866)

Weighted average common shares outstanding - basic	6,170,227	358,223	5,920,596	245,911
Weighted average common shares outstanding -diluted	20,865,111	358,223	20,615,480	245,911

Net income (loss) from continuing per common share - basic	$1.06	$(26.47)	$0.08	$(69.95)
Net income (loss) from continuing per common share - diluted	$0.31	$(26.47)	$0.02	$(69.95)

See the accompanying notes to the unaudited condensed consolidated financial statements

4

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Series A Convertible		Series B		Series C Convertible				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2021	—	$—	—	$—	—	$—	130,017	$13	$58,614,160	$(65,703,954)	$(7,089,781)
Conversion of notes into common stock	—	—	—	—	—	—	8,739	1	1,201,581	—	1,201,582
Stock-based compensation	—	—	—	—	—	—	—	—	139,093	—	139,093
Net loss	—	—	—	—	—	—	—	—	—	(7,832,942)	(7,832,942)
Balances at March 31, 2022	—	$—	—	$—	—	$—	138,756	$14	$59,954,834	$(73,536,896)	$(13,582,048)
Issuance of common stock in public offering	—	—	—	—	—	—	373,898	37	9,347,413	—	9,347,450
Offering costs	—	—	—	—	—	—	—	—	(1,930,486)	—	(1,930,486)
Conversion of notes and derivative liability into common stock	—	—	—	—	—	—	16,088	2	600,788	—	600,790
Warrants issued in connection with note	—	—	—	—	—	—	—	—	98,241	—	98,241
Stock-based compensation	—	—	—	—	—	—	—	—	119,759	—	119,759
Net loss	—	—	—	—	—	—	—	—	—	(9,533,924)	(9,533,924)
Balances at June 30, 2022	—	—	—	—	—	—	528,742	$53	$68,190,549	$(83,070,820)	$(14,880,218)

Balances at December 31, 2022	6,300	$1	—	$—	—	$—	4,468,939	$447	$96,293,694	$(103,747,316)	$(7,453,174)
Issuance of common stock pursuant to private placement	—	—	—	—	—	—	1,277,140	128	4,999,875	—	5,000,003
Offering costs	—	—	—	—	—	—	—	—	(536,927	—	(536,927)
Shares issued for services	—	—	—	—	—	—	118,890	12	499,326	—	499,338
Shares and warrants issued with notes	—	—	—	—	—	—	110,000	11	658,483	—	658,494
Stock-based compensation	—	—	—	—	—	—	—	—	105,594	—	105,594
Net loss	—	—	—	—	—	—	—	—	—	(6,136,349)	(6,136,349)
Balances at March 31, 2023	6,300	1	—	—	—	—	5,974,969	598	102,020,045	(109,883,665)	(7,863,021)
Cancellation of notes and issuance of preferred stock	—	—	—	—	5,761	1	—	—	5,759,177	—	5,759,177
Issuance of Series B preferred stock	—	—	1	—	—	—	—	—	25,000	—	25,000
Issuance of common stock pursuant to disposition	—	—	—	—	—	—	1,952,580	195	1,356,848	—	1,357,043
Stock-based compensation	—	—	—	—	—	—	—	—	101,500	—	101,500
Net income	—	—	—	—	—	—	—	—	—	5,044,261	5,044,261
Balances at June 30, 2023	6,300	$1	1	$—	5,761	$1	7,927,549	$793	$109,262,570	$(104,839,404)	$4,423,960

See the accompanying notes to the unaudited condensed consolidated financial statements

5

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,092,088)	$(17,366,866)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,765,619	1,113,188
Amortization of loan discount and fees	1,611,433	2,818,174
Loss on extinguishment of debt	689,100	—
Loss on disposition of business	1,523,940	—
Stock-based compensation	207,094	258,852
Shares issued for services	499,338	—
Change in credit reserve	344,140	(5,053)
Change in fair value of contingent consideration	(10,698,475)	7,121,240
Discontinued operations	7,666
Change in fair value of warrant liability	—	(18,223)
Change in fair value of derivative liability	—	(880,388)
Forgiveness of Payroll Protection Program	—	(1,760,755)
Changes in operating assets and liabilities:
Accounts receivable, net	375,685	(100,662)
Due from factor, net	(96,955)	202,787
Inventory	454,011	(128,255)
Prepaid expenses and other current assets	(44,213)	(395,781)
Accounts payable	92,494	435,110
Accrued expenses and other liabilities	1,346,068	1,461,572
Deferred revenue	(183,782)	(55,034)
Accrued interest	217,479	690,624
Net cash used in operating activities	(2,981,446)	(6,609,470)
Cash flows from investing activities:
Cash disposed	(18,192)	—
Purchase of property, equipment and software	(27,855)	—
Deposits	87,378	—
Net cash provided by investing activities	41,331	—
Cash flows from financing activities:
Proceeds (repayments) from related party advances	(57,427)	(172,036)
Advances (repayments) from factor	154,073	(142,436)
Issuance of loans and note payable	4,194,799	548,808
Repayments of convertible and promissory notes	(6,604,552)	(3,068,750)
Issuance of convertible notes payable	—	2,301,250
Issuance of common stock in public offering	5,000,003	9,347,450
Offering costs	(686,927)	(1,930,486)
Net cash provided by financing activities	1,999,969	6,883,800
Net change in cash and cash equivalents	(940,146)	274,330
Cash and cash equivalents at beginning of period	1,275,616	528,394
Cash and cash equivalents at end of period	$335,470	$802,724
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$686,071	$191,152
Supplemental disclosure of non-cash investing and financing activities:
Conversion of notes into common stock	$—	$1,802,372
Cancellation of notes and issuance of preferred stock	$5,759,177	$—
Right of use asset	$467,738	$201,681
Warrant and common shares issued with notes	$—	$98,241

See the accompanying notes to the unaudited condensed consolidated financial statements

6

NOTE 1: NATURE OF OPERATIONS

Digital Brands Group, Inc. (the “Company” or “DBG”), was organized on September 17, 2012 under the laws of Delaware as a limited liability company under the name Denim.LA LLC. The Company converted to a Delaware corporation on January 30, 2013 and changed its name to Denim.LA, Inc. Effective December 31, 2020, the Company changed its name to Digital Brands Group, Inc. (DBG).

The Company is a curated collection of lifestyle brands, including Bailey 44, DSTLD, Harper & Jones, Stateside and ACE Studios, that offers a variety of apparel products through direct-to-consumer and wholesale distribution.

On February 12, 2020, Denim.LA, Inc. entered into an Agreement and Plan of Merger with Bailey 44, LLC (“Bailey”), a Delaware limited liability company. On the acquisition date, Bailey 44, LLC became a wholly owned subsidiary of the Company.

On May 18, 2021, the Company closed its acquisition of Harper & Jones, LLC (“H&J”) pursuant to its Membership Interest Stock Purchase Agreement with D. Jones Tailored Collection, Ltd. to purchase 100% of the issued and outstanding equity of Harper & Jones, LLC. On the acquisition date, H&J became a wholly owned subsidiary of the Company.

On August 30, 2021, the Company closed its acquisition of Mosbest, LLC dba Stateside (“Stateside”) pursuant to its Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Stateside. On the acquisition date, Stateside became a wholly owned subsidiary of the Company.

On December 30, 2022, the Company closed its previously announced acquisition of Sunnyside, LLC dba Sundry (“Sundry”) pursuant to its Second Amended and Restated Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Sundry. On the acquisition date, Sundry became a wholly owned subsidiary of the Company.

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 1,952,580 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. The H&J Settlement was accounted for a business disposition.

NOTE 2: GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $1,092,088 and $17,366,866 for the six months ended June 30, 2023 and 2022, respectively, and has incurred negative cash flows from operations for the six months ended June 30, 2023 and 2022. The Company has historically lacked liquidity to satisfy obligations as they come due and as of June 30, 2023, and the Company had a working capital deficit of $16,037,518. These factors, among others, arise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying consolidated financial statements do not include any adjustments as a result of this uncertainty.

The Company’s ability to continue as a going concern for the next 12 months from the date the financial statements were available to be issued is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of capital stock and debt. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. No assurance can be given that the Company will be successful in these efforts.

7

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

Reverse Stock Split

On October 21, 2022, the Board of Directors approved a one-for-100 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of November 3, 2022. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated balance sheet as of June 30, 2023, the unaudited condensed consolidated statements of operations for the three and six months ended June 30, 2023 and 2022, statements of changes in stockholders’ equity (deficit) and of cash flows for the six months ended June 30, 2023 and 2022 have been prepared by the Company, pursuant to the rules and regulations of the SEC for the interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The unaudited interim consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the consolidated results for the interim periods presented and of the consolidated financial condition as of the date of the interim consolidated balance sheet. The results of operations are not necessarily indicative of the results expected for the year ended December 31, 2023.

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2022 included in the Company’s Annual Form 10-K filed with SEC on April 17, 2023.

Principles of Consolidation

These condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Bailey, H&J and Stateside from the dates of acquisition. All inter-company transactions and balances have been eliminated on consolidation. As of June 21, 2023, the Company no longer consolidated the assets, liabilities, revenues and expenses of H&J (see Note 4).

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, inventory, impairment of long-lived assets, contingent consideration and derivative liabilities. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Reclassification of Previously Issued Financial Statements

Certain prior year accounts have been reclassified to conform with current year presentation pertaining to cost of net revenue and general and administrative expenses. The Company has reclassified $630,976 in general and administrative expenses per previously reported financial statements to cost of net revenues in the accompanying consolidated statements of operations for the six months ended June 30, 2022. The reclassified costs from general and administrative expense to cost of net revenues are primarily personnel and warehouse related costs. The reclassification had no effect on the reported results of operations.

8

Certain prior year accounts have been reclassified to conform with current year presentation regarding income (loss) from discontinued operations. H&J’s assets and liabilities as of December 31, 2022 have also been reclassified on the consolidated balance sheet. See Note 4.

Cash and Equivalents and Concentration of Credit Risk

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. As of June 30, 2023 and December 31, 2022, the Company did not hold any cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits of $250,000.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses, due to related parties, related party note payable, and convertible debt. The carrying value of these assets and liabilities is representative of their fair market value, due to the short maturity of these instruments.

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy used to determine such fair values:

Fair Value Measurements
as of June 30, 2023 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	$—	$—	$—	$—
	$—	$—	$—	$—

	Fair Value Measurements
	as of December 31, 2022 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	$—	$—	$12,098,475	$12,098,475
	$—	$—	$12,098,475	$12,098,475

Contingent Consideration

The Company recorded a contingent consideration liability relating to stock price guarantees included in its acquisitions of Bailey44 and H&J. The estimated fair value of the contingent consideration was recorded using significant unobservable measures and other fair value inputs and was therefore classified as a Level 3 financial instrument.

The Company estimates and records the acquisition date fair value of contingent consideration as part of purchase price consideration for acquisitions. Additionally, each reporting period, the Company estimates changes in the fair value of contingent consideration and recognizes any change in fair in the consolidated statement of operations. The estimate of the fair value of contingent consideration requires very subjective assumptions to be made of future operating results, discount rates and probabilities assigned to various potential operating result scenarios. Future revisions to these assumptions could materially change the estimate of the fair value of contingent consideration and, therefore, materially affect the Company’s future financial results. The contingent consideration liability is to be settled with the issuance of shares of common stock once contingent provisions set forth in respective acquisition agreements have been achieved. Upon achievement of contingent provisions, respective liabilities are relieved and offset by increases to common stock and additional paid-in capital in the stockholders’ equity section of the Company’s consolidated balance sheets.

The fair value of the contingent consideration liability related to the Company’s business combinations is valued using the Monte Carlo simulation model. The Monte Carlo simulation inputs include the stock price, volatility of common stock, timing of settlement and resale restrictions and limits. The fair value of the contingent consideration is then calculated based on guaranteed equity values at settlement as defined in the acquisition agreements.

9

Norwest Waiver

On June 21, 2023, the Company, on the one hand, and Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (together, the “Norwest Investors”), on the other hand, executed a Waiver and Amendment (the “Norwest Amendment”) whereby the Norwest Investors agreed to waive and terminate certain true up rights of the Norwest Investors under the Agreement and Plan of Merger, dated February 12, 2020 (the “Bailey Merger Agreement”), among the Company, Bailey 44, LLC, Norwest Venture Partners XI, LP, and Norwest Venture Partners XII, LP and Denim.LA Acquisition Corp. This transaction is known as the “Norwest Waiver”. As a result of the Norwest Waiver, the Company recorded a fair value of $0 pertaining to the contingent consideration contemplated under the Bailey Merger Agreement, resulting in a gain in the change in fair value of contingent consideration of $10,698,475.

H&J Settlement Agreement

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby the Company transferred 100% of its membership interests in H&J to D. Jones (the “H&J Seller”). Pursuant to the Settlement Agreement, the Company agreed to make an aggregate cash payment of $229,000 to the H&J Seller and the Company issued 1,952,580 shares of common stock to the H&J Seller. In connection with the Settlement Agreement, the parties agreed that no further shares were owed to the H&J Seller resulting from the stock price guarantee pursuant to the May 2021 H&J acquisition. As a result, the Company recorded a fair value of $0 pertaining to the H&J contingent consideration, resulting in a gain in the change in fair value of contingent consideration of $1,400,000. The change in fair value was include in loss from discontinued operations in the consolidated statements of operations. See Note 4 for further detail.

The detail of contingent consideration by company is as follows:

	June 30,	December 31,
	2023	2022
Bailey	$—	$10,698,475
Harper & Jones	—	1,400,000
	$—	$12,098,475

Inventory

Inventory is stated at the lower of cost or net realizable value and accounted for using the weighted average cost method for DSTLD and first-in, first-out method for Bailey, Stateside and Sundry. The inventory balances as of June 30, 2023 and December 31, 2022 consist substantially of finished good products purchased or produced for resale, as well as any raw materials the Company purchased to modify the products and work in progress.

Inventory consisted of the following:

	June 30,	December 31,
	2023	2022
Raw materials	$1,508,416	$1,611,134
Work in process	653,412	888,643
Finished goods	2,609,443	2,622,787
Inventory	$4,771,271	$5,122,564

Goodwill

Goodwill and identifiable intangible assets that have indefinite useful lives are not amortized, but instead are tested annually for impairment and upon the occurrence of certain events or substantive changes in circumstances. The annual goodwill impairment test allows for the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An entity may choose to perform the qualitative assessment on none, some or all of its reporting units or an entity may bypass the qualitative assessment for any reporting unit and proceed directly to step one of the quantitative impairment test. If it is determined, on the basis of qualitative factors, that the fair value of a reporting unit is, more likely than not, less than its carrying value, the quantitative impairment test is required.

10

Annual Impairment

At December 31, 2022, management determined that certain events and circumstances occurred that indicated that the carrying value of the Company’s brand name assets, and the carrying amount of the reporting units, pertaining to Bailey44 and H&J may not be recoverable. The qualitative assessment was primarily due to reduced or stagnant revenues of both entities as compared to the Company’s initial projections at the time of each respective acquisition, as well as the entities’ liabilities in excess of assets. As such, the Company compared the estimated fair value of the brand names with its carrying value and recorded an impairment loss of $3,667,000 in the consolidated statements of operations during the year ended December 31, 2022. Additionally, the Company compared the fair value of the reporting units to the carrying amounts and recorded an impairment loss of $11,872,332 pertaining to goodwill in the consolidated statements of operations during the year ended December 31, 2022.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive.

The following table sets forth the computation of basic and diluted net income (loss) per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Numerator:
Net income (loss) from continuing operations	$6,536,311	$(9,482,520)	$470,415	$(17,200,792)
Income (loss) from discontinued operations, net of tax	(1,492,050)	(51,404)	(1,562,503)	(166,074)
Net income (loss)	$5,044,261	$(9,533,924)	$(1,092,088)	$(17,366,866)

Denominator:
Weighted average common shares outstanding - basic	6,170,227	358,223	5,920,596	245,911
Weighted average common shares outstanding - diluted	20,865,111	358,223	20,615,480	245,911
Net income (loss) from continuing operations per share - basic	$1.06	$(26.47)	$0.08	$(69.95)
Net income (loss) from continuing operations per share - diluted	$0.31	$(26.47)	$0.02	$(69.95)
Net income (loss) from discontinued operations per common share - basic	$(0.24)	$(0.14)	$(0.26)	$(0.68)
Net income (loss) from discontinued operations per common share - diluted	$(0.24)	$(0.14)	$(0.26)	$(0.68)
Net income (loss) per share - basic	$0.82	$(26.61)	$(0.18)	$(70.62)
Net income (loss) per share - diluted	$0.24	$(26.61)	$(0.18)	$(70.62)

The following table sets forth the a) the dilutive items included in the weighted average common shares – diluted amount above as of June 30, 2023 and b) the number of potential common shares excluded from the calculations of net loss per diluted share because their inclusion would be anti-dilutive as of June 30, 2022:

	June 30,
	2023	2022
Convertible notes	—	462,408
Series A convertible preferred stock	677,419	—
Series C convertible preferred stock	8,034,868	—
Common stock warrants	5,943,646	63,334
Stock options	38,951	38,951
Total potentially dilutive shares	14,694,884	564,693

The stock options and warrants above are out-of-the-money as of June 30, 2023 and 2022.

11

Recent Accounting Pronouncements

In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, which amends and clarifies several provisions of Topic 326. In May 2019, the FASB issued ASU 2019-05, Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief, which amends Topic 326 to allow the fair value option to be elected for certain financial instruments upon adoption. ASU 2019-10 extended the effective date of ASU 2016-13 until December 15, 2022. The Company adopted this new guidance, including the subsequent updates to Topic 326, on January 1, 2023 and the adoption did not have a material impact on the Company’s condensed consolidated financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the Sundry acquisition had occurred as of January 1, 2022. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The following unaudited pro forma financial information includes incremental property and equipment depreciation and intangible asset amortization as a result of the acquisitions. The pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

Six Months Ended
June 30,
2022
Net revenues	$16,221,145
Net loss	$(17,073,226)
Net loss per common share	$(69.43)

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NOTE 4: DISCONTINUED OPERATIONS

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 1,952,580 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. This transaction is known as the “H&J Settlement”.

The H&J Settlement was accounted for a business disposition in accordance with ASC 810-40-40-3A. As of June 21, 2023, the Company no longer consolidated the assets, liabilities, revenues and expenses of H&J. The components of the disposition are as follows:

Cash payment due to H&J Seller	$(229,000)
Common shares issued to H&J Seller*	(1,357,043)
Total fair value of consideration received (given)	$(1,586,043)

Carrying amount of assets and liabilities
Cash and cash equivalents	18,192
Accounts receivable, net	55,782
Prepaid expenses and other current assets	25,115
Goodwill	1,130,311
Intangible assets, net	1,246,915
Deposits	4,416
Accounts payable	(40,028)
Accrued expenses and other liabilities	(734,068)
Deferred revenue	(18,347)
Due to related parties	(1,008)
Contingent consideration	(1,400,000)
Loan payable	(219,894)
Note payable - related party	(129,489)
Total carrying amount of assets and liabilities	(62,103)

Loss on disposition of business	$(1,523,940)

*Represents the fair value of 1,952,580 shares of common stock issued to D. Jones.

Through June 30, 2023, the Company has made payments to D. Jones totaling $150,000. The remaining balance of $79,000 is included in accrued expenses and other liabilities on the consolidated balance sheet.

The loss of disposition of business of $1,523,940 was included in income (loss) from discontinued operations, net of tax in the consolidated statements of operations.

13

In accordance with the provisions of ASC 205-20, the Company has excluded the results of discontinued operations from its results of continuing operations in the accompanying consolidated statements of operations for the three and six months ended June 30, 2023 and 2022. The results of the discontinued operations of HJ for the three and six months ended June 30, 2023 and 2022 consist of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net revenues	$686,627	$1,089,569	$1,405,482	$1,892,849
Cost of net revenues	292,107	328,915	565,621	605,413
Gross profit	394,520	760,654	839,861	1,287,436

Operating expenses:
General and administrative	189,751	449,508	520,582	896,873
Sales and marketing	169,875	332,723	346,167	515,775
Distribution	—	—	—	—
Change in fair value of contingent consideration	—	—	—	—
Total operating expenses	359,626	782,231	866,749	1,412,648

Income (loss) from operations	34,894	(21,577)	(26,888)	(125,212)

Other income (expense):
Interest expense	(3,004)	(29,827)	(11,675)	(40,862)
Loss on disposition of business	(1,523,940)	—	(1,523,940)	—
Other non-operating income (expenses)	—	—	—	—
Total other income (expense), net	(1,526,944)	(29,827)	(1,535,615)	(40,862)

Income tax benefit (provision)	—	—	—	—
Net income (loss) from discontinued operations	$(1,492,050)	$(51,404)	$(1,562,503)	$(166,074)

Weighted average common shares outstanding - basic	6,170,227	358,223	5,920,596	245,911
Weighted average common shares outstanding - diluted	20,865,111	358,223	5,920,596	245,911
Net income (loss) from discontinued operations per common share - basic	$(0.24)	$(0.14)	$(0.26)	$(0.68)
Net income (loss) from discontinued operations per common share - diluted	$(0.24)	$(0.14)	$(0.26)	$(0.68)

NOTE 5: DUE FROM FACTOR

Due to/from factor consist of the following:

	June 30,	December 31,
	2023	2022
Outstanding receivables:
Without recourse	$774,264	$1,680,042
With recourse	50,979	65,411
Matured funds and deposits	92,399	81,055
Advances	(411,753)	(632,826)
Credits due customers	(67,747)	(354,282)
	$438,142	$839,400

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NOTE 6: GOODWILL AND INTANGIBLE ASSETS

The following is a summary of goodwill attributable to each business combination:

	June 30,	December 31
	2023	2022
Bailey	$3,158,123	$3,158,123
Stateside	2,104,056	2,104,056
Sundry	3,711,322	3,711,322
	$8,973,501	$8,973,501

In connection with the H&J disposition, the Company derecognized $1,130,311 in goodwill.

The following table summarizes information relating to the Company’s identifiable intangible assets as of June 30, 2023:

	Gross	Accumulated	Carrying
	Amount	Amortization	Value
Amortized:
Customer relationships	$9,734,560	$(4,155,129)	$5,579,431
	$9,734,560	$(4,155,129)	$5,579,431

Indefinite-lived:
Brand name	$5,841,880	—	5,841,880
	$15,576,440	$(4,155,129)	$11,421,311

In connection with the H&J disposition, the Company derecognized $1,246,915 in intangible assets.

The Company recorded amortization expense of $804,924 and $537,812 during the three months ended June 30, 2023 and 2022, and $1,759,277 and $1,075,625 during the six months ended June 30, 2023 and 2022, respectively, which is included in general and administrative expenses in the consolidated statements of operations.

NOTE 7: LIABILITIES AND DEBT

Accrued Expenses and Other Liabilities

The Company accrued expenses and other liabilities line in the consolidated balance sheets is comprised of the following as of June 30, 2023 and December 31,2022:

	June 30,	December 31,
	2023	2022
Accrued expenses	$503,927	$668,714
Reserve for returns	—	307,725
Payroll related liabilities	4,009,812	2,618,870
Sales tax liability	277,800	262,765
Other liabilities	247,398	78,845
	$5,038,937	$3,936,920

As of June 30, 2023, payroll liabilities included an aggregate of $1,288,048 in payroll taxes due to remit to federal and state authorities. Of this amount, $620,400 pertained to DBG and $667,648 pertained to Bailey44. The amounts are subject to further penalties and interest. The amounts are subject to further penalties and interest.

As of June 30, 2023 and December 31, 2022, accrued expenses included $535,000 in accrued common stock issuances pursuant to an advisory agreement for services performed in 2022. The 5,000 shares of common stock owed per the agreement are expected to be issued in the third quarter of 2023. At June 30, 2023, accrued expenses also includes $500,000 in accrued common stock issuances owed to Sundry executives based on their employment agreements with the Company, which is expected to be issued in the third quarter of 2023.

15

Convertible Debt

2020 Regulation D Offering

As of June 30, 2023 and December 31, 2022, there was $100,000 remaining in outstanding principal that was not converted into equity.

Convertible Promissory Note

On December 29, 2022, the Company and various purchasers executed a Securities Purchase Agreement (“December Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $4,000,000, consisting of original issue discount of $800,000. The Company received net proceeds of $3,000,000. The December Notes were due and payable on February 15, 2023. If the December Notes are not repaid in full by the maturity date or if any other event of default occurs, (1) the face value of the December Notes will be automatically increased to 120%; (2) the Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the investors’ discretion, the December Notes shall become convertible at the option of the investors into shares of the Company’s common stock at a conversion price equal to the closing price of the Company’s common stock on the date of the note conversion.

In connection with the December Notes, the Company issued to the investors an aggregate of 469,480 warrants to purchase common stock at an exercise price equal to $4.26, and 60,000 shares of common stock. The Company recognized $428,200 as a debt discount for the fair value of the warrants and common shares using the Black-Scholes option model, resulting in a total debt discount of $1,378,200.

In February 2023, the principal of $4,000,000 of the December Notes were fully repaid. The Company amortized $689,100 of debt discount up until the repayment date, and then recognized a loss on extinguishment of debt of $689,100 which is included in other non-operating income (expenses) on the consolidated statements of operations.

The following is a summary of the convertible notes for the six months ended June 30, 2023:

		Unamortized	Convertible Note
	Principal	Debt Discount	Payable, Net
Balance, December 31, 2022	$4,100,000	$(1,378,200)	$2,721,800
Repayments of notes	(4,000,000)	—	(4,000,000)
Amortization of debt discount	—	689,100	689,100
Loss on extinguishment of debt	—	689,100	689,100
Balance, June 30, 2023	$100,000	$—	$100,000

During the six months ended June 30, 2022, the Company converted an aggregate of $888,930 in outstanding principal into 8,739 shares of common stock.

During the six months ended June 30, 2023 and 2022, the Company amortized $689,100 and $1,724,291, respectively of debt discount to interest expense pertaining to convertible notes.

In January 2023, the Company issued 110,000 shares of common stock at a fair value of $322,300 to a former convertible noteholder pursuant to default provisions. The amount was included in interest expense in the consolidated statements of operations.

Loan Payable — PPP and SBA Loan

As of both June 30, 2023 and December 31, 2022, Bailey had an outstanding PPP Loan balance of $933,295 and matures in 2026.

16

Merchant Advances

In 2022, the Company obtained several merchant advances. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a weekly basis. As of December 31, 2022, $896,334 remained outstanding. During the six months ended June 30, 2023, the Company received additional proceeds totaling $1,692,748 and made repayments totaling $2,331,972. As of June 30, 2023, the remaining principal outstanding was $257,110. In connection with these advances, the Company granted 152,380 warrants to purchase common stock at an exercise price of $5.25 to the lender in connection with its merchant advances.

In 2023, the Company obtained merchant advances totaling $502,051 from Shopify Capital, and made repayments totaling $208,416. As of June 30, 2023, the remaining principal outstanding was $293,635. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a daily basis.

Promissory Note Payable

As of June 30, 2023 and December 31, 2022, the outstanding principal on the note to the sellers of Bailey was $3,500,000. The maturity date was December 31, 2022. On July 5, 2023, the parties agreed to extend the maturity date to June 30, 2024. Interest expense was $105,000 and $105,000 for the three months ended June 30, 2023 and 2022 and $210,000 and $210,000 for the six months ended June 30, 2023 and 2022, all respectively, which was accrued and unpaid as of June 30, 2023.

The Company issued a promissory note in the principal amount of $5,500,000 to the Sundry Holders pursuant to the Sundry acquisition. The note bears interest at 8% per annum and matures on February 15, 2023. In February 2023, the parties verbally agreed to extend the maturity date to December 31, 2023. Interest expense was $149,177 and $259,177 for the three and six months ended June 30, 2023, respectively. On June 21, 2023, the Company and the Sundry Holders executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock to the Sundry Holders for $1,000 per share (see Note 7). The shares were issued pursuant to the cancellation of the Sundry Holders’ entire principal amount of $5,500,000 and accrued interest of $259,177.

In March 2023, the Company and various purchasers executed a Securities Purchase Agreement (“March 2023 Notes”) whereby the investors purchased from the Company promissory notes in the aggregate principal amount of $2,458,750, consisting of original issue discount of $608,750. The Company received net proceeds of $1,850,000 after additional fees. The March 2023 Notes are due and payable on September 30, 2023 (the “Maturity Date”). The Company will also have the option to prepay the Notes with no penalties at any time prior to the Maturity Date. If the Company completes a debt or equity financing of less than $7,500,000, the Company is required to repay 50% of the remaining balance of the March 2023 Notes. Following such 50% repayment, the Company must also use any proceeds from any subsequent debt or equity financing to repay the March 2023 Notes. Upon the closing of any debt or equity financing of $7,500,000 or greater, the Company is required to repay 100% of the Notes with no penalties. There is no additional interest after the 20% original interest discount. The Company recognized a debt discount of $608,750, of which $263,839 was amortized through June 30, 2023.

The following is a summary of promissory notes payable, net:

	June 30,	December 31,
	2023	2022
Bailey Note	$3,500,000	$3,500,000
Sundry Note	—	5,500,000
March 2023 Notes - principal	2,458,750	—
March 2023 Notes - unamortized debt discount	(344,911)	—
Promissory note payable, net	$5,613,839	$9,000,000

17

NOTE 8: STOCKHOLDERS’ DEFICIT

On January 11, 2023, the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a private placement (the “January Private Placement”), an aggregate of 475,000 shares (the “Shares”) of the Company’s common stock (“Common Stock”), and accompanying warrants (the “Common Warrants”) to purchase 475,000 shares of Common Stock, at a combined purchase price of $3.915 per share and Common Warrant, and (ii) 802,140 pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants” and together with the Shares and the shares of Common Stock underlying the Warrants, the “Securities”) exercisable for 802,140 shares of Common Stock, and accompanying Common Warrants to purchase 802,140 shares of Common Stock, at a combined purchase price of $3.915 per Pre-Funded Warrant and accompanying Common Warrant, to the Investors, for aggregate gross proceeds from the Private Placement of approximately $5 million before deducting placement agent fees and related offering expenses. As a result of the transaction, the Company issued 1,277,140 shares of common stock, including the 475,000 shares and the immediate exercise of 802,140 pre-funded warrants, for gross proceeds of $5.0 million. The Company received net proceeds of $4.3 million after deducting placement agent fees and offering expenses.

In January 2023, the Company issued 110,000 shares of common stock at a fair value of $322,300 to a former convertible noteholder pursuant to default provisions. The amount was included in interest expense in the consolidated statements of operations.

In March 2023, the Company issued an aggregate of 118,890 shares of common stock to Sundry executives based on their employment agreements with the Company. The fair value of $499,338, or $4.20 per share as determined by the agreements, was included in general and administrative expenses in the consolidated statements of operations.

In June 2023, the Company issued 1,952,580 shares of common stock to D. Jones at a fair value of $1,357,043 pursuant to the H&J Settlement Agreement.

During the six months ended June 30, 2022, the Company converted an aggregate of $888,930 in outstanding principal into 8,739 shares of common stock.

Series B Preferred Stock

On May 30, 2023, the Company entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with John Hilburn Davis IV, its Chief Executive Officer pursuant to which the Company agreed to issue and sell 1 share of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) for $25,000.

On May 30, 2023, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the share of Series B Preferred Stock. The Certificate of Designation provides that the Series B Preferred Stock will have 250,000,000 votes per share of Series B Preferred Stock and will vote together with the outstanding shares of the Company’s common stock, par value 0.0001 per share (the “Common Stock”) and Series A Convertible Preferred Stock, par value 0.0001 per share (the “Series A Convertible Preferred Stock”) as a single class exclusively with respect to any proposal to amend the Company’s Sixth Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time, the “Restated Certificate”) to effect a reverse stock split of the Company’s common stock. The Series B Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion as shares of Common Stock and Series A Convertible Preferred Stock are voted. The Series B Preferred Stock otherwise has no voting rights.

The Series B Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series B Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Series B Preferred Stock will not be entitled to receive dividends of any kind.

18

The outstanding share of Series B Preferred Stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Restated Certificate implementing a reverse stock split. Upon such redemption, the holder of the Series B Preferred Stock will receive consideration of $25,000 in cash.

Series C Convertible Preferred Stock

On June 21, 2023, the Company, on the one hand, and Moise Emquies, George Levy, Matthieu Leblan, Carol Ann Emquies, Jenny Murphy and Elodie Crichi (collectively, the “Sundry Investors”), on the other hand, executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at a purchase price of $1,000 per share. The Series C Preferred Stock is convertible into a number of shares of the Company’s Common Stock equal to $1,000 divided by an initial conversion price of $0.717 which represents the lower of (i) the closing price per share of the Common Stock as reported on the Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023. The shares of Series C Preferred Stock were issued in consideration for the cancellation of certain promissory notes issued by the Company to the Sundry Investors dated December 30, 2022 (the “Sundry Loan Documents”). The following is a summary of the rights and preferences of the Series C Convertible Preferred Stock.

On June 21, 2023, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 5,761 shares out of the authorized but unissued shares of its preferred stock as Series C Convertible Preferred Stock. The following is a summary of the principal terms of the Series C Preferred Stock.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series C Preferred Stock (the “Series C Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series C Preferred Stock.

The Series C Holders are entitled to vote as a class as expressly provided in the Certificate of Designation. The Series C Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Series C Holders are permitted to vote with the class of shares of Common Stock.

With respect to any vote with the class of Common Stock, each share of the Series C Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated.

The Series C Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to Junior Securities; (iii) on parity with Parity Securities; and (iv) junior to Senior Securities, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon a Liquidation, each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series C Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Series C Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock.

19

Each share of the Series C Preferred Stock shall be convertible, at any time and from time to time from and after June 21, 2023 at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of the Series C Preferred Stock ($1,000 as of June 21, 2023) by the Conversion Price. The conversion price for each share of the Series C Preferred Stock is $0.717, which is the lower of (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market on June 20, 2023 (the trading day before the date of the Sundry SPA), and (b) the average closing price per share of Common Stock as reported on the Nasdaq Capital Market for the five trading days preceding the date of the Sundry SPA, subject to adjustment herein (the “Series C Conversion Price”).

The Company has the option to redeem any or all of the then outstanding Series C Preferred Stock at 112% of the then Stated Value any time after June 21, 2023 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series C Preferred Stock.

NOTE 9: RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2023 and 2022, the Company made net repayments for amounts due to related parties totaling $57,427 and $172,036, respectively. As of June 30, 2023 and December 31, 2022, amounts due to related parties were $472,790 and $556,225, respectively. The advances are unsecured, non-interest bearing and due on demand. Amounts due to related parties consist of current and former executives, and a board member.

As of December 31, 2022, H&J had an outstanding note payable of $129,489 owned by the H&J Seller. The balance was $0 upon the H&J disposition in June 2023.

NOTE 10: SHARE-BASED PAYMENTS

Common Stock Warrants

In connection with the January Private Placement, the Company granted 802,140 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 1,277,140 warrants as part of the offering. Each warrant has an exercise price of $3.80 per share, is immediately exercisable upon issuance and expires five years after issuance. The Company also granted the placement agent 95,786 warrants to purchase common stock at an exercise price of $4.8938 per share, which is immediately exercisable upon issuance and expires five years after issuance.

In connection with merchant advances (Note 6), the Company granted 152,380 warrants to purchase common stock at an exercise price of $5.25. The warrants are immediately exercisable upon issuance and expire five years after issuance.

The following is a summary of warrant activity:

	Common	Weighted
	Stock	Average
	Warrants	Exercise Price
Outstanding - December 31, 2022	4,418,320	$8.37
Granted	2,327,446	3.98
Exercised	(802,140)	3.92
Forfeited	—	—
Outstanding - June 30, 2023	5,943,626	$7.25
Exercisable at December 31, 2022	4,281,956	$8.42
Exercisable at June 30, 2023	5,943,626	$7.25

20

Stock Options

As of June 30, 2023 and December 31, 2022, the Company had 38,951 stock options outstanding with a weighted average exercise price of $362.11 per share. As of June 30, 2023, there were 35,968 options exercisable.

Stock-based compensation expense of $101,500 and $119,759 was recognized for the three months ended June 30, 2023 and 2022, respectively, and $207,094 and $258,852 was recognized for the six months June 30, 2023 and 2022, respectively. During the six months ended June 30, 2023 and 2022, $28,798 and $28,798 was recorded to sales and marketing expense, and all other stock compensation was included in general and administrative expense in the condensed consolidated statements of operations. Total unrecognized compensation cost related to non-vested stock option awards as of June 30, 2023 amounted to $370,907 and will be recognized over a weighted average period of 0.9 years.

NOTE 11: LEASE OBLIGATIONS

In January 2023, the Company entered into a lease agreement extension for its corporate office and distribution center in Vernon, California that expires on December 31, 2023. The lease has monthly base rent payments of $38,105. As a result of the extension, the Company recognized a right of use asset and liability of $467,738 using a discount rate of 8.0%. As of June 30, 2023, the Company has $949,071 in accounts payable for past rents due to the landlord pertaining to this lease.

In May 2023, the Company entered into a lease agreement extension for a showroom space in Los Angeles, California that commences in March 2023 and expires in January 2025. The original lease began in April 2018 and terminated in May 2020, at which point the lease was month to month. The lease has a monthly base rent of $6,520 until January 31, 2025, at which point the base rent increases to $6,781 until the end of the lease. As a result of the extension, the Company recognized a right of use asset and liability of $125,397 using a discount rate of 8.0%. As of June 30, 2023, the Company has $214,626 in accounts payable for past rents due to the landlord pertaining to this lease.

Stateside and Sundry utilize a lease for a showroom in Los Angeles, California which is month to month.

Total rent expense for the three months ended June 30, 2023 and 2022 was $37,580 and $195,060, and $210,265 and $469,482 for the six months end June 30, 2023 and 2022, respectively.

NOTE 12: CONTINGENCIES

On March 21, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On February 7, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $182,400. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

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On November 9, 2022, a vendor filed a lawsuit against Digital Brand’s Group related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $50,190. The matter was settled in January 2023 and are on payment plans which will be paid off in April 2023.

In August 2020 and March 2021, two lawsuits were filed against Bailey’s by third-party’s related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $96,900. Both matters were settled in February 2022 and are on payment plans which will be paid off in July and September of 2023.

On December 21, 2020, a Company investor filed a lawsuit against DBG for reimbursement of their investment totaling $100,000. Claimed amounts are included in short-term convertible note payable in the accompanying consolidated balance sheets and the Company does not believe it is probable that losses in excess of such short-term note payable will be incurred. The Company is actively working to resolve this matter.

A vendor filed a lawsuit against Bailey 44 related to a retail store lease in the amount of $1.5 million. The Company is disputing the claim for damages and the matter is ongoing. The vendor has recently updated the claim to now be $450,968 after signing a long-term lease with another brand for this location. The Company is disputing this new amount after review of the lease.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying consolidated balance sheet as of June 30, 2023.

Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

NOTE 13: INCOME TAXES

The Company has historically calculated the provision for income taxes during interim reporting periods by applying an estimate of the annual effective tax rate for the full fiscal year to “ordinary” income or loss (pretax income or loss excluding unusual or infrequently occurring discrete items) for the reporting period. The Company has used a discrete effective tax rate method to calculate taxes for the fiscal three and six month periods ended June 30, 2023. The Company determined that since small changes in estimated “ordinary” income would result in significant changes in the estimated annual effective tax rate, the historical method would not provide a reliable estimate for the fiscal three and six-month periods ended June 30, 2023.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due, cumulative losses through June 30, 2023, and no history of generating taxable income.

NOTE 14: SUBSEQUENT EVENTS

On July 5, 2023, the Company and the Bailey sellers agreed to extend the maturity date of the Bailey Note to June 30, 2024.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited condensed financial statements and related notes appearing elsewhere in this Quarterly Report on Form 10-Q and our audited financial statements and related notes for the year ended December 31, 2022 included in Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC on April 17, 2023.

Unless otherwise indicated by the context, references to “DBG” refer to Digital Brands Group, Inc. solely, and references to the “Company,” “our,” “we,” “us” and similar terms refer to Digital Brands Group, Inc., together with its wholly-owned subsidiaries Bailey 44, LLC (“Bailey”), Harper & Jones LLC (“H&J”), MOSBEST, LLC (“Stateside”) and Sunnyside (“Sundry”).

Some of the statements contained in this discussion and analysis or set forth elsewhere in this Quarterly Report on Form 10-Q, including information with respect to our plans and strategy for our business, constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. The following information and any forward-looking statements should be considered in light of factors discussed elsewhere in this Quarterly Report on Form 10-Q, particularly including those risks identified in Part II-Item 1A “Risk Factors” and our other filings with the SEC.

Our actual results and timing of certain events may differ materially from the results discussed, projected, anticipated, or indicated in any forward-looking statements. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this Quarterly Report on Form 10-Q. Statements made herein are as of the date of the filing of this Form 10-Q with the SEC and should not be relied upon as of any subsequent date. Even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this Quarterly Report on Form 10-Q, they may not be predictive of results or developments in future periods. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Business Overview

Recent Developments

We have filed a definitive proxy statement for a special meeting of stockholders scheduled for August 21, 2023 seeking stockholder approval to effectuate a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2.5 and 1-for-50, as determined by the Company’s Board of Directors. The purpose of the reverse split would be to achieve the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of Nasdaq. Should the Company’s stockholders fail to approve the reverse stock split at the aforementioned meeting, it is substantially likely that the Company’s common stock and public warrants would be delisted from Nasdaq.

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On June 21, 2023, Digital Brands Group, Inc. (the “Company”) and John Hilburn Davis IV (collectively, the “DBG Parties”), on the one hand, and Drew Jones (“Jones”), D. Jones Tailored Collection, Ltd. (“D. Jones”), and Harper & Jones, LLC (“H&J” and collectively with Jones, D. Jones, the “Jones Parties” and together with DBG Parties, the “Parties”) executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the Parties’ execution of the Settlement Agreement (i) the Company made aggregate cash payment of $229,000 to D. Jones, (ii) the Company issued 1,952,580 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), to D. Jones, at a per share purchase price of $0.717 which represented the lower of (i) the closing price per share of the Common Stock as reported on The Nasdaq Capital Market (the “Nasdaq”) on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. The HJ Settlement was accounted for a business disposition in accordance with ASC 810-40-40-3A. As of June 21, 2023, the Company no longer consolidated the assets, liabilities, revenues and expenses of H&J.

Our Company

Digital Brands Group is a curated collection of lifestyle brands, including Bailey 44, DSTLD, Stateside, Sundry and ACE Studios, that offers a variety of apparel products through direct-to-consumer and wholesale distribution. Our complementary brand portfolio provides us with the unique opportunity to cross merchandise our brands. We aim for our customers to wear our brands head to toe and to capture what we call “closet share” by gaining insight into their preferences to create targeted and personalized content specific to their cohort. Operating our brands under one portfolio provides us with the ability to better utilize our technological, human capital and operational capabilities across all brands. As a result, we have been able to realize operational efficiencies and continue to identify additional cost saving opportunities to scale our brands and overall portfolio.

Our portfolio currently consists of four significant brands that leverage our three channels: our websites, wholesale and our own stores.

•	Bailey 44 combines beautiful, luxe fabrics and on-trend designs to create sophisticated ready-to-wear capsules for women on-the-go. Designing for real life, this brand focuses on feeling and comfort rather than how it looks on a runway. Bailey 44 is primarily a wholesale brand, which we are transitioning to a digital, direct-to-consumer brand.

•	DSTLD offers stylish high-quality garments without the luxury retail markup valuing customer experience over labels. DSTLD is primarily a digital direct-to-consumer brand, to which we recently added select wholesale retailers to generate brand awareness.

•	Stateside is an elevated, America first brand with all knitting, dyeing, cutting and sewing sourced and manufactured locally in Los Angeles. The collection is influenced by the evolution of the classic t-shirt offering a simple yet elegant look. Stateside is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

•	Sundry offers distinct collections of women’s clothing, including dresses, shirts, sweaters, skirts, shorts, athleisure bottoms and other accessory products. Sundry’s products are coastal casual and consist of soft, relaxed and colorful designs that feature a distinct French chic, resembling the spirits of the French Mediterranean and the energy of Venice Beach in Southern California. Sundry is primarily a wholesale brand that we will be transitioning to a digital, direct-to-consumer brand.

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We believe that successful apparel brands sell in all revenue channels. However, each channel offers different margin structures and requires different customer acquisition and retention strategies. We were founded as a digital-first retailer that has strategically expanded into select wholesale and direct retail channels. We strive to strategically create omnichannel strategies for each of our brands that blend physical and online channels to engage consumers in the channel of their choosing. Our products are sold direct-to-consumers principally through our websites and our own showrooms, but also through our wholesale channel, primarily in specialty stores and select department stores. With the continued expansion of our wholesale distribution, we believe developing an omnichannel solution further strengthens our ability to efficiently acquire and retain customers while also driving high customer lifetime value.

We believe that by leveraging a physical footprint to acquire customers and increase brand awareness, we can use digital marketing to focus on retention and a very tight, disciplined high value new customer acquisition strategy, especially targeting potential customers lower in the sales funnel. Building a direct relationship with the customer as the customer transacts directly with us allows us to better understand our customer’s preferences and shopping habits. Our substantial experience as a company originally founded as a digitally native-first retailer gives us the ability to strategically review and analyze the customer’s data, including contact information, browsing and shopping cart data, purchase history and style preferences. This in turn has the effect of lowering our inventory risk and cash needs since we can order and replenish product based on the data from our online sales history, replenish specific inventory by size, color and SKU based on real times sales data, and control our mark-down and promotional strategies versus being told what mark downs and promotions we have to offer by the department stores and boutique retailers.

We define “closet share” as the percentage (“share”) of a customer’s clothing units that (“of closet”) she or he owns in her or his closet and the amount of those units that go to the brands that are selling these units. For example, if a customer buys 20 units of clothing a year and the brands that we own represent 10 of those units purchased, then our closet share is 50% of that customer’s closet, or 10 of our branded units divided by 20 units they purchased in entirety. Closet share is a similar concept to the widely used term wallet share, it is just specific to the customer’s closet. The higher our closet share, the higher our revenue as higher closet share suggests the customer is purchasing more of our brands than our competitors.

We have strategically expanded into an omni channel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value (“LTV”) while increasing new customer growth. We define Lifetime Value or LTV as an estimate of the average revenue that a customer will generate throughout their lifespan as our customer. This value/revenue of a customer helps us determine many economic decisions, such as marketing budgets per marketing channel, retention versus acquisition decisions, unit level economics, profitability and revenue forecasting.

We acquired Bailey in February 2020, H&J in May 2021, Stateside in August 2021 and Sundry in December 2022. We agreed on the consideration that we paid in each acquisition in the course of arm’s length negotiations with the holders of the membership interests in each of Bailey, H&J, Stateside and Sundry. In determining and negotiating this consideration, we relied on the experience and judgment of our management and our evaluation of the potential synergies that could be achieved in combining the operations of Bailey, H&J, Stateside and Sundry. We did not obtain independent valuations, appraisals or fairness opinions to support the consideration that we paid/agreed to pay.

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Material Trends, Events and Uncertainties

Supply Chain Disruptions

We are subject to global supply chain disruptions, which may include longer lead times for raw fabrics, inbound shipping and longer production times. Supply chain issues have specifically impacted the following for our brands:

•	Increased costs in raw materials from fabric prices, which have increased 10% to 100% depending on the fabric, the time of year, and the origin of the fabric, as well as where the fabric is being shipped;

•	Increased cost per kilo to ship via sea or air, which has increased from 25% to 300% depending on the time of year and from the country we are shipping from;

•	Increased transit time via sea or air, which have increased by two weeks to two months; and

•	Increased labor costs for producing the finished goods, which have increased 5% to 25% depending on the country and the labor skill required to produce the goods.

Seasonality

Our quarterly operating results vary due to the seasonality of our individual brands, and are historically stronger in the second half of the calendar year.

Components of Our Results of Operations

Net Revenue

DSTLD sells its products to our customers directly through our website. In those cases, sales, net represents total sales less returns, promotions, and discounts.

Bailey sells its products directly to customers. Bailey also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

Stateside and Sundry sell its products directly to customers. Stateside and Sundry also sell its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

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Cost of Net Revenue

DSTLD, Bailey, Stateside and Sundry’s cost of net revenue include direct cost of purchased merchandise; inventory shrinkage; inventory adjustments due to obsolescence, including excess and slow-moving inventory and lower of cost and net realizable reserves, duties; and inbound freight.

Operating Expenses

Our operating expenses include all operating costs not included in cost of net revenues. These costs consist of general and administrative, sales and marketing, and fulfillment and shipping expense to the customer.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, stock-based compensation, professional fees, insurance, software costs, and expenses related to our operations at our headquarters, including utilities, depreciation and amortization, and other costs related to the administration of our business.

Sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

We expect to incur additional expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and higher expenses for insurance, investor relations and professional services. We expect these costs will increase our operating costs.

Distribution expenses includes costs paid to our third-party logistics provider, packaging and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

At each reporting period, we estimate changes in the fair value of contingent consideration and recognize any change in fair in our consolidated statement of operations, which is included in operating expenses. Additionally, amortization of the identifiable intangibles acquired in the acquisitions is also included in operating expenses.

Interest Expense

Interest expense consists primarily of interest related to our debt outstanding to promissory notes, convertible debt, and other interest bearing liabilities.

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Results of Operations

Three Months Ended June 30, 2023 compared to Three Months Ended June 30, 2022

The following table presents our results of operations for the three months ended June 30, 2023 and 2022:

	Three Months Ended
	June 30,
	2023	2022
Net revenues	$4,493,424	$2,649,432
Cost of net revenues	2,157,349	1,536,703
Gross profit	2,336,075	1,112,729
General and administrative	4,074,051	4,243,031
Sales and marketing	1,097,326	1,372,568
Other operating expenses	(10,456,261)	6,142,844
Operating loss	7,620,959	(10,654,714)
Other income (expenses)	(1,084,648)	1,163,194
Loss before provision for income taxes	6,536,311	(9,482,520)
Provision for income taxes	—	—
Net income (loss) from continuing operations	$6,536,311	$(9,482,520)

Net Revenues

Revenues increased by $1.8 million to $4.5 million for the three months ended June 30, 2023, compared to $2.7 million in the corresponding fiscal period in 2022. The increase was primarily due to full results in 2023 pertaining to the acquisition of Sundry in December 2022.

Gross Profit

Our gross profit increased by $1.2 million for the three months ended June 30, 2023 to $2.3 million from a gross profit of $1.1 million for the corresponding fiscal period in 2022. The increase in gross margin was primarily attributable to increased revenue in the six months ended June 30, 2023 and the gross profit achieved by Sundry since the acquisition.

Our gross margin was 52.0% for three months ended June 30, 2023 compared to 42.0% for the three months ended June 30, 2022. The increase in gross margin was due to a shift in sales mix towards e-commerce, led by the Sundry business, which is able to achieve higher margins than wholesale.

Operating Expenses

Our operating expenses decreased by $17.0 million for the three months ended June 30, 2023 to a $5.3 million gain compared to $11.8 million for the corresponding fiscal period in 2022. The decrease in operating expenses was primarily due to the change in fair value of contingent consideration of $16.6 million. General and administrative expenses decreased by $0.2 million due to lower consulting and professional fees. Sales and marketing expenses decreased by $0.3 million due to decreased spending on advertising and other cost-cutting marketing efforts.

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Other Income (Expenses)

Other income (expense) was ($1.1) million and $1.2 million for the three months ended June 30, 2023 and 2022, respectively. In 2023, the Company had less interest expense due to less outstanding notes. In 2022, other income was driven by the change in fair value of derivative liability in 2022.

Net Loss from Continuing Operations

Our net loss from continuing operations decreased by $16.0 million to a net income from continuing operations of $6.5 million for the three months ended June 30, 2023 compared to a loss from continuing operations of $9.5 million for the corresponding fiscal period in 2022, primarily due to the change in fair value of contingent consideration, higher gross profit and lower operating expenses, partially offset by other expenses.

Six Months Ended June 30, 2023 compared to Six Months Ended June 30, 2022

The following table presents our results of operations for the six months ended June 30, 2023 and 2022:

	Six Months Ended
	June 30,
	2023	2022
Net revenues	$8,869,803	$5,278,562
Cost of net revenues	4,540,488	3,552,396
Gross profit	4,329,315	1,726,166
General and administrative	8,380,063	8,073,621
Sales and marketing	2,036,677	2,230,087
Other operating expenses (income)	(10,186,076)	7,546,013
Operating loss	4,098,651	(16,123,555)
Other income (expenses)	(3,628,236)	(1,077,237)
Loss before provision for income taxes	470,415	(17,200,792)
Provision for income taxes	—	—
Net income (loss) from continuing operations	$470,415	$(17,200,792)

Net Revenues

Revenues increased by $3.6 million to $8.9 million for the six months ended June 30, 2023, compared to $5.3 million in the corresponding fiscal period in 2022. The increase was primarily due to full results in 2023 pertaining to the acquisition of Sundry in December 2022.

Gross Profit

Our gross profit increased by $2.6 million for the six months ended June 30, 2023 to $4.3 million from a gross profit of $1.7 million for the corresponding fiscal period in 2022. The increase in gross margin was primarily attributable to increased revenue in the six months ended June 30, 2023 and the gross profit achieved by Sundry since the acquisition, as well as increasing margins across all entities.

Our gross margin was 48.8% for the six months ended June 30, 2023 compared to 32.7% for the six months ended June 30, 2022. The increase in gross margin was due to a shift in sales mix towards e-commerce, led by the Sundry business, which is able to achieve higher margins than wholesale, as well as heavy discounting in the first quarter of 2022.

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Operating Expenses

Our operating expenses decreased by $17.6 million for the six months ended June 30, 2023 to $0.2 compared to $17.8 million for the corresponding fiscal period in 2022. The decrease in operating expenses was primarily due to the change in fair value of contingent consideration of $17.8 million. General and administrative expenses increased by $0.3 million primarily due to Sundry’s operations. Sales and marketing expenses decreased by $0.2 million due to decreased spending on advertising and other cost-cutting marketing efforts. Through the second quarter of 2023, we were able to obtain and efficiencies in fully absorbing all of our brands.

Other Income (Expenses)

Other expenses was $3.6 million and $1.1 million for the six months ended June 30, 2023 and 2022, respectively. In 2023, the Company had less interest expense due to less outstanding notes. In 2022, other expense was offset by a gain due to the change in fair value of derivative liability in 2022.

Net Loss from Continuing Operations

Our net loss from continuing operations decreased by $17.7 million to income of $0.5 million for the six months ended June 30, 2023 compared to a loss of $17.2 million for the corresponding fiscal period in 2022, primarily due to the change in fair value of contingent consideration, higher gross profit and lower operating expenses, partially offset by other expenses.

Liquidity and Capital Resources

Each of DBG, Bailey, H&J, Stateside and Sundry has historically funded operations with internally generated cash flow and borrowings and capital raises. Changes in working capital, most notably accounts receivable, are driven primarily by levels of business activity. Historically each of DBG, Bailey, H&J, Stateside and Sundry has maintained credit line facilities to support such working capital needs and makes repayments on that facility with excess cash flow from operations.

As of June 30, 2023, we had cash of $0.3 million, but we had a working capital deficit of $16.0 million. The Company requires significant capital to meet its obligations as they become due. These factors raise substantial doubt about our Company’s ability to continue as a going concern. Throughout the next twelve months, the Company plans to continue to fund its capital funding needs through a combination of public or private equity offerings, debt financings or other sources. There can be no assurance as to the availability or terms upon which such financing and capital might be available in the future. If the Company is unable to secure additional funding, it may be forced to curtail its business plans.

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Cash Flow Activities

The following table presents selected captions from our condensed statement of cash flows for the six months ended June 30, 2023 and 2022:

	Six Months Ended
	June 30,
	2023	2022
Net cash provided by operating activities:
Net loss	$(1,092,088)	$(17,366,866)
Non-cash adjustments	$(4,050,146)	$8,647,035
Change in operating assets and liabilities	$2,160,788	$2,110,361
Net cash used in operating activities	$(2,981,446)	$(6,609,470)
Net cash provided by investing activities	$41,331	$—
Net cash provided by financing activities	$1,999,969	$6,883,800
Net change in cash	$(940,146)	$274,330

Cash Flows Used In Operating Activities

Our cash used by operating activities decrease by $3.6 million to cash used of $3.0 million for the six months ended June 30, 2023 as compared to cash used of $6.6 million for the corresponding fiscal period in 2022. The increase in net cash used in operating activities was primarily driven by the lower net loss and changes in our operating assets and liabilities, partially offset by non-cash adjustments.

Cash Flows Provided By Investing Activities

Our cash provide by investing activities was $41,331 in 2023 primarily due to a reduction of deposits, partially offset by purchase of property and cash sold in the H&J disposition.

Cash Flows Provided by Financing Activities

Cash provided by financing activities was $2.0 million for the six months ended June 30, 2023. Cash inflows included $4.3 million in net proceeds from the January Private Transaction, $4.2 million in proceeds from loans and promissory notes and $4.3 million in advances from the factor.

Cash provided by financing activities was $6.9 million for the six months ended June 30, 2022. Cash inflows in the three months ended June 30, 2022 were primarily related to $7.3 million in equity proceeds after offering costs, $2.9 million from convertible notes and loans, partially offset by note repayments of $3.1 million. Cash inflows in the six months ended June 30, 2021 were primarily related to $8.6 million in net proceeds from the IPO after deducting underwriting discounts and commissions and offering expenses, as well as $1.4 million in net proceeds from the underwriter’s exercise of their over-allotment option.

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Contractual Obligations and Commitments

As of June 30, 2023, we have a $7.6 million in outstanding principal on debt, primarily our promissory notes due to the Bailey44 Sellers, the March 2023 Notes, PPP and merchant advances. Aside from our remaining non-current SBA obligations, all outstanding loans have maturity dates through 2024.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, costs and expenses and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

Emerging Growth Company Status

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and are not required to provide the information required under this item.

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ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain “disclosure controls and procedures” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are designed to ensure that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives, and management necessarily applies its judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, who serve as our principal executive officer and principal financial and accounting officer, respectively, has evaluated the effectiveness of our disclosure controls and procedures as of June 30, 2023. In making this evaluation, our management considered the material weakness in our internal control over financial reporting described below. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of such date.

We have initiated various remediation efforts, including the hiring of additional financial personnel/consultants with the appropriate public company and technical accounting expertise and other actions that are more fully described below. As such remediation efforts are still ongoing, we have concluded that the material weaknesses have not been fully remediated. Our remediation efforts to date have included the following:

•	We have made an assessment of the basis of accounting, revenue recognition policies and accounting period cutoff procedures. In some cases, we made the necessary adjustments to convert the basis of accounting from cash basis to accrual basis. In all cases we have done the required analytical work to ensure the proper cutoff of the financial position and results of operations for the presented accounting periods.

•	We have made an assessment of the current accounting personnel, financial reporting and information system environments and capabilities. Based on our preliminary findings, we have found these resources and systems lacking and have concluded that these resources and systems will need to be supplemented and/or upgraded. We are in the process of identifying a single, unified accounting and reporting system that can be used by the Company and Bailey, with the goal of ensuring consistency and timeliness in reporting, real time access to data while also ensuring ongoing data integrity, backup and cyber security procedures and processes.

•	We engaged external consultants with public company and technical accounting experience to facilitate accurate and timely accounting closes and to accurately prepare and review the financial statements and related footnote disclosures. We plan to retain these financial consultants until such time that the internal resources of the Company have been upgraded and the required financial controls have been fully implemented.

The actions that have been taken are subject to continued review, implementation and testing by management, as well as audit committee oversight. While we have implemented a variety of steps to remediate these weaknesses, we cannot assure you that we will be able to fully remediate them, which could impair our ability to accurately and timely meet our public company reporting requirements.

Notwithstanding the assessment that our internal controls over financial reporting are not effective and that material weaknesses exist, we believe that we have employed supplementary procedures to ensure that the financial statements contained in this filing fairly present our financial position, results of operations and cash flows for the reporting periods covered herein in all material respects.

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Limitations on Effectiveness of Controls and Procedures

Our management, including our Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer), does not expect that our disclosure controls and procedures will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include, but are not limited to, the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Management believes that the material weakness set forth above did not have an effect on our financial results.

Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the six months ended June 30, 2023 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

We are currently involved in, and may in the future be involved in, legal proceedings, claims, and government investigations in the ordinary course of business. These include proceedings, claims, and investigations relating to, among other things, regulatory matters, commercial matters, intellectual property, competition, tax, employment, pricing, discrimination, consumer rights, personal injury, and property rights. See Note 11 in the accompanying condensed consolidated financial statements for a complete listing of legal proceedings, which include:

On March 21, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On February 7, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $182,400. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On November 9, 2022, a vendor filed a lawsuit against Digital Brand’s Group related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $50.190. The matter was settled in January 2023 and are on payment plans which will be paid off in April 2023.

In August 2020 and March 2021, two lawsuits were filed against Bailey’s by third-party’s related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $96,900. Both matters were settled in February 2022 and are on payment plans which will be paid off in July and September of 2023.

On December 21, 2020, a Company investor filed a lawsuit against DBG for reimbursement of their investment totaling $100,000. Claimed amounts are included in short-term convertible note payable in the accompanying consolidated balance sheets and the Company does not believe it is probable that losses in excess of such short-term note payable will be incurred. The Company is actively working to resolve this matter.

A vendor filed a lawsuit against Bailey 44 related to a retail store lease in the amount of $1.5 million. The Company is disputing the claim for damages and the matter is ongoing. The vendor has recently updated the claim to now be $450,968 after signing a long-term lease with another brand for this location. The Company is disputing this new amount after review of the lease.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying consolidated balance sheet as of June 30, 2023.

Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

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ITEM 1A. RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described in our Report on Form 8-K filed on August 2, 2022, together with the other information contained in this Quarterly Report on Form 10-Q, including our financial statements and the related notes and in our other filings with the Securities and Exchange Commission. If any of the risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. In addition, although as a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide information required by this Item, we note the following risk:

If we are not able to comply with the applicable continued listing requirements or standards of NasdaqCM, NasdaqCM could delist our common stock.

Our common stock is listed on the NasdaqCM. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

On May 31, 2022, we received a letter from the Listing Qualifications Staff (the “Staff”) of Nasdaq indicating that the bid price of our common stock had closed below $1.00 per share for 30 consecutive business days and, as a result, we are not in compliance with Nasdaq Listing Rule 5550(a)(2), which sets forth the minimum bid price requirement for continued listing on the Nasdaq Capital Market (the “Minimum Bid Requirement”).

Nasdaq’s notice has no immediate effect on the listing of common stock on Nasdaq. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were afforded a 180-calendar day grace period, through November 28, 2022, to regain compliance with the bid price requirement. Compliance can be achieved by evidencing a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days (but generally not more than 20 consecutive business days) during the 180-calendar day grace period.

If we did not regain compliance with the bid price requirement by November 28, 2022, we were eligible for an additional 180-calendar day compliance period so long as it satisfies the criteria for initial listing on the Nasdaq Capital Market and the continued listing requirement for market value of publicly held shares and we provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. In the event we were not eligible for the second grace period, the Nasdaq staff would provide written notice that our Common Stock is subject to delisting; however, we may request a hearing before the Nasdaq Hearings Panel (the “Panel”), which request, if timely made, would stay any further suspension or delisting action by the Staff pending the conclusion of the hearing process and expiration of any extension that may be granted by the Panel.

On January 19, 2022, we received a letter from the Listing Qualifications Department of the Nasdaq notifying us that our common stock Market Value of Listed Securities (“MVLS”) had been below the minimum $35,000,000 required for continued inclusion as set forth in Nasdaq Listing Rule 5550(b)(2) (“MVLS Requirement”).

The letter also stated that we would be provided 180 calendar days, or until July 18, 2022, to regain compliance with the MVLS Requirement (“Compliance Period”). If we did not regain compliance within the Compliance Period, we would receive a written notification from Nasdaq that our securities are subject to delisting. At that time, we could appeal the delisting determination to a Hearings Panel.

On July 21, 2022, we received a letter from Nasdaq stating that the Company had not regained compliance with the MVLS Standard, since our common stock was below the $35 million minimum MVLS requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MLVS Rule”) and had not been at least $35 million for a minimum of 10 consecutive business days at any time during the 180-day grace period granted to us.

Pursuant to the Letter, unless we requested a hearing to appeal this determination by 4:00 p.m. Eastern Time on July 28, 2022, our Common Stock would be delisted from The Nasdaq Capital Market, trading of our Common Stock would be suspended at the opening of business on August 1, 2022, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which would have remove our securities from listing and registration on Nasdaq.

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On July 27, 2022, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Letter on July 21, 2022. The request for a hearing was granted and held on September 8, 2022.

On September 21, 2022, the Nasdaq Listing Qualifications Panel (the “Hearings Panel”) granted the Company an extension until January 17, 2022, to demonstrate compliance with Listing Rule 5550(b)(1) to allow continued listing requirement of The Nasdaq Capital Market, conditioned upon achievement of certain milestones included in a plan of compliance which the Company previously submitted to the Hearings Panel. On November 29, 2022, Nasdaq formally notified the Company that it had regained compliance with the Bid Price Rule.

On November 3, 2022, the Company received notice from the Staff that the Company’s bid price had closed below $0.10 per share for the preceding ten consecutive trading days, in contravention of Nasdaq Listing Rule 5810(3)(A)(iii) and, as a result, the Panel would consider the deficiency as an additional basis for delisting.

Effective as of 5:00 pm EST on November 3, 2022, the Company implemented a reverse stock split at a ratio of 1-for-100 shares, which the Company believed would remedy both the $0.10 threshold price deficiency and the $1.00 bid price deficiency cited by the Staff. In order to evidence compliance with Nasdaq’s bid price criteria, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of 10 (though generally not more than 20) consecutive business days. As of the close of business on November 11, 2022, the Company had evidenced a closing bid price in excess of $1.00 per share for six consecutive business days.

On January 17, 2023, the Company was notified by the Panel that the Company had evidenced compliance with all applicable requirements for continued listing on The Nasdaq Capital Market, including the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b). The Company remained subject to a “Panel Monitor,” as that term is defined by Nasdaq Listing Rule 5815(d)(4)(A), through January 17, 2024.

On May 23, 2023, the Company received a letter (the “Letter”) the Staff of Nasdaq notifying the Company that the Staff has determined to delist the Company’s common stock from Nasdaq based on the Company’s failure to comply with the listing requirements of Nasdaq Rule 5550(b)(1) as a result of the Company’s stockholders’ deficit for the period ended March 31, 2023, as demonstrated in the Company’s Quarterly Report on Form 10-Q filed on May 22, 2023, while the Company was under a Panel Monitor as had been previously disclosed. The Letter stated that the Company’s securities would be subject to delisting unless the Company timely requests a hearing before the Panel. Accordingly, the Company timely requested a hearing before a Panel. The hearing request automatically stayed any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. At the hearing, the Company presented its plan for regaining and sustaining compliance with all applicable requirements for continued listing on The Nasdaq Capital Market.

On July 27, 2023, the Company received a letter (the “Determination”) from the Staff notifying the Company that the Panel granted the Company’s request to continue listing on Nasdaq, subject to the Company’s demonstration of compliance: (i) with the bid price rule by evidencing a closing bid price of $1 or more per share for a minimum of ten consecutive trading sessions on or before September 6, 2023, and (ii) with the $2.5 million stockholders’ equity requirement, set forth in Listing Rule 5550(b)(1), on or before September 15, 2023.

Although the Company has taken efforts to improve its stockholders’ equity, including converting a portion of its outstanding liabilities into preferred stock of the Company and obtaining certain stockholders’ waiver of anti-dilution rights, there can be no assurance that we will be successful in our efforts to maintain the Nasdaq listing. In addition to the Company’s efforts to improve its stockholders’ equity, the Company has filed a preliminary proxy statement for a special meeting of stockholders scheduled for August 21, 2023 seeking, among other things, stockholder approval for the Company to effectuate a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2.5 and 1-for-50, as determined by the Company’s Board of Directors. The purpose of the reverse split would be to achieve the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of Nasdaq. If the Company’s stockholders do not approve the reverse split, the Company will not regain compliance with the Minimum Bid Requirement.

If our Common Stock and warrants cease to be listed for trading on the Nasdaq Capital Market, we would expect that our Common Stock and warrants would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist our common stock and warrants, it would be more difficult for our stockholders to dispose of our common stock or warrants and more difficult to obtain accurate price quotations on our common stock or warrants. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock or warrants are not listed on a national securities exchange. The OTC Markets (the “OTC Mkts”) are generally regarded as a less efficient trading market than the NASDAQ Capital or Global Markets or the New York Stock Exchange.

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Although the OTC Mkts do not have any listing requirements, to be eligible for quotation on the OTC Mkts, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. If we are delisted to the OTC Mkts and no market is ever developed for our common stock or warrants, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.

The price of our Common Stock currently does not meet the requirements for continued listing on the Nasdaq Capital Market. If we effect the Reverse Stock Split at a ratio of more than 1-for-2.5 and subsequently fail to maintain or regain compliance with the minimum listing requirements, our Common Stock will be subject to delisting immediately. Our ability to publicly or privately sell equity securities and the liquidity of our Common Stock could be adversely affected if our Common Stock is delisted.

Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding. The Reverse Stock Split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of shares of Common Stock available for issuance. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing stockholders. The current economic environment in which we operate, the debt we carry, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

While Nasdaq rules do not impose a specific limit on the number of times a listed company may effect a reverse stock split to maintain or regain compliance with the Bid Price Rule, Nasdaq has stated that a series of reverse stock splits may undermine investor confidence in securities listed on Nasdaq. Accordingly, Nasdaq may determine that it is not in the public interest to maintain our listing, even if we regain compliance with the Bid Price Rule as a result of the Reverse Stock Split. In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that any listed company that fails to meet the Bid Price Rule after effecting one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for a Minimum Bid Price Rule Compliance Period. As a result, since the Company had effected an one-for-one hundred (1-for-100) reverse stock split of its Common Stock on November 3, 2022, if we effect the Reverse Stock Split at a ratio of more than 1-for-2.5 and subsequently fail to satisfy the Bid Price Rule, Nasdaq will begin the process of delisting our Common Stock without providing a Minimum Bid Price Rule Compliance Period.

We have an amount of total liabilities which may be considered significant for a company of our size which could adversely affect our financial condition and our ability to react to changes in our business.

As of June 21, 2023, after giving effect to the Sundry Conversion, the Norwest Waiver and the H&J Settlement, we had an aggregate principal amount of total liabilities outstanding of approximately $22.0 million, which includes approximately $7.9 owing further to outstanding debt obligations.

We believe this is an amount of total liabilities which may be considered significant for a company of our size and current revenue base. Our substantial total liabilities could have important consequences to us. For example, it could:

•	make it more difficult for us to satisfy our obligations to the holders of our outstanding debt, resulting in possible defaults on and acceleration of such indebtedness;

•	require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

•	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations;

•	place us at a competitive disadvantage to our competitors with proportionately less debt for their size;

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•	limit our ability to refinance our existing debt or borrow additional funds in the future;

•	limit our flexibility in planning for, or reacting to, changing conditions in our business; and

•	limit our ability to react to competitive pressures or make it difficult for us to carry out capital spending that is necessary or important to our growth strategy.

Any of the foregoing impacts of our substantial total liabilities could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

Our ability to repay our total liabilities, including our ability to make scheduled payments on our debt or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors we face as described in this section, many of which may be beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to repay our total liabilities, including the ability to pay the principal, premium, if any, and interest on our debt.

If our cash flows and capital resources are insufficient to repay our total liabilities, including the ability to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or planned growth objectives, seek to obtain additional equity capital or restructure our debt. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In addition, the recent worldwide credit crisis could make it more difficult for us to repay our total liabilities, including the ability to refinance our debt on favorable terms, or at all.

In the absence of such operating results and resources, we may be required to dispose of material assets to repay our total liabilities, including the ability to meet our debt service obligations. We may not be able to consummate those sales, or, if we do, we will not control the timing of the sales or whether the proceeds that we realize will be adequate to repay our total liabilities, including the ability to meet debt service obligations when due.

Our results of operations have been and could be in the future adversely affected as a result of asset impairments.

Our results of operations and financial condition have been and could be in the future adversely affected by impairments to goodwill, other intangible assets, receivables, long-lived assets or investments. For example, when we acquire a business, we record goodwill in an amount equal to the amount we paid for the business minus the fair value of the net tangible assets and other identifiable intangible assets of the acquired business. Goodwill and other intangible assets that have indefinite useful lives cannot be amortized, but instead must be tested at least annually for impairment.

As a result of our acquisitions of Sundry, Stateside, H&J and Bailey, our goodwill and intangible assets as of March 31, 2023 were $10.1 and $13.5 million, respectively. During the three months ended March 31, 2023 and the years ended December 31, 2022 and 2021, we recorded impairment expense of $0, $15.5 million and $3.4 million pertaining to the goodwill and intangible assets of Bailey and H&J. Any future impairments, including impairments of goodwill, intangible assets, long-lived assets or investments, could have a material adverse effect on our financial condition and results of operations for the period in which the impairment is recognized.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Recent Sales of Unregistered Securities

On January 11, 2023, the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), an aggregate of 475,000 shares (the “Shares”) of the Company’s common stock (“Common Stock”), and accompanying warrants (the “Common Warrants”) to purchase 475,000 shares of Common Stock, at a combined purchase price of $3.915 per share and Common Warrant, and (ii) 802,140 pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants” and together with the Shares and the shares of Common Stock underlying the Warrants, the “Securities”) exercisable for 802,140 shares of Common Stock, and accompanying Common Warrants to purchase 802,140 shares of Common Stock, at a combined purchase price of $3.915 per Pre-Funded Warrant and accompanying Common Warrant, to the Investors, for aggregate gross proceeds from the Private Placement of approximately $5 million before deducting placement agent fees and related offering expenses. As a result of the transaction, the Company issued 1,277,140 shares of common stock, including the 475,000 shares and the immediate exercise of 802,140 pre-funded warrants, for gross proceeds of $5.0 million. The Company received net proceeds of $4.3 million after deducting placement agent fees and offering expenses.

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In connection with the January Private Placement, the Company granted 802,140 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 1,277,140 warrants as part of the offering. Each warrant has an exercise price of $3.80 per share, is immediately exercisable upon issuance and expires five years after issuance. The Company also granted the placement agent 95,786 warrants to purchase common stock at an exercise price of $4.8938 per share, which is immediately exercisable upon issuance and expires five years after issuance.

In connection with merchant advances, the Company granted 152,380 warrants to purchase common stock at an exercise price of $5.25. The warrants are immediately exercisable upon issuance and expires five years after issuance.

In January 2023, the Company issued 110,000 shares of common stock to a former convertible noteholder pursuant to default provisions.

In March 2023, the Company issued an aggregate of 118,890 shares of common stock to Sundry executives based on their employment agreements with the Company.

On May 30, 2023, the Company entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with John Hilburn Davis IV, its Chief Executive Officer pursuant to which the Company agreed to issue and sell 1 share of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) for $25,000

In June 2023, the Company issued 1,952,580 shares of common stock to D. Jones at a fair value of $1,357,043 pursuant to the H&J Settlement Agreement.

On June 21, 2023, the Company, on the one hand, and Moise Emquies, George Levy, Matthieu Leblan, Carol Ann Emquies, Jenny Murphy and Elodie Crichi (collectively, the “Sundry Investors”), on the other hand, executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at a purchase price of $1,000 per share.

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ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURE

Not applicable.

ITEM 5. OTHER INFORMATION

Not applicable.

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ITEM 6. EXHIBITS

Exhibit Number	Description
3.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
3.2	Certificate of Amendment of Certificate of Incorporation of Digital Brands Group, Inc. dated October 13, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 18, 2022).
3.3	Certificate of Amendment of Certificate of Incorporation of Digital Brands Group, Inc. dated October 21, 2022 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on October 26, 2022).
3.4	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.5 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-261865), filed with the SEC on January 6, 2022).
3.5	Amendment No. 1 to the Amended and Restated Bylaws of Digital Brands Group, Inc., as amended (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 12, 2022).
3.6	Amendment No. 2 to the Amended and Restated Bylaws of Digital Brands Group, Inc., as amended (incorporated by reference to Exhibit 3.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on August 31, 2022).
3.7	Certificate of Designation of Series B Preferred Stock, dated May 30, 2023 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on June 1, 2023).
3.8	Certificate of Designation of Series C Convertible Preferred Stock, dated June 21, 2023 (incorporated by reference to Exhibit 3.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on June 27, 2023).
4.1	Form of Promissory Note, dated April 7, 2023, by Digital Brands Group, Inc. in favor each Investor (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K/A filed with the SEC on April 18, 2023)
4.2	Fourth Amendment to Promissory Note, dated as of July 5, 2023, by Digital Brands Group, Inc. in favor of Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on July 7, 2023)
4.3	Form of Placement Agent Warrants (incorporated by reference to Exhibit 4.30 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-272965), filed with the SEC on August 4, 2023).
4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.31 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-272965), filed with the SEC on August 4, 2023).
4.5	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.32 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-272965), filed with the SEC on August 4, 2023).
10.1	Form of Securities Purchase Agreement, dated April 7, 2023, by and among Digital Brands Group, Inc. and the Investors (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K/A filed with the SEC on April 18, 2023).
10.2	Subscription and Investment Representation Agreement, dated May 30, 2023, by and between Digital Brands Group, Inc. and the purchaser signatory thereto (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on June 1, 2023).
10.3	Settlement Agreement and Release, dated June 21, 2023, by and among Drew Jones, D. Jones Tailored Collection, Ltd., Harper & Jones, LLC, Digital Brands Group, Inc., and John Hilburn Davis IV (incorporated by reference to Exhibit 10.1 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on June 27, 2023).
10.4	Waiver and Amendment Agreement, dated June 21, 2023, by and among Digital Brands Group, Inc. and the investors thereto (incorporated by reference to Exhibit 10.2 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on June 27, 2023).
10.5	Securities Purchase Agreement, dated June 21, 2023, by and among Digital Brands Group, Inc. and the investors thereto (incorporated by reference to Exhibit 10.3 of Digital Brands Group Inc.’s Form 8-K filed with the SEC on June 27, 2023).
10.6	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.53 of Digital Brands Group Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-272965), filed with the SEC on August 4, 2023).
31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a)
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a)
32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350
32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350

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101.INS*	Inline XBRL Instance
101.SCH*	Inline XBRL Taxonomy Extension Schema
101.CAL*	Inline XBRL Taxonomy Extension Calculation
101.LAB*	Inline XBRL Taxonomy Extension Labels
101.PRE*	Inline XBRL Taxonomy Extension Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL and contained in Exhibit 101)

*    Filed herewith.

**  Furnished herewith

#    Indicates management contract or compensatory plan or arrangement.

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

August 21, 2023	By:	/s/ John Hilburn Davis, IV
John Hilburn Davis, IV, Chief Executive Officer

August 21, 2023	By:	/s/ Reid Yeoman
Reid Yeoman, Chief Financial Officer

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Annex C

Our Current Reports on Form 8-K are available on the EDGAR Database on the SEC’s Internet site at www.sec.gov .

ANNEX C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (Date of earliest event reported)
April 7, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2023, Digital Brands Group, Inc. (the “Company”) and various purchasers (the “Investors”) executed a Securities Purchase Agreement (the “SPA”) whereby the Investors purchased from the Company 20% Original Issue Discount (the “OID”) promissory notes (the “Notes”) in the aggregate principal amount of $2,208,750 (with an aggregate subscription amount of $1,800,000).

The Form of Note

The Notes are due and payable on September 30, 2023 (the “Maturity Date”). The Company will also have the option to prepay the Notes with no penalties at any time prior to the Maturity Date. If the Company or any subsidiary of the Company completes a debt or equity financing of less than $7,500,000, the Company is required to repay 50% of the remaining balance of the Notes. Following such 50% repayment, the Company must also use any proceeds from any subsequent debt or equity financing to repay the Notes. Upon the closing of any debt or equity financing of $7,500,000 or greater, the Company is required to repay 100% of the Notes with no penalties.

If the Notes are not repaid in full by the Maturity Date or if any other event of default occurs, (1) the face value of the Notes will be automatically increased to 120%; (2) the Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the Investors’ discretion, the Notes shall become convertible at the option of the Investors into shares of the Company’s Common Stock (“Conversion Shares”) at a conversion price (the “Conversion Price”) equal to the Nasdaq closing price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on the Nasdaq Capital Market (as reflected on Nasdaq.com) on the date of the note conversion (the “Default Conversion Election”).

If the Investors elect such Default Conversion Election, (1) the Company shall use commercially reasonable efforts to submit to its stockholders as soon as practicable in order to obtain as soon as practicable stockholder approval for the Company to issue the number of Conversion Shares necessary to complete such conversion (inclusive of the OID) at the Conversion Price in accordance with Nasdaq Rule 5635(a)(1) and/or 5635(d) (as applicable, the “20% Rule”), Delaware corporate law and the Securities Exchange Act of 1934, as amended; (2) if such stockholder approval is obtained, such conversion shall be effected within one business day of such approval at the Conversion Price; (3) to the extent that, prior to obtaining such stockholder approval, the Company may then issue Conversion Shares at the Conversion Price without violating the 20% Rule (the “Maximum Amount”), the Company shall issue to the Investor the Maximum Amount of Conversion Shares at the Conversion Price; and (4) if such stockholder approval is not obtained within 14 calendar days of the conversion date, then the Company shall cause (i) all members of its management team to pledge their shares of common stock to the Investor to secure the repayment of amounts due under the Note, and (ii) the Chief Executive Officer to personally guarantee the repayment of all amounts due thereunder.

Copies of the SPA and the form of Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing descriptions of the SPA and the Notes do not purport to be complete and are qualified in their entirety by reference to the applicable exhibit.

Item 3.02	Unregistered Sales of Equity Securities.

Item 1.01 is incorporated by reference herein. As described in Item 1.01, under the terms of the SPA, the Company issued to the Investors the Notes– which issuances are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement, dated April 7, 2023, by and among Digital Brands Group, Inc. and the Investors
10.2	Form of Promissory Note, dated April 7, 2023, by Digital Brands Group, Inc. in favor each Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: April 13, 2023

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of _________, 2023 between Digital Brands Group, Inc., a Delaware corporation (“Company”), and each purchaser identified on the Annex A hereto (each, including its successors and assigns, an “Investor” and collectively, the “Investors”).

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, 20% OID promissory notes in the form set forth in Appendix B hereto (each, a “Note” and collectively, the “Notes”) subject to the terms and conditions therein contained;

WHEREAS, Revere Securities LLC (“Placement Agent”) is acting as the exclusive placement agent for the offering of Notes contemplated by this Agreement (“Offering”); and

WHEREAS, the Company and Investors are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

ARTICLE I. DEFINITIONS

Section 1.01.     Definitions. In addition to the terms defined elsewhere in this Agreement:

(a)        capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and

(b)        the following terms have the meanings set forth in this Agreement:

“$” or “USD” means United States Dollars.

“Action” shall have the meaning ascribed to such term in Section 3.01(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Buy-In Price” shall have the meaning ascribed to such term in Section 4.01(d).

SECURITIES PURCHASE AGREEMENT

“Closing” means the closing of the purchase and sale of the Notes pursuant to section 2.01.

“Closing Date” means for any Notes, the Business Day when: (i) all of the Transaction Documents for such Notes have been executed and delivered by the applicable parties thereto, and conditions precedent to the applicable Investors’ obligations to pay the Subscription Amount; and (ii) the Company’s obligations to deliver such Notes have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Confidential Investor Questionnaire” means the Confidential Investor Questionnaire attached as Appendix A hereto.

“Conversion Shares” means the shares of Common Stock issuable upon the default conversion set forth in the Notes.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.01(jj).

“DTC” shall have the meaning ascribed to such term in Section 3.01(w).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.01(m).

“Exempt Issuance” means the issuance of: (i) shares of Common Stock or options to employees, officers, or directors of the Company pursuant to any stock or (ii) option plan duly adopted by a majority of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.01(s).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.01(nn).

“Existing Convertible Instruments” means the convertible instruments existing prior to the Closing Date listed in Exhibit A.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” shall have the meaning ascribed to such term in Section 3.01(h).

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SECURITIES PURCHASE AGREEMENT

“Indebtedness” shall have the meaning ascribed to such term in Section 3.01(aa).

“Intellectual Property” mean any and all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business and which the failure to so have could reasonably be expected to have a Material Adverse Effect.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.01(jj).

“Legend Removal Date” shall have the meaning ascribed to such term in section 4.01(c).

“Liens” shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.01(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.01(n).

“Maximum Offering Amount” means an aggregate Subscription Amount of up to USD [•] U.S. Dollars ($[•]).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.01(oo).

“Notes” means the 20% OID promissory notes issued by the Company to the Investors hereunder, in the form of Appendix B attached hereto.

“OFAC” shall have the meaning ascribed to such term in Section 3.01(ll).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” has the meaning ascribed to such term in the recitals hereof.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.11(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.11(b).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(e).

“Required Minimum” means, as of any date, upon the request of the holder of the Note (“Holder”), the maximum aggregate number of shares of Conversion Shares and Warrants Shares then issued or potentially issuable in the future pursuant to this Agreement or exercise of the Warrants, ignoring any exercise limits set forth therein.

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SECURITIES PURCHASE AGREEMENT

“Required Minimum Failure” shall have the meaning ascribed to such term in Section 4.07(a).

“Required Minimum Failure Payments” shall have the meaning ascribed to such term in Section 4.07(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.01(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Standard Settlement Period” shall have the meaning ascribed to such term in Section 4.01(c).

“State Securities Laws” means the securities (or “blue sky”) rules, regulations or other similar laws of a particular state.

“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for the Notes purchased hereunder as specified below such Investor’s name on Annex A of this Agreement and next to the heading “Aggregate Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.01(a) hereto and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Termination Date” means a date determined by the Company on which the offering of the Notes shall terminate.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, or the Nasdaq Global Select Market (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, , the Conversion Shares and all appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

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SECURITIES PURCHASE AGREEMENT

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II. PURCHASE AND SALE

Section 2.01 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, the Notes up to the Maximum Offering Amount. At the Closing, the Investors shall deliver, via wire transfer, immediately available funds equal to the Investors’ aggregate Subscription Amounts to the Company and the Company shall deliver to each Investor its respective Notes. The Company and each Investor shall deliver the other items set forth in section 2.02 deliverable at the Closing. Upon satisfaction of the conditions set forth in section 2.02 and section 2.03, the Closing shall occur at the offices of Placement Agent, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents. The Company may conduct multiple closings for the sale of the Notes until it has received the Maximum Offering Amount. The Closing Date for the Notes shall be the date indicated on the applicable Investor signature pages attached hereto and the final Closing Date shall be no later than the Termination Date.

Section 2.02           Closing Deliverables.

(a)            On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Placement Agent the following:

(i)	this Agreement executed by the Company;

(ii)	a Note, registered in the name of such Investor, with an original principal amount equal to the product: (A) such Investor’s Subscription Amount and (B) 125%; and

(iii)	an officer’s certificate of the Company certifying the Company’s: (A) certified charter (or similar formation document); (B) good standing certificate in its state of incorporation (or formation); (C) bylaws (or similar governing document); (D) resolutions of the Board of directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby.

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SECURITIES PURCHASE AGREEMENT

(b)              On or prior to the Closing Date, each Investor shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement executed by such Investor;

(ii)	such Investor’s Subscription Amount by wire transfer to the Company pursuant to the wiring instructions set forth in section 2.03(c); and

(iii)	a duly completed and signed Confidential Investor Questionnaire along with such other duly completed and signed questionnaires as may be requested by the Placement Agent.

Section 2.03           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects on the Closing Date of the representations and warranties of the Investors contained herein;

(ii)	all obligations, covenants and agreements of each Investor required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by each Investor of the items set forth in section 2.02(b) of this Agreement.

(b)           The respective obligations of the Investors hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the delivery by the Company of the items set forth in section 2.02(a) of this Agreement; and

(iv)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(c)	The wiring instructions for the Company shall be as follows:

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SECURITIES PURCHASE AGREEMENT

Account Title:	DSTLD
Account Type/Number:	Business Checking – 2051134
For Domestic use ABA:	111025877
For International Wires SWIFT:	TESYUS41
Bank Address:	1212 Turtle Creek Blvd., Dallas, Texas 75207

ARTICLE III. REPRESENTATIONS AND WARRANTIES

Section 3.01           Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor as of the date hereof:

(a)            Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in its SEC filings and/or on Schedule 3.1(a). Except as set forth in its SEC filings and/or on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)            Organization and Qualification. Except as set forth in its SEC filings and/or on Schedule 3.1(b), the Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective formation document, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a Material Adverse Effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i) or (ii), a “Material Adverse Effect”; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (A) general economic or political conditions, (B) conditions generally affecting the industry in which the Company operates, (C) any changes in financial or securities markets in general, (D) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (E) any pandemic, epidemics or human health crises (including COVID-19), (F) any changes in applicable laws or accounting rules (including GAAP), (G) the announcement, pendency or completion of the transactions contemplated by this Agreement, or (H) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Investor) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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SECURITIES PURCHASE AGREEMENT

(c)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. Subject to obtaining the Required Approvals, this Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)            No Conflicts. Except as set forth in its SEC filings and/or in Schedule 3.1(d), the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Notes and the consummation by it of the transactions contemplated hereby and thereby do not and will not, subject to the Required Approvals, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s formation documents, bylaws or other organizational or charter documents, (ii) constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities Laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)            Filings, Consents and Approvals. Except as set forth in its SEC filings and/or on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Conversion Shares for trading thereon in the time and manner required thereby, and (iii) such filings as are required to be made under applicable state or federal securities Laws (collectively, the “Required Approvals”).

(f)             Issuance of the Notes. The Notes are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company shall reserve from its duly authorized capital stock the Required Minimum.

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SECURITIES PURCHASE AGREEMENT

(g)            Capitalization. The capitalization of the Company is as set forth in its SEC filings and/or on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than as set forth in its SEC filings and/or on Schedule 3.1(g), pursuant to the exercise of employee stock awards under the Company’s equity incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, the issuance of shares of Common Stock or Common Stock Equivalents pursuant to agreements outstanding as of the date of the most recently filed periodic report under the Exchange Act and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in its SEC filings and/or on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Notes will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Notes. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h)            SEC Reports; Financial Statements. To the Company’s knowledge, since May 17, 2021 the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the Company believes that the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and that none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(i)              Material Changes; Undisclosed Events, Liabilities or Developments. Other than as set forth in its SEC filings and/or on Schedule 3.1(i) since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, to the best of the Company’s knowledge (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the SEC any request for confidential treatment of information. To the knowledge of the Company, except for the issuance of the Notes contemplated by this Agreement or as set forth in its SEC filings and/or on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j)              Litigation. Except as set forth in its SEC filings and/or in Schedule 3.1(j), there is no action, suit, notice of violation, Proceeding or investigation, inquiry or other similar Proceeding of any federal or state governmental authority pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Notes or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s knowledge any director or officer thereof, is or has been the subject of any Action involving the Company and a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. To the knowledge of the Company, the SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)            Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no effort is underway to unionize or organize the employees of the Company or any Subsidiary. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign Laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in its SEC filings and/or on Schedule 3.1(k), there is no workmen’s compensation liability matter, employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind pending, or to the Company’s knowledge, threatened, relating to an alleged violation or breach by the Company or its Subsidiaries of any law, regulation or contract that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(l)              Compliance. Except as set forth in its SEC filings and/or on Schedule 3.1(l), neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local Laws and regulations relating to taxes, securities, environmental protection, occupational health and safety, product quality and safety, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)            Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of Proceedings relating to the revocation or modification of any Material Permit.

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(o)            Title to Assets. Except as set forth in its SEC filings and/or on Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. To the Company’s knowledge, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

(p)            Intellectual Property.

(i)       Except as set forth in its SEC filings and/or in Schedule 3.1(p), the Company owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Company as presently conducted, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(ii)       The Company has no knowledge that the Intellectual Property interferes with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties, and the Company has no knowledge that facts exist which indicate a likelihood of the foregoing. The Company has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of the Company, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(q)            Insurance. The Company and the Subsidiaries have directors and officers insurance coverage of $2,000,000. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew such insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost

(r)             Transactions With Affiliates. Except as disclosed in its SEC filings, none of the current officers, directors or Affiliates of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director, Affiliate or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock award agreements under any equity incentive plan of the Company.

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(s)             Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in its SEC filings and/or in Schedule 3.1(s), the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls as set forth in the SEC Reports. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)              Certain Fees. Other than as set forth in its SEC filings and/or on Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(t) that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)            Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)            Registration Rights. Other than as set forth in its SEC filings and/or on Schedule 3.1(v), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w)          Listing and Maintenance Requirements. Other than as set forth in its SEC filings, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company (“DTC”) or another established clearing corporation and the Company is current in payment of the fees to the DTC (or such other established clearing corporation) in connection with such electronic transfer. The Company is not subject to any “chill” issued by the DTC.

(x)            Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s formation documents (or similar charter documents) or the Laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Notes and the Investor’s ownership of the Notes.

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(y)           Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. The press releases disseminated by the Company since May 17, 2021 do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)            No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)         Solvency. The Company has not filed for reorganization or liquidation under the bankruptcy or reorganization Laws of any jurisdiction. Except as set forth in its SEC filings and/or Schedule 3.1(aa) sets forth as of the time immediately following the Closing hereof all outstanding Indebtedness of the Company or any Subsidiary. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in its SEC filings and/or on Schedule 3.1(aa) or as would not have a Material Adverse Effect, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)        Tax Status. Except for matters disclosed in its SEC filings and/or matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(cc)         Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of Law, or (iv) violated any provision of FCPA.

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(dd)        Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(ee)         Acknowledgment Regarding each Investor’s Purchase of the Notes. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length Investor with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Notes. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff)           Acknowledgement Regarding each Investor’s Trading Activity. Notwithstanding anything in this Agreement or elsewhere to the contrary, it is understood and acknowledged by the Company that: (i) no Investor has been asked by the Company to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Notes for any specified term; (ii) past or future open market or other transactions by any Investor, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the Closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) each Investor, and counter-parties in “derivative” transactions to which any Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Investor may engage in hedging activities at various times during the period that the Notes are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing shareholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg)        Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Notes, or (ii) paid or agreed to pay to any Person any compensation for soliciting another to purchase the Notes or any other securities of the Company.

(hh)       Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Notes by the Company to the Investor as contemplated hereby.

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(ii)           No General Solicitation. Neither the Company nor, to the Company’s knowledge, any Person acting on behalf of the Company has offered or sold any of the Notes by any form of general solicitation or general advertising. The Company has offered the Notes for sale only to the Investor and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(jj)           No Disqualification Events.  With respect to the Notes to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale, nor any Person, including a placement agent, who will receive a commission or fees for soliciting Investors (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder. Notwithstanding the above, the Company has specifically advised the Investor of certain prior disciplinary actions related to an officer/director of the Company which would not be designated a Disqualification Event.

(kk)        Notice of Disqualification Events. The Company will notify the Investor in writing, prior to the Closing Date of the Company becoming aware of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(ll)           Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(mm)        U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Investor’s request.

(nn)        Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

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(oo)        Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(pp)        The Company acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

Section 3.02           Representations and Warranties of the Investors.

Each Investor, for itself and for no other Investor, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)           Authority; Organization. Such Investor has full power and authority (and, if such Investor is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. If an entity, Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)            Own Account. Such Investor understands that the Notes are and the Conversion Shares will be ‘restricted securities’ and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Notes and any Conversion Shares as principal for its own account and not with a view to or for distributing or reselling such Notes or any part thereof in violation of the Securities Act or any applicable State Securities Law, has no present intention of distributing any of such Notes or Conversion Shares in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution the same (this representation and warranty not limiting such Investor’s right to sell the Notes and Conversion Shares in compliance with applicable federal and State Securities Laws) in violation of the Securities Act or any applicable State Securities Law. Such Investor is acquiring the Notes and any Conversion Shares in the ordinary course of its investment business.

(c)            Non-Transferrable. Such Investor agrees: (i) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Notes or Conversion Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Notes under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (ii) that the certificates representing the Notes and Conversion Shares will bear a legend making reference to the foregoing restrictions; and (iii) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such Notes and Conversion Shares except upon compliance with the foregoing restrictions.

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(d)           Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Notes. The undersigned has completed the Confidential Investor Questionnaire contained in Appendix A and the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the Closing Date. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e)           Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes and Conversion Shares, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Notes and Conversion Shares and, at the present time, is able to afford a complete loss of such investment.

(f)             No Trading Market. Such Investor acknowledges that there is currently no Trading Market for the Notes and that none is expected to develop for the Notes and a Trading Market may not develop for the Conversion Shares.

(g)            General Solicitation. Such Investor undersigned acknowledges that neither the Company nor any other person offered to sell the Notes to it by means of any form of general solicitation or advertising, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h)            Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, such Investor has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

(i)             Foreign Investor. If such Investor is not a United States person, such Investor represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Notes and Conversion Shares or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Notes and any Conversion Shares; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Notes or Conversion Shares. The Investor further represents that its payment for, and its continued beneficial ownership of the Notes and any Conversion Shares, will not violate any applicable securities or other laws of its jurisdiction.

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(j)            Information from Company. Such Investor and its Investor representatives or investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in this Agreement and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the Offering and sale of the Notes and anything set forth in the Transaction Documents. Neither the Investor nor the Investor’s representatives or investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates or agents other than the Transaction Documents, and the agreements referenced therein.

(k)            Matters Concerning the Placement Agent. Such Investor acknowledges that the Placement Agent is acting as the exclusive Placement Agent for the Offering and that the Placement Agent will receive a cash commission in the amount of ten percent (10%) of the gross proceeds raised in the Offering. The Placement Agent is acting as placement agent for the Company, and, in that capacity, is not acting as investment advisor to the Investor in connection with the Notes and Conversion Shares being offered in this Offering. The Investor must make his own investment decisions. In making those decisions, the Investor should be aware that the Placement Agent will receive a placement fee as described above.

(l)             Money Laundering. If an entity, the operations of such Investor are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Money Laundering Laws, and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

ARTICLE IV. OTHER AGREEMENTS OF THE PARTIES

Section 4.01           Transfer Restrictions.

(a)    The Notes may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Notes other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Notes under the Securities Act. The Notes may not be sold or transferred by the Investor without the written consent of the Company, which shall not be unreasonably withheld. As a condition of such sale or transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Investor under this Agreement.

(b)    The Investor agrees to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Notes in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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The Company acknowledges and agrees that the Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Notes to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Notes to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Notes may reasonably request in connection with a pledge or transfer of the Notes, including, if the Notes have been registered for resale pursuant to a registration statement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)    Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 4.01(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall, at its expense, cause its counsel to issue a legal opinion to the transfer agent of the Company or such Investor promptly if required by the transfer agent of the Company to effect the removal of the legend hereunder, or if requested by the Investor, respectively subject to compliance with the holding period requirements of Rule 144 (for the avoidance of doubt, the Company shall pay all costs associated with its counsel’s reliance opinions). If all or any portion of the Note is converted at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if such Conversion Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Conversion Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 4.01(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Investor to the Company or the transfer agent of the Company of a certificate representing the Conversion Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 4. Certificates for the Conversion Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Investor by crediting the account of such Investor’s prime broker with the Depository Trust Company System as directed by such Investor. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing the Conversion Shares, as applicable, issued with a restrictive legend. In addition to such Investor’s other available remedies, the Company shall pay to Investor, in cash, as partial liquidated damages and not as a penalty, 2% of the total of the value of the Conversion Shares for which the removal of the legend is sought (based on the VWAP of the Common Stock on the date such Notes are submitted to the transfer agent of the Company) for each full month that said opinion is not delivered after the Legend Removal Date until such certificate is delivered without a legend.

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(d)    In addition to such Investor’s other available remedies, the Company shall pay to the Investor, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Conversion Shares (based on the VWAP of the Common Stock on the date such Notes are submitted to the transfer agent of the Company) delivered for removal of the restrictive legend and subject to Section 4.01(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Investor by the Legend Removal Date a certificate representing the Notes so delivered to the Company by the Investor that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Investor of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Investor anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Investor’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Conversion Shares that the Company was required to deliver to such Investor by the Legend Removal Date multiplied by (B) the average of the closing sale prices of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Investor to the Company of the applicable Conversion Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e)    The Investor agrees with the Company that it will sell any Notes only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if the Notes are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Notes as set forth in this Section 4.01 is predicated upon the Company’s reliance upon this understanding.

Section 4.02           Acknowledgment of Dilution. The Company acknowledges that the issuance of the Conversion Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares pursuant to the Notes, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 4.03           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes or Conversion Shares to the Investors in a manner that would require the registration under the Securities Act of the sale of the Notes to the Investors.

Section 4.04           Publicity. The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company with respect to any press release of any Investor, or without the prior consent of each Investor with respect to any press release of the Company mentioning such Investor, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

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Section 4.05           Indemnification of Investors. The Company shall indemnify, reimburse and hold harmless the Investors and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction).

Section 4.06           Reservation of Conversion Shares.

(a)           The Company shall at all times maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amounts as may then be required to fulfill its obligations in full under the Transaction Documents. If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date (a “Required Minimum Failure”), then, in addition to the Investor’s other available remedies, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Investor’s Notes on the day of a Required Minimum Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the date such Required Minimum Failure is cured; provided that such liquidated damages shall not exceed in the aggregate to twenty-five percent (25.0%) of such Investor’s aggregate Subscription Amount.  The payments to which the Investor shall be entitled pursuant to this Section 4.07(a) are referred to herein as “Required Minimum Failure Payments.”  Required Minimum Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Required Minimum Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Required Minimum Failure is cured.  In the event the Company fails to make Required Minimum Failure Payments in a timely manner, such Required Minimum Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Investor’s right to pursue actual damages for the Required Minimum Failure, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(b)           Upon the occurrence of a Required Minimum Failure, the Company’s Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after the first date on which such Required Minimum Reservation Failure occurred.

(c)           The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Investor evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

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Section 4.07           Equal Treatment of Investors. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of the Notes or otherwise.

Section 4.8           Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Notes and Conversion Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Notes and Conversion Shares for, sale to the Investors under applicable State Securities Laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.

Section 4.9           Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes hereunder for general working capital purposes and shall not use such proceeds: (i) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices); (ii) for the redemption of any Common Stock or Common Stock equivalents; (iii) for the settlement of any outstanding litigation; (iv) in violation of FCPA or OFAC regulations; or (v) to lend, give credit or make advances to any officers, directors, employees or Affiliates of the Company.

Section 4.10           Furnishing of Information; Public Information.

(a)   Until the time that the Investor does not own the Notes, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

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(b)      At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Notes may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Investor’s other available remedies, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Notes, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Investor’s Notes on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Investor to transfer the Conversion Shares pursuant to Rule 144, provided that such liquidated damages shall not exceed in the aggregate to twenty-five percent (25.0%) of such Investor’s aggregate Subscription Amount.  The payments to which the Investor shall be entitled pursuant to this Section 4.11(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Investor’s right to pursue actual damages for the Public Information Failure, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

ARTICLE V. MISCELLANEOUS

Section 5.01           Termination. This Agreement may be terminated by any Investor, as to such Investor’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Investors, by written notice to the Company, if the Closing has not been consummated on or before the Termination Date; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

Section 5.02           Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Notes to the Investors. In addition, the Investor shall be entitled to an expense reimbursement from the Company of up to $10,000 for their legal fees.

Section 5.03           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.04           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) one Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, with written confirmation of successful transmission; (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day; (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

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Section 5.05           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding at least a majority in principal amount of the Notes then outstanding. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor (other than by merger). Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Notes, provided that such transfer complies with the terms of this Agreement and all applicable federal and State Securities Laws and that such transferee agrees in writing with the Company to be bound, with respect to the transferred Notes, by the provisions of the Transaction Documents that apply to the ‘Investors’.

Section 5.07           No Third-Party Beneficiaries. Except for the Placement Agent and the Indemnitees named herein, who are intended third-party beneficiaries of this Agreement, including the representations and warranties made by the Company hereunder, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.08           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

Section 5.09           Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Notes and issuance of Conversion Shares.

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Section 5.10           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ‘.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ‘.pdf” signature page was an original thereof.

Section 5.11           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.12           Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Note, the Investor shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

Section 5.13           Replacement of the Notes. If any certificate or instrument evidencing the Notes or Conversion Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Notes or Conversion Shares.

Section 5.14           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.15           Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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Section 5.16           Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

Section 5.17           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.18           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.19           WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[SIGNATURE PAGES FOLLOW]

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SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date below.

DIGITAL BRANDS GROUP, INC.

By:
	Name:	John Hilburn Davis IV
	Title:	Chief Executive Officer

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

[Signature Page to Securities Purchase Agreement]

SECURITIES PURCHASE AGREEMENT

Annex A

Securities Purchase Agreement Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of ________, 2023 (“Agreement”), with the undersigned, Digital Brands Group, Inc., a Delaware corporation (“Company”), in the form furnished to the undersigned; and (ii) purchase the Notes as set forth below, hereby agrees to purchase such Notes from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in the Agreement section entitled ‘Representations and Warranties of the Investors,’ and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

INVESTOR (if an individual):	INVESTOR (if an entity):

By

Name:	(Legal Name of Entity)

Date:

PURCHASER (if investing jointly)	By:

Name:

By	Title:

Name:	Date:

Date:

Fax No.	Fax No.

Aggregate “Subscription Amount”: $ _______

Aggregate “Original Principal Amount” of Notes (above dollar amount times 1.25): $ ______

State/Country of Domicile or Formation:   _______________________

SS/EIN/TIN:  ____________________________________________

Address: _______________________________________________

Telephone: _____________________________________________

E-Mail: ________________________________________________

[Investor Counter Signature Page to Securities Purchase Agreement]

APPENDIX A

CONFIDENTIAL INVESTOR QUESTIONNAIRE

APPENDIX B

FORM OF 20% OID PROMISSORY NOTE

EXHIBIT A

Existing Convertible Instruments

Exhibit 10.2

20% OID PROMISSORY NOTE

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE/EXERCISABLE] HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: _________, 2023	Subscription Amount:
Maturity Date: September 30, 2023	Original Issue Discount:
Original Interest Discount: 20%	Original Principal Amount:

DIGITAL BRANDS GROUP, INC.

20% OID PROMISSORY NOTE

THIS 20% OID PROMISSORY NOTE (this “Note”) is one of a series of duly authorized and validly issued 20% OID Promissory Notes of Digital Brands Group, Inc., a Delaware corporation (the “Company”), designated as such by the Company (such series of notes, collectively with this Note, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to , or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the Original Principal Amount of $__________ on September 30, 2023 (the “Maturity Date”), and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

1.             Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment, or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are generally are open for use by customers on such day.

“Change of Control Transaction” means the occurrence after Original Issue Date of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three (3) year period of more than one-half (1/2) of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock” means the Common Stock, par value $0.0001 per share, of the Company, and/or any other class of securities into which such securities may hereafter be reclassified or changed subsequent to the Original Issue Date.

“Conversion Price” means the Nasdaq official closing price of the Common Stock on The Nasdaq Capital Market (as reflected on Nasdaq.com) on the Conversion Date.

“Conversion Shares” shall have the meaning set forth in Section 7.

“Convertibility Date” shall have the meaning set forth in Section 6.

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“Fundamental Transaction” means the occurrence after Original Issue Date of any of the following transactions: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance, or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer, or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of common stock are permitted to sell, tender, or exchange their shares for other securities, cash, or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding common stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash, or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of common stock (not including any shares of common stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Holder” shall have the meaning set forth in the Preamble.

“Indebtedness” means any liabilities of the Company for borrowed money or amounts owed and all guaranties made by the Company of borrowed money or amounts owed by others.

“Maturity Date” has the meaning set forth in the Preamble.

“Maximum Rate” shall have the meaning set forth in Section 8(k).

“New York County Courts” shall have the meaning set forth in Section 8(d).

“Note” and “Notes” shall have the meanings set forth in the Preamble.

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Original Principal Amount” of this Note is the amount set forth opposite such term above the Preamble.

“Permitted Indebtedness” means: (a) the Indebtedness evidenced by the Notes, (b) existing Indebtedness as of the Original Issue Date hereof, (c) Indebtedness of up to an aggregate of $50,000, inclusive of any interest, fees, penalties, or other amounts due or payable thereunder (excluding trade debt and debt for professional services incurred in the ordinary course of business), or (d) indebtedness under agreements or arrangements refinancing the Indebtedness permitted under the foregoing clause (a) or (d), provided that the terms of such refinancing are more favorable to the Company and are no more favorable to the holders of such Indebtedness than the terms of the Notes.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prepayment Amount” shall have the meaning set forth in Section 2.

“Principal Balance” of this Note at any date: (A)(i) on or prior to the Maturity Date, the Original Principal Amount and (ii) after the Maturity Date, the product of (x) the Original Principal Amount and (y) 120% less (B) any prior payments or prepayments of principal hereunder.

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“Purchase Agreement” means the Securities Purchase Agreement, dated as of February [•], 2023, by and among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Significant Subsidiary” shall have the meaning set forth in the definition of “Bankruptcy Event.”

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB, or OTCQX (or any successors to any of the foregoing).

“Trigger Financing” means any securities, capital raising, loan, investment or other transaction, or series of related transactions, whether publicly offered or privately arranged, resulting in a debt and/or equity financing of the Company or any Subsidiary.

2.             Interest. Interest shall accrue on the outstanding Principal Balance of this Note at an annual rate of (i) zero percent (0%) on or prior to the Maturity Date and (ii) twenty percent (20%) thereafter, and shall be payable in cash on the first day of each calendar month following the Maturity Date. Such interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 7 herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note.

3.             Prepayment.

a.                 Optional Prepayment. The Company shall have the option to prepay this Note with no penalties at any time after the Original Issue Date and prior to the Maturity Date in an amount equal to the sum of: (A) the then Principal Balance of this Note plus (B) accrued and unpaid interest thereon as provided herein plus (C) all other amounts, costs, and expenses then due in respect of this Note (such sum, the “Prepayment Amount”).

b.                 Mandatory Prepayment.

i.              Upon the closing of any Trigger Financing below $7,500,000at any time after the Original Issue Date and prior to the Maturity Date, the Company shall prepay 50% of this Note with no penalties (the “Partial Repayment”). Upon the closing of a subsequent Trigger Financing following the Partial Repayment, the Company shall prepay the remaining balance of this Note with no penalties, in full or in part, with the net proceeds of such subsequent Trigger Financing.

ii.             Upon the closing of any Trigger Financing of $7,500,000or greater at any time after the Original Issue Date and prior to the Maturity Date, the Company shall prepay 100% of this Note with no penalties.

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4.             Registration of Transfers and Exchanges.

(a)               Different Denominations. This Note is exchangeable for an equal aggregate Original Principal Amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)              Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

5.                   Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders of at least sixty-seven percent (67%) in principal amount of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly:

(a)               other than Permitted Indebtedness, enter into, create, incur, assume, guarantee, or suffer to exist any Indebtedness;

(b)               amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder unless consented to by the Holder;

(c)               repay, repurchase, or offer to repay or repurchase, any Indebtedness, other than the Notes if on a pro-rata basis, other than regularly scheduled payments as such terms are in effect as of the Original Issue Date;

(d)               pay cash dividends or distributions on any equity securities of the Company;

(e)               enter into any material transaction with any affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(f)               enter into any agreement with respect to any of the foregoing.

6.             Events of Default. “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court, or any order, rule, or regulation of any administrative or governmental body):

(a)               any default in the payment of: (i) the Original Principal Amount of any Note, or (ii) interest and other amounts owing to a Holder on any Note, as and when the same shall become due and payable, which default, solely in the case of an interest payment or other default under clause (ii) above, is not cured within five (5) Trading Days;

(b)               the Company and its Subsidiaries shall fail to maintain directors and officers insurance coverage of at least $2,000,000 which failure is not cured, if possible to cure, within the earlier to occur of (i) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (ii) seven (7) Trading Days after the Company has become or should have become aware of such failure

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(c)               the Company shall fail to observe or perform any other covenant or agreement contained in the Notes which failure is not cured, if possible to cure, within the earlier to occur of (i) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (ii) seven (7) Trading Days after the Company has become or should have become aware of such failure;

(d)               any written statement pursuant hereto or thereto or any other report, financial statement, or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

(e)               the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

(f)               the Company shall default on any of its obligations under any mortgage, credit agreement, or other facility, indenture agreement, factoring agreement, or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(g)               the Company (and all of its subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of thirty-three percent (33%) of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction or Fundamental Transaction); or

(h)               a final non-appealable judgment by any competent court in the United States for the payment of money in an amount of at least $250,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of forty-five (45) days during which execution of such judgment is not effectively stayed.

If any Event of Default occurs: (A) the Face Value of the Note will be automatically increased to 120%; (B) interest on the Original Principal Amount of this Note shall immediately begin to accrue at a rate equal to twenty (20%) per annum which shall be paid in cash monthly to Holder until the default is cured’ and (C) and is continuing for fourteen (14) calendar days or more (as the may be, the “Convertibility Date”), this Note shall immediately thereupon become convertible in accordance with the provisions of Section 7 of this Note.

7.             Default Conversion. At any time on or after the Convertibility Date (the “Conversion Date”), at the discretion of the Holder, the Holder may elect, upon written notice to the Company as set forth in Annex A, to convert all or any portion of the Prepayment Amount of this Note into shares of the Common Stock, par value $0.0001 per share, and/or or any other class of securities into which such securities may be reclassified or changed after the Original Issue Date (as the case may be, “Conversion Shares”) at the Conversion Price; provided that: (A) if on or after the Convertibility Date (in the notice of conversion, or otherwise) the Holder (with the consent of the Lead Investor) elects a “Default Conversion Election”): (i) the Company shall use commercially reasonable efforts to submit to its stockholders as soon as practicable in order to obtain as soon as practicable the approval of the Company’s stockholders for the Company to issue the number of Conversion Shares necessary to complete such conversion (inclusive of the Original Issue Discount of this Note) at the Conversion Price in accordance with Nasdaq Rule 5635(a)(1) and/or 5635(d) (as applicable, the “20% Rule”), Delaware corporate law and the Exchange Act; (ii) if such stockholder approval is obtained, such conversion shall be effected hereunder within one Business Day of such approval at the Conversion Price (which shall be the “Share Delivery Date” for such Conversion Shares for purposes of this Section 7), (iii) to the extent that, prior to obtaining such stockholder approval, the Company may then issue Conversion Shares in such conversion at the Conversion Price without violating the 20% Rule (the “Maximum Amount”), the Company shall on the Share Delivery issue to the Holder the Maximum Amount of Conversion Shares at the Conversion Price; and (iv) if such stockholder approval is not obtained within 14 calendar days of the Conversion Date, then the Company shall cause (1) all members of its management team to pledge their shares of Common Stock to the Holders of the Notes to secure the repayment of amounts due under the Notes and (2) the Chief Executive Officer to personally guarantee the repayment of all amounts due hereunder and thereunder.

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(i)            Delivery of Certificate Upon Conversion; Payment of Transfer Taxes. Not later than three (3) Business Days after the Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares. If Conversion Shares are to be issued in the name of a Person other than the present Holder, the Holder will pay all transfer taxes payable with respect thereto and will deliver the Note for cancellation. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. In lieu of issuing fractional Conversion Shares upon conversion of all or any portion of this Note, the Company shall pay cash in an amount equal to the product of the then applicable Conversion Price (or Default Conversion Price, as the case may be) per Conversion Share and the number of fractional shares that would otherwise be issuable hereunder. If less than all of the outstanding principal amount of this Note is converted pursuant to the terms of the Purchase Agreement and this Note, the Company will additionally deliver to the Holder an amended and restated Note, containing an original principal amount equal to that portion of the then-outstanding principal amount not converted containing the other terms and provisions of this Note and otherwise in form and substance reasonably satisfactory to the Holder. Upon the conversion of this Note, all rights of the Holder, except the right to receive the Conversion Shares in accordance with the Purchase Agreement and this Note, will cease as to that portion of the Note so converted and this Note will no longer be deemed to be outstanding as to that portion of the Note so converted.

(ii)           Failure to Deliver Certificates. If, upon conversion pursuant to Section 3(a), such Conversion Share certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company.

(iii)           Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.

(iv)          Adjustment. The number of Conversion Shares issuable upon conversion of this Note or any portion thereof (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note or any portion thereof) and the Conversion Price therefor are subject to adjustment upon the occurrence of any of the following events between the Original Issue Date and the date that all obligations hereunder are repaid or this Note is converted into Conversion Shares:

(a)              The Conversion Price and Default Conversion Price of this Note will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding Conversion Shares.

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(b)               In case of any Change of Control Transaction or Fundamental Transaction then, the Holder, upon the conversion of this Note at any time after the consummation of such Change of Control Transaction or Fundamental Transaction (as the case may be), will be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such Change of Control Transaction or Fundamental Transaction (as the case may be) if the Holder had converted this Note immediately prior thereto, subject to further adjustment as provided in this Note, and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) will be made in the application of the provisions in this Section with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of this Note. The successor or purchasing corporation in any such reorganization, consolidation or merger (if other than the Company) will duly execute and deliver to the Holder a supplement hereto reasonably acceptable to the Holder acknowledging such entity’s obligations under this Note and, in each such case, the terms of the Note will be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation or merger.

(c)               In case all the authorized Conversion Shares of the Company is converted, pursuant to the Company’s Certificate of Incorporation, into other securities or property, or the Common Stock otherwise ceases to exist, then, in such case, the Holder, upon conversion of this Note at any time after the date on which the Common Stock is so converted or ceases to exist (the “End Date”), will receive, in lieu of the number of Conversion Shares that would have been issuable upon such exercise immediately prior to the End Date (the “Former Number of Conversion Shares”), the stock and other securities and property which the Holder would have been entitled to receive upon the End Date if the Holder had converted this Note with respect to the Former Number of Conversion Shares immediately prior to the End Date (all subject to further adjustment as provided in this Note).

(v)                The Company will, at its expense, cause an authorized officer promptly to prepare a written certificate showing each adjustment or readjustment of the Conversion Price, or the number of Conversion Shares or other securities issuable upon conversion of this Note and cause such certificate to be delivered to the Holder in accordance with the notice provisions of the Purchase Agreement. The certificate will describe the adjustment or readjustment and include a description in reasonable detail of the facts on which the adjustment or readjustment is based. The form of this Note need not be changed because of any adjustment in the Conversion Price, as the case may be, or in the number of Conversion Shares issuable upon its conversion.

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(vi)               Holder’s Exercise Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, pursuant to Section 7 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (I) exercise of the remaining, non-exercised portion of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 7(vi), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 7(vi) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 7(vi), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder in compliance with this Section 7(vi) prior to the issuance of any Notes, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 7(vi), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 7(vi) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(vi) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

8.             Miscellaneous.

(a)                Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address provided by the Company, or such other, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address, or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as provided by such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Pacific time) on any Business Day, (iii) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, and (iv) upon actual receipt by the party to whom such notice is required to be given.

9

(b)               Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes and all other senior Indebtedness now or hereafter issued under the terms set forth herein.

(c)               Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen, or destroyed, but only upon receipt of evidence of such loss, theft, or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d)               Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement, and defense of the transactions (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in New York City (the “New York County Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York County Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York County Courts, or such New York County Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

(e)               Severability. If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

10

(f)                Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(g)               Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h)               Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(i)                Amendments; Waiver. No provision of this Purchase Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders holding at least a majority in principal amount of the Notes then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition, or requirement of this Purchase Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(j)                Equal Treatment of Holder. No consideration (including any modification of this Note) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision hereof. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase or disposition of the Notes or otherwise.

(k)              Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by any Holder in order to enforce any right or remedy, including, without limitation, any law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay, or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted. It is expressly agreed and provided that the total liability of the Company under the Notes for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Notes from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Notes, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

DIGITAL BRANDS GROUP, INC.

By:
Name: John Hilburn Davis IV
Title: Chief Executive Officer

12

ANNEX A

TO 20% OID PROMISSORY NOTE-- NOTICE OF CONVERSION

The undersigned (the “Holder”) hereby elects to convert $             amount of this Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of this Note (“Common Stock”) as set forth below, of Digital Brands Group, Inc. (the “Company”), according to the conditions of the 20% OID Promissory Note of the Company dated as of February [•], 2023 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]	Default Conversion Election

[ ]	The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime
Broker: Account Number:

[ ]	The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

[______]
e-mail: [______]

Date of conversion:
Applicable Conversion Price:	$
Number of shares of Common Stock to be issued pursuant to the conversion of this Note:
Amount of Principal Balance due remaining under this Note after this conversion:

[______]

By:
Name:
Title:
Date:

13

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 7, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed by Digital Brands Group, Inc. with the Securities and Exchange Commission on April 13, 2023 (the “Original 8-K”) to correct the forms of SPA and Note filed as Exhibits 10.1 and 10.2, respectively, to the Original 8-K and related information reported under Item 1.01 to correct references to certain default conversion and conversion share provisions of the SPA and the Notes which were not included in the executed SPA and Notes. All other information and Items contained in the Original 8-K remain unchanged.

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2023, Digital Brands Group, Inc. (the “Company”) and various purchasers (the “Investors”) executed a Securities Purchase Agreement (the “SPA”) whereby the Investors purchased from the Company 20% Original Issue Discount (the “OID”) promissory notes (the “Notes”) in the aggregate principal amount of $2,208,750 (with an aggregate subscription amount of $1,800,000).

The Form of Note

The Notes are due and payable on September 30, 2023 (the “Maturity Date”). The Company will also have the option to prepay the Notes with no penalties at any time prior to the Maturity Date. If the Company or any subsidiary of the Company completes a debt or equity financing of less than $7,500,000, the Company is required to repay 50% of the remaining balance of the Notes. Following such 50% repayment, the Company must also use any proceeds from any subsequent debt or equity financing to repay the Notes. Upon the closing of any debt or equity financing of $7,500,000 or greater, the Company is required to repay 100% of the Notes with no penalties.

If the Notes are not repaid in full by the Maturity Date or if any other event of default occurs, (1) the face value of the Notes will be automatically increased to 120%; and (2) the Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured.

Copies of the SPA and the form of Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing descriptions of the SPA and the Notes do not purport to be complete and are qualified in their entirety by reference to the applicable exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement, dated April 7, 2023, by and among Digital Brands Group, Inc. and the Investors
10.2	Form of Promissory Note, dated April 7, 2023, by Digital Brands Group, Inc. in favor each Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: April 18, 2023

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of _________, 2023 between Digital Brands Group, Inc., a Delaware corporation (“Company”), and each purchaser identified on the Annex A hereto (each, including its successors and assigns, an “Investor” and collectively, the “Investors”).

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, 20% OID promissory notes in the form set forth in Appendix B hereto (each, a “Note” and collectively, the “Notes”) subject to the terms and conditions therein contained;

WHEREAS, Revere Securities LLC (“Placement Agent”) is acting as the exclusive placement agent for the offering of Notes contemplated by this Agreement (“Offering”); and

WHEREAS, the Company and Investors are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

ARTICLE I. DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement:

(a)            capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and

(b)            the following terms have the meanings set forth in this Agreement:

“$” or “USD” means United States Dollars.

“Action” shall have the meaning ascribed to such term in Section 3.01(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Closing” means the closing of the purchase and sale of the Notes pursuant to section 2.01.

SECURITIES PURCHASE AGREEMENT

“Closing Date” means for any Notes, the Business Day when: (i) all of the Transaction Documents for such Notes have been executed and delivered by the applicable parties thereto, and conditions precedent to the applicable Investors’ obligations to pay the Subscription Amount; and (ii) the Company’s obligations to deliver such Notes have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Confidential Investor Questionnaire” means the Confidential Investor Questionnaire attached as Appendix A hereto.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.01(jj).

“DTC” shall have the meaning ascribed to such term in Section 3.01(w).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.01(m).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.01(s).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.01(nn).

“Existing Convertible Instruments” means the convertible instruments existing prior to the Closing Date listed in Exhibit A.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” shall have the meaning ascribed to such term in Section 3.01(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.01(aa).

“Intellectual Property” mean any and all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business and which the failure to so have could reasonably be expected to have a Material Adverse Effect.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.01(jj).

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SECURITIES PURCHASE AGREEMENT

“Legend Removal Date” shall have the meaning ascribed to such term in section 4.01(c).

“Liens” shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section  3.01(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.01(n).

“Maximum Offering Amount” means an aggregate Subscription Amount of up to Two Million Fiver Hundred Thousand U.S. Dollars ($2,500,000).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.01(oo).

“Notes” means the 20% OID promissory notes issued by the Company to the Investors hereunder, in the form of Appendix B attached hereto.

“OFAC” shall have the meaning ascribed to such term in Section 3.01(ll).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” has the meaning ascribed to such term in the recitals hereof.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.11(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.11(b).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.01(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Standard Settlement Period” shall have the meaning ascribed to such term in Section 4.01(c).

“State Securities Laws” means the securities (or “blue sky”) rules, regulations or other similar laws of a particular state.

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SECURITIES PURCHASE AGREEMENT

“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for the Notes purchased hereunder as specified below such Investor’s name on Annex A of this Agreement and next to the heading “Aggregate Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.01(a) hereto and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Termination Date” means a date determined by the Company on which the offering of the Notes shall terminate.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, or the Nasdaq Global Select Market (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, and all appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II. PURCHASE AND SALE

Section 2.01        Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, the Notes up to the Maximum Offering Amount. At the Closing, the Investors shall deliver, via wire transfer, immediately available funds equal to the Investors’ aggregate Subscription Amounts to the Company and the Company shall deliver to each Investor its respective Notes. The Company and each Investor shall deliver the other items set forth in section 2.02 deliverable at the Closing. Upon satisfaction of the conditions set forth in section 2.02 and section 2.03, the Closing shall occur at the offices of Placement Agent, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents. The Company may conduct multiple closings for the sale of the Notes until it has received the Maximum Offering Amount. The Closing Date for the Notes shall be the date indicated on the applicable Investor signature pages attached hereto and the final Closing Date shall be no later than the Termination Date.

Section 2.02         Closing Deliverables.

(a)            On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Placement Agent the following:

(i)	this Agreement executed by the Company;

(ii)	a Note, registered in the name of such Investor, with an original principal amount equal to the product: (A) such Investor’s Subscription Amount and (B) 125%; and

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SECURITIES PURCHASE AGREEMENT

(iii)	an officer’s certificate of the Company certifying the Company’s: (A) certified charter (or similar formation document); (B) good standing certificate in its state of incorporation (or formation); (C) bylaws (or similar governing document); (D) resolutions of the Board of directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby.

(b)            On or prior to the Closing Date, each Investor shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement executed by such Investor;

(ii)	such Investor’s Subscription Amount by wire transfer to the Company pursuant to the wiring instructions set forth in section 2.03(c); and

(iii)	a duly completed and signed Confidential Investor Questionnaire along with such other duly completed and signed questionnaires as may be requested by the Placement Agent.

Section 2.03        Closing Conditions.

(a)            The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects on the Closing Date of the representations and warranties of the Investors contained herein;

(ii)	all obligations, covenants and agreements of each Investor required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by each Investor of the items set forth in section 2.02(b) of this Agreement.

(b)            The respective obligations of the Investors hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

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SECURITIES PURCHASE AGREEMENT

(iii)	the delivery by the Company of the items set forth in section 2.02(a) of this Agreement; and

(iv)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(c)	The wiring instructions for the Company shall be as follows:

Account Title:	DSTLD
Account Type/Number:	Business Checking – 2051134
For Domestic use ABA:	111025877
For International Wires SWIFT:	TESYUS41
Bank Address:	1212 Turtle Creek Blvd., Dallas, Texas 75207

ARTICLE III.      REPRESENTATIONS AND WARRANTIES

Section 3.01         Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor as of the date hereof:

(a)            Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in its SEC filings and/or on Schedule 3.1(a). Except as set forth in its SEC filings and/or on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)            Organization and Qualification. Except as set forth in its SEC filings and/or on Schedule 3.1(b), the Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective formation document, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a Material Adverse Effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i) or (ii), a “Material Adverse Effect”; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (A) general economic or political conditions, (B) conditions generally affecting the industry in which the Company operates, (C) any changes in financial or securities markets in general, (D) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (E) any pandemic, epidemics or human health crises (including COVID-19), (F) any changes in applicable laws or accounting rules (including GAAP), (G) the announcement, pendency or completion of the transactions contemplated by this Agreement, or (H) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Investor) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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SECURITIES PURCHASE AGREEMENT

(c)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. Subject to obtaining the Required Approvals, this Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)            No Conflicts. Except as set forth in its SEC filings and/or in Schedule 3.1(d), the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Notes and the consummation by it of the transactions contemplated hereby and thereby do not and will not, subject to the Required Approvals, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s formation documents, bylaws or other organizational or charter documents, (ii) constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities Laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)            Filings, Consents and Approvals. Except as set forth in its SEC filings and/or on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement and (ii) such filings as are required to be made under applicable state or federal securities Laws (collectively, the “Required Approvals”).

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(f)            Issuance of the Notes. The Notes are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(g)            Capitalization. The capitalization of the Company is as set forth in its SEC filings and/or on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than as set forth in its SEC filings and/or on Schedule 3.1(g), pursuant to the exercise of employee stock awards under the Company’s equity incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, the issuance of shares of Common Stock or Common Stock Equivalents pursuant to agreements outstanding as of the date of the most recently filed periodic report under the Exchange Act and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in its SEC filings and/or on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Notes will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Notes. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h)            SEC Reports; Financial Statements. To the Company’s knowledge, since May 17, 2021 the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the Company believes that the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and that none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(i)            Material Changes; Undisclosed Events, Liabilities or Developments. Other than as set forth in its SEC filings and/or on Schedule 3.1(i) since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, to the best of the Company’s knowledge (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the SEC any request for confidential treatment of information. To the knowledge of the Company, except for the issuance of the Notes contemplated by this Agreement or as set forth in its SEC filings and/or on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j)            Litigation. Except as set forth in its SEC filings and/or in Schedule 3.1(j), there is no action, suit, notice of violation, Proceeding or investigation, inquiry or other similar Proceeding of any federal or state governmental authority pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Notes or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s knowledge any director or officer thereof, is or has been the subject of any Action involving the Company and a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. To the knowledge of the Company, the SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

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(k)            Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no effort is underway to unionize or organize the employees of the Company or any Subsidiary. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign Laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in its SEC filings and/or on Schedule 3.1(k), there is no workmen’s compensation liability matter, employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind pending, or to the Company’s knowledge, threatened, relating to an alleged violation or breach by the Company or its Subsidiaries of any law, regulation or contract that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            Compliance. Except as set forth in its SEC filings and/or on Schedule 3.1(l), neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local Laws and regulations relating to taxes, securities, environmental protection, occupational health and safety, product quality and safety, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)        Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

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(n)            Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of Proceedings relating to the revocation or modification of any Material Permit.

(o)            Title to Assets. Except as set forth in its SEC filings and/or on Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. To the Company’s knowledge, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

(p)            Intellectual Property.

(i)            Except as set forth in its SEC filings and/or in Schedule 3.1(p), the Company owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Company as presently conducted, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(ii)            The Company has no knowledge that the Intellectual Property interferes with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties, and the Company has no knowledge that facts exist which indicate a likelihood of the foregoing. The Company has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of the Company, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(q)            Insurance. The Company and the Subsidiaries have directors and officers insurance coverage of $2,000,000. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew such insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost

(r)            Transactions With Affiliates. Except as disclosed in its SEC filings, none of the current officers, directors or Affiliates of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director, Affiliate or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock award agreements under any equity incentive plan of the Company.

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(s)            Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in its SEC filings and/or in Schedule 3.1(s), the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls as set forth in the SEC Reports. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)            Certain Fees. Other than as set forth in its SEC filings and/or on Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(t) that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)            Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)            Registration Rights. Other than as set forth in its SEC filings and/or on Schedule 3.1(v), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w)            Listing and Maintenance Requirements. Other than as set forth in its SEC filings, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company (“DTC”) or another established clearing corporation and the Company is current in payment of the fees to the DTC (or such other established clearing corporation) in connection with such electronic transfer. The Company is not subject to any “chill” issued by the DTC.

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(x)            Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s formation documents (or similar charter documents) or the Laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Notes and the Investor’s ownership of the Notes.

(y)            Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. The press releases disseminated by the Company since May 17, 2021 do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)            No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)      Solvency. The Company has not filed for reorganization or liquidation under the bankruptcy or reorganization Laws of any jurisdiction. Except as set forth in its SEC filings and/or Schedule 3.1(aa) sets forth as of the time immediately following the Closing hereof all outstanding Indebtedness of the Company or any Subsidiary. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in its SEC filings and/or on Schedule 3.1(aa) or as would not have a Material Adverse Effect, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)      Tax Status. Except for matters disclosed in its SEC filings and/or matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

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(cc)      Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of Law, or (iv) violated any provision of FCPA.

(dd)      Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(ee)      Acknowledgment Regarding each Investor’s Purchase of the Notes. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length Investor with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Notes. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff)      Acknowledgement Regarding each Investor’s Trading Activity. Notwithstanding anything in this Agreement or elsewhere to the contrary, it is understood and acknowledged by the Company that: (i) no Investor has been asked by the Company to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Notes for any specified term; (ii) past or future open market or other transactions by any Investor, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the Closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) each Investor, and counter-parties in “derivative” transactions to which any Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Investor may engage in hedging activities at various times during the period that the Notes are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing shareholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg)      Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Notes, or (ii) paid or agreed to pay to any Person any compensation for soliciting another to purchase the Notes or any other securities of the Company.

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(hh)      Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Notes by the Company to the Investor as contemplated hereby.

(ii)            No General Solicitation. Neither the Company nor, to the Company’s knowledge, any Person acting on behalf of the Company has offered or sold any of the Notes by any form of general solicitation or general advertising. The Company has offered the Notes for sale only to the Investor and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(jj)         No Disqualification Events.  With respect to the Notes to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale, nor any Person, including a placement agent, who will receive a commission or fees for soliciting Investors (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder. Notwithstanding the above, the Company has specifically advised the Investor of certain prior disciplinary actions related to an officer/director of the Company which would not be designated a Disqualification Event.

(kk)       Notice of Disqualification Events. The Company will notify the Investor in writing, prior to the Closing Date of the Company becoming aware of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(ll)         Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(mm)     U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Investor’s request.

(nn)      Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

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(oo)         Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(pp)      The Company acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

Section 3.02        Representations and Warranties of the Investors.

Each Investor, for itself and for no other Investor, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)            Authority; Organization. Such Investor has full power and authority (and, if such Investor is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. If an entity, Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)            Own Account. Such Investor understands that the Notes are ‘restricted securities’ and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Notes as principal for its own account and not with a view to or for distributing or reselling such Notes or any part thereof in violation of the Securities Act or any applicable State Securities Law, has no present intention of distributing any of such Notes in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution the same (this representation and warranty not limiting such Investor’s right to sell the Notes in compliance with applicable federal and State Securities Laws) in violation of the Securities Act or any applicable State Securities Law. Such Investor is acquiring the Notes in the ordinary course of its investment business.

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SECURITIES PURCHASE AGREEMENT

(c)            Non-Transferrable. Such Investor agrees: (i) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Notes or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Notes under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (ii) that the certificates representing the Notes will bear a legend making reference to the foregoing restrictions; and (iii) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such Notes except upon compliance with the foregoing restrictions.

(d)            Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Notes. The undersigned has completed the Confidential Investor Questionnaire contained in Appendix A and the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the Closing Date. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e)            Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment.

(f)            No Trading Market. Such Investor acknowledges that there is currently no Trading Market for the Notes and that none is expected to develop for the Notes.

(g)            General Solicitation. Such Investor undersigned acknowledges that neither the Company nor any other person offered to sell the Notes to it by means of any form of general solicitation or advertising, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h)            Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, such Investor has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

(i)            Foreign Investor. If such Investor is not a United States person, such Investor represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Notes or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Notes; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Notes. The Investor further represents that its payment for, and its continued beneficial ownership of the Notes, will not violate any applicable securities or other laws of its jurisdiction.

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SECURITIES PURCHASE AGREEMENT

(j)            Information from Company. Such Investor and its Investor representatives or investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in this Agreement and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the Offering and sale of the Notes and anything set forth in the Transaction Documents. Neither the Investor nor the Investor’s representatives or investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates or agents other than the Transaction Documents, and the agreements referenced therein.

(k)            Matters Concerning the Placement Agent. Such Investor acknowledges that the Placement Agent is acting as the exclusive Placement Agent for the Offering and that the Placement Agent will receive a cash commission in the amount of ten percent (10%) of the gross proceeds raised in the Offering. The Placement Agent is acting as placement agent for the Company, and, in that capacity, is not acting as investment advisor to the Investor in connection with the Notes being offered in this Offering. The Investor must make his own investment decisions. In making those decisions, the Investor should be aware that the Placement Agent will receive a placement fee as described above.

(l)            Money Laundering. If an entity, the operations of such Investor are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Money Laundering Laws, and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

ARTICLE IV.      OTHER AGREEMENTS OF THE PARTIES

Section 4.01        Transfer Restrictions.

(a)            The Notes may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Notes other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Notes under the Securities Act. The Notes may not be sold or transferred by the Investor without the written consent of the Company, which shall not be unreasonably withheld. As a condition of such sale or transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Investor under this Agreement.

(b)            The Investor agrees to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Notes in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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SECURITIES PURCHASE AGREEMENT

The Company acknowledges and agrees that the Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Notes to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Notes to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Notes may reasonably request in connection with a pledge or transfer of the Notes, including, if the Notes have been registered for resale pursuant to a registration statement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)            The Investor agrees with the Company that it will sell any Notes only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if the Notes are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Notes as set forth in this Section 4.01 is predicated upon the Company’s reliance upon this understanding.

Section 4.02        Intentionally Omitted.

Section 4.03        Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes to the Investors in a manner that would require the registration under the Securities Act of the sale of the Notes to the Investors.

Section 4.04        Publicity. The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company with respect to any press release of any Investor, or without the prior consent of each Investor with respect to any press release of the Company mentioning such Investor, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

Section 4.05        Indemnification of Investors. The Company shall indemnify, reimburse and hold harmless the Investors and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction).

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Section 4.06        Intentionally Omitted.

Section 4.07        Equal Treatment of Investors. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of the Notes or otherwise.

Section 4.8          Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Notes as required under Regulation D and to provide a copy thereof, promptly upon request of any Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Notes for, sale to the Investors under applicable State Securities Laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.

Section 4.9           Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes hereunder for general working capital purposes and shall not use such proceeds: (i) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices); (ii) for the redemption of any Common Stock or Common Stock equivalents; (iii) for the settlement of any outstanding litigation; (iv) in violation of FCPA or OFAC regulations; or (v) to lend, give credit or make advances to any officers, directors, employees or Affiliates of the Company.

ARTICLE V. MISCELLANEOUS

Section 5.01         Termination. This Agreement may be terminated by any Investor, as to such Investor’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Investors, by written notice to the Company, if the Closing has not been consummated on or before the Termination Date; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

Section 5.02         Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Notes to the Investors. In addition, the Investor shall be entitled to an expense reimbursement from the Company of up to $10,000 for their legal fees.

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Section 5.03        Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.04      Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) one Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, with written confirmation of successful transmission; (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day; (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Section 5.05      Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding at least a majority in principal amount of the Notes then outstanding. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor (other than by merger). Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Notes, provided that such transfer complies with the terms of this Agreement and all applicable federal and State Securities Laws and that such transferee agrees in writing with the Company to be bound, with respect to the transferred Notes, by the provisions of the Transaction Documents that apply to the ‘Investors’.

Section 5.07      No Third-Party Beneficiaries. Except for the Placement Agent and the Indemnitees named herein, who are intended third-party beneficiaries of this Agreement, including the representations and warranties made by the Company hereunder, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.08      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

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Section 5.09      Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Notes.

Section 5.10      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ‘.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ‘.pdf” signature page was an original thereof.

Section 5.11      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.12      Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 5.13      Replacement of the Notes. If any certificate or instrument evidencing the Notes is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Notes.

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Section 5.14      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.15      Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.16      Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

Section 5.17      Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.18      Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.19      WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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[SIGNATURE PAGES FOLLOW]

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SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date below.

DIGITAL BRANDS GROUP, INC.

By:
Name: John Hilburn Davis IV
Title: Chief Executive Officer

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

[Signature Page to Securities Purchase Agreement]

SECURITIES PURCHASE AGREEMENT

Annex A

Securities Purchase Agreement Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of ________, 2023 (“Agreement”), with the undersigned, Digital Brands Group, Inc., a Delaware corporation (“Company”), in the form furnished to the undersigned; and (ii) purchase the Notes as set forth below, hereby agrees to purchase such Notes from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in the Agreement section entitled ‘Representations and Warranties of the Investors,’ and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

INVESTOR (if an individual):	INVESTOR (if an entity):

By

Name:	(Legal Name of Entity)

Date:
By
PURCHASER (if investing jointly)
Name:

By	Title:

Name:	Date:

Date:

Fax No.	Fax No.:

Aggregate “Subscription Amount”: $ _______

Aggregate “Original Principal Amount” of Notes (above dollar amount times 1.25): $ ______

State/Country of Domicile or Formation: ________________________

SS/EIN/TIN: ______________________________________________

Address: ________________________________________________

Telephone: ______________________________________________

E-Mail: _________________________________________________

[Investor Counter Signature Page to Securities Purchase Agreement]

APPENDIX A

CONFIDENTIAL INVESTOR QUESTIONNAIRE

APPENDIX B

FORM OF 20% OID PROMISSORY NOTE

EXHIBIT A

Existing Convertible Instruments

Exhibit 10.2

20% OID PROMISSORY NOTE

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: _________, 2023	Subscription Amount:
Maturity Date: September 30, 2023	Original Issue Discount:
Original Interest Discount: 20%	Original Principal Amount:

DIGITAL BRANDS GROUP, INC.

20% OID PROMISSORY NOTE

THIS 20% OID PROMISSORY NOTE (this “Note”) is one of a series of duly authorized and validly issued 20% OID Promissory Notes of Digital Brands Group, Inc., a Delaware corporation (the “Company”), designated as such by the Company (such series of notes, collectively with this Note, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to , or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the Original Principal Amount of $__________ on September 30, 2023 (the “Maturity Date”), and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

1.             Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment, or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are generally are open for use by customers on such day.

“Change of Control Transaction” means the occurrence after Original Issue Date of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three (3) year period of more than one-half (1/2) of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock” means the Common Stock, par value $0.0001 per share, of the Company, and/or any other class of securities into which such securities may hereafter be reclassified or changed subsequent to the Original Issue Date.

“Fundamental Transaction” means the occurrence after Original Issue Date of any of the following transactions: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance, or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer, or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of common stock are permitted to sell, tender, or exchange their shares for other securities, cash, or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding common stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash, or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of common stock (not including any shares of common stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

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“Holder” shall have the meaning set forth in the Preamble.

“Indebtedness” means any liabilities of the Company for borrowed money or amounts owed and all guaranties made by the Company of borrowed money or amounts owed by others.

“Maturity Date” has the meaning set forth in the Preamble.

“Maximum Rate” shall have the meaning set forth in Section 8(k).

“New York County Courts” shall have the meaning set forth in Section 8(d).

“Note” and “Notes” shall have the meanings set forth in the Preamble.

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Original Principal Amount” of this Note is the amount set forth opposite such term above the Preamble.

“Permitted Indebtedness” means: (a) the Indebtedness evidenced by the Notes, (b) existing Indebtedness as of the Original Issue Date hereof, (c) Indebtedness of up to an aggregate of $50,000, inclusive of any interest, fees, penalties, or other amounts due or payable thereunder (excluding trade debt and debt for professional services incurred in the ordinary course of business), or (d) indebtedness under agreements or arrangements refinancing the Indebtedness permitted under the foregoing clause (a) or (d), provided that the terms of such refinancing are more favorable to the Company and are no more favorable to the holders of such Indebtedness than the terms of the Notes.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prepayment Amount” shall have the meaning set forth in Section 2.

“Principal Balance” of this Note at any date: (A)(i) on or prior to the Maturity Date, the Original Principal Amount and (ii) after the Maturity Date, the product of (x) the Original Principal Amount and (y) 120% less (B) any prior payments or prepayments of principal hereunder.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of [•], 2023, by and among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Significant Subsidiary” shall have the meaning set forth in the definition of “Bankruptcy Event.”

“Trading Day” means a day on which the principal Trading Market is open for trading.

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“Trading Market” means any of the following markets or exchanges: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB, or OTCQX (or any successors to any of the foregoing).

“Trigger Financing” means any securities, capital raising, loan, investment or other transaction, or series of related transactions, whether publicly offered or privately arranged, resulting in a debt and/or equity financing of the Company or any Subsidiary.

2.            Interest. Interest shall accrue on the outstanding Principal Balance of this Note at an annual rate of (i) zero percent (0%) on or prior to the Maturity Date and (ii) twenty percent (20%) thereafter, and shall be payable in cash on the first day of each calendar month following the Maturity Date. Such interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note.

3.            Prepayment.

a.            Optional Prepayment. The Company shall have the option to prepay this Note with no penalties at any time after the Original Issue Date and prior to the Maturity Date in an amount equal to the sum of: (A) the then Principal Balance of this Note plus (B) accrued and unpaid interest thereon as provided herein plus (C) all other amounts, costs, and expenses then due in respect of this Note (such sum, the “Prepayment Amount”).

b.            Mandatory Prepayment.

i.            Upon the closing of any Trigger Financing below $7,500,000at any time after the Original Issue Date and prior to the Maturity Date, the Company shall prepay 50% of this Note with no penalties (the “Partial Repayment”). Upon the closing of a subsequent Trigger Financing following the Partial Repayment, the Company shall prepay the remaining balance of this Note with no penalties, in full or in part, with the net proceeds of such subsequent Trigger Financing.

ii.            Upon the closing of any Trigger Financing of $7,500,000or greater at any time after the Original Issue Date and prior to the Maturity Date, the Company shall prepay 100% of this Note with no penalties.

4.            Registration of Transfers and Exchanges.

(a)            Different Denominations. This Note is exchangeable for an equal aggregate Original Principal Amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)            Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

5.            Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders of at least sixty-seven percent (67%) in principal amount of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly:

(a)            other than Permitted Indebtedness, enter into, create, incur, assume, guarantee, or suffer to exist any Indebtedness;

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(b)            amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder unless consented to by the Holder;

(c)            repay, repurchase, or offer to repay or repurchase, any Indebtedness, other than the Notes if on a pro-rata basis, other than regularly scheduled payments as such terms are in effect as of the Original Issue Date;

(d)            pay cash dividends or distributions on any equity securities of the Company;

(e)            enter into any material transaction with any affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(f)            enter into any agreement with respect to any of the foregoing.

6.            Events of Default. “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court, or any order, rule, or regulation of any administrative or governmental body):

(a)            any default in the payment of: (i) the Original Principal Amount of any Note, or (ii) interest and other amounts owing to a Holder on any Note, as and when the same shall become due and payable, which default, solely in the case of an interest payment or other default under clause (ii) above, is not cured within five (5) Trading Days;

(b)            the Company and its Subsidiaries shall fail to maintain directors and officers insurance coverage of at least $2,000,000 which failure is not cured, if possible to cure, within the earlier to occur of (i) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (ii) seven (7) Trading Days after the Company has become or should have become aware of such failure

(c)            the Company shall fail to observe or perform any other covenant or agreement contained in the Notes which failure is not cured, if possible to cure, within the earlier to occur of (i) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (ii) seven (7) Trading Days after the Company has become or should have become aware of such failure;

(d)            any written statement pursuant hereto or thereto or any other report, financial statement, or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

(e)            the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

(f)            the Company shall default on any of its obligations under any mortgage, credit agreement, or other facility, indenture agreement, factoring agreement, or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

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(g)            the Company (and all of its subsidiaries, taken as a whole) shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of thirty-three percent (33%) of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction or Fundamental Transaction); or

(h)            a final non-appealable judgment by any competent court in the United States for the payment of money in an amount of at least $250,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of forty-five (45) days during which execution of such judgment is not effectively stayed.

If any Event of Default occurs: (A) the Face Value of the Note will be automatically increased to 120%; and (B) interest on the Original Principal Amount of this Note shall immediately begin to accrue at a rate equal to twenty (20%) per annum which shall be paid in cash monthly to Holder until the default is cured.

7.            Intentionally Omitted.

8.            Miscellaneous.

(a)            Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address provided by the Company, or such other, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address, or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as provided by such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Pacific time) on any Business Day, (iii) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, and (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)            Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes and all other senior Indebtedness now or hereafter issued under the terms set forth herein.

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(c)            Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen, or destroyed, but only upon receipt of evidence of such loss, theft, or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d)            Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement, and defense of the transactions (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in New York City (the “New York County Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York County Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York County Courts, or such New York County Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

(e)            Severability. If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(f)            Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(g)            Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

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(h)            Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(i)            Amendments; Waiver. No provision of this Purchase Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders holding at least a majority in principal amount of the Notes then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition, or requirement of this Purchase Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(j)            Equal Treatment of Holder. No consideration (including any modification of this Note) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision hereof. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase or disposition of the Notes or otherwise.

(k)            Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by any Holder in order to enforce any right or remedy, including, without limitation, any law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay, or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted. It is expressly agreed and provided that the total liability of the Company under the Notes for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Notes from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Notes, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

DIGITAL BRANDS GROUP, INC.

By:
Name: John Hilburn Davis IV
Title: Chief Executive Officer

9

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 4, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On May 4, 2023, dbbmckennon (“DBB”) informed Digital Brands Group, Inc. (the “Company”) of their formal resignation as the Company’s independent registered public accounting firm.

The report of DBB on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report had been prepared assuming that the Company would continue as a going concern and included an explanatory paragraph regarding the Company’s ability to continue as a going concern as result of net losses from inception, negative cash flow from operations, and lack of liquidity.

During the fiscal years ended December 31, 2022 and December 31, 2021 and the subsequent interim period through May 4, 2023, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and DBB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which would have caused it to make reference to the subject matter of such a disagreement in connection with its audit reports on the Company’s consolidated financial statements for such years, and (b) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except the identification of a material weakness in the Company’s internal control over financial reporting.

The Company provided DBB with a copy of the foregoing disclosures it is making in this Current Report on Form 8-K prior to its filing and requested, in accordance with applicable practices, that DBB furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. Attached as Exhibit 16.1 is a copy of DBB’s letter, dated May [•], 2023, stating that it agrees with such statements.

(b) New Independent Registered Public Accounting Firm

On May 5, 2023, the Company engaged Macias Gini & O’Connell LLP (“MGO”) as its new independent registered public accountant for the fiscal year ending December 31, 2023. The Audit Committee of the Company approved and authorized the engagement of MGO as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2022 and December 31, 2021 and the subsequent interim period through May 5, 2023, neither the Company nor anyone on its behalf consulted with MGO regarding (a) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that MGO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
16.1	Letter from DBB to the Securities and Exchange Commission dated May 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.
Date: May 10, 2023
	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer

Exhibit 16.1

May 9, 2023

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Dear Commissioners:

We have read the statements made by Digital Brands Group, Inc. which we understand will be filed with the Securities and Exchange Commission. Pursuant to Item 4.01 of Form 8-K to be filed by the Company and dated May 4, 2023, we are in agreement with the statements contained in Item 4.01 insofar as they relate to dbbmckennon.

Very truly yours,

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 23, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 23, 2023, the Company received a letter (the “Letter”) from the staff (the “Staff”) of The Nasdaq Capital Market (“Nasdaq”) notifying the Company that the Nasdaq Staff (the “Staff”) has determined to delist the Company’s common stock from Nasdaq based on the Company’s failure to comply with the listing requirements of Nasdaq Rule 5550(b)(1) as a result of the Company’s stockholders’ deficit for the period ended March 31, 2023, as demonstrated in Company’s Quarterly Report on Form 10-Q filed on May 22, 2023, while the Company was under Panel Monitor as had been previously disclosed. The Letter states that the Company’s securities would be subject to delisting unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”). Accordingly, the Company intends to timely request a hearing before a Panel. The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. At the hearing, the Company will present its plan for regaining and sustaining compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. While the Panel has the authority to grant the Company up to 180 calendar days from the date of the Letter, there can be no assurance that the Panel will grant the Company any additional time or that the Company will ultimately regain and sustain compliance. The Company’s trading symbol will remain “DGBI.”

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s ability to get compliance extension period from the Nasdaq Hearings Panel and the Company’s ability to evidence compliance with the Nasdaq Rule 5550(b)(1) within the required timeframe. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2023	DIGITAL BRANDS GROUP, INC.

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 30, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On May 30, 2023, Digital Brands Group, Inc. (the “Company”) entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with John Hilburn Davis IV, its Chief Executive Officer, who is an accredited investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell one (1) share of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), to the Purchaser for $25,000 in cash. The sale closed on May 30, 2023. Additional information regarding the rights, preferences, privileges and restrictions applicable to the Preferred Stock is set forth under Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

The Subscription Agreement contains customary representations and warranties and certain indemnification rights and obligations of the parties.

The foregoing summary of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. Based in part upon the representations of the Purchaser in the Subscription Agreement, the offering and sale of the Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modifications to Rights of Security Holders

The disclosure required by this Item is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 30, 2023, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the share of Preferred Stock. The Certificate of Designation provides that the Preferred Stock will have 250,000,000 votes per share of Preferred Stock and will vote together with the outstanding shares of the Company’s common stock, par value 0.0001 per share (the “Common Stock”) and Series A Convertible Preferred Stock, par value 0.0001 per share (the “Series A Convertible Preferred Stock”) as a single class exclusively with respect to any proposal to amend the Company’s Sixth Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time, the “Restated Certificate”) to effect a reverse stock split of the Company’s common stock. The Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion as shares of Common Stock and Series A Convertible Preferred Stock are voted. The Preferred Stock otherwise has no voting rights except as otherwise required by the General Corporation Law of the State of Delaware.

The Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Preferred Stock will not be entitled to receive dividends of any kind.

The outstanding share of Preferred Stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Restated Certificate implementing a reverse stock split. Upon such redemption, the holder of the Preferred Stock will receive consideration of $25,000 in cash.

The foregoing summary of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Designation of Series B Preferred Stock, dated May 30, 2023
10.1	Subscription and Investment Representation Agreement, dated May 30, 2023, by and between Digital Brands Group, Inc. and the purchaser signatory thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2023	DIGITAL BRANDS GROUP, INC.

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer

Exhibit 3.1

DIGITAL BRANDS GROUP, INC.

CERTIFICATE OF DESIGNATION

OF

SERIES B PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

THE UNDERSIGNED DOES HEREBY CERTIFY, on behalf of Digital Brands Group, Inc., a Delaware corporation (the “Corporation”), that the following resolution was duly adopted by the board of directors of the Corporation (the “Board of Directors”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”) on May 26, 2023, which resolution provides for the creation of a series of the Corporation’s Preferred Stock, par value $0.0001 per share, which is designated as “Series B Preferred Stock,” with the rights, preferences, privileges and restrictions set forth therein.

WHEREAS, the Sixth Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”), provides for a class of capital stock of the Corporation known as Preferred Stock, consisting of 10,000,000 authorized shares, par value $0.0001 per share (the “Preferred Stock”), of which 6,800 shares are designated as “Series A Convertible Preferred Stock,” issuable from time to time in one or more series; and

WHEREAS, the Certificate of Incorporation further provides that the Board of Directors is expressly authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such shares, and to determine the rights (including but not limited to voting rights), preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, (i) a series of Preferred Stock be, and hereby is, authorized by the Board of Directors, (ii) the Board of Directors hereby authorizes the issuance of one (1) share of Series B Preferred Stock and (iii) the Board of Directors hereby fixes the rights, preferences, privileges and restrictions of such share of Preferred Stock, in addition to any provisions set forth in the Certificate of Incorporation that are applicable to all series of the Preferred Stock, as follows:

TERMS OF PREFERRED STOCK

1. Designation, Amount and Par Value. The series of Preferred Stock created hereby shall be designated as Series B Preferred Stock (the “Series B Preferred Stock”), and the number of shares so designated shall be one (1). The shares of Series B Preferred Stock shall have a par value of $0.0001 per share and will be uncertificated and represented in book-entry form.

2. Dividends. The holder of Series B Preferred Stock, as such, shall not be entitled to receive dividends of any kind.

3. Voting Rights. Except as otherwise provided by the Certificate of Incorporation or required by law, the holder of the share of Series B Preferred Stock shall have the following voting rights:

3.1 Except as otherwise provided herein, the outstanding share of Series B Preferred Stock shall have 250,000,000 votes. The outstanding share of Series B Preferred Stock shall vote together with the outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”) and Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), of the Corporation as a single class exclusively with respect to the Reverse Stock Split (as defined below) and shall not be entitled to vote on any other matter except to the extent required under the DGCL. As used herein, the term “Reverse Stock Split” means any proposal to adopt an amendment to the Certificate of Incorporation to reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment.

3.2 The share of Series B Preferred Stock shall be voted, without action by the holder, on the Reverse Stock Split in the same proportion as shares of Common Stock and Series A Preferred Stock are voted (excluding any shares of Common Stock and Series A Preferred Stock that are not voted) on the Reverse Stock Split (and, for purposes of clarity, such voting rights shall not apply on any other resolution presented to the shareholders of the Corporation).

4. Rank; Liquidation and Other. The Series B Preferred Stock shall have no rights as to any distribution of assets of the Corporation for any reason, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Corporation, whether voluntarily or involuntarily.

5. Transfer. The Series B Preferred Stock may not be Transferred at any time prior to stockholder approval of the Reverse Stock Split without the prior written consent of the Board of Directors. “Transferred” means, directly or indirectly, whether by merger, consolidation, share exchange, division, or otherwise, the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of the share of Series B Preferred Stock (or any right, title or interest thereto or therein) or any agreement, arrangement or understanding (whether or not in writing) to take any of the foregoing actions.

6. Redemption.

6.1 The outstanding share of Series B Preferred Stock shall be redeemed in whole, but not in part, at any time: (i) if such redemption is ordered by the Board of Directors in its sole discretion, automatically and effective on such time and date specified by the Board of Directors in its sole discretion, or (ii) automatically upon the approval by the Corporation’s stockholders of an amendment to the Certificate of Incorporation to implement the Reverse Stock Split (any such redemption pursuant to this Section 6.1, the “Redemption”). As used herein, the “Redemption Time” shall mean the effective time of the Redemption.

6.2 The share of Series B Preferred Stock redeemed in the Redemption pursuant to this Section 6 shall be redeemed in consideration for the right to receive an amount equal to $25,000.00 in cash (the “Redemption Price”) for the share of Series B Preferred Stock that is owned of record as of immediately prior to the applicable Redemption Time and redeemed pursuant to the Redemption, payable upon the applicable Redemption.

6.3 From and after the time at which the share of Series B Preferred Stock is called for Redemption (whether automatically or otherwise) in accordance with Section 6.1, such share of Series B Preferred Stock shall cease to be outstanding, and the only right of the former holder of such share of Series B Preferred Stock, as such, will be to receive the applicable Redemption Price. The share of Series B Preferred Stock Redeemed by the Corporation pursuant to this Certificate of Designation shall be automatically retired and restored to the status of an authorized but unissued share of Preferred Stock, upon such Redemption. Notice of a meeting of the Corporation’s stockholders for the submission to such stockholders of any proposal to approve the Reverse Stock Split shall constitute notice of the Redemption of shares of Series B Preferred Stock and result in the automatic Redemption of the share of Series B Preferred Stock at the Redemption Time pursuant to Section 6.1 hereof. In connection with the filing of this Certificate of Designation, the Corporation has set apart funds for payment for the Redemption of the share of Series B Preferred Stock and shall continue to keep such funds apart for such payment through the payment of the purchase price for the Redemption of such share.

7. Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Digital Brands Group, Inc. has caused this Certificate of Designation of Series B Preferred Stock to be duly executed by the undersigned duly authorized officer as of this 30th day of May, 2023.

DIGITAL BRANDS GROUP, INC.

By:	/s/ John Hilburn Davis IV
John Hilburn Davis IV
Chief Executive Officer

Exhibit 10.1

It is the responsibility of any investor purchasing these securities to satisfy itself as to full observance of the laws of any relevant territory outside the United States in connection with any such purchase, including obtaining any required governmental or other consents or observing any other applicable requirements. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Digital Brands Group, Inc.

Series B Preferred Stock

SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT

THIS AGREEMENT, dated as of May 30, 2023, is by and between Digital Brands Group, Inc., a Delaware corporation (the “Company”), and the undersigned subscriber (the “Subscriber”). In consideration of the mutual promises contained herein, and other good, valuable and adequate consideration, the parties hereto agree as follows:

1. Agreement of Sale; Closing. The Company agrees to sell to Subscriber, and Subscriber agrees to purchase from the Company, one (1) share(s) of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Securities”), which Securities shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”). Subscriber hereby acknowledges and agrees to the entire terms of the Certificate of Designation, including, without limitation, the voting rights in Section 3, the restrictions on transfer of the Securities in Section 5 and the redemption of the Securities pursuant to Section 6 of the Certificate of Designation. The purchase price will be paid by the Subscriber to the Company in cash at the price of $25,000 per share.

2. Representations and Warranties of Subscriber. In consideration of the Company’s offer to sell the Securities, and in addition to the purchase price to be paid, Subscriber hereby covenants, represents and warrants to the Company as follows:

a. Information About the Company.

i. Subscriber is aware that the Company has limited revenue, is not profitable and that its financial projections and future are purely speculative.

ii. Subscriber has had an opportunity to ask questions of, and receive answers from, the Company concerning the business, management, and financial and compliance affairs of the Company and the terms and conditions of the purchase of the Securities contemplated hereby. Subscriber has had an opportunity to obtain, and has received, any additional information deemed necessary by the Subscriber to verify such information in order to form a decision concerning an investment in the Company.

iii. Subscriber has been advised to seek legal counsel and financial and tax advice concerning Subscriber’s investment in the Company hereunder.

b. Restrictions on Transfer. Subscriber covenants, represents and warrants that the Securities are being purchased for Subscriber’s own personal account and for Subscriber’s individual investment and without the intention of reselling or redistributing the same, that Subscriber has made no agreement with others regarding any of such Securities, and that Subscriber’s financial condition is such that it is not likely that it will be necessary to dispose of any of the Securities in the foreseeable future. Moreover, Subscriber acknowledges that any of the aforementioned actions may require the prior written consent of the Company’s board of directors pursuant to the Certificate of Designation. Subscriber is aware that, in the view of the Securities and Exchange Commission, a purchase of the Securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained by Subscriber for the acquisition of the Securities and for which the Securities were pledged as security, would represent an intent inconsistent with the covenants, warranties and representations set forth above. Subscriber understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws in reliance on exemptions from registration under these laws, and that, accordingly, the Securities may not be resold by the undersigned (i) unless they are registered under both the Securities Act and applicable state or foreign securities laws or are sold in transactions which are exempt from such registration, and (ii) except in compliance with Section 5 of the Certificate of Designation, which may require the prior written consent of the Company’s board of directors. Subscriber therefore agrees not to sell, assign, transfer or otherwise dispose of the Securities (i) unless a registration statement relating thereto has been duly filed and become effective under the Securities Act and applicable state or foreign securities laws, or unless in the opinion of counsel satisfactory to the Company no such registration is required under the circumstances, and (ii) except in compliance with Section 5 of the Certificate of Designation. There is not currently, and it is unlikely that in the future there will exist, a public market for the Securities; and accordingly, for the above and other reasons, Subscriber may not be able to liquidate an investment in the Securities for an indefinite period.

c. High Degree of Economic Risk. Subscriber realizes that an investment in the Securities involves a high degree of economic risk to the Subscriber, including the risks of receiving no return on the investment and/or of losing Subscriber’s entire investment in the Company. Subscriber is able to bear the economic risk of investment in the Securities, including the total loss of such investment. The Company can make no assurance regarding its future financial performance or as to the future profitability of the Company.

d. Suitability. Subscriber has such knowledge and experience in financial, legal and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Securities. Subscriber has obtained, to the extent deemed necessary, Subscriber’s own personal professional advice with respect to the risks inherent in, and the suitability of, an investment in the Securities in light of Subscriber’s financial condition and investment needs. Subscriber believes that the investment in the Securities is suitable for Subscriber based upon Subscriber’s investment objectives and financial needs, and Subscriber has adequate means for providing for Subscriber’s current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Securities. Subscriber understands that no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the Securities.

e. Tax Liability. Subscriber has reviewed with Subscriber’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement, and has and will rely solely on such advisors and not on any statements or representations of the Company or any of its agents, representatives, employees or affiliates or subsidiaries. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Under penalties of perjury, Subscriber certifies that Subscriber is not subject to back-up withholding either because Subscriber has not been notified that Subscriber is subject to back-up withholding as a result of a failure to report all interest and dividends, or because the Internal Revenue Service has notified Subscriber that Subscriber is no longer subject to back-up withholding.

f. Residence. Subscriber’s present principal residence or business address, and the location where the securities are being purchased, is located in the State of Texas.

g. Limitation Regarding Representations. Except as set forth in this Agreement, no covenants, representations or warranties have been made to Subscriber by the Company or any agent, representative, employee, director or affiliate or subsidiary of the Company and in entering into this transaction, Subscriber is not relying on any information, other than that contained herein and the results of independent investigation by Subscriber without any influence by Company or those acting on Company’s behalf. Subscriber agrees it is not relying on any oral or written information not expressly included in this Agreement, including but not limited to the information which has been provided by the Company, its directors, its officers or any affiliate or subsidiary of any of the foregoing.

h. Authority.

1. Entity. If the undersigned is not an individual but an entity, the individual signing on behalf of such entity and the entity jointly and severally agree and certify that (a) the undersigned was not organized for the specific purpose of acquiring the Securities and (b) this Agreement has been duly authorized by all necessary action(s) on the part of the undersigned, has been duly executed by an authorized officer, agent or representative of the undersigned, and is a legal, valid and binding obligation of the undersigned enforceable in accordance with its terms.

2. Individual. If the undersigned is an individual, the undersigned is of legal age.

3. Legend. Subscriber consents to the notation of the Securities with the following legend reciting restrictions on the transferability of the Securities:

The Securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered under any state securities laws. These Securities may not be sold, offered for sale or transferred, without first obtaining (i) an opinion of counsel satisfactory to the Company that such sale or transfer lawfully is exempt from registration under the Securities Act and under the applicable state securities laws or (ii) such registration. Moreover, these Securities may be transferred only in accordance with the terms of the Company’s Certificate of Designation of Series B Preferred Stock, a copy of which is on file with the Secretary of the Company.

PARAGRAPH 4 IS REQUIRED IN CONNECTION WITH THE EXEMPTIONS FROM THE SECURITIES ACT AND STATE LAWS BEING RELIED ON BY THE COMPANY WITH RESPECT TO THE OFFER AND SALE OF THE SECURITIES HEREUNDER. ALL OF SUCH INFORMATION WILL BE KEPT CONFIDENTIAL AND WILL BE REVIEWED ONLY BY THE COMPANY AND ITS COUNSEL. THE UNDERSIGNED AGREES TO FURNISH ANY ADDITIONAL INFORMATION THAT THE COMPANY AND ITS COUNSEL DEEM NECESSARY TO VERIFY THE RESPONSES SET FORTH BELOW.

4. Accredited Status. Subscriber covenants, represents and warrants that it does qualify as an “accredited investor” as that term is defined in Regulation D under the Securities Act because the undersigned satisfies the criteria indicated in Exhibit B hereto. Subscriber further covenants, represents and warrants that the information provided under the heading “Accredited Investor Status” in Exhibit B to this Agreement is true and correct. The information provided under this section of the Agreement is required in connection with the exemptions from the Securities Act and state securities laws being relied on by the Company with respect to the offer and sale of the Securities. The undersigned agrees to furnish any additional information which the Company or its legal counsel deem necessary in order to verify the responses set forth above.

5. Holding Status. Subscriber desires that the Securities be held as set forth on the signature page hereto.

6. Confidentiality. Subscriber will make no written or other public disclosures regarding the Company and its business, the terms or existence of the proposed or actual sale of Securities or regarding the parties to the proposed or actual sale of Securities to any individual or organization without the prior written consent of the Company, except as may be required by law.

7. Notice. Correspondence regarding the Securities should be directed to Subscriber at the address provided by Subscriber to the Company in writing. Subscriber is a bona fide resident of the state of Texas.

8. No Assignment or Revocation; Binding Effect. Neither this Agreement, nor any interest herein, shall be assignable or otherwise transferable, restricted or limited by Subscriber without prior written consent of the Company. Subscriber hereby acknowledges and agrees that Subscriber is not entitled to cancel, terminate, modify or revoke this Agreement in any way and that the Agreement shall survive the death, incapacity or bankruptcy of Subscriber. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

9. Indemnification. The Company agrees to indemnify and hold harmless the Subscriber and each current and future officer, director, employee, agent, representative and shareholder, if any, of the Subscriber from and against any and all costs, loss, damage or liability associated with this Agreement and the issuance and voting of the Securities.

10. Modifications. This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by the Subscriber and the Company. No delay or failure of the Company in exercising any right under this Agreement will be deemed to constitute a waiver of such right or of any other rights.

11. Entire Agreement. This Agreement and the exhibits hereto are the entire agreement between the parties with respect to the subject matter hereto and thereto. This Agreement, including the exhibits, supersede any previous oral or written communications, representations, understandings or agreements with the Company or with any officers, directors, agents or representatives of the Company.

12. Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable in any jurisdiction, such paragraph or provision shall, as to that jurisdiction, be adjusted and reformed, if possible, in order to achieve the intent of the parties hereunder, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall, for the purposes of that jurisdiction, be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.

13. Governing Law. This Agreement shall be governed by, subject to, and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles.

14. Survival of Covenants, Representations and Warranties. Subscriber understands the meaning and legal consequences of the agreements, covenants, representations and warranties contained herein, and agrees that such agreements, covenants, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment by Subscriber for the Securities.

[Remainder of page left blank intentionally - signature page follows]

For good, valuable and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, Subscriber hereby agrees that by signing this Subscription and Investment Representation Agreement, and upon acceptance hereof by the Company, that the terms, provisions, obligations and agreements of this Agreement shall be binding upon Subscriber, and such terms, provisions, obligations and agreements shall inure to the benefit of and be binding upon Subscriber and its successors and assigns.

INDIVIDUAL(S):

/s/ John Hilburn Davis IV
Name:	John Hilburn Davis IV

Number of Shares Purchased: 1

Purchase Price Per Share: $25,000

Aggregate Purchase Price: $25,000

The Subscriber desires that the Securities be held as follows (check one):

☒	Individual Ownership	☐	Corporation
☐	Community Property	☐	Trust*
☐	Jt. Tenant with Right of Survivorship	☐	Limited Liability Company*
	(both parties must sign)	☐	Partnership*
☐	Tenants in Common	☐	Other (please describe):

* If Securities are being subscribed for by an entity, Exhibit C to this agreement must also be completed.

The Company hereby accepts the subscription evidenced by this Subscription and Investment Representation Agreement:

DIGITAL BRANDS GROUP, INC.

By:	/s/ Laura Dowling
Name:	Laura Dowling
Title:	Chief Marketing Officer

Exhibit A

DIGITAL BRANDS GROUP, INC.

CERTIFICATE OF DESIGNATION

OF

SERIES B PREFERRED STOCK

See attached.

Exhibit B

CERTIFICATE OF ACCREDITED INVESTOR STATUS

Except as may be indicated by the undersigned below, the undersigned is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has initialed the box below indicating the basis on which he is representing his status as an “accredited investor”:

☐ a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Subscription Date, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the Subscription Date;

☐ a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. “Income” for this purpose is computed by adding the following items to adjusted gross income for federal income tax purposes: (a) the amount of any tax-exempt interest income received; (b) the amount of losses claimed as a limited partner in a limited partnership; (c) any deduction claimed for depletion; (d) deductions for alimony paid; (e) deductible amounts contributed to an IRA or Keogh retirement plan; and (f) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code;

☐ a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

☐ an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards; or

☒ an individual who is a director or executive officer of Digital Brands Group, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status effective as of May 30, 2023.

Name: John Hilburn Davis IV
Signature:	/s/ John Hilburn Davis

Printed Name of Signatory (if entity):

Title:

(required for any stockholder that is a corporation, partnership, trust or other entity)

If joint ownership, both parties should sign above.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

June 21, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Settlement Agreement and Release

On June 21, 2023, Digital Brands Group, Inc. (the “Company”) and John Hilburn Davis IV (collectively, the “DBG Parties”), on the one hand, and Drew Jones (“Jones”), D. Jones Tailored Collection, Ltd. (“D. Jones”), and Harper & Jones, LLC (“H&J” and collectively with Jones, D. Jones, the “Jones Parties” and together with DBG Parties, the “Parties”) executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the Parties’ execution of the Settlement Agreement (i) the Company made aggregate cash payment of $229,000 to D. Jones, (ii) the Company issued 1,952,580 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), to D. Jones, at a per share purchase price of $0.717 which represented the lower of (i) the closing price per share of the Common Stock as reported on The Nasdaq Capital Market (the “Nasdaq”) on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones.

The Settlement Agreement contains a mutual release whereby each of the DBG Parties and Jones Parties agreed to release and absolutely and forever discharge the other parties and their respective successors, heirs, licensees, and assigns of and from any and all claims, damages, legal fees, costs, expenses, debts, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, asserted or unasserted, which either they now have, or at any time heretofore ever had, except for violations of the Settlement Agreement. The Settlement Agreement also contains customary representations and warranties by the DBG Parties and by the Jones Parties.

Moreover, the Settlement Agreement contains a resale registration rights provision, pursuant to which the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (or any successor to Form S-1) covering the resale of all the shares issued pursuant to the Settlement Agreement and all the shares owned by D. Jones and its principals by no later than the earlier of the following dates: (i) within 90 calendar days following the effective date of the registration statement regarding a proposed secondary offering of Company securities that the Company filed with the Securities and Exchange Commission on June 27, 2023 (the “Secondary Registration Statement”), and (ii) October 31, 2023. The Company shall use its commercial best efforts to have the S-1 Resale Registration Statement declared effective as soon as possible and D. Jones and its principals have agreed to sell no more than $500,000 worth of shares in any calendar month after the registration statement is declared effective.

A copy of the Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the applicable exhibit.

Norwest Waiver

On June 21, 2023, the Company, on the one hand, and Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (together, the “Norwest Investors”), on the other hand, executed a Waiver and Amendment Agreement (the “Norwest Amendment”) whereby the Norwest Investors agreed to waive and terminate certain true up rights of the Norwest Investors under the Agreement and Plan of Merger, dated February 12, 2020, among the Company, Bailey 44, LLC, Norwest Venture Partners XI, LP, and Norwest Venture Partners XII, LP and Denim.LA Acquisition Corp. This transaction is known as the “Norwest Waiver.”

A copy of the Waiver and Amendment Agreement is filed as Exhibits 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Waiver and Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the applicable exhibit.

Sundry Conversion

On June 21, 2023, the Company, on the one hand, and Moise Emquies, George Levy, Matthieu Leblan, Carol Ann Emquies, Jenny Murphy and Elodie Crichi (collectively, the “Sundry Investors”), on the other hand, executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at a purchase price of $1,000 per share. The Series C Preferred Stock is convertible into a number of shares of the Company’s Common Stock equal to $1,000 divided by an initial conversion price of $0.717 which represents the lower of (i) the closing price per share of the Common Stock as reported on the Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023. The shares of Series C Preferred Stock were issued in consideration for the cancellation of certain promissory notes issued by the Company to the Sundry Investors dated December 30, 2022 (the “Sundry Loan Documents”).

Pursuant to the Sundry SPA, the Company provided resale registration rights to the Sundry Investors. The Sundry SPA provides that the Company shall no later than the earlier of the following dates: (i) the date which is 90 calendar days following the effective date of the Secondary Registration Statement, and (ii) October 31, 2023 use its commercially best efforts to prepare and file with the Securities Exchange Commission a Registration Statement covering the resale of 100% of the Common Stock issuable upon conversion of the Series C Preferred Stock for an offering to be made on a continuous basis pursuant to Rule 415. The Company shall to keep such S-1 Resale Registration Statement effective until the earlier to occur of (x) the date on which all Registrable Securities have been sold pursuant to such S-1 Resale Registration Statement and (y) the date as of which all Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144 (including, without limitation, volume restrictions). The Sundry Investors agreed that in no event will they convert in the aggregate in any calendar month, more than the greater of (i) $1,000,000 of the Series C Preferred Stock (measured by the shares of Common Stock issuable upon conversion of the Series C Preferred Stock multiplied by the conversion price) or (ii) shares of Series C Preferred Stock comprising more than 10% of the aggregate trading volume of the Company’s Common Stock as reported by Nasdaq.

In addition, under the Sundry SPA, each of the parties releases the other parties from all claims related to the Sundry Loan Documents and from all surviving obligations under the Second Amended and Restated Membership Interest Purchase Agreement, dated October 13, 2022, among the Company, the Sundry Investors and Sunnyside, LLC.

On June 21, 2023, the Company filed a certificate of designation (the “Series C Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the Series C Preferred Stock pursuant to the Sundry SPA.

Copies of the Series C Certificate of Designation and the Sundry SPA are filed as Exhibits 3.1 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing descriptions of the Sundry SPA and the Series C Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the applicable exhibit.

Item 1.02	Termination of a Material Definitive Agreement.

Item 1.01 is incorporated by reference herein. As described in Item 1.01, in consideration of, among other things, the settlement of certain liabilities of the Company, the Company and the Jones Parties entered into the Settlement Agreement. As further described in Item 1.01, in consideration of the issuance of the shares of Series C Preferred Stock to the Sundry Investors pursuant to the Sundry SPA, the Sundry Loan Documents were terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 1.01 is incorporated by reference herein. As described in Item 1.01, the Company sold, transferred, assigned, conveyed and delivered one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones.

Item 3.02	Unregistered Sales of Equity Securities.

Item 1.01 is incorporated by reference herein. As described in Item 1.01, under the terms of the Settlement Agreement, the Company issued 1,952,580 shares of the Company’s Common Stock to D. Jones and under the terms of the Sundry SPA, the Company issued to the Sundry Investors 5,761 shares of Series C Preferred Stock, which issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Series C Convertible Preferred Stock

On June 21, 2023, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 5,761 shares out of the authorized but unissued shares of its preferred stock as Series C Convertible Preferred Stock. The following is a summary of the principal terms of the Series C Preferred Stock.

Dividends

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series C Preferred Stock (the “Series C Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series C Preferred Stock.

Voting Rights

The Series C Holders are entitled to vote as a class as expressly provided in the Certificate of Designation and where required pursuant to applicable law (including, without limitation, the DGCL). The Series C Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Series C Holders are permitted to vote with the class of shares of Common Stock pursuant to applicable law (including, without limitation, the DGCL).

With respect to any vote with the class of Common Stock, each share of the Series C Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated. To the extent that under the DGCL the vote of the Series C Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders (as defined in the Certificate of Designation), voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL) shall constitute the approval of such action by both the class or the series, as applicable. Series C Holders shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL.

Ranking and Liquidation

The Series C Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to Junior Securities; (iii) on parity with Parity Securities; and (iv) junior to Senior Securities, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon a Liquidation, each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series C Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Series C Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Company shall mail written notice of any such Liquidation, not less than sixty (60) days prior to the payment date stated therein, to each Holder.

Conversion

Each share of the Series C Preferred Stock shall be convertible, at any time and from time to time from and after June 21, 2023 at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d) of the Certificate of Designation) determined by dividing the Stated Value of such share of the Series C Preferred Stock ($1,000 as of June 21, 2023) by the Conversion Price (as defined below) subject to certain terms of the beneficial ownership limitation described in this Certificate of Designation. The conversion price for each share of the Series C Preferred Stock is $0.717, which is the lower of (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market on June 20, 2023 (the trading day before the date of the Sundry SPA), and (b) the average closing price per share of Common Stock as reported on the Nasdaq Capital Market for the five trading days preceding the date of the Sundry SPA, subject to adjustment herein (the “Series C Conversion Price”).

Certain Adjustments

If the Company, at any time while the Series C Preferred Stock is outstanding, pays a stock dividend, issues stock splits, effects any subsequent rights offerings, or makes any dividend or other distribution of its assets, then the Holder can adjust the Conversion Price of the Series C Preferred Stock, acquire the purchase rights of the Company’s securities, or participate in the distribution of the Company’s assets pursuant to Section 7 of the Certificate of Designation.

Preemptive Rights

No holders will have any preemptive rights to purchase or subscribe for the Company’s Common Stock or any of its other securities.

Redemption

The Company has the option to redeem any or all of the then outstanding Series C Preferred Stock at 112% of the then Stated Value any time after June 21, 2023 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series C Preferred Stock.

Trading Market

The Series C Holders can liquidate or convert the Series C Preferred Shares according to the terms of this Certificate of Designation. However, there is no established trading market for any of the Series C Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Series C Preferred Stock on any securities exchange or other nationally recognized trading system.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2023 and the unaudited pro forma condensed consolidated statements of operations of the Registrant for the three months ended March 31, 2023 and year ended December 31, 2022 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series C Convertible Preferred Stock, dated June 21, 2023
10.1	Settlement Agreement and Release dated June 21, 2023
10.2	Waiver and Amendment Agreement dated June 21, 2023
10.3	Securities Purchase Agreement, dated June 21, 2023, by and among Digital Brands Group, Inc. and the Sundry Investors
99.1	Company unaudited pro forma condensed combined balance sheet as of March 31, 2023 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and year ended December 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: June 27, 2023

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer

Exhibit 3.1

DIGITAL BRANDS GROUP, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES C CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151(g) OF THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, John Hilburn Davis IV, does hereby certify that:

1. He is the Chief Executive Officer and Secretary of Digital Brands Group, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 10,000,000 shares of preferred stock, of which (i) 6,300 share of Series A Preferred Stock have been issued and (ii) one share of Series B Preferred Stock has been issued.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the Sixth Amended and Restated Certificate of Incorporation of the Corporation, as amended, provides for a class of its authorized stock known as preferred stock, consisting of 10,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Purchase Agreement, up to 5,761 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF SERIES C CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Securities pursuant to the Purchase Agreement.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each Holder’s obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Delaware Courts” shall have the meaning set forth in Section 11(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” shall have the meaning given such term in Section 2.

“Liquidation” shall have the meaning set forth in Section 5.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” means 112% of the Stated Value then outstanding.

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

2

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of June __, 2023 (the “Subscription Date”), among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement meeting the requirements set forth in the Purchase Agreement and covering the resale of the Underlying Shares by each Holder as provided for in the Purchase Agreement.

“Securities” means the Preferred Stock and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c).

“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.

“Subscription Amount” means, as to each Holder, the aggregate amount of indebtedness due and owed to Holder under promissory notes and to be cancelled by Holder in payment for the Preferred Stock issued to Holder pursuant to the Purchase Agreement.

“Subsidiary” means any subsidiary of the Corporation and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the Subscription Date.

“Successor Entity” shall have the meaning set forth in Section 7(e).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Corporation, and any successor transfer agent of the Corporation.

“Underlying Shares” means the Conversion Shares.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series C Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 5,761 (which shall not be subject to increase without the written consent of the holders of a majority of the then outstanding Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1,000, subject to increase as set forth in Section 3 below (the “Stated Value”).

3

Section 3. Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 7, Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

Section 4. Voting Rights. Holders of the Preferred Stock are entitled to vote as a class as expressly provided in this Certificate of Designation and where required pursuant to applicable law (including, without limitation, the DGCL). Holders of the Preferred Stock are also entitled to vote with the holders of shares of Common Stock (and any other series of preferred stock which vote together with the Common Stock as a single class), voting together as one class, on all matters in which the Holders of the Preferred Stock are permitted to vote with the class of shares of Common Stock pursuant to applicable law (including, without limitation, the DGCL). With respect to any vote with the class of Common Stock, each share of Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in Section 6(d) hereof) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. To the extent that under the DGCL the vote of the holders of the Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of a majority of the then outstanding shares of the Preferred Stock (the “Required Holders”), voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL), , shall constitute the approval of such action by both the class or the series, as applicable. Holders of the Preferred Stock shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL.

Section 5. Ranking; Liquidation. The Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Preferred Stock (“Junior Securities”); (iii) on parity with the Corporation’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as well as any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Preferred Stock (“Senior Securities”), in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Corporation and the rights of the Corporation’s existing and future creditors, upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), each Holder shall be entitled to be paid out of the assets of the Corporation legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value for each share of Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than sixty (60) days prior to the payment date stated therein, to each Holder.

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Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by e-mail attachment or by a nationally recognized overnight courier service such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b) Conversion Price. The conversion price for each share of Preferred Stock is $0.717, subject to adjustment herein (the “Conversion Price”).

c) Mechanics of Conversion

i. Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Preferred Stock. The Corporation shall deliver the Conversion Shares required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

ii. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock (assuming any such conversions are made without regard to any limitations on conversion set forth herein). The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if a Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement.

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iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Preferred Stock.

iv. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of a Holder, the Corporation shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. A Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

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Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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c) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

e) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation (and all of its Subsidiaries, taken as a whole), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered by facsimile or email to each Holder at its last facsimile number or email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. For the avoidance of doubt, and without limiting the conversion rights of any Holder, each Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the twenty (20)-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

f) Voluntary Adjustment By Corporation. Subject to the rules and regulations of the Trading Market, the Corporation may at any time, subject to the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the board of directors of the Corporation.

Section 8. Optional Redemption at Election of Corporation. Subject to the provisions of this Section 8, at any time after the Original Issue Date and so long as there is an effective Registration Statement, the Corporation may deliver a notice to the Holders (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem any or all of the then outstanding Preferred Stock in an amount equal to the Optional Redemption Amount on the 10th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”). The Optional Redemption Amount will be payable in full on the Optional Redemption Date. The Corporation covenants and agrees that it will honor all Notices of Conversion tendered by Holders from the time of delivery of the Optional Redemption Notice through the Optional Redemption Date.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by e-mail attachment, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: John Hilburn Davis IV, e-mail address hil@digitalbrandsgroup.com, or such other e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or e-mail attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Corporation, or if no such facsimile number, e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation (which shall not include the posting of any bond).

c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designation (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Wilmington, Delaware, County of New Castle (the “Delaware Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

d) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

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e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

g) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

h) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C Convertible Preferred Stock.

*********************

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RESOLVED, FURTHER, that the Chairman, a Chief Executive Officer, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 21st day of June, 2023.

DIGITAL BRANDS GROUP, INC.

By:	/s/ John Hilburn Davis IV
Name:	John Hilburn Davis IV
Title:	President and Chief Executive Officer

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ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of SERIES C CONVERTIBLE Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Digital Brands Group, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Preferred Stock owned prior to Conversion:

Number of shares of Preferred Stock to be Converted:

Stated Value of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Applicable Conversion Price:

Number of shares of Preferred Stock subsequent to Conversion:

Address for Delivery:

or

DWAC Instructions:

Broker no:

Account no:

[HOLDER]

By:
Name:
Title:

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Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is entered into as of this 21st day of June, 2023 (the “Effective Date”), by and among Drew Jones (“Jones”), D. Jones Tailored Collection, Ltd. (“D. Jones” or “Purchaser”), Harper & Jones, LLC (“H&J”, and collectively with Jones and D. Jones, the “Jones Parties”), Digital Brands Group, Inc. (“DBG” or “Seller”), and John Hilburn Davis IV (“Davis” and collectively with DBG, the “DBG Parties”) (the Jones Parties and the DBG Parties collectively, the “Parties”).

RECITALS:

A.       Effective October 14, 2020, some of the parties hereto entered into the Membership Interest Purchase Agreement (“MIPA”) whereby D. Jones sold one hundred percent (100%) of the membership interests (the “Assigned Interests”) in Harper & Jones, LLC, a Texas limited liability company (“H&J”) to DBG, and the Employment Agreement whereby Jones became an employee of DBG (the “Employment Contract”).

B.       On several occasions, DBG breached the terms of the MIPA and the Employment Agreement. To address DBG’s breaches, the parties entered into a subsequent agreement effective July 29, 2022 (the “2022 Agreement”). The 2022 Agreement, in part, amended Section 2.06 of the MIPA and requires DBG to issue $7,899,356 worth of additional DBG common stock to D. Jones on May 18, 2023. DBG breached the terms of the 2022 Agreement in numerous respects.

C.       On September 20, 2022, an Arbitration Demand was filed to address DBG’s breaches of the MIPA, the Employment Agreement and the 2022 Agreement.

D.       On November 28, 2022, the arbitrator issued a Partial Final Award, which was confirmed by the 116th Judicial District Court of Dallas County, Texas on December 12, 2022. The court’s Order required DBG to pay $645,304.00 to D. Jones, which DBG paid.

E.       An arbitration hearing was held on February 2, 2023, and a Corrected Final Award was entered on February 13, 2023 (the “Arbitration Award”). The Arbitration Award ordered DBG and Davis to pay claimants an additional $1,247,207.70 in damages, attorney fees and costs through the date of the arbitration hearing. Those amounts remain unpaid.

F.       The Parties desire to settle any and all outstanding claims between them by (i) the payment of $229,000 by DBG to D. Jones, (ii) the issuance of $1,400,000 worth of DBG common stock to D. Jones, on the terms and conditions set forth herein, and (iii) the sale and assignment of one hundred percent (100%) of the membership interests in H&J to D. Jones, on the terms and conditions set forth herein. In addition, the Parties will release all claims, if any, they may have against the other Parties.

Settlement agreement and release

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

CASH PAYMENTS TO D. JONES

1.1              Cash Payments to D. Jones. Contemporaneously with the Parties’ execution of this Agreement, DBG shall pay to D. Jones the sum of $225,000 made up of the following: (a) $200,000 agreed settlement amount, and (b) $25,000 (which is approximately 50% of the arbitration fees previously paid by the Jones Parties to JAMS). In addition, DBG will pay to D. Jones by wire transfer the sum of $4,000 representing attorney’s fees in connection with the negotiation and preparation of this Agreement, the related term sheet, and additional related documents.

ARTICLE 2

ISSUANCE OF DBG STOCK TO D. JONES

2.1       Issuance of DBG Stock to D. Jones.

(a)	Issuance. Contemporaneously with the Parties’ execution of this Agreement, DBG shall issue and deliver to D. Jones shares of DBG’s common stock, par value $0.0001 per share (each a “Share” and, collectively, the “Shares”), the number of Shares of which shall be calculated as follows: $1,400,000 divided by the lower of (a) the closing price per Share on the trading day before the day the Shares are issued to D. Jones, and (b) the average closing price per Share for the 5 trading days preceding the day the Shares are issued to D. Jones (the “Stock Issuance Price”).

(b)	Additional Stock Issuances. DBG is settling approximately $6.0 million in outstanding liabilities (including the liabilities referenced herein) through the issuance of additional securities, and all such issuances (including the issuance to D. Jones) shall be at the Stock Issuance Price and occur on the same day (collectively, the “Stock Issuance”) and that the sale of such shares may have an adverse effect on the market price of the Company’s common stock.

(c)	Resale Registration Statement. DBG shall prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 (or any successor to Form S-1) covering the resale of the Registrable Securities (as defined below) (the “S-1 Resale Registration Statement”) no later than the earlier of the following dates: (i) within 90 calendar days following the effective date of the registration statement regarding a proposed secondary offering of DBG securities that DBG currently plans to file sometime in June 2023 (the “Secondary Offering”), and (ii) October 31, 2023. DBG shall use its commercial best efforts to have the S-1 Resale Registration Statement declared effective as soon as possible. For purposes of this Agreement, the term “Registrable Securities” shall mean all Shares issued hereunder and all Shares owned by D. Jones and its principals. If any time in the future Form S-3 becomes available to DBG to register the Registrable Securities, DBG may amend the S-1 Resale Registration Statement to instead be on Form S-3, and as soon as reasonably practicable thereafter to effect registration of the Registrable Securities (or any unsold portion thereof) and any related qualification or compliance with respect to all Registrable Securities.

(d)	Limitation on Resales. D. Jones and its principals agree to sell no more than $500,000 worth of the Shares in any calendar month, commencing with the calendar month in which the S-1 Resale Registration Statement is declared effective.

Settlement agreement and release

ARTICLE 3

SALE AND ASSIGNMENT OF H&J MEMBERSHIP INTERESTS

3.1       Sale and Assignment. DBG is the owner of one hundred percent (100%) of the membership interests (the “Assigned Interests”) in H&J. In consideration of the release of the DBG Parties by the Jones Parties set forth in Section 4.1(a), and upon the terms and subject to the conditions set forth in this Agreement, DBG hereby sells, transfers, assigns, conveys, and delivers to D. Jones the Assigned Interests. To further evidence the sale, DBG will execute and deliver to D. Jones contemporaneously with DBG’s execution of this Agreement, an original Assignment of Membership Interests substantially in the form attached hereto as Exhibit A (the “Assignment”). The Assignment will be effective as of 12:01 a.m. on the Effective Date.

ARTICLE 4

RELEASE OF THE PARTIES

4.1       Release of the DBG Parties. Upon (i) the cash payments to D. Jones per Article 1 hereto, (ii) the issuance of DBG shares ,per Article 2 hereof, and (iii) the effective sale and assignment of the Assigned Interests per Article 3 and Exhibit A hereof, each of Jones Parties hereby releases and absolutely and forever discharges each of the DBG Parties, and their respective successors, heirs, licensees, and assigns of and from any and all claims, damages, legal fees, costs, expenses, debts, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, asserted or unasserted, which either they now have, or at any time heretofore ever had, except for violations of this Agreement.

4.2       Release of the Jones Parties. Each of the DBG Parties hereby releases and absolutely and forever discharges each of the Jones Parties, and their respective successors, heirs, licensees and assigns of and from any and all claims, damages, legal fees, costs, expenses, debts, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, asserted or unasserted, which they either now have, or at any time heretofore ever had, except for violations of this Agreement. This release does not apply, however, to any government criminal action against the Jones Parties. The DBG Parties represent that they are not aware of any such actions by any governmental agency.

Settlement agreement and release

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE JONES PARTIES

5.1       Authorization of Transaction. Jones and D. Jones, jointly and severally, represent and warrant to the DBG Parties as follows:

(a)	D. Jones is a limited partnership duly formed, validly existing, and in good standing under the laws of the State of Texas.

(b)	D. Jones has all requisite power, authority, and capacity to execute, deliver, and perform this Agreement and the Assignment (collectively, the “Transaction Documents”). Each of the Jones Parties has all requisite power, authority, and capacity to execute, deliver, and perform the Transaction Documents.

(c)	Each of the Transaction Documents is a legal, valid, and binding agreement of the applicable Jones Party or Jones Parties, enforceable against the Jones Parties in accordance with its terms.

(d)	No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of the Transaction Documents on the part of the Jones Parties.

5.2       Jones Parties’ Investment Representations. Jones and D. Jones, jointly and severally, represent and warrant to the DBG Parties as follows:

(a)	D. Jones (i) is an “accredited investor” within the meaning of Section 501(a) of Regulation D, as adopted pursuant to the Securities Act of 1933, as amended (the “Securities Act”); (ii) is acquiring the Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Shares; (iii) has been advised and understands that the Shares (A) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities laws, and (B) have not been and shall not be registered under the Securities Act or any applicable state securities laws, except as otherwise provided herein; (iv) is aware that an investment in DBG is a speculative investment and is subject to the risk of complete loss; and (v) has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Shares.

(b)	D. Jones and its principals have substantial experience in making investment decisions of this type and D. Jones and its principals have such knowledge and experience in financial and business matters, and that D. Jones and its principals are capable of evaluating the merits and risks of an investment in DBG without the assistance of a purchaser representative. D. Jones and its principals have carefully read and understand all materials provided by or on behalf of DBG or its representatives to D. Jones or its representatives pertaining to an investment in DBG and has consulted, as it has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for D. Jones. D. Jones has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other representatives in determining the legal, tax, financial and other consequences of an investment in the Shares and the transactions contemplated thereby and the suitability of an investment in the Shares and the transactions contemplated thereby for D. Jones and its particular circumstances.

Settlement agreement and release

(c)	D. Jones is not a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act.

(d)	D. Jones is aware that if the parties to whom the Stock Issuance is made sell their Shares, the sale of such shares may have an adverse effect on the market price of DBG’s common stock. D. Jones is also aware that the securities to be sold further to the Secondary Offering will likely be sold at a substantial discount to then then trading price of DBG’s common stock which would be dilutive to existing DBG stockholders, including D. Jones, and would have an adverse effect on the price of DBG’s common stock.

(e)	D. Jones is aware that DBG intends to file a proxy statement with the SEC to solicit stockholder approval of a reverse stock split in a range of 1-for-2.5 to 1-for-50, with the exact number to be set by DBG’s Board of Directors, and that the announcement of such reverse stock split and/or effect thereof may have an adverse effect on the price of DBG’s common stock.

(f)	None of the Jones Parties will disclose any of the matters set forth in Sections 5.2(d) and 5.2(e) or acquire or sell any securities of DBG prior to the filing of the aforementioned registration statement regarding the Secondary Offering.

(g)	The Jones Parties are aware that on May 23, 2023, the Company received a letter (the “Letter”) from the Listing Qualifications Staff (the “Staff”) of Nasdaq notifying the Company that the Staff had determined to delist the Company’s common stock from Nasdaq based on the Company’s failure to comply with the listing requirements of Listing Rule 5550(b)(1), as a result of the Company’s stockholders’ deficit for the period ended March 31, 2023, as demonstrated in the Company’s Quarterly Report on Form 10-Q filed on May 22, 2023, while the Company was under “Panel Monitor” as had been previously disclosed in the Company’s SEC filings. The Letter states that the Company’s securities would be subject to delisting unless the Company timely requests a hearing before the Panel. The Company timely submitted a hearing request and, at the hearing, the Company will present its plan for regaining and sustaining compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. Although the Company has taken efforts to improve its stockholders’ equity, including converting a portion of its outstanding liabilities into preferred stock of the Company and obtaining certain stockholders’ waiver of anti-dilution rights, the Company expects that at the time of the hearing it will be required to demonstrate the Company’s ability to regain compliance with the $2.5 million stockholders’ equity requirement, set forth in Listing Rule 5550(b)(1), and its ability to sustain long term compliance with such requirement. If the Panel does not believe that the Company has demonstrated its ability to regain and sustain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market, the Panel is likely to determine to delist the Company’s securities from The Nasdaq Stock Market. Notwithstanding the foregoing, there can be no assurance that the Company will be successful in its efforts to maintain the Nasdaq listing. If the Company’s common stock and warrants cease to be listed for trading on The Nasdaq Capital Market, the Company expects that its common stock and warrants would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist the Company’s common stock and warrants, it would be more difficult for the Company’s stockholders, including the Jones Parties, to dispose of the Company’s securities and more difficult to obtain accurate price quotations on the Company’s common stock or warrants. The Company’s ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing it may need in the future, may also be materially and adversely affected if the Company’s common stock or warrants are not listed on a national securities exchange.

Settlement agreement and release

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE DBG PARTIES

The DBG Parties, jointly and severally, represent and warrant to the Jones Parties as follows:

6.1       Authorization of Transaction.

(a)	DBG is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware.

(b)	DBG has all requisite power and authority to execute, deliver, and perform the Transaction Documents and to consummate the transaction contemplated by the Transaction Documents.

(c)	The execution, delivery, and performance by DBG of the Transaction Documents have been duly authorized by all necessary action on the part of DBG. Davis has all requisite power, authority, and capacity to execute, deliver, and perform the Transaction Documents.

(d)	Each of the Transaction Documents is a legal, valid, and binding agreement of the applicable DBG Party or DBG Parties, enforceable against the DBG Parties in accordance with its terms.

(e)	No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of the Transaction Documents on the part of the DBG Parties.

6.2       Title to Assigned Interests. DBG is the true and lawful owner of the Assigned Interests and is transferring good title to the Assigned Interests, free and clear of any and all liens, debts, claims, liabilities, obligations, encumbrances, and security interests.

Settlement agreement and release

6.3       Operation in the Ordinary Course of Business. From the execution of the Non -Binding Term Sheet – Purchase Agreement to the execution of this Agreement, the DBG Parties have not taken any actions or engaged in any transactions with respect to H&J which are outside of H&J’s ordinary course of business, including, but not limited to, borrowings by H&J.

ARTICLE 7

MISCELLANEOUS

7.1       Entire Agreement. This Agreement and the Transaction Documents set forth the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby. The Recitals above are binding terms of this Agreement.

7.2       Applicable Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the laws of the State of Texas. In the event that judicial proceedings are instituted to enforce any of the provisions of this Agreement, such proceedings shall be brought in a court of competent jurisdiction in Dallas County, Texas.

7.3       Severability. If any term, provision, covenant, or restriction of this Agreement is held by the final, non-appealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

7.4       Further Assurances. Each party shall cooperate and take such actions, and execute all such further instruments and documents as the other party may reasonably request in order to convey title to the Assigned Interests to Purchaser and otherwise to effect the terms and purposes of this Agreement.

7.5       Counterparts. This Agreement may be executed in one or more counterparts and by facsimile or other electronic transmission, each of which shall be an original, but all of which taken together shall constitute a single document. A photocopy, electronic copy, or facsimile of an executed counterpart of this Agreement shall be sufficient to bind the parties whose signature(s) appear thereon.

[Signature page follows.]

Settlement agreement and release

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

/s/Drew Jones		/s/ John Hilburn Davis IV
Drew Jones		John Hilburn Davis IV

D. Jones Tailored Collection, Ltd.		Digital Brands Group, Inc.

By: DJones, LLC
Its: General Partner		By:	/s/ John Hilburn Davis IV
John Hilburn Davis IV, CEO

By:	/s/Drew Jones	By:	/s/ Trevor Pettennude
	Drew Jones, Managing Member		Trevor Pettennude on behalf of the BOD

Harper & Jones, LLC

By:	/s/Drew Jones
Drew Jones, CEO

Settlement agreement and release

EXHIBIT A

Assignment

ASSIGNMENT OF MEMBERSHIP INTERESTS

This Assignment of Membership Interests (the “Assignment”) is made and entered into to be effective as of 12:01 a.m. on the 21st day of June, 2023 (the “Effective Date”), by and between Digital Brands Group, Inc. (“Assignor”), and D. Jones Tailored Collection, Ltd. (“Assignee”). Drew Jones, the manager Harper & Jones, LLC (the “Manager”), executes this Assignment for the purposes described in Recital C below.

RECITALS

A.	Assignor owns one hundred percent (100%) percent of the Membership Interests (the “Assigned Interests”) in Harper & Jones, LLC, a Texas limited liability company (the “Company”).

B.	Pursuant to that certain Settlement Agreement and Release by and among Assignor, Assignee, and certain affiliates of Assignor and Assignee, dated effective as of June 21, 2023, Assignor desires to sell the Assigned Interests to Assignee and Assignee desires to purchase the Assigned Interests.

C.	Assignor and the Manager desire to: (i) waive any and all requirements for or restrictions on the transfer of Membership Interests contained in the governing documents of DBG, (ii) consent to the assignment of the Assigned Interests, and (iii) consent to the admission of Assignee as a Member of DBG with respect to the Assigned Interests.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Assignment. Assignor hereby sells, conveys, transfers, and assigns to Assignee the Assigned Interests, and Assignee hereby accepts the assignment of the Assigned Interests.

2.            Waiver, Consent, and Admission. Assignor and the Manager hereby: (i) waive any and all requirements for or restrictions on the transfer of Membership Interests contained in the governing documents of DBG, (ii) consent to the assignment of the Assigned Interests, and (iii) consent to the admission of, and hereby admit, Assignee as a Member of DBG with respect to the Assigned Interests.

3.            Capitalized Terms. All capitalized terms used in this Assignment but not defined herein shall have the meaning set forth in DBG Agreement.

4.            Binding Agreement. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors, and assigns.

5.            Governing Law. This Assignment shall be governed by the laws of the State of Texas. In the event that judicial proceedings are instituted to enforce any of the provisions of this Assignment, such proceedings shall be brought in a court of competent jurisdiction in Dallas County, Texas.

6.            Counterparts. This Assignment may be executed in one or more counterparts and by facsimile or other electronic transmission, each of which shall be an original, but all of which taken together shall constitute a single document. A photocopy, electronic copy (e.g., a “pdf” or “tif” file), or telecopy of an executed counterpart of this Assignment shall be sufficient to bind the parties whose signatures appear thereon.

[Signature page follows]

Settlement agreement and release

exhibit a – page 1

IN WITNESS WHEREOF, the parties have executed this Assignment on the date(s) set forth below to be effective as of the Effective Date.

ASSIGNOR:

Digital Brands Group, Inc.

By:
John Hilburn Davis IV, CEO

By:
Trevor Pettennude on behalf of the BOD

ASSIGNEE:

D. Jones Tailored Collection, Ltd.

By: DJones, LLC
Its: General Partner

By:
Drew Jones, Managing Member

MANAGER:

Drew Jones

Settlement agreement and release

exhibit a – page 2

Exhibit 10.2

WAIVER AND AMENDMENT AGREEMENT

This Waiver and Amendment Agreement (this “Agreement”) is entered into as of June 21, 2023 (the “Effective Date”), by and among Digital Brands Group, Inc. (the “Company”), Norwest Venture Partners XI, LP (“NVP XI”), and Norwest Venture Partners XII, LP (“NVP XII” and together with NVP XI, the “NVP Parties”). Each of the Company, Norwest Venture Partners XI, LP, and Norwest Venture Partners XII, LP are individually a “Party” and collectively, the “Parties”. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in that certain Merger Agreement, as defined below.

WHEREAS, Company entered into an Agreement and Plan of Merger, dated February 12, 2020 (as amended, the “Merger Agreement”), with Bailey 44, LLC, a Delaware limited liability company (“Bailey”), NVP XI, and NVP XII, on the one hand, and the Company and Denim.LA Acquisition Corp., a Delaware corporation and a former wholly-owned subsidiary of the Company (“Merger Sub”), on the other hand, pursuant to which Merger Sub was merged with and into Bailey with Bailey surviving as a wholly-owned subsidiary of the Company; and

WHEREAS, the Parties now desire to waive and amend certain provisions of the Merger Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises, benefits and covenants contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intended to be legally bound, hereby agree as follows:

1.            Waiver and Termination of the Post-Closing Adjustment and Anti-Dilution Protection: The Parties hereby waive, and amend the Merger Agreement to terminate, Section 2.06(b) of the Merger Agreement. Following the Effective Date, Section 2.06(b) of the Merger Agreement shall be null, void and no longer of any effect. Notwithstanding anything to the contrary, to the extent any default or breach shall have occurred under the Merger Agreement as a result of any failure by any Party to comply with Section 2.06(b) of the Merger Agreement, each of the Parties hereto hereby expressly waives, each such default or breach (as applicable) and hereby expressly waives all of their respective rights, remedies, powers and privileges relating thereto or in connection therewith (at law, in equity or otherwise), to the extent arising before, on or after the Effective Date.

2.	Acknowledgements. Each of the NVP Parties hereby acknowledges and agrees that:

(a) The NVP Parties are aware that on or around the Effective Date, the Company is settling approximately $6.0 million in outstanding liabilities through the issuance of additional securities convertible into shares of the Company’s common stock and that the sale of such shares may have an adverse effect on the market price of the Company’s common stock. The NVP Parties are also aware that the Company plans to conduct an offering of the Company’s securities in or around June 2023, and such securities will likely be sold at a substantial discount to then then trading price of the Company’s common stock which would be dilutive to existing Company stockholders, including the NVP Parties, and would have an adverse effect on the price of the Company’s common stock.

(b) The NVP Parties are aware that the Company intends to file a proxy statement with the SEC to solicit stockholder approval of a reverse stock split in a range of 1-for-2.5 to 1-for-50, with the exact number to be set by the Company’s Board of Directors, and that the announcement of such reverse stock split and/or effect thereof may have an adverse effect on the price of the Company’s common stock.

(c) The NVP Parties are aware that on May 23, 2023, the Company received a letter (the “Letter”) from the Listing Qualifications Staff (the “Staff”) of Nasdaq notifying the Company that the Staff had determined to delist the Company’s common stock from Nasdaq based on the Company’s failure to comply with the listing requirements of Listing Rule 5550(b)(1), as a result of the Company’s stockholders’ deficit for the period ended March 31, 2023, as demonstrated in the Company’s Quarterly Report on Form 10-Q filed on May 22, 2023, while the Company was under “Panel Monitor” as had been previously disclosed in the Company’s SEC filings. The Letter states that the Company’s securities would be subject to delisting unless the Company timely requests a hearing before the Panel. The Company timely submitted a hearing request and, at the hearing, the Company will present its plan for regaining and sustaining compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. Although the Company has taken efforts to improve its stockholders’ equity, including converting a portion of its outstanding liabilities into preferred stock of the Company and obtaining the Seller’s waiver of its anti-dilution rights under the Merger Agreement, the Company expects that at the time of the hearing, it will be required to demonstrate the Company’s ability to regain compliance with the $2.5 million stockholders’ equity requirement, set forth in Listing Rule 5550(b)(1), and its ability to sustain long term compliance with such requirement. If the Panel does not believe that the Company has demonstrated its ability to regain and sustain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market, the Panel is likely to determine to delist the Company’s securities from The Nasdaq Stock Market. Notwithstanding the foregoing, there can be no assurance that the Company will be successful in its efforts to maintain the Nasdaq listing. If the Company’s common stock and warrants cease to be listed for trading on The Nasdaq Capital Market, the Company expects that its common stock and warrants would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist the Company’s common stock and warrants, it would be more difficult for the Company’s stockholders, including the NVP Parties, to dispose of the Company’s securities and more difficult to obtain accurate price quotations on the Company’s common stock or warrants. The Company’s ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing it may need in the future, may also be materially and adversely affected if the Company’s common stock or warrants are not listed on a national securities exchange.

3.	Release.

(a) Effective as of the date of this Agreement, the Company, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, managers, members, successors, and assigns (collectively, “Company Releasors”) hereby releases, waives, and forever discharges the NVP Parties, and each of them, and their respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, managers, members, agents, representatives, successors and assigns (collectively, “NVP Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Company Claims”), which any of such Company Releasors ever had, now have, or hereafter can, shall, or may have against any of such NVP Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the Effective Date, in each case, relating to Section 2.06(b) of the Merger Agreement. The parties hereby designate all Investor Releasees as third-party beneficiaries of this Section 3 having the right to enforce such Section.

(b) Effective as of the date of this Agreement, the NVP Parties, on behalf of themselves and their respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, managers, members, successors, and assigns (collectively, “NVP Releasors” and together with the Company Releasors, each a “Releasor”) hereby releases, waives, and forever discharges the Company and its present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, managers, members, agents, representatives, successors and assigns (collectively, “Company Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Seller Claims” and together with the Company Claims, each a “Claim” or “Claims”), which any of such NVP Releasors ever had, now have, or hereafter can, shall, or may have against any of such Company Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the Effective Date, in each case, relating to Section 2.06(b) of the Merger Agreement. The parties hereby designate all Company Releasees as third-party beneficiaries of this Section 3 having the right to enforce such Section.

2

(c) Each Releasor understands that it may later discover Claims or facts that may be different from, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 3, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and such party’s decision to enter into it and grant the release contained in this Section 3. Nevertheless, the Releasors intend to fully, finally, and forever settle and release all Claims that now exist, may exist, or previously existed, as set out in the release contained in this Section 3, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts. The Releasors have been made aware of, and understand, the provisions of California Civil Code Section 1542 (“Section 1542”), which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The Releasors expressly, knowingly, and intentionally waive any and all rights, benefits, and protections of Section 1542 and of any other state or federal statute or common law principle limiting the scope of a general release.

4.            Limited Effect. Except as set forth herein, the waiver and amendments contained herein shall not be construed as an amendment or waiver of any other provision of the Merger Agreement, or as a waiver of any further or future action on the part of either Party that would require the waiver of the other Party. On and after the Effective Date, each reference in the Merger Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Merger Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Merger Agreement will mean and be a reference to the Merger Agreement as specifically amended by this Agreement.

5.            Ratification; Conflict: Except as amended by this Agreement, each of the Parties hereto agree that the Merger Agreement shall remain in full force and effect. In the event of conflict between the Merger Agreement and this Agreement, the provisions of this Agreement shall prevail.

6.            Miscellaneous: The provisions of Article IX of the Merger Agreement shall be incorporated herein mutatis mutandis.

[Signature page follows]

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IN WITNEES WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

DIGITAL BRANDS GROUP, INC.

By:	/s/John Hilburn Davis, IV
Name: John Hilburn Davis, IV
Title: Chief Executive Officer

NORWEST VENTURE PARTNERS XI, LP

By: Genesis VC Partners XI, LLC, its General Partner

By: NVP Associates, LLC, its Managing Member

By:	/s/ Sonya Brown
Name: Sonya Brown
Title: General Partner

NORWEST VENTURE PARTNERS XII, LP

By: Genesis VC Partners XII, LLC, its General Partner

By: NVP Associates, LLC, its Managing Member

By:	/s/ Sonya Brown
Name: Sonya Brown
Title: General Partner

[Signature Page to Waiver and Amendment Agreement]

Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 21, 2023, is by and among Digital Brands Group, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule I (individually, a “Investor” and collectively, the “Investors”).

RECITALS

A.            The Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.            The Company has authorized a new series of convertible preferred stock of the Company designated as Series C Convertible Preferred Stock, par value $0.0001 per share, the terms of which are set forth in the certificate of designation for such series of Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series C Preferred Stock”), which Series C Preferred Stock shall be convertible into shares of Common Stock, par value $0.0001 per share (the “Common Stock”) (such shares of Common Stock issuable pursuant to the terms of the Certificate of Designations, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations.

C.            The initial conversion price per share of the Series C Preferred Stock as set forth in the Certificate of Designations is calculated as follows: the lower of (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market on the trading day before the date hereof, and (b) the average closing price per share of Common Stock as reported on the Nasdaq Capital Market for the five trading days preceding the date hereof.

D.            Each Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate number of shares of Series C Preferred Stock (the “Shares”) set forth opposite such Investor’s name on Schedule I.

E.            The Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.0            Basic Terms of Purchase and Sale.

1.1            Purchase and Sale of Series C Preferred Stock.

(a)            The Company has adopted and filed with the Secretary of State of the State of Delaware prior to the date hereof, the Certificate of Designations to create the Series C Preferred Stock.

(b)            Subject to the terms and conditions of this Agreement, each of the Investors hereby purchases from the Company, and the Company hereby sells and issues to each of the Investors, that number of Shares as is set forth opposite such Investor’s name on Schedule I at a purchase price of $1,000 per Share, with the aggregate purchase price to be paid by each Investor being as stated on Schedule I opposite such Investor’s name, which purchase price is being paid by the Investor’s cancellation of indebtedness evidenced by a promissory note issued by the Company to the Investor, dated December 8, 2023, in the principal amount set forth opposite such Investor’s name on Schedule I (each, a “Note” and collectively, the “Notes”). To facilitate the issuance of shares in accordance with the provisions of this Agreement, the Company may round the number of Shares allocated to any Investor up to the nearest whole number. The Company’s agreements with each of the Investors are separate agreements, and the sale of the Shares to each of the Investors are separate sales.

(b)            As soon as practicable after the date hereof, the Company shall deliver to each Investor purchasing Shares a certificate representing that number of the Shares set forth on Schedule I opposite the name of such Investor against delivery to the Company by such Investor of evidence of the cancellation of all amounts owing under the Investor’s Note in such form as reasonably requested by the Company.

1.2            Registration of Shares of Common Stock Underlying Series C Preferred Stock.

(a)            S-1 Resale Registration Statement. The Company shall prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 (or any successor to Form S-1) covering the resale of the Registrable Securities (as defined below) (the “S-1 Resale Registration Statement”) no later than the earlier of the following dates: (i) the date which is 90 calendar days following the effective date of the registration statement regarding a proposed secondary offering of Company securities that the Company currently plans to file sometime in June 2023 (the “Secondary Offering”), and (ii) October 31, 2023. The Company shall use its commercial best efforts to have the S-1 Resale Registration Statement declared effective as soon as possible and to keep such S-1 Resale Registration Statement effective until the earlier to occur of (x) the date on which all Registrable Securities have been sold pursuant to such S-1 Resale Registration Statement and (y) the date as of which all Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144 (including, without limitation, volume restrictions). For purposes of this Agreement, the term “Registrable Securities” shall mean the Conversion Shares. If any time in the future Form S-3 becomes available to the Company to register the Registrable Securities, the Company may amend the S-1 Resale Registration Statement to instead be on Form S-3, and as soon as reasonably practicable thereafter to effect registration of the Registrable Securities (or any unsold portion thereof) and any related qualification or compliance with respect to all Registrable Securities. Each Investor agrees that in no event will such Investor, on an individual basis, convert in any calendar month more than the greater of (i) $300,000 of Registrable Securities (measured by the number of shares of Common Stock underlying the Shares to be converted multiplied by the then conversion price per Share) or (ii) Shares which underlying shares of Common Stock comprises more than 3% of the aggregate trading volume of the Company’s Common Stock as reported by Nasdaq.

(b)            Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, any FINRA filing fees, all fees and expenses of complying with applicable securities or blue sky laws, and the fees and disbursements of counsel for the Company and of the Company’s independent accountants and excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any Investor.

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(c)            Removal of Restrictive Legends. The certificates evidencing the Conversion Shares shall not contain any legend restricting the transfer thereof (including the legend set forth below in Section 3.7): (A) while a registration statement (including the S-1 Resale Registration Statement) covering the sale or resale of such Conversion Shares is effective under the Securities Act, or (B) following any sale of such Conversion Shares pursuant to Rule 144, or (C) if such Conversion Shares are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent for the Common Stock (the “Transfer Agent”) promptly after the date the Unrestricted Conditions are first met if required by the Company’s Transfer Agent to effect the issuance of the Conversion Shares without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance of the Conversion Shares, then such Conversion Shares shall be issued free of all legends. The Company agrees that following the date the Unrestricted Conditions are first met or such legend is otherwise no longer required under this Section 1.2(c), it will, no later than three (3) trading days following the delivery by the Investor to the Company or the Transfer Agent of a certificate or book-entry notice representing the Conversion Shares issued with a restrictive legend, deliver or cause to be delivered to such Investor a certificate, book-entry notice or electronic transfer representing such Conversion Shares that is free from all restrictive and other legends.

2.0            Representations and Warranties of the Company.

The Company hereby represents and warrants to the Investors as follows:

2.1            Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

2.2            Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, and for the authorization, issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Shares), has been taken, and this Agreement, when executed and delivered, shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights. The Company has all requisite legal and corporate power to enter into this Agreement, to sell the Shares hereunder, and to carry out and perform its obligations hereunder.

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2.3            Valid Issuance of the Shares. The rights, preferences and privileges of the Series C Preferred Stock are as stated in the Certificate of Designations. The Shares to be purchased by the Investors hereunder (and the Common Stock issuable upon conversion of the Shares) will, upon issuance pursuant to the terms hereof (or upon conversion of the Shares), be duly and validly issued, fully paid and nonassessable and will be free from any liens or encumbrances created by the Company (except as provided in this Agreement with respect to federal and applicable state securities laws). Based in part upon the representations of the Investors in Section 3 of this Agreement, the Shares (and the Common Stock issuable upon conversion of the Shares), when issued and delivered pursuant to this Agreement, will be issued in compliance with federal and all applicable state securities laws. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

2.4            Governmental Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any federal or state governmental agency or authority required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained.

2.5            Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, and the sale of the Shares pursuant to the terms hereof, will not result in any violation or be in conflict with or constitute a default under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

3.0            Representations and Warranties of the Investor.

Each Investor hereby severally represents and warrants to the Company as follows:

3.1            Authorization. When executed and delivered by such Investor, this Agreement will constitute the valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights.

3.2            Purchase Entirely for Own Account. Such Investor is acquiring the Shares hereunder for its own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” of all or any portion thereof within the meaning of the 1933 Act.

3.3            Disclosure of Information. Such Investor believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase Shares hereunder. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding its business and prospects. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.

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3.4            Experience. Such Investor is experienced in evaluating and investing in companies such as the Company. Such Investor understands that the investment to be made in connection with the acquisition of Shares hereunder is speculative and involves significant risk. Such Investor has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price. Such Investor is an “accredited investor” as that term is defined within Regulation D promulgated under the 1933 Act.

3.5            Restricted Securities. Such Investor understands that the Shares being purchased hereunder (and the Common Stock issuable upon conversion thereof) are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with Rule 144 promulgated by the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

3.6            Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares being purchased hereunder (or of the Common Stock issuable upon conversion of the Shares) except in compliance with applicable state securities laws and unless:

(a)            there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b)            such disposition involves: (i) a transfer not involving a change in beneficial ownership; (ii) a transfer in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule; (iii) transfers by any holder who is an individual to a trust for the benefit of such holder or his family; (iv) transfers by gift, will or intestate succession to the spouse, lineal descendants or ancestors of any holder or spouse of a holder; or (v) if such Investor is an entity, transfers to an affiliate for no consideration; or

(c)            such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act and will be in compliance with applicable state securities laws.

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3.7            Legends. Each Investor understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth in Section 1.2(c) above, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

3.8            Cancellation of Notes. Upon execution of this Agreement, the Investors acknowledge and agree that (i) all amounts due and owing by the Company further to the Notes are satisfied in full and (ii) the Company has no further obligation or liability further to the Notes.

3.9            Distribution of Shares. Investors agree that in no event will one individual Investor at any time be issued in excess of 19.99% of the issued and outstanding Common Stock of the Company as of the date hereof and that they will take any and all actions, including, without limitation, a distribution to their members of Shares, to ensure that stockholder approval will not be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by this Agreement.

3.10            Additional Issuances/Potential Reverse Stock Split.

(a)            Investors are aware that the Company is settling approximately $6.0 million in outstanding liabilities (including the liabilities referenced herein) through the issuance of additional securities at issuance and/or conversion prices calculated in an identical manner as described in Recital C herein and that the sale of such shares may have an adverse effect on the market price of the Company’s common stock. Investors are also aware that the securities to be sold further to the Secondary Offering will likely be sold at a substantial discount to then then trading price of the Company’s common stock which would be dilutive to existing Company stockholders, including the Investors, and would have an adverse effect on the price of the Company’s common stock.

(b)            Investors are aware that the Company intends to file a proxy statement with the SEC to solicit stockholder approval of a reverse stock split in a range of 1-for-2.5 to 1-for-50, with the exact number to be set by the Company’s Board of Directors, and that the announcement of such reverse stock split and/or effect thereof may have an adverse effect on the price of the Company’s common stock.

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(c)            Investors are aware that on May 23, 2023, the Company received a letter (the “Letter”) from the Listing Qualifications Staff (the “Staff”) of Nasdaq notifying the Company that the Staff had determined to delist the Company’s common stock from Nasdaq based on the Company’s failure to comply with the listing requirements of Listing Rule 5550(b)(1), as a result of the Company’s stockholders’ deficit for the period ended March 31, 2023, as demonstrated in the Company’s Quarterly Report on Form 10-Q filed on May 22, 2023, while the Company was under “Panel Monitor” as had been previously disclosed in the Company’s SEC filings. The Letter states that the Company’s securities would be subject to delisting unless the Company timely requests a hearing before the Panel. The Company timely submitted a hearing request and, at the hearing, the Company will present its plan for regaining and sustaining compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. Although the Company has taken efforts to improve its stockholders’ equity, including converting a portion of its outstanding liabilities into preferred stock of the Company and obtaining certain stockholders’ waiver of anti-dilution rights, the Company expects that at the time of the hearing it will be required to demonstrate the Company’s ability to regain compliance with the $2.5 million stockholders’ equity requirement, set forth in Listing Rule 5550(b)(1), and its ability to sustain long term compliance with such requirement. If the Panel does not believe that the Company has demonstrated its ability to regain and sustain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market, the Panel is likely to determine to delist the Company’s securities from The Nasdaq Stock Market. Notwithstanding the foregoing, there can be no assurance that the Company will be successful in its efforts to maintain the Nasdaq listing. If the Company’s common stock and warrants cease to be listed for trading on The Nasdaq Capital Market, the Company expects that its common stock and warrants would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist the Company’s common stock and warrants, it would be more difficult for the Company’s stockholders, including Investors, to dispose of the Company’s securities and more difficult to obtain accurate price quotations on the Company’s common stock or warrants. The Company’s ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing it may need in the future, may also be materially and adversely affected if the Company’s common stock or warrants are not listed on a national securities exchange.

4.0            General Release.

4.1            In consideration of the Investors agreement to receive Shares in full payment and satisfaction of the Notes, effective as of the date of this Agreement, the Company, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, managers, members, successors, and assigns (collectively, “Company Releasors”) hereby releases, waives, and forever discharges the Investors, and each of them, and their respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, managers, members, agents, representatives, successors and assigns (collectively, “Investor Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Company Claims”), which any of such Company Releasors ever had, now have, or hereafter can, shall, or may have against any of such Investor Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement, except for any surviving obligations under this Agreement. The parties hereby designate all Investor Releasees as third-party beneficiaries of this Section 4 having the right to enforce such Section.

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4.2            In consideration of the Company’s agreement to issue Shares in full payment and satisfaction of the Notes, effective as of the date of this Agreement, the Investors, on behalf of themselves and their respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, managers, members, successors, and assigns (collectively, “Investor Releasors” and together with the Company Releasors, each a “Releasor”) hereby releases, waives, and forever discharges the Company and its present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, managers, members, agents, representatives, successors and assigns (collectively, “Company Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, “Investor Claims” and together with the Company Claims, each a “Claim” or “Claims”), which any of such Investor Releasors ever had, now have, or hereafter can, shall, or may have against any of such Company Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement, but excluding any surviving obligations under this Agreement. The parties hereby designate all Company Releasees as third-party beneficiaries of this Section 4 having the right to enforce such Section.

4.3            Each Releasor understands that it may later discover Claims or facts that may be different from, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 4, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and such party’s decision to enter into it and grant the release contained in this Section 4. Nevertheless, the Releasors intend to fully, finally, and forever settle and release all Claims that now exist, may exist, or previously existed, as set out in the release contained in this Section 4, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts. The Releasors have been made aware of, and understand, the provisions of California Civil Code Section 1542 (“Section 1542”), which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The Releasors expressly, knowingly, and intentionally waive any and all rights, benefits, and protections of Section 1542 and of any other state or federal statute or common law principle limiting the scope of a general release.

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4.4            The Releasors acknowledge and agree that, among all other Claims released hereby, the general release provided for in this Section 4 releases the Company, on the Investors from, and terminates, all surviving obligations of the Releasees under that certain Second Amended and Restated Membership Interest Purchase Agreement, effective as of October 13, 2022, by and among the Company, Moise Emquies, George Levy, Matthieu Leblan, Carol Ann Emquies, and Sunnyside, LLC (the “Purchase Agreement”), including, without limitation, the indemnification obligations set forth in Article VIII of the Purchase Agreement. From and after the date hereof, the Investor Releasees, in their capacities as “Sellers” and “Indemnifying Parties” under the Purchase Agreement, shall have no further obligations to indemnify the Company or any other “Indemnified Party” under the Purchase Agreement, and the Buyer Releasees, in their capacities as “Buyer” and “Indemnifying Parties” under the Purchase Agreement, shall have no further obligations to indemnify the “Sellers” or any other “Indemnified Party” under the Purchase Agreement. As of the date hereof, all representations, warranties and covenants of the “Sellers” and the Company contained in the Purchase Agreement shall terminate.

5.0            Miscellaneous Provisions.

5.1            Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

5.2            Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

5.3            Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

5.4            Notices. All notices, consents or demands of any kind which any party to this Agreement may be required or may desire to serve on any other party hereto in connection with this Agreement shall be in writing and shall be delivered by personal service or overnight courier, by telex or facsimile transfer, or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed: (a) if to the Company, at its address set forth on the signature page hereof; or (b) if to an Investor, at Investor’s address as set forth on the signature page below. Service of any such notice or demand so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the fourth (4th) business day after the date of mailing, whichever is earlier in time. Any party hereto may from time to time by notice in writing served upon the others as aforesaid, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

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5.5            Captions. Captions are provided herein for convenience only and they form no part of this Agreement and are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties.

5.6            Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

5.7            Attorneys’ Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys’ fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

5.8            Counterparts. This Agreement may be executed in separate counterparts or by facsimile, each of which shall be deemed an original, and when executed, separately or together, shall constitute a single original instrument, effective in the same manner as if the parties hereto had executed one and the same instrument.

5.9            Waiver No waiver shall be effective unless in a writing signed by the person charged with making such waiver. Any waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless it so provides by its terms.

5.10            Entire Agreement. This Agreement (together with its Exhibits and the other documents referred to herein, and except as otherwise disclosed in such Exhibits and documents) is intended by the parties hereto to be the final expression of their agreement and constitutes and embodies their entire agreement and understanding with regard to its subject matter and is a complete and exclusive statement of the terms and conditions thereof, and shall supersede, merge and void any and all prior correspondence, conversations, negotiations, agreements or understandings relating to such subject matter.

5.11            Choice of Law This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules or provisions.

5.12            Binding on Heirs, Successors and Assigns. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

5.13            Survival. The respective representations and warranties given by the Company and the Investors, as contained herein and in any certificates to be delivered hereunder, shall survive the date hereof without regard to any investigation made by any party. All statements as to factual matters contained in any certificates, exhibits or other instruments delivered by or on behalf of any party pursuant to the terms hereto or in connection with the transactions contemplated hereby shall be deemed, for all purposes, to constitute representations and warranties by such party under the terms of this Agreement given as of the date of such certificate or instrument.

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5.14            Finder’s Fees. Each party represents that it is not and will not be obligated for any finder’s fee or commission in connection with this transaction. Each Investor hereby agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its agents or representatives is responsible; and the Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, agents or representatives is responsible.

5.15            Amendment. This Agreement shall be amended only upon the written consent of the Company and the Investors (or their permitted assignees to whom Investors have expressly assigned their rights under this Agreement) holding at least a majority of the Shares (including, for such purpose, any shares of Series C Preferred Stock and/or Common Stock issued upon conversion thereof) sold pursuant to this Agreement and then held by such persons. Any party hereto may, as to itself, by a writing signed by an authorized representative of such party: (a) extend the time for the performance of any of the obligations of another party; (b) waive any inaccuracies in representations and warranties made by another party contained in this Agreement or in any documents delivered pursuant hereto; (c) waive compliance by another party with any of the covenants contained in this Agreement or the performance of any obligations of such other party; or (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement.

5.16            Confidentiality. Each Investor shall hold in confidence and not disclose to any third party any nonpublic information concerning the Company obtained either in the course of the negotiation and delivery of this Agreement and the agreements referred to herein or after the date hereof; provided, however, that the Investors may make disclosure thereof to their respective professional advisors, as is required by any governmental authority or representative thereof, or pursuant to legal process or in exercising their remedies hereunder, and shall require, to the extent permitted by applicable law, any such third party to whom disclosure is made to agree to comply with this Section 5.16. None of the Investors will disclose any of the matters set forth in Sections 1.2 or 3.10 or acquire or sell any securities of the Company prior to the filing of the aforementioned registration statement regarding the Secondary Offering.

5.17            Expenses. Each of the Company and the Investors shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

Digital Brands Group, Inc.,
a Delaware Corporation

By:	/s/John Hilburn Davis IV
Name: John Hilburn Davis IV
Title: Chief Executive Officer

Address:
1400 Lavaca Street
Austin, TX 78701

12

INVESTORS:	Moise Emquies

/s/ Moise Emquies

Address:

George Levy

/s/ George Levy

Address:

Matthieu Leban

/s/ Matthieu Leban

Address:

Carol Ann Emquies

/s/ Carol Ann Emquies

Address:

Jenny Murphy

/s/ Jenny Murphy

Address:

Elodie Crichi

/s/ Elodie Crichi

Address:

13

Schedule I

Investor	Principal Amount Owed	Interest Owed	Total Owed	Shares to be Issued
Moise Emquies	$930,600.00	$43,852.92	$974,452.92	975 Shares
George Levy	$1,809,500.00	$85,269.56	$1,894,769.56	1895 Shares
Matthieu Leblan	$1,809,500.00	$85,269.56	$1,894,769.56	1895 Shares
Carol Ann Emquies	$620,400.00	$29,235.28	$649,635.28	650 Shares
Jenny Murphy	$275,000.00	$12,958.90	$287,958.90	288 Shares
Elodie Crichi	$55,000.00	$2,591.78	$57,591.78	58 Shares

Schedule I

EXHIBIT A

CERTIFICATE OF DESIGNATIONS

(See Attached)

Exhibit A

Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

H& J Settlement Agreement and Disposition of H&J

We have been involved in a dispute with the former owners of H&J regarding our obligation to “true up” their ownership interest in our company further to that membership interest purchase agreement dated May 10, 2021 whereby we acquired all of the outstanding membership interests of H&J (as amended, the “H&J Purchase Agreement”). Further to the H&J Purchase Agreement, we agreed that if, at May 18, 2022, the one year anniversary of the closing date of our initial public offering, the product of the number of shares of our common stock issued at the closing of such acquisition multiplied by the average closing price per share of our shares of common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus the gross proceeds, if any, of shares of our stock issued to such sellers and sold by them during the one year period from the closing date of the offering does not exceed the sum of $9.1 million, less the value of any shares of common stock cancelled further to any indemnification claims or post-closing adjustments under the H&J Purchase Agreement, then we shall issue to the subject sellers an additional aggregate number of shares of common stock equal to any such valuation shortfall at a per share price equal to the then closing price per share of our common stock as quoted on the NasdaqCM. We did not honor our obligation to issue such shares and the former owner of H&J have claimed that they were damaged as a result.

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company made aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 1,952,580 shares of common stock to D. Jones at a per share purchase price of $0.717 which represented the lower of (i) the closing price per share of the Common Stock as reported on Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. This transaction is known as the “H&J Settlement”.

Norwest Waiver

On June 21, 2023, the Company, on the one hand, and Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (together, the “Norwest Investors”), on the other hand, executed Waiver and Amendment (the “Norwest Amendment”) whereby the Norwest Investors agreed to waive and terminate certain true up rights of the Norwest Investors under the Agreement and Plan of Merger, dated February 12, 2020, among the Company, Bailey 44, LLC, Norwest Venture Partners XI, LP, and Norwest Venture Partners XII, LP and Denim.LA Acquisition Corp. This transaction is known as the “Norwest Waiver”. The Norwest Waiver resulted in the cancellation of a contingent liability of approximately $10.5 million in the fiscal quarter ending June 30, 2023.

Sundry Conversion

On June 21, 2023, the Company and the formers owners of Sundry (collectively, the “Sundry Investors”) executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at purchase price of $1,000 per share. The Series C Preferred Stock is convertible into a number of shares of the Company’s Common Stock equal to $1,000 divided by an initial conversion price of $0.717 which represents the lower of (i) the closing price per share of the Common Stock as reported on the Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023. The shares of Series Preferred Stock were issued in consideration for the cancellation of $5,759,178.00 which represented amounts owing further to certain promissory notes issued by the Company to the Sundry Investors dated December 30, 2022. This transaction is known as the “Sundry Conversion”.

The unaudited pro forma combined balance sheets of the Company as of March 31, 2023 have been prepared to reflect the effects of the disposition of H&J, the Norwest Waiver, and Sundry Conversion as if they occurred on March 31, 2023. The unaudited pro forma combined statements of operations for the three months ended March 31, 2023 combine the historical results and operations of the Company giving effect to the transactions as if they occurred on January 1, 2023. The unaudited pro forma combined statements of operations for the year ended December 31, 2022 combine the historical results and operations of DBG and Sundry giving effect to the transactions as if they occurred on January 1, 2022.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of DBG and Sundry and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 below.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, DBG calculated the accounting for the disposition using its best estimates. Accordingly, the pro forma disposition value adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed.] The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. However, the pro forma adjustments shown in these unaudited pro forma combined condensed financial statements reflect estimates and assumptions that we believe to be reasonable.

Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

These unaudited pro forma combined condensed financial statements have been derived from our historical financial statements, which are included in our quarterly report on Form 10-Q for the quarter ended March 31, 2023 and our annual report on Form 10-K for the year ended December 31, 2022.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2023

		Pro Forma
		Adjustments
			Sundry
			Conversion and
	DBGI		Norwest		Pro Forma as
	As Reported	H&J	Waiver	Notes	Adjusted
Net revenues	$5,095,234	$(718,855)	$—	(c)	$4,376,379
Cost of net revenues	2,656,652	(273,513)	—	(c)	2,383,139
Gross profit	2,438,582	(445,342)	—		1,993,240
Operating expenses:
General and administrative	4,636,844	(473,971)	—	(c), (d)	4,162,873
Sales and marketing	1,115,643	(176,292)	—	(c)	939,351
Distribution	270,185	—	—		270,185
Total operating expenses	6,022,672	(650,262)	—		5,372,410
Loss from operations	(3,584,090)	204,920	—		(3,379,170)
Other income (expense):
Interest expense	(1,873,270)	8,672	110,000	(c), (e)	(1,754,598)
Other non-operating income (expenses)	(678,989)	—	—		(678,989)
Total other income (expense), net	(2,552,259)	8,672	110,000		(2,433,587)
Income tax benefit (provision)	—	—	—		—
Net loss	$(6,136,349)	$213,592	$110,000		$(5,812,757)
Weighted average common shares outstanding – basic and diluted	5,670,362				7,622,942
Net loss per common share – basic and diluted	$(1.08)				$(0.76)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

			Pro Forma
			Adjustments
				Sundry
				Conversion and
	DBGI			Norwest		Pro Forma
	As Reported	Sundry (1)	H&J	Waiver	Notes	Adjustments
Net revenues	$13,971,178	$14,548,083	$(3,637,620)	$—	(b)	$24,881,640
Cost of net revenues	8,030,908	9,694,857	(1,241,594)	—	(b)	16,484,171
Gross profit	5,940,270	4,853,226	(2,396,026)	—		8,397,469

Operating expenses:
General and administrative	16,371,536	3,433,633	(2,303,855)	—	(b), (c)	17,501,314
Sales and marketing	4,950,635	913,052	(931,650)	—	(b)	4,932,036
Distribution	611,569	2,736,181	—	—		3,347,750
Impairment	15,539,332	—	—	—		15,539,332
Change in fair value of contingent consideration	564,303	—	—	(564,303)	(e)	-
Total operating expenses	38,037,375	7,082,866	(3,235,505)	(564,303)		41,320,433

Loss from operations	(32,097,105)	(2,229,640)	839,478	564,303		(32,922,963)

Other income (expense):
Interest expense	(9,014,337)	(9,099)	52,927	—	(b)	(8,970,509)
Other non-operating income (expenses)	3,068,080	(52,354)	—	—		3,015,726
Total other income (expense), net	(5,946,257)	(61,453)	52,927	—		(5,954,783)

Income tax benefit (provision)	—	(800)	—	—		—
Net loss	$(38,043,362)	$(2,291,893)	$892,405	$564,303		$(38,877,746)
Weighted average common shares outstanding -basic and diluted	771,297					2,723,877
Net loss per common share - basic and diluted	$(49.32)					$(14.27)

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF MARCH 31, 2023

		Pro Forma
		Adjustments
			Sundry
	DBGI		Conversion and		Pro Forma as
	As Reported	H&J	Norwest Waiver	Notes	Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$1,969,250	$(262,405)	$—	(a)	$1,706,845
Accounts receivable, net	345,439	(55,782)	—	(a)	289,657
Due from factor, net	590,253	—	—		590,253
Inventory	4,926,094	—	—		4,926,094
Prepaid expenses and other current assets	1,071,330	(186,928)	—	(a)	884,402
Total current assets	8,902,366	(505,115)	—		8,397,251
Property, equipment and software, net	71,803	—	—		71,803
Goodwill	10,103,812	(1,130,310)	—	(a)	8,973,502
Intangible assets, net	13,473,151	(1,378,126)	—	(a)	12,095,025
Deposits	110,962	(4,416)	—	(a)	106,546
Right of use asset	467,738	—	—		467,738
Total assets	$33,129,832	$(3,017,967)	$—		$30,111,865

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,671,050	$(45,969)	$—	(a)	$7,625,081
Accrued expenses and other liabilities	4,921,970	(610,114)	—	(a)	4,311,856
Deferred revenue	317,421	(317,421)	—	(a)	—
Due to related parties	452,055	(1,008)	—	(a)	451,047
Contingent consideration liability	12,098,475	(1,400,000)	(10,698,475)	(a), (b)	—
Convertible note payable, net	100,000	—	—		100,000
Accrued interest payable	1,780,535	—	(110,000)	(b)	1,670,535
Note payable - related party	129,489	(129,489)	—	(a)	—
Loan payable, current	1,329,507	—	—		1,329,507
Promissory note payable, net	10,914,831	—	(5,500,000)	(b)	5,414,831
Right of use liability, current portion	425,654	—	—		425,654
Total current liabilities	40,140,987	(2,504,000)	(16,308,475)		21,328,512
Loan payable	798,759	(219,894)	—	(a)	578,865
Right of use liability	53,107	—	—		53,107
Total liabilities	40,992,853	(2,723,895)	(16,308,475)		21,960,484

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock	1	—	6	(b)	7
Common stock	598	—	195	(b)	793
Additional paid-in capital	102,020,045	1,400,000	5,609,799	(a), (b)	109,029,844
Accumulated deficit	(109,883,665)	(1,694,073)	10,698,475	(a), (b)	(100,879,263)
Total stockholders' equity (deficit)	(7,863,021)	(294,073)	16,308,475		8,151,381
Total liabilities and stockholders' equity (deficit)	$33,129,832	$(3,017,967)	$—		$30,111,865

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.            Description of Transactions

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company made aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 1,952,580 shares of common stock to D. Jones at a per share purchase price of $0.717 which represented the lower of (i) the closing price per share of the Common Stock as reported on Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones.

On June 21, 2023, the Company, on the one hand, and Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (together, the “Norwest Investors”), on the other hand, executed Waiver and Amendment (the “Norwest Amendment”) whereby the Norwest Investors agreed to waive and terminate the post-closing adjustment and anti-dilution rights of the Norwest Investors under the Agreement and Plan of Merger, dated February 12, 2020, among the Company, Bailey 44, LLC, Norwest Venture Partners XI, LP, and Norwest Venture Partners XII, LP and Denim.LA Acquisition Corp.

On June 21, 2023, the Company and the formers owners of Sundry (collectively, the “Sundry Investors”) executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at purchase price of $1,000 per share. The Series C Preferred Stock is convertible into a number of shares of the Company’s Common Stock equal to $1,000 divided by an initial conversion price of $0.717 which represents the lower of (i) the closing price per share of the Common Stock as reported on the Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023. The shares of Series Preferred Stock were issued in consideration for the cancellation of $5,759,178.00 which represented amounts owing further to certain promissory notes issued by the Company to the Sundry Investors dated December 30, 2022.

2.            Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma balance sheets and unaudited pro forma statements of operations, expected to have a continuing impact on the results.

The transactions were accounted for as a business disposition where DBG is the accounting seller that disposed of 100% of its membership interest in H&J. Upon the disposition, the assets and liabilities of H&J are not included in the results of the Company.

3.            Transaction Consideration

As a result of the transaction, DBG settled its existing contingent consideration liability of $1,400,000 by the issuance its common stock. Additionally, the Company made a cash payment of $229,000. As a result, the total fair value of consideration received is ($229,000). The Company disposed of $1,465,073 of net assets attributable to H&J, included the resulting goodwill and intangible assets per the purchase price allocation. Accordingly, the Company recognized a pro forma loss on disposal of ($1,694,073).

The following table shows the preliminary consideration and pro forma loss on the disposition:

Settlement of contingent consideration	$1,400,000
Less: cash payment to H&J Seller	(229,000)
Less: common shares issued to H&J Seller	(1,400,000)
Total fair value of consideration received	(229,000)
Carrying amount of assets and liabilities
Cash and cash equivalents	33,405
Accounts receivable, net	55,782
Prepaid expenses and other current assets	186,928
Goodwill	1,130,310
Intangible assets, net	1,378,126
Deposits	4,416
Accounts payable	(45,969)
Accrued expenses and other liabilities	(610,114)
Deferred revenue	(317,421)
Due to related parties	(1,008)
Loan payable	(219,894)
Note payable - related party	(129,489)
Total carrying amount of assets and liabilities	1,465,073
Gain (loss) on disposal	$(1,694,073)

(1)	The pro forma statements of operations for the year ended December 31, 2022 includes the results of Sundry, which was acquired by DBG on December 30, 2022.
(a)	To recognize the disposition of H&J’s assets and liabilities. Furthermore, to record the consideration received and issuance of shares to the seller as well as the recognition of the loss on disposal.
(b)	To recognize the effect of the Norwest Waiver and Sundry Conversion, including the conversion of an aggregate of $5.5 million in debt, and $0.1 million in accrued interest, into preferred stock. Furthermore, to eliminate the $10.5 million contingent consideration liability per the Bailey acquisition which was extinguished in connection with the Norwest Waiver.
(c)	To eliminate the historical revenue and expenses of H&J
(d)	To reverse the amortization expense related to H&J’s intangibles
(e)	To reverse the change in fair value of contingent consideration and interest expense pertaining to the debt and contingent consideration liabilities that were cancelled as noted above.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

June 28, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 28, 2023, Digital Brands Group, Inc. (the “Company”) received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s non-compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for the 30 consecutive business day period ended June 27, 2023, could serve as an additional basis for the delisting of the Company’s securities from Nasdaq. The Company was not eligible for a 180-calendar day grace period to regain compliance with the bid price requirement under the Nasdaq Listing Rules given that the Company remains subject to a “Panel Monitor,” as described in Nasdaq Listing Rule 5815(d)(4)(A). The Company plans to address the bid price deficiency at its upcoming hearing before the Nasdaq Hearings Panel along with its plan to regain compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: June 30, 2023
	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

July 5, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2023, Digital Brands Group, Inc. (the “Company”) entered into a fourth amendment to that certain Promissory Note, issued February 28, 2020 (as amended, the “Fourth Amendment”), issued to Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP in the initial principal amount of $4,500,000. Pursuant to the terms of the Fourth Amendment, the maturity date of the Promissory Note was extended from May 31, 2023 to June 30, 2024.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Promissory Note, dated as of July 5, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: July 7, 2023
	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer

Exhibit 10.1

July 5, 2023

Digital Brands Group, Inc.

4700 South Boyle Avenue

Vernon, California 90058

Attn: John Hilburn Davis

Re: Extension of Maturity Date

Ladies and Gentlemen:

Reference is hereby made to that certain Third Amended and Restated Secured Promissory Note of Digital Brands Group, Inc., a Delaware corporation (formerly known as Denim.LA, Inc., the “Company”), in the aggregate principal amount of $4,500,000 (as amended, the “Note”) issued February 12, 2020 to Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (each a “Holder” and together the “Holders”). Capitalized terms used herein but not defined herein shall have the same meanings assigned to such terms in the Note.

As confirmed by the signatures hereto, the Company and each of the Holders hereby agree to amend the Note as follows:

Section 2.1 of the Note is hereby amended and restated in its entirety as follows:

“2.1 Maturity Date and Payment. The Balance shall be due and payable in full to the Holders ratably on the earliest to occur of (i) June 30, 2024 and (ii) the date that the Balance under this Note becomes due and payable pursuant to Section 5 hereunder (such earliest date, the “Maturity Date”). This Note may be prepaid at any time, in whole or in part, at the option of the Company, without penalty or premium.”

Other than as expressly discussed above, no changes or modifications to, or amendments of, the Note are intended or implied by this letter, and the Note is hereby ratified and confirmed by all parties thereto in all respects. To the extent of a conflict between the terms of this letter and the Note, the terms of this letter shall govern and control.

This letter (a) shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law and (b) may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which taken together shall constitute one and the same document. Delivery of an executed counterpart of this letter agreement by telecopier or other electronic means (including ..pdf) shall be effective as delivery of a manually executed counterpart thereof.

[Signature Page Follows]

Please acknowledge your agreement to be bound by the foregoing by signing this letter and delivering it to the Holders.

Very truly yours,

NORWEST VENTURE PARTNERS XI, LP,

By: Genesis VC Partners XI, LLC, its General Partner

By: NVP Associates, LLC, its Managing Member

By:	/s/ Sonya Brown
Name:	Sonya Brown
Title:	General Partner

NORWEST VENTURE PARTNERS XII, LP,

By: Genesis VC Partners XII, LLC, its General Partner

By: NVP Associates, LLC, its Managing Member

By:	/s/ Sonya Brown
Name:	Sonya Brown
Title:	General Partner

Acknowledged and Agreed:

DIGITAL BRANDS GROUP, INC.

By:	/s/ John “Hil” Davis
Name:	John “Hil” Davis
Title:	Chief Executive Officer

MATURITY DATE EXTENSION

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

July 27, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 27, 2023, Digital Brands Group, Inc. (the “Company”) received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request for continued listing on Nasdaq subject to the Company’s compliance with the minimum $1.00 bid price and $2.5 million stockholders’ equity requirements for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rules 5550(a) and 5550(b), respectively, through September 6, 2023, and September 15, 2023, respectively. The Company is diligently working to timely evidence compliance with the terms of the Panel’s decision; however, there can be no assurance that the Company will be able to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: July 28, 2023

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

August 21, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2023, Digital Brands Group, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to its Sixth Amended and Restated Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a one-for-twenty five (1-for-25) reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.0001 (the “Common Stock”). The Reverse Stock Split was effective on August 22, 2023 at 12:01 am Eastern Time (the “Effective Time”).

At the Company’s 2023 special meeting of stockholders held on August 21, 2023 (the “Special Meeting”), the stockholders approved a proposal to authorize a reverse stock split of the Company’s Common Stock, at a ratio within the range of 1-for-2.5 to 1-for-50 (the “Reverse Stock Split Proposal”), and the Company’s board of directors (the “Board”) approved a 1-for-25 reverse split ratio.

As a result of the Reverse Stock Split, at the Effective Time, every twenty-five (25) shares of the Company’s pre-Reverse Stock Split Common Stock was combined and automatically became one (1) share of Common Stock. The Company’s post-Reverse Stock Split Common Stock began trading on August 22, 2023 with a new CUSIP number of 25401N408. The Reverse Stock Split did not change the authorized number of shares or the par value of the Common Stock nor modify any voting rights of the Common Stock.

Also, at the Effective Time, the number of shares of Common Stock issuable upon exercise of warrants (including public warrants under the trading symbol “DBGIW”), preferred stock, and other convertible securities, as well as any commitments to issue securities, that provide for adjustments in the event of a reverse stock split will be appropriately adjusted pursuant to their applicable terms for the Reverse Stock Split. If applicable, the conversion price for each outstanding share of preferred stock and the exercise price for each outstanding warrant will be increased, pursuant to their terms, in inverse proportion to the 1-for-25 split ratio such that upon conversion or exercise, the aggregate conversion price for conversion of preferred stock and the aggregate exercise price payable by the warrant holder to the Company for shares of Common Stock subject to such warrant will remain approximately the same as the aggregate conversion or exercise price, as applicable, prior to the Reverse Stock Split.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

Our transfer agent, VStock Transfer, LLC, is acting as paying agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates for Common Stock. Stockholders who hold their shares in brokerage accounts or in “street name” will not be required to take any action to effect the exchange of their shares.

A copy of the Certificate of Amendment of our Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 21, 2023, the Company held its Special Meeting, at which more than 33 1/3% of the issued and outstanding shares of capital stock entitled to vote at the Special Meeting, which constituted a quorum for the transaction of business, was present or represented by proxy. Proxies for the Special Meeting were solicited by the Board pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation.

For more information about the proposals set forth below, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2023 and the Company’s amended definitive proxy statement filed with the SEC on July 21, 2023 (together, the “Proxy Statement”). As of June 28, 2023, the record date for the Special Meeting (the “Record Date”), there were 7,927,549 shares of Common Stock, 6,300 shares of series A convertible preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), 1 share of series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”) and 5,761 shares of series C convertible preferred stock, par value $0.0001 per share (“Series C Preferred Stock”) issued and outstanding.

Holders of Series A Preferred Stock are entitled to one (1) vote for each share of Common Stock into which such Series A Preferred Stock may be converted, which was 677,419 shares. Holders of Series C Preferred Stock are entitled to one (1) vote for each share of Common Stock into which such Series C Preferred Stock may be converted, which was 8,034,867 shares. The holder of Series B Preferred Stock is entitled to 250,000,000 votes on the Reverse Stock Split Proposal, and if the share of Series B Preferred Stock is voted with regard to the Reverse Stock Split Proposal, then the share of Series B Preferred Stock will be voted, without further action by the holder, in the same proportion as the aggregate shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock (excluding any shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock that are not voted), are voted on the Reverse Stock Split Proposal. The final votes on the proposals presented at the Special Meeting were as follows:

Proposal No.1: To approve the amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2.5 to 1-for-50, as determined by the Company’s Board.

On July 17, 2023, the Delaware governor signed into law amendments to the Delaware General Corporation Law (“DGCL”), effective as of August 1, 2023 (the “August 2023 DGCL Amendments”), providing that the required stockholder vote for an amendment to a company’s certificate of incorporation effectuating a reverse stock split would be approved if the votes cast for such amendment exceeds the votes cast against such amendment, assuming the presence of a quorum and if the shares meet the listing requirement of the national securities exchange on which they are listed relating to the minimum number of holders immediately after such amendment becomes effective (the “New Vote Requirement”). As described in the Proxy Statement, the Board reserved the right to cause Proposal No.1 to be passed under the New Vote Requirement. Furthermore, the Board exercised its right and authorized the application of the New Vote Requirement to Proposal No.1 such that this proposal would be approved by a vote of the stockholders at the Special Meeting if the votes cast for such proposal exceeds the votes cast against such proposal.

Under the New Vote Requirement, abstentions had no effect on the approval of the proposal. Holders of shares of Common Stock, Series A Preferred Stock (voting on an as-converted to Common Stock basis) and Series C Preferred Stock (voting on an as-converted to Common Stock basis) were entitled to cast votes on this Proposal No.1. Since the New Vote Requirement was applied, the Series B Preferred Stock was not voted on Proposal No.1 at the Special Meeting. The proposal was approved under the New Vote Requirement as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,339,318	942,378	2,946	N/A

Proposal No.2: To approve the postponement or adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal No.1 or establish a quorum. The proposal required the affirmative vote of the majority of the voting power of the outstanding shares of our Common Stock, the Series A Convertible Preferred Stock (voting on an as-converted to Common Stock basis) and the Series C Convertible Preferred Stock (voting on an as-converted to Common Stock basis), present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class. Abstentions had the same effect as votes against the proposal. Broker non-votes had no effect on the result of the vote. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,428,692	767,804	88,142	N/A

Item 7.01	Regulation FD Disclosure.

On August 21, 2023, the Company issued a press release announcing that it had filed the Certificate of Amendment with the Secretary of State of the State of Delaware and other matters related to the Reverse Stock Split. The press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has registration statements on registration statements on Form S-8 (File No. 333-256261) on file with the SEC. SEC regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offerings covered by registration statements filed on Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation filed on August 21, 2023
99.1	Press release dated August 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: August 23, 2023

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer

Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF
CERTIFICATE OF INCORPORATION

OF
DIGITAL BRANDS GROUP, INC.
(a Delaware corporation)

DIGITAL BRANDS GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:            The name of the Corporation is Digital Brands Group, Inc. The original Certificate of Incorporation of the Corporation was filed on January 30, 2013. The Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed on May 18, 2021, and amended on August 31, 2022, September 29, 2022 (as corrected on October 4, 2022), October 13, 2022, and October 21, 2022 (but effected on November 3, 2022), May 30, 2023 and June 21, 2023 (as amended, the “Certificate of Incorporation”).

SECOND:        Pursuant to Section 242(b) of the Delaware General Corporation Law (the “DGCL”) the Board of Directors of the Corporation has duly adopted, and the outstanding stock entitled to vote thereon, have approved the amendments to the Certificate of Incorporation set forth in this Certificate of Amendment.

THIRD:           Pursuant to Section 242 of the DGCL, the following subsection (b) hereby is added after the first paragraph of Article Fourth of the Certificate of Incorporation:

(b) At the Effective Time of this Certificate of Amendment, every twenty-five (25) issued and outstanding shares of common stock, par value $0.0001 (“Common Stock”) of the Corporation will be combined into and automatically become one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation (the “2023 Reverse Stock Split”) and the authorized shares of the Corporation shall remain as set forth in the Certificate of Incorporation. No fractional share shall be issued in connection with the 2023 Reverse Stock Split; all shares of Common Stock that are held by a stockholder will be aggregated and each fractional share resulting from such aggregation held by a stockholder shall be cancelled. In lieu of any interest in a fractional share to which a stockholder would otherwise be entitled as a result of the 2023 Reverse Stock Split, such holder shall be entitled to receive a cash amount equal to the value of such fractional share based on the closing price of the Common Stock on The Nasdaq Stock Market LLC on the effective date of the 2023 Reverse Stock Split.

FOURTH:        The effective time of the amendment herein certified shall be 12:01 A.M. Eastern Time on August 22, 2023.

[Reminder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 21st day of August, 2023.

DIGITAL BRANDS GROUP, INC.

By:	/s/ John Hilburn Davis IV
Name:	John Hilburn Davis IV
Title:	Chief Executive Officer

Exhibit 99.1

DBGI Announces 1-for-25 Reverse Stock Split Effective August 22, 2023

AUSTIN, Texas, August 21, 2023 /PRNewswire/ -- Digital Brands Group, Inc. ("we", "us", "DBG" or the "Company") (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, announced today that it will effect a 1-for-25 reverse stock split (“Reverse Stock Split”) of its common stock, par value $0.0001 per share (“Common Stock”), that will become effective on August 22, 2023, at 12:01 a.m., Eastern Time, pursuant to the vote of its shareholders on August 21, 2023. DBG’s Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the existing symbol “DBGI” and will begin trading on a split-adjusted basis when the market opens on August 22, 2023. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 25401N 408.

Additional information about the Reverse Stock Split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on July 19, 2023 (and as amended on July 21, 2023), a copy of which is also available on the Company's Investor Relations page.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. Digital native first brands are brands founded as e-commerce driven businesses, where online sales constitute a meaningful percentage of net sales, although they often subsequently also expand into wholesale or direct retail channels., Unlike typical e-commerce brands, as a digitally native vertical brand we control our own distribution, sourcing products directly from our third-party manufacturers and selling directly to the end consumer. We focus on owning the customer's "closet share" by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort. We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value ("LTV") while increasing new customer growth.

Company Contact

Digital Brands Group, Inc.

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047

Related Links

https://www.digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

September 1, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Digital Brands Group, Inc. (the “Company”) is filing this Current Report on Form 8-K to provide the following financial information with respect to the Company:

(1) unaudited balance sheets of the Company as of June 30, 2023 and December 31, 2022, and statement of operations for the six months ended June 30, 2023 and June 30, 2022, filed as Exhibit 99.1 and incorporated by reference herein;

(2) audited balance sheets of the Company as of December 31, 2022 and 2021, and the related statements of operations, members’ deficit, and cash flows, for the years then ended, and the related notes, filed as Exhibit 99.2 and incorporated by reference herein;

(3) unaudited balance sheets of Sunnyside, LLC, dba Sundry (“Sundry”), as of September 30, 2022 and December 31, 2021, and statement of operations for the nine months ended September 30, 2022 and September 30, 2021, filed as Exhibit 99.3 and incorporated by reference herein; and

(4) unaudited balance sheet of Sundry as of December 31, 2022, and the related statements of operations, members’ deficit, and cash flows, for the year then ended, and the related notes, filed as Exhibit 99.4 and incorporated by reference herein; and

(5) audited balance sheet of Sundry as of December 31, 2021, and the related statements of operations, members’ deficit, and cash flows, for the year then ended, and the related notes, filed as Exhibit 99.5 and incorporated by reference herein

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
23.1	Consent of dbbmckennon for Digital Brands Group, Inc.
23.2	Consent of dbbmckennon for Sunnyside, LLC, dba Sundry
99.1	Digital Brands Group, Inc. Financial Statements for June 30, 2023 and December 31, 2022
99.2	Digital Brands Group, Inc. Financial Statements for December 31, 2022 and 2021
99.3	Sunnyside, LLC, dba Sundry Financial Statements for September 30, 2022 and December 31, 2021
99.4	Sunnyside, LLC, dba Sundry Financial Statements for December 31, 2022
99.5	Sunnyside, LLC, dba Sundry Financial Statements for December 31, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: September 1, 2023

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Current Report on Form 8-K and the incorporation by reference in the Registration Statements on Form S-1/A (Nos. 333-269463 and 333-268213), of our report dated April 17, 2023, except for the last two paragraphs of Note 14 Subsequent Events on page F-65 for which the date is August 24, 2023, related to the consolidated financial statements of Digital Brands Group, Inc (the “Company”) as of December 31, 2022 and 2021, and for the years then ended, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

Newport Beach, California

September 1, 2023

EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Current Report on Form 8-K and the incorporation by reference in the Registration Statements on Form S-1/A (Nos. 333-269463 and 333-268213), of our report dated April 18, 2022 related to the financial statements of Sunnyside LLC dba Sundry (the “Company”) as of December 31, 2021, and for the year then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

Newport Beach, California

September 1, 2023

Exhibit 99.1

DIGITAL BRANDS GROUP, INC.

FINANCIAL STATEMENTS
JUNE 30, 2023 AND DECEMBER 31, 2022

F-1

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2023	2022
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$335,470	$1,275,616
Accounts receivable, net	196,919	583,368
Due from factor, net	438,142	839,400
Inventory	4,771,271	5,122,564
Prepaid expenses and other current assets	872,142	766,901
Assets per discontinued operations, current	—	241.544
Total current assets	6,613,944	8,829,394
Property, equipment and software, net	98,170	104,512
Goodwill	8,973,501	8,973,501
Intangible assets, net	11,421,311	12,906,238
Deposits	106,547	193,926
Right of use asset	339,085	102,349
Assets per discontinued operations	—	2,628,136
Total assets	$27,552,558	$33,738,056
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$8,143,991	$8,016,173
Accrued expenses and other liabilities	5,038,937	3,936,920
Deferred revenue	—	—
Due to related parties	472,790	555,217
Contingent consideration liability	—	12,098,475
Convertible note payable, net	100,000	2,721,800
Accrued interest payable	1,779,274	1,561,795
Note payable - related party	—	—
Loans payable, current	1,190,405	1,829,629
Promissory notes payable, net	5,613,839	9,000,000
Right of use liability, current portion	312,226	102,349
Liabilities per discontinued operations, current	—	1,071,433
Total current liabilities	22,651,462	40,893,792
Loans payable, net of current portion	443,635	150,000
Right of use liability	33,501	—
Liabilities per discontinued operations	—	147,438
Total liabilities	23,128,598	41,191,230
Commitments and contingencies
Stockholders' deficit:
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both June 30, 2023 and December 31, 2022	—	—
Series A preferred stock, $0.0001 par, 1 share authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Series A convertible preferred stock, $0.0001 par, 6,800 shares designated, 6,300 shares issued and outstanding as of both June 30, 2023 and December 31, 2022	1	1
Series C convertible preferred stock, $0.0001 par, 5,671 shares designated, 5,671 and 0 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1	—
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 316,906 and 178,758 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	31	18
Additional paid-in capital	109,263,332	96,294,123
Accumulated deficit	(104,839,404)	(103,747,316)
Total stockholders' deficit	4,423,960	(7,453,174)
Total liabilities and stockholders' deficit	$27,552,558	$33,738,056

See the accompanying notes to the unaudited condensed consolidated financial statements

F-2

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
		Restated		Restated
Net revenues	$4,493,424	$2,649,432	$8,869,803	$5,278,562
Cost of net revenues	2,157,349	1,536,703	4,540,488	3,552,396
Gross profit	2,336,075	1,112,729	4,329,315	1,726,166
Operating expenses:
General and administrative	4,074,051	4,243,031	8,380,063	8,073,621
Sales and marketing	1,097,326	1,372,568	2,036,677	2,230,087
Distribution	242,214	221,925	512,399	424,773
Change in fair value of contingent consideration	(10,698,475)	5,920,919	(10,698,475)	7,121,240
Total operating expenses	(5,284,884)	11,758,443	230,664	17,849,721
Income (loss) from operations	7,620,959	(10,645,714)	4,098,651	(16,123,555)
Other income (expense):
Interest expense	(1,086,889)	(2,173,769)	(2,951,487)	(3,730,612)
Loss on disposition of business	—	—	—	—
Other non-operating income (expenses)	2,240	3,336,963	(676,749)	2,653,375
Total other income (expense), net	(1,084,649)	1,163,194	(3,628,236)	(1,077,237)
Income tax benefit (provision)	—	—	—	—
Net income (loss) from continuing operations	6,536,310	(9,482,520)	470,415	(17,200,792)
Income (loss) from discontinued operations, net of tax	(1,492,050)	(51,404)	(1,562,503)	(166,074)
Net income (loss)	$5,044,260	$(9,533,924)	$(1,092,088)	$(17,366,866)
Weighted average common shares outstanding – basic	246,809	14,329	236,824	9,836
Weighted average common shares outstanding – diluted	834,604	14,329	824,619	9,836
Net income (loss) from continuing per common share – basic	$26.48	$(661.78)	$1.99	$(1,748.68)
Net income (loss) from continuing per common share – diluted	$7.83	$(661.78)	$0.57	$(1,748.68)

See the accompanying notes to the unaudited condensed consolidated financial statements

F-3

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Series A Convertible		Series B		Series C Convertible				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2021	—	$—	—	$—	—	$—	521	$—	$58,614,173	$(65,703,954)	$(7,089,781)
Conversion of notes into common stock	—	—	—	—	—	—	350	—	1,201,582	—	1,201,582
Stock-based compensation	—	—	—	—	—	—	—	—	139,093	—	139,093
Net loss	—	—	—	—	—	—	—	—	—	(7,832,942)	(7,832,942)
Balances at March 31, 2022	—	$—	—	$—	—	$—	870	$—	$59,954,848	$(73,536,896)	$(13,582,048)
Issuance of common stock in public offering	—	—	—	—	—	—	14,956	1	9,347,449	—	9,347,450
Offering costs	—	—	—	—	—	—	—	—	(1,930,486)	—	(1,930,486)
Conversion of notes and derivative liability into common stock	—	—	—	—	—	—	644	—	600,790	—	600,790
Warrants issued in connection with note	—	—	—	—	—	—	—	—	98,241	—	98,241
Stock-based compensation	—	—	—	—	—	—	—	—	119,759	—	119,759
Net loss	—	—	—	—	—	—	—	—	—	(9,533,924)	(9,533,924)
Balances at June 30, 2022	—	—	—	—	—	—	16,470	$2	$68,190,600	$(83,070,820)	$(14,880,218)

Balances at December 31, 2022	6,300	$1	—	$—	—	$—	178,758	$18	$96,294,123	$(103,747,316)	$(7,453,174)
Issuance of common stock pursuant to private placement	—	—	—	—	—	—	50,890	5	4,999,998	—	5,000,003
Offering costs	—	—	—	—	—	—	—	—	(536,927)	—	(536,927)
Shares issued for services	—	—	—	—	—	—	4,756	—	499,338	—	499,338
Shares and warrants issued with notes	—	—	—	—	—	—	4,400	—	658,494	—	658,494
Stock-based compensation	—	—	—	—	—	—	—	—	105,594	—	105,594
Net loss	—	—	—	—	—	—	—	—	—	(6,136,349)	(6,136,349)
Balances at March 31, 2023	6,300	1	—	—	—	—	238,803	23	102,020,620	(109,883,665)	(7,863,022)
Conversion of notes into preferred stock	—	—	—	—	5,761	1	—	—	5,759,177	—	5,759,177
Issuance of Series B preferred stock	—	—	1	—	—	—	—	—	25,000	—	25,000
Issuance of common stock pursuant to disposition	—	—	—	—	—	—	78,103	8	1,357,035	—	1,357,043
Stock-based compensation	—	—	—	—	—	—	—	—	101,500	—	101,500
Net income	—	—	—	—	—	—	—	—	—	5,044,260	5,044,261
Balances at June 30, 2023	6,300	$1	1	$—	5,761	$1	—	$31	$109,263,332	$(104,839,404)	$4,423,960

See the accompanying notes to the unaudited condensed consolidated financial statements

F-4

DIGITAL BRANDS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,092,088)	$(17,366,866)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,765,619	1,113,188
Amortization of loan discount and fees	1,611,433	2,818,174
Loss on extinguishment of debt	689,100	—
Loss on disposition of business	1,523,940	—
Stock-based compensation	207,094	258,852
Shares issued for services	499,338	—
Change in credit reserve	344,140	(5,053)
Change in fair value of warrant liability	—	(18,223)
Change in fair value of derivative liability	—	(880,388)
Forgiveness of Payroll Protection Program	—	(1,760,755)
Change in fair value of contingent consideration	(10,698,475)	7,121,240
Discontinued Operation	7,666
Changes in operating assets and liabilities:
Accounts receivable, net	375,685	(100,662)
Due from factor, net	(96,955)	202,787
Inventory	454,011	(128,255)
Prepaid expenses and other current assets	(44,213)	(395,781)
Accounts payable	92,494	435,110
Accrued expenses and other liabilities	1,346,068	1,461,572
Deferred revenue	(183,782)	(55,034)
Accrued interest	217,479	690,624
Net cash used in operating activities	(2,981,446)	(6,609,470)
Cash flows from investing activities:
Deposits	(18,192)	—
Purchase of property, equipment and software	(27,855)	—
Deposits	87,378	—
Net cash provided by (used in) investing activities	41,331	—
Cash flows from financing activities:
Proceeds (repayments) from related party advances	(57,427)	(172,036)
Advances (repayments) from factor	154,073	(142,436)
Issuance of loans and notes payable	4,194,799	548,808
Repayments of convertible notes and loans payable	(6,604,552)	(3,068,750)
Issuance of convertible notes payable	—	2,301,250
Issuance of common stock in public offering	5,000,003	9,347,450
Offering costs	(686,927)	(1,930,486)
Net cash provided by financing activities	1,999,969	6,883,800
Net change in cash and cash equivalents	(940,146)	274,330
Cash and cash equivalents at beginning of period	1,275,616	528,394
Cash and cash equivalents at end of period	$335,470	$802,724
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$686,071	$191,152
Supplemental disclosure of non-cash investing and financing activities:
Conversion of notes into common stock	$—	$1,802,372
Conversion of notes into preferred stock	$5,759,177
Right of use asset	$467,738	$201,681
Warrant and common shares issued with notes	$—	$98,241

See the accompanying notes to the unaudited condensed consolidated financial statements

F-5

NOTE 1: NATURE OF OPERATIONS

Digital Brands Group, Inc. (the “Company” or “DBG”), was organized on September 17, 2012 under the laws of Delaware as a limited liability company under the name Denim.LA LLC. The Company converted to a Delaware corporation on January 30, 2013 and changed its name to Denim.LA, Inc. Effective December 31, 2020, the Company changed its name to Digital Brands Group, Inc. (DBG).

The Company is a curated collection of lifestyle brands, including Bailey, DSTLD, Harper & Jones, Stateside and ACE Studios, that offers a variety of apparel products through direct-to-consumer and wholesale distribution.

On February 12, 2020, Denim.LA, Inc. entered into an Agreement and Plan of Merger with Bailey 44, LLC (“Bailey”), a Delaware limited liability company. On the acquisition date, Bailey, LLC became a wholly owned subsidiary of the Company.

On May 18, 2021, the Company closed its acquisition of Harper & Jones, LLC (“H&J”) pursuant to its Membership Interest Stock Purchase Agreement with D. Jones Tailored Collection, Ltd. to purchase 100% of the issued and outstanding equity of Harper & Jones, LLC. On the acquisition date, H&J became a wholly owned subsidiary of the Company.

On August 30, 2021, the Company closed its acquisition of Mosbest, LLC dba Stateside (“Stateside”) pursuant to its Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Stateside. On the acquisition date, Stateside became a wholly owned subsidiary of the Company.

On December 30, 2022, the Company closed its previously announced acquisition of Sunnyside, LLC dba Sundry (“Sundry”) pursuant to its Second Amended and Restated Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Sundry. On the acquisition date, Sundry became a wholly owned subsidiary of the Company.

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 78,103 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. The H&J Settlement was accounted for a business disposition.

NOTE 2: GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $1,092,088 and $17,366,866 for the six months ended June 30, 2023 and 2022, respectively, and has incurred negative cash flows from operations for the six months ended June 30, 2023 and 2022. The Company has historically lacked liquidity to satisfy obligations as they come due and as of June 30, 2023, and the Company had a working capital deficit of $16,037,518. These factors, among others, arise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying consolidated financial statements do not include any adjustments as a result of this uncertainty.

The Company’s ability to continue as a going concern for the next 12 months from the date the financial statements were available to be issued is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of capital stock and debt. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. No assurance can be given that the Company will be successful in these efforts.

F-6

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

Reverse Stock Split

On October 21, 2022, the Board of Directors approved a one-for-100 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of November 3, 2022. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated balance sheet as of June 30, 2023, the unaudited condensed consolidated statements of operations for the six and six months ended June 30, 2023 and 2022 and of cash flows for the six months ended June 30, 2023 and 2022 have been prepared by the Company, pursuant to the rules and regulations of the SEC for the interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The unaudited interim consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the consolidated results for the interim periods presented and of the consolidated financial condition as of the date of the interim consolidated balance sheet. The results of operations are not necessarily indicative of the results expected for the year ended December 31, 2023.

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2022 included in the Company’s Annual Form 10-K filed with SEC on April 17, 2023.

Principles of Consolidation

These condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Bailey, H&J and Stateside from the dates of acquisition. All inter-company transactions and balances have been eliminated on consolidation. As of June 21, 2023, the Company no longer consolidated the assets, liabilities, revenues and expenses of H&J (see Note 4).

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, inventory, impairment of long-lived assets, contingent consideration and derivative liabilities. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

F-7

Reclassification of Previously Issued Financial Statements

Certain prior year accounts have been reclassified to conform with current year presentation pertaining to cost of net revenue and general and administrative expenses. The Company has reclassified $297,696 and $630,976 in general and administrative expenses per previously reported financial statements to cost of net revenues in the accompanying consolidated statements of operations for the three and six months ended June 30, 2022, respectively. The reclassified costs from general and administrative expense to cost of net revenues are primarily personnel and warehouse related costs. The reclassification had no effect on the reported results of operations.

Certain prior year accounts have been reclassified to conform with current year presentation regarding income (loss) from discontinued operations. H&J’s assets and liabilities as of December 31, 2022 have also been reclassified on the consolidated balance sheet. See Note 4.

Cash and Equivalents and Concentration of Credit Risk

The Company considers all highly liquid securities with an original maturity of less than six months to be cash equivalents. As of June 30, 2023 and December 31, 2022, the Company did not hold any cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits of $250,000.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses, due to related parties, related party note payable, and convertible debt. The carrying value of these assets and liabilities is representative of their fair market value, due to the short maturity of these instruments.

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy used to determine such fair values:

Fair Value Measurements
as of June 30, 2023 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	$—	$—	$—	$—
	$—	$—	$—	$—

	Fair Value Measurements
	as of December 31, 2022 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	$—	$—	$12,098,475	$12,098,475
	$—	$—	$12,098,475	$12,098,475

Contingent Consideration

The Company recorded a contingent consideration liability relating to stock price guarantees included in its acquisitions of Bailey44 and H&J. The estimated fair value of the contingent consideration was recorded using significant unobservable measures and other fair value inputs and was therefore classified as a Level 3 financial instrument.

The Company estimates and records the acquisition date fair value of contingent consideration as part of purchase price consideration for acquisitions. Additionally, each reporting period, the Company estimates changes in the fair value of contingent consideration and recognizes any change in fair in the consolidated statement of operations. The estimate of the fair value of contingent consideration requires very subjective assumptions to be made of future operating results, discount rates and probabilities assigned to various potential operating result scenarios. Future revisions to these assumptions could materially change the estimate of the fair value of contingent consideration and, therefore, materially affect the Company’s future financial results. The contingent consideration liability is to be settled with the issuance of shares of common stock once contingent provisions set forth in respective acquisition agreements have been achieved. Upon achievement of contingent provisions, respective liabilities are relieved and offset by increases to common stock and additional paid-in capital in the stockholders’ equity section of the Company’s consolidated balance sheets.

F-8

Norwest Waiver

On June 21, 2023, the Company, on the one hand, and Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (together, the “Norwest Investors”), on the other hand, executed a Waiver and Amendment (the “Norwest Amendment”) whereby the Norwest Investors agreed to waive and terminate certain true up rights of the Norwest Investors under the Agreement and Plan of Merger, dated February 12, 2020 (the “Bailey Merger Agreement”), among the Company, Bailey 44, LLC, Norwest Venture Partners XI, LP, and Norwest Venture Partners XII, LP and Denim.LA Acquisition Corp. This transaction is known as the “Norwest Waiver”. As a result of the Norwest Waiver, the Company recorded a fair value of $0 pertaining to the contingent consideration contemplated under the Bailey Merger Agreement, resulting in a gain in the change in fair value of contingent consideration of $10,698,475.

H&J Settlement Agreement

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby the Company transferred 100% of its membership interests in H&J to D. Jones (the “H&J Seller”). Pursuant to the Settlement Agreement, the Company agreed to make an aggregate cash payment of $229,000 to the H&J Seller and the Company issued 78,103 shares of common stock to the H&J Seller. In connection with the Settlement Agreement, the parties agreed that no further shares were owed to the H&J Seller resulting from the stock price guarantee pursuant to the May 2021 H&J acquisition. As a result, the Company recorded a fair value of $0 pertaining to the H&J contingent consideration, resulting in a gain in the change in fair value of contingent consideration of $1,400,000. The change in fair value was include in loss from discontinued operations in the consolidated statements of operations. See Note 4 for further detail.

The detail of contingent consideration by company is as follows:

	June 30,	December 31,
	2023	2022
Bailey	$—	$10,698,475
Harper & Jones	—	1,400,000
	$—	$12,098,475

Inventory

Inventory is stated at the lower of cost or net realizable value and accounted for using the weighted average cost method for DSTLD and first-in, first-out method for Bailey, Stateside and Sundry. The inventory balances as of June 30, 2023 and December 31, 2022 consist substantially of finished good products purchased or produced for resale, as well as any raw materials the Company purchased to modify the products and work in progress.

Inventory consisted of the following:

	June 30,	December 31,
	2023	2022
Raw materials	$1,508,416	$1,611,134
Work in process	653,412	888,643
Finished goods	2,609,443	2,725,505
Inventory	$4,771,271	$5,225,282

F-9

Goodwill

Goodwill and identifiable intangible assets that have indefinite useful lives are not amortized, but instead are tested annually for impairment and upon the occurrence of certain events or substantive changes in circumstances. The annual goodwill impairment test allows for the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An entity may choose to perform the qualitative assessment on none, some or all of its reporting units or an entity may bypass the qualitative assessment for any reporting unit and proceed directly to step one of the quantitative impairment test. If it is determined, on the basis of qualitative factors, that the fair value of a reporting unit is, more likely than not, less than its carrying value, the quantitative impairment test is required.

Annual Impairment

At December 31, 2022, management determined that certain events and circumstances occurred that indicated that the carrying value of the Company’s brand name assets, and the carrying amount of the reporting units, pertaining to Bailey44 and Harper & Jones may not be recoverable. The qualitative assessment was primarily due to reduced or stagnant revenues of both entities as compared to the Company’s initial projections at the time of each respective acquisition, as well as the entities’ liabilities in excess of assets. As such, the Company compared the estimated fair value of the brand names with its carrying value and recorded an impairment loss of $3,667,000 in the consolidated statements of operations. Additionally, the Company compared the fair value of the reporting units to the carrying amounts and recorded an impairment loss of $11,872,332 pertaining to goodwill in the consolidated statements of operations.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive.

F-10

The following table sets forth the computation of basic and diluted net income (loss) per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Numerator:
Net income (loss) from continuing operations	$6,536,310	$(9,482,520)	$470,415	$(17,200,792)
Income (loss) from discontinued operations, net of tax	(1,492,050)	(51,404)	(1,562,503)	(166,074)
Net income (loss)	$5,044,260	$(9,533,924)	$(1,092,088)	$(17,366,866)

Denominator:
Weighted average common shares outstanding - basic	246,809	14,329	236,824	9,836
Weighted average common shares outstanding - diluted	834,604	14,329	824,619	9,836
Net income (loss) from continuing operations per share - basic	$26.48	$(661.78)	$1.99	$(1,748.68)
Net income (loss) from continuing operations per share - diluted	$7.83	$(661.78)	$0.57	$(1,748.68)
Net income (loss) from discontinued operations per common share – basic	$(6.05)	$(3.59)	$(6.60)	$(16.88)
Net income (loss) from discontinued operations per common share – diluted	$(6.05)	$(3.59)	$(6.60)	$(16.88)
Net income (loss) per share – basic	$20.44	$(665.36)	$(4.61)	$(1,765.57)
Net income (loss) per share – diluted	$6.04	$(665.36)	$(4.61)	$(1,765.57)

The following table sets forth the a) the dilutive items included in the weighted average common shares – diluted amount above as of June 30, 2023 and b) the number of potential common shares excluded from the calculations of net loss per diluted share because their inclusion would be anti-dilutive as of June 30, 2022:

	June 30,
	2023	2022
	—	18,496
Convertible notes	27,097	—
Series A convertible preferred stock	321,395	—
Series C convertible preferred stock	237,746	2,533
Common stock warrants	1,558	1,558
Stock options	587,795	22,588

The stock options and warrants above are out-of-the-money as of June 30, 2023 and 2022.

Recent Accounting Pronouncements

In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, which amends and clarifies several provisions of Topic 326. In May 2019, the FASB issued ASU 2019-05, Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief, which amends Topic 326 to allow the fair value option to be elected for certain financial instruments upon adoption. ASU 2019-10 extended the effective date of ASU 2016-13 until December 15, 2022. The Company adopted this new guidance, including the subsequent updates to Topic 326, on January 1, 2023 and the adoption did not have a material impact on the Company’s condensed consolidated financial statements and related disclosures.

F-11

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the Sundry acquisition had occurred as of January 1, 2022. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The following unaudited pro forma financial information includes incremental property and equipment depreciation and intangible asset amortization as a result of the acquisitions. The pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

Six Months Ended
June 30, 2022
Net revenues	$14,728,296
Net loss	$(16,907,152)
Net loss per common share	$(1,718.83)

NOTE 4: DISCONTINUED OPERATIONS

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 78,103 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. This transaction is known as the “H&J Settlement”.

The H&J Settlement was accounted for a business disposition in accordance with ASC 810-40-40-3A. As of June 21, 2023, the Company no longer consolidated the assets, liabilities, revenues and expenses of H&J. The components of the disposition are as follows:

Cash payment due to H&J Seller	$(229,000)
Common shares issued to H&J Seller*	(1,357,043)
Total fair value of consideration received (given)	$(1,586,043)
Carrying amount of assets and liabilities
Cash and cash equivalents	18,192
Accounts receivable, net	55,782
Prepaid expenses and other current assets	25,115
Goodwill	1,130,311
Intangible assets, net	1,246,915
Deposits	4,416
Accounts payable	(40,028)
Accrued expenses and other liabilities	(734,068)
Deferred revenue	(18,347)
Due to related parties	(1,008)
Contingent consideration	(1,400,000)
Loan payable	(219,894)
Note payable - related party	(129,489)
Total carrying amount of assets and liabilities	(62,103)
Loss on disposition of business	$(1,523,940)

*	Represents the fair value of 78,103 shares of common stock issued to D. Jones.

F-12

Through June 30, 2023, the Company has made payments to D. Jones totaling $150,000. The remaining balance of $79,000 is included in accrued expenses and other liabilities on the consolidated balance sheet.

The loss of disposition of business of $1,523,940 was included in income (loss) from discontinued operations, net of tax in the consolidated statements of operations.

In accordance with the provisions of ASC 205-20, the Company has excluded the results of discontinued operations from its results of continuing operations in the accompanying consolidated statements of operations for the three and six months ended June 30, 2023 and 2022. The results of the discontinued operations of HJ for the three and six months ended June 30, 2023 and 2022 consist of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net revenues	$686,627	$1,089,569	$1,405,482	$1,892,849
Cost of net revenues	292,107	328,915	565,621	605,413
Gross profit	394,520	760,654	839,861	1,287,436
Operating expenses:
General and administrative	189,751	449,508	520,582	896,873
Sales and marketing	169,875	332,723	346,167	515,775
Distribution	—	—	—	—
Change in fair value of contingent consideration	—	—	—	—
Total operating expenses	359,626	782,231	866,749	1,412,648
Income (loss) from operations	34,894	(21,577)	(26,888)	(125,212)
Other income (expense):
Interest expense	(3,003)	(29,828)	(11,675)	(40,862)
Loss on disposition of business	(1,523,940)	—	(1,523,940)	—
Other non-operating income (expenses)	—	—	—	—
Total other income (expense), net	(1,526,944)	(29,828)	(1,535,615)	(40,862)
Income tax benefit (provision)	—	—	—	—
Net income (loss) from discontinued operations	$(1,492,050)	$(51,404)	$(1,562,503)	$(166,074)
Weighted average common shares outstanding - basic	246,809	14,329	236,824	9,836
Weighted average common shares outstanding - diluted	834,604	14,329	824,619	9,836
Net income (loss) from discontinued operations per common share - basic	$(6.05)	$(3.59)	$(6.60)	$(16.88)
Net income (loss) from discontinued operations per common share - diluted	$(6.05)	$(3.59)	$(6.60)	$(16.88)

F-13

NOTE 5: DUE FROM FACTOR

Due to/from factor consist of the following:

	June 30,	December 31,
	2023	2022
Outstanding receivables:
Without recourse	$787,542	$1,680,042
With recourse	50,979	65,411
Matured funds and deposits	88,516	81,055
Advances	(478,753)	(632,826)
Credits due customers	(10,142)	(354,282)
	$438,142	$839,400

NOTE 6: GOODWILL AND INTANGIBLE ASSETS

The following is a summary of goodwill attributable to each business combination:

	June 30,	December 31,
	2023	2022
Bailey	$3,158,123	$3,158,123
Stateside	2,104,056	2,104,056
Sundry	3,711,322	3,711,322
	$8,973,501	$10,103,812

In connection with the H&J disposition, the Company derecognized $1,130,311 in goodwill.

The following table summarizes information relating to the Company’s identifiable intangible assets as of June 30, 2023:

	Gross	Accumulated	Carrying
	Amount	Amortization	Value
Amortized:
Customer relationships	$9,734,560	$(4,155,129)	$5,579,431
	$9,734,560	$(4,155,129)	$5,579,431

Indefinite-lived:
Brand name	$5,841,880	—	5,841,880
	$15,576,440	$(4,155,129)	$11,421,311

In connection with the H&J disposition, the Company derecognized $1,246,915 in intangible assets.

The Company recorded amortization expense of $804,924 and $537,812 during the three months ended June 30, 2023 and 2022, and $1,759,277 and $1,075,625 during the six months ended June 30, 2023 and 2022, respectively, which is included in general and administrative expenses in the consolidated statements of operations.

F-14

NOTE 7: LIABILITIES AND DEBT

Accrued Expenses and Other Liabilities

The Company accrued expenses and other liabilities line in the consolidated balance sheets is comprised of the following as of June 30, 2023 and December 31,2022:

	June 30,	December 31,
	2023	2022
Accrued expenses	$503,927	$668,714
Reserve for returns	—	307,725
Payroll related liabilities	4,009,812	2,618,870
Sales tax liability	277,800	262,765
Other liabilities	247,398	78,845
	$5,038,937	$3,936,920

As of June 30, 2023, payroll liabilities included an aggregate of $1,288,048 in payroll taxes due to remit to federal and state authorities. Of this amount, $620,400 pertained to DBG and $667,648 pertained to Bailey44. The amounts are subject to further penalties and interest. The amounts are subject to further penalties and interest.

As of June 30, 2023 and December 31, 2022, accrued expenses included $535,000 in accrued common stock issuances pursuant to an advisory agreement for services performed in 2022. The 5,000 shares of common stock owed per the agreement are expected to be issued in the third quarter of 2023. At June 30, 2023, accrued expenses also includes $500,000 in accrued common stock issuances owed to Sundry executives based on their employment agreements with the Company, which is expected to be issued in the third quarter of 2023.

Convertible Debt

2020 Regulation D Offering

As of June 30, 2023 and December 31, 2022, there was $100,000 remaining in outstanding principal that was not converted into equity.

Convertible Promissory Note

On December 29, 2022, the Company and various purchasers executed a Securities Purchase Agreement (“December Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $4,000,000, consisting of original issue discount of $800,000. The Company received net proceeds of $3,000,000. The December Notes were due and payable on February 15, 2023. If the December Notes are not repaid in full by the maturity date or if any other event of default occurs, (1) the face value of the December Notes will be automatically increased to 120%; (2) the Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the investors’ discretion, the December Notes shall become convertible at the option of the investors into shares of the Company’s common stock at a conversion price equal to the closing price of the Company’s common stock on the date of the note conversion.

In connection with the December Notes, the Company issued to the investors an aggregate of 18,779 warrants to purchase common stock at an exercise price equal to $106.50, and 2,400 shares of common stock. The Company recognized $428,200 as a debt discount for the fair value of the warrants and common shares using the Black-Scholes option model, resulting in a total debt discount of $1,378,200.

In February 2023, the principal of $4,000,000 of the December Notes were fully repaid. The Company amortized $689,100 of debt discount up until the repayment date, and then recognized a loss on extinguishment of debt of $689,100 which is included in other non-operating income (expenses) on the consolidated statements of operations.

F-15

The following is a summary of the convertible notes for the six months ended June 30, 2023:

		Unamortized	Convertible Note
	Principal	Debt Discount	Payable, Net
Balance, December 31, 2022	$4,100,000	$(1,378,200)	$2,721,800
Repayments of notes	(4,000,000)	—	(4,000,000)
Amortization of debt discount	—	689,100	689,100
Loss on extinguishment of debt	—	689,100	689,100
Balance, June 30, 2023	$100,000	$—	$100,000

During the six months ended June 30, 2022, the Company converted an aggregate of $888,930 in outstanding principal into 350 shares of common stock.

During the six months ended June 30, 2023 and 2022, the Company amortized $689,100 and $1,724,291, respectively of debt discount to interest expense pertaining to convertible notes.

In January 2023, the Company issued 4,400 shares of common stock at a fair value of $322,300 to a former convertible noteholder pursuant to default provisions. The amount was included in interest expense in the consolidated statements of operations.

Loan Payable — PPP and SBA Loan

As of both June 30, 2023 and December 31, 2022, Bailey had an outstanding PPP Loan balance of $933,295 and matures in 2026.

Merchant Advances

In 2022, the Company obtained several merchant advances. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a weekly basis. As of December 31, 2022, $896,334 remained outstanding. During the six months ended June 30, 2023, the Company received additional proceeds totaling $1,692,748 and made repayments totaling $2,331,972. As of June 30, 2023, the remaining principal outstanding was $257,110. In connection with these advances, the Company granted 6,095 warrants to purchase common stock at an exercise price of $131.25 to the lender in connection with its merchant advances.

In 2023, the Company obtained merchant advances totaling $502,051 from Shopify Capital, and made repayments totaling $208,416. As of June 30, 2023, the remaining principal outstanding was $293,635. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a daily basis.

Promissory Note Payable

As of June 30, 2023 and December 31, 2022, the outstanding principal on the note to the sellers of Bailey was $3,500,000. The maturity date was December 31, 2022. On July 5, 2023, the parties agreed to extend the maturity date to June 30, 2024. Interest expense was $105,000 and $105,000 for the three months ended June 30, 2023 and 2022 and $210,000 and $210,000 for the six months ended June 30, 2023 and 2022, all respectively, which was accrued and unpaid as of June 30, 2023.

The Company issued a promissory note in the principal amount of $5,500,000 to the Sundry Holders pursuant to the Sundry acquisition. The note bears interest at 8% per annum and matures on February 15, 2023. In February 2023, the parties verbally agreed to extend the maturity date to December 31, 2023. Interest expense was $149,177 and $259,177 for the three and six months ended June 30, 2023, respectively. On June 21, 2023, the Company and the Sundry Holders executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock to the Sundry Holders for $1,000 per share (see Note 7). The shares were issued pursuant to the cancellation of the Sundry Holders’ entire principal amount of $5,500,000 and accrued interest of $259,177.

F-16

In March 2023, the Company and various purchasers executed a Securities Purchase Agreement (“March 2023 Notes”) whereby the investors purchased from the Company promissory notes in the aggregate principal amount of $2,458,750, consisting of original issue discount of $608,750. The Company received net proceeds of $1,850,000 after additional fees. The March 2023 Notes are due and payable on September 30, 2023 (the “Maturity Date”). The Company will also have the option to prepay the Notes with no penalties at any time prior to the Maturity Date. If the Company completes a debt or equity financing of less than $7,500,000, the Company is required to repay 50% of the remaining balance of the March 2023 Notes. Following such 50% repayment, the Company must also use any proceeds from any subsequent debt or equity financing to repay the March 2023 Notes. Upon the closing of any debt or equity financing of $7,500,000 or greater, the Company is required to repay 100% of the Notes with no penalties. There is no additional interest after the 20% original interest discount. The Company recognized a debt discount of $608,750, of which $263,839 was amortized through June 30, 2023.

The following is a summary of promissory notes payable, net:

	June 30,	December 31,
	2023	2022
Bailey Note	$3,500,000	$3,500,000
Sundry Note	—	5,500,000
March 2023 Notes - principal	2,458,750	—
March 2023 Notes - unamortized debt discount	(344,911)	—
Promissory note payable, net	$5,613,839	$9,000,000

NOTE 8: STOCKHOLDERS’ DEFICIT

On January 11, 2023, the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a private placement (the “January Private Placement”), an aggregate of 19,000 shares (the “Shares”) of the Company’s common stock (“Common Stock”), and accompanying warrants (the “Common Warrants”) to purchase 19,000 shares of Common Stock, at a combined purchase price of $97.875 per share and Common Warrant, and (ii) 32,086 pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants” and together with the Shares and the shares of Common Stock underlying the Warrants, the “Securities”) exercisable for 32,086 shares of Common Stock, and accompanying Common Warrants to purchase 32,086 shares of Common Stock, at a combined purchase price of $97.875 per Pre-Funded Warrant and accompanying Common Warrant, to the Investors, for aggregate gross proceeds from the Private Placement of approximately $5 million before deducting placement agent fees and related offering expenses. As a result of the transaction, the Company issued 50,890 shares of common stock, including the 19,000 shares and the immediate exercise of 32,086 pre-funded warrants, for gross proceeds of $5.0 million. The Company received net proceeds of $4.3 million after deducting placement agent fees and offering expenses.

In January 2023, the Company issued 4,400 shares of common stock at a fair value of $322,300 to a former convertible noteholder pursuant to default provisions. The amount was included in interest expense in the consolidated statements of operations.

In March 2023, the Company issued an aggregate of 4,756 shares of common stock to Sundry executives based on their employment agreements with the Company. The fair value of $499,338, or $4.20 per share as determined by the agreements, was included in general and administrative expenses in the consolidated statements of operations.

In June 2023, the Company issued 78,103 shares of common stock to D. Jones at a fair value of $1,357,043 pursuant to the H&J Settlement Agreement.

During the six months ended June 30, 2022, the Company converted an aggregate of $888,930 in outstanding principal into 350 shares of common stock.

F-17

Series B Preferred Stock

On May 30, 2023, the Company entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with John Hilburn Davis IV, its Chief Executive Officer pursuant to which the Company agreed to issue and sell 1 share of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) for $25,000.

On May 30, 2023, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the share of Series B Preferred Stock. The Certificate of Designation provides that the Series B Preferred Stock will have 250,000,000 votes per share of Series B Preferred Stock and will vote together with the outstanding shares of the Company’s common stock, par value 0.0001 per share (the “Common Stock”) and Series A Convertible Preferred Stock, par value 0.0001 per share (the “Series A Convertible Preferred Stock”) as a single class exclusively with respect to any proposal to amend the Company’s Sixth Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time, the “Restated Certificate”) to effect a reverse stock split of the Company’s common stock. The Series B Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion as shares of Common Stock and Series A Convertible Preferred Stock are voted. The Series B Preferred Stock otherwise has no voting rights.

The Series B Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series B Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Series B Preferred Stock will not be entitled to receive dividends of any kind.

The outstanding share of Series B Preferred Stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Restated Certificate implementing a reverse stock split. Upon such redemption, the holder of the Series B Preferred Stock will receive consideration of $25,000 in cash.

Series C Convertible Preferred Stock

On June 21, 2023, the Company, on the one hand, and Moise Emquies, George Levy, Matthieu Leblan, Carol Ann Emquies, Jenny Murphy and Elodie Crichi (collectively, the “Sundry Investors”), on the other hand, executed a Securities Purchase Agreement (the “Sundry SPA”) whereby the Company issued 5,761 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) to the Sundry Investors at a purchase price of $1,000 per share. The Series C Preferred Stock is convertible into a number of shares of the Company’s Common Stock equal to $1,000 divided by an initial conversion price of $17.925 which represents the lower of (i) the closing price per share of the Common Stock as reported on the Nasdaq on June 20, 2023, and (ii) the average closing price per share of Common Stock as reported on the Nasdaq for the five trading days preceding June 21, 2023. The shares of Series C Preferred Stock were issued in consideration for the cancellation of certain promissory notes issued by the Company to the Sundry Investors dated December 30, 2022 (the “Sundry Loan Documents”). The following is a summary of the rights and preferences of the Series C Convertible Preferred Stock.

On June 21, 2023, the Company filed the Certificate of Designation with the Secretary of State for the State of Delaware designating up to 5,761 shares out of the authorized but unissued shares of its preferred stock as Series C Convertible Preferred Stock. The following is a summary of the principal terms of the Series C Preferred Stock.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series C Preferred Stock (the “Series C Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series C Preferred Stock.

The Series C Holders are entitled to vote as a class as expressly provided in the Certificate of Designation. The Series C Holders are also entitled to vote with the holders of shares of Common Stock, voting together as one class, on all matters in which the Series C Holders are permitted to vote with the class of shares of Common Stock.

F-18

With respect to any vote with the class of Common Stock, each share of the Series C Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in the Certificate of Designation) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the conversion price is calculated.

The Series C Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to Junior Securities; (iii) on parity with Parity Securities; and (iv) junior to Senior Securities, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily. Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon a Liquidation, each Holder shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to the Stated Value (as defined in the Certificate of Designation) for each share of the Series C Preferred Stock held by such Holder and an amount equal to any accrued and unpaid dividends thereon, and thereafter the Series C Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock.

Each share of the Series C Preferred Stock shall be convertible, at any time and from time to time from and after June 21, 2023 at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of the Series C Preferred Stock ($1,000 as of June 21, 2023) by the Conversion Price. The conversion price for each share of the Series C Preferred Stock is $17.925, which is the lower of (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market on June 20, 2023 (the trading day before the date of the Sundry SPA), and (b) the average closing price per share of Common Stock as reported on the Nasdaq Capital Market for the five trading days preceding the date of the Sundry SPA, subject to adjustment herein (the “Series C Conversion Price”).

The Company has the option to redeem any or all of the then outstanding Series C Preferred Stock at 112% of the then Stated Value any time after June 21, 2023 and so long as there is an effective Registration Statement covering the shares issuable upon conversion of the Series C Preferred Stock.

NOTE 9: RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2023 and 2022, the Company made net repayments for amounts due to related parties totaling $57,427 and $172,036, respectively. As of June 30, 2023 and December 31, 2022, amounts due to related parties were $472,790 and $556,225, respectively. The advances are unsecured, non-interest bearing and due on demand. Amounts due to related parties consist of current and former executives, and a board member.

As of December 31, 2022, H&J had an outstanding note payable of $129,489 owned by the H&J Seller. The balance was $0 upon the H&J disposition in June 2023.

NOTE 10: SHARE-BASED PAYMENTS

Common Stock Warrants

In connection with the January Private Placement, the Company granted 32,086 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 51,086 warrants as part of the offering. Each warrant has an exercise price of $95 per share, is immediately exercisable upon issuance and expires five years after issuance. The Company also granted the placement agent 3,831 warrants to purchase common stock at an exercise price of $3,050.35 per share, which is immediately exercisable upon issuance and expires five years after issuance.

F-19

In connection with merchant advances (Note 6), the Company granted 6,095 warrants to purchase common stock at an exercise price of $131.25. The warrants are immediately exercisable upon issuance and expire five years after issuance.

The following is a summary of warrant activity:

	Common	Weighted
	Stock	Average
	Warrants	Exercise Price
Outstanding - December 31, 2022	176,733	$209
Granted	93,099	99.50
Exercised	(32,086)	97.88
Forfeited	—	—
Outstanding - June 30, 2023	237,746	$181.25
Exercisable at December 31, 2022	171,278	$210.50
Exercisable at June 30, 2023	237,745	$181.25

Stock Options

As of June 30, 2023 and December 31, 2022, the Company had 1,558 stock options outstanding with a weighted average exercise price of $362.11 per share. As of June 30, 2023, there were 1,439 options exercisable.

Stock-based compensation expense of $101,500 and $119,759 was recognized for the three months ended June 30, 2023 and 2022, respectively, and $207,094 and $258,852 was recognized for the six months June 30, 2023 and 2022, respectively. During the six months ended June 30, 2023 and 2022, $28,798 and $28,798 was recorded to sales and marketing expense, and all other stock compensation was included in general and administrative expense in the condensed consolidated statements of operations. Total unrecognized compensation cost related to non-vested stock option awards as of June 30, 2023 amounted to $370,907 and will be recognized over a weighted average period of 0.9 years.

NOTE 11: LEASE OBLIGATIONS

In January 2023, the Company entered into a lease agreement extension for its corporate office and distribution center in Vernon, California that expires on December 31, 2023. The lease has monthly base rent payments of $38,105. As a result of the extension, the Company recognized a right of use asset and liability of $467,738 using a discount rate of 8.0%. As of June 30, 2023, the Company has $949,071 in accounts payable for past rents due to the landlord pertaining to this lease.

In May 2023, the Company entered into a lease agreement extension for a showroom space in Los Angeles, California that commences in March 2023 and expires in January 2025. The original lease began in April 2018 and terminated in May 2020, at which point the lease was month to month. The lease has a monthly base rent of $6,520 until January 31, 2025, at which point the base rent increases to $6,781 until the end of the lease. As a result of the extension, the Company recognized a right of use asset and liability of $125,397 using a discount rate of 8.0%. As of June 30, 2023, the Company has $214,626 in accounts payable for past rents due to the landlord pertaining to this lease.

Stateside and Sundry utilize a lease for a showroom in Los Angeles, California which is month to month.

Total rent expense for the three months ended June 30, 2023 and 2022 was $37,580 and $195,060, and $210,265 and $469,482 for the six months end June 30, 2023 and 2022, respectively.

NOTE 12: CONTINGENCIES

On March 21, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

F-20

On February 7, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $182,400. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On November 9, 2022, a vendor filed a lawsuit against Digital Brand’s Group related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $50,190. The matter was settled in January 2023 and are on payment plans which will be paid off in April 2023.

In August 2020 and March 2021, two lawsuits were filed against Bailey by third-party’s related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $96,900. Both matters were settled in February 2022 and are on payment plans which will be paid off in July and September of 2023.

On December 21, 2020, a Company investor filed a lawsuit against DBG for reimbursement of their investment totaling $100,000. Claimed amounts are included in short-term convertible note payable in the accompanying consolidated balance sheets and the Company does not believe it is probable that losses in excess of such short-term note payable will be incurred. The Company is actively working to resolve this matter.

A vendor filed a lawsuit against Bailey related to a retail store lease in the amount of $1.5 million. The Company is disputing the claim for damages and the matter is ongoing. The vendor has recently updated the claim to now be $450,968 after signing a long-term lease with another brand for this location. The Company is disputing this new amount after review of the lease.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying consolidated balance sheet as of June 30, 2023.

Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

NOTE 13: INCOME TAXES

The Company has historically calculated the provision for income taxes during interim reporting periods by applying an estimate of the annual effective tax rate for the full fiscal year to “ordinary” income or loss (pretax income or loss excluding unusual or infrequently occurring discrete items) for the reporting period. The Company has used a discrete effective tax rate method to calculate taxes for the fiscal three and six month periods ended June 30, 2023. The Company determined that since small changes in estimated “ordinary” income would result in significant changes in the estimated annual effective tax rate, the historical method would not provide a reliable estimate for the fiscal three and six-month periods ended June 30, 2023.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due, cumulative losses through June 30, 2023, and no history of generating taxable income.

NOTE 14: SUBSEQUENT EVENTS

On July 5, 2023, the Company and the Bailey sellers agreed to extend the maturity date of the Bailey Note to June 30, 2024.

On August 21, 2023, the Company filed a Certificate of Amendment to our Certificate of Incorporation, as amended, to effect a one-for-twenty-five (1-for-25) reverse stock split effective August 22, 2023. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

F-21

Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Digital Brands Group, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Digital Brands Group, Inc. and subsidiaries (collectively, the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Correction of Error

As described in Note 2 to the consolidated financial statements, the Company corrected the classification of certain costs and expenses, and accordingly, restated amounts included in the 2021 consolidated statement of operations to conform with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s net losses from inception, negative cash flow from operations, and lack of liquidity raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ dbbmckennon (Firm No. 3501)

Newport Beach, California

April 17, 2023, except for the last two paragraphs of Note 14 Subsequent Events on page F-40 for which the date is August 24, 2023

We have served as the Company’s auditor since 2018 until 2023.

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,275,616	$515,796
Accounts receivable, net	583,368	67,384
Due from factor, net	839,400	985,288
Inventory	5,122,564	2,660,203
Prepaid expenses and other current assets	766,901	288,474
Assets per discontinued operations, current	241,544	259,190
Total current assets	8,829,394	4,776,334
Deferred offering costs	—	367,696
Property, equipment and software, net	104,512	69,367
Goodwill	8,973,501	8,583,274
Intangible assets, net	12,906,238	9,263,131
Deposits	193,926	133,378
Right of use asset, net	102,349	—
Assets per discontinued operations	2,628,136	13,292,043
Total assets	$33,738,056	$36,485,224

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$8,016,173	$6,507,709
Accrued expenses and other liabilities	3,936,920	2,078,087
Due to related parties	555,217	256,274
Contingent consideration liability	12,098,475	12,179,476
Convertible note payable, net	2,721,800	100,000
Accrued interest payable	1,561,795	1,110,679
Venture debt, net of discount	—	6,001,755
Loan payable, current	1,829,629	2,279,768
Promissory note payable	9,000,000	3,500,000
Right of use liability, current portion	102,349	—
Liabilities per discontinued operations, current	1,071,433	1,033,518
Total current liabilities	40,893,792	35,047,266
Convertible note payable, net	—	5,723,846
Loan payable	150,000	342,050
Derivative liability	—	2,294,720
Warrant liability	—	18,223
Liabilities per discontinued operations	147,438	148,900
Total liabilities	41,191,230	43,575,005
Commitments and contingencies
Stockholders’ deficit:
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both December 31, 2022 and 2021	—	—
Series A preferred stock, $0.0001 par, 1 share authorized, no shares issued and outstanding as of December 31, 2022 or 2021	—	—
Series A convertible preferred stock, $0.0001 par, 6,800 shares designated, 6,300 shares issued and outstanding as of December 31, 2022, none authorized or outstanding as of December 31, 2021	1	—
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 178,758 and 5,201 shares issued and outstanding as of December 31, 2022 and 2021, respectively	18	13
Additional paid-in capital	96,294,123	58,614,160
Accumulated deficit	(103,747,316)	(65,703,954)
Total stockholders’ deficit	(7,453,174)	(7,089,781)
Total liabilities and stockholders’ deficit	$33,738,056	$36,485,224

See the accompanying notes to the consolidated financial statements.

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2022	2021
		As Restated
Net revenues	$10,333,558	$5,764,963
Cost of net revenues	6,789,314	3,828,496
Gross profit	3,544,244	1,936,467
Operating expenses:
General and administrative	14,067,681	16,149,510
Sales and marketing	4,018,985	3,269,710
Distribution	611,569	489,371
Impairment	5,503,095	3,400,000
Change in fair value of contingent consideration	564,303	8,764,460
Total operating expenses	24,765,633	32,073,050
Loss from operations	(21,221,389)	(30,136,583)
Other income (expense):
Interest expense	(8,961,410)	(3,619,093)
Other non-operating income (expenses)	3,068,080	1,321,472
Total other income (expense), net	(5,893,330)	(2,297,621)
Income tax benefit (provision)	—	1,100,120
Net loss from continuing operations	(27,114,719)	(31,334,084)
Loss from discontinued operations, net of tax	(10,928,643)	(1,023,873)
Net loss	$(38,043,362)	$(32,357,957)
Weighted average common shares outstanding - basic and diluted	30,852	3,052
Net loss per common share - basic and diluted	$(878.87)	$(10,268.22)

See the accompanying notes to the consolidated financial statements.

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Series Seed		Series A		Series A-2		Series A-3		Series CF		Series B		Series A Convertible				Additional		Total Stockholders’
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances at December 31, 2020	20,714,518	$2,071	5,654,072	$565	5,932,742	$593	9,032,330	$904	836,331	$83	20,754,717	$2,075	—	$—	266	$—	$27,482,061	$(33,345,997)	$(5,857,645)
Conversion of preferred stock into common stock	(20,714,518)	(2,071)	(5,654,072)	(565)	(5,932,742)	(593)	(9,032,330)	(904)	(836,331)	(83)	(20,754,717)	(2,075)	—	—	1,611	—	6,291	—	—
Issuance of common stock in public offering	—	—	—	—	—	—	—	—	—	—	—	—	—	—	964	—	10,000,002	—	10,000,002
Offering costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,116,957)	—	(2,116,957)
Exercise of over-allotment option, net of offering costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—	145	—	1,364,997	—	1,364,997
Conversion of debt into common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	454	—	2,680,289	—	2,680,289
Conversion of related party notes and payables into common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	61	—	257,515	—	257,515
Common stock issued in connection with business combination	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,318	—	11,428,738	—	11,428,738
Exercise of warrants	—	—	—	—	—	—	—	—	—	—	—	—	—	—	155	—	1,768,046	—	1,768,046
Common stock issued pursuant to consulting agreement	—	—	—	—	—	—	—	—	—	—	—	—	—	—	97	—	595,500	—	595,500
Issuance of common stock pursuant to equity line of credit	—	—	—	—	—	—	—	—	—	—	—	—	—	—	51	—	367,696	—	367,696
Common stock and warrants issued in connection with notes	—	—	—	—	—	—	—	—	—	—	—	—	—	—	52	—	501,658	—	501,658
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	29	—	4,278,337	—	4,278,337
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(32,357,957)	(32,357,957)
Balances at December 31, 2021	-	—	—	—	-	—	—	—	—	—	—	—	—	—	5,201	—	58,614,173	(65,703,954)	(7,089,781)
Issuance of common stock in public offering	—	—	—	—	—	—	—	—	—	—	—	—	—	—	14,956	1	9,347,449	—	9,347,450
Issuance of common stock and exercise of pre-funded warrants in public offering	—	—	—	—	—	—	—	—	—	—	—	—	—	—	72,727	7	9,999,989	—	9,999,996
Offering costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,921,646)	—	(2,921,646)
Common stock issued in connection with business combination	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3,636	—	1,000,000	—	1,000,000
Common stock issued pursuant to consulting agreement	—	—	—	—	—	—	—	—	—	—	—	—	—	—	30	—	123,000	—	123,000
Warrant and common shares issued with notes	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,400	—	1,368,741	—	1,368,741
Conversion of notes and derivative liability into common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	79,807	8	11,983,381	—	11,983,389
Conversion of venture debt into Series A convertible preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	6,300	1	—	—	6,299,999	—	6,300,000
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	479,038	—	479,038
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(38,043,362)	(38,043,362)
Balances at December 31, 2022	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	6,300	$1	178,758	$17	$96,294,123	$(103,747,316)	$(7,453,174)

See the accompanying notes to the consolidated financial statements.

DIGITAL BRANDS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(38,043,362)	$(32,357,957)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,653,819	862,888
Amortization of loan discount and fees	6,506,384	1,382,222
Stock-based compensation	602,038	4,800,337
Fees incurred in connection with debt financings	568,149	560,309
Change in fair value of warrant liability	(18,223)	11,958
Change in fair value of derivative liability	(1,354,434)	(910,204)
Change in fair value of contingent consideration	564,303	8,764,460
Impairment of goodwill and intangible assets	5,503,095	3,400,000
Forgiveness of Payroll Protection Program	(1,760,755)	(407,994)
Change in credit reserve	(118,840)	36,893
Deferred offering costs	367,696	—
Loss from discontinued operations, net of tax	10,928,643	1,023,873
Deferred income tax benefit	—	(1,100,120)
Changes in operating assets and liabilities:
Accounts receivable, net	(452,030)	150,288
Due from factor, net	655,708	(399,701)
Inventory	479,394	(911,293)
Prepaid expenses and other current assets	(445,798)	(151,917)
Accounts payable	892,120	456,690
Accrued expenses and other liabilities	1,631,512	834,489
Deferred revenue	—	4,882
Due to related parties	298,943	(63,550)
Accrued interest	984,358	461,113
Assets and liabilities of discontinued operations	(210,426)	(678,623)
Net cash used in operating activities	(10,767,706)	(14,230,957)
Cash flows from investing activities:
Cash acquired (consideration) pursuant to business combination	(7,247,303)	(5,936,757)
Purchase of property, equipment and software	(61,286)	(43,179)
Deposits	(60,548)	(31,117)
Net cash used in investing activities	(7,369,137)	(6,011,053)
Cash flows from financing activities:
Repayments of related party notes	—	—
Advances (repayments) from factor	(3,096)	(41,200)
Repayment of contingent consideration	(645,304)	—
Proceeds from venture debt	237,500	—
Issuance of loans payable	3,280,360	2,779,910
Repayments of convertible and promissory notes	(7,350,276)	(2,006,628)
Issuance of convertible notes payable	6,951,250	8,433,650
Proceeds from public offering	19,347,446	10,000,002
Exercise of over-allotment option with public offering, net	—	1,364,997
Exercise of warrants	—	1,768,046
Offering costs	(2,921,216)	(2,116,957)
Net cash provided by financing activities	18,896,664	20,181,820
Net change in cash and cash equivalents	759,820	(60,190)
Cash and cash equivalents at beginning of period	515,796	575,986
Cash and cash equivalents at end of period	$1,275,616	$515,796
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$734,869	$902,089
Supplemental disclosure of non-cash investing and financing activities:
Conversion of notes, warrants and derivatives into common stock	$11,983,389	$2,680,289
Right of use asset	$102,349	$—
Warrant and common shares issued with notes	$1,368,741	$—
Derivative liability in connection with convertible note	$559,957	$3,204,924
Conversion of venture debt into preferred stock	$6,300,000	$—
Conversion of related party notes and payables into preferred and common stock	$—	$257,515
Conversion of preferred stock into common stock	$—	$6,291
Conversion of contingent consideration into common stock	$—	$73,500
Common shares issued pursuant to equity line of credit	$—	$367,696

See the accompanying notes to the consolidated financial statements.

DIGITAL BRANDS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Digital Brands Group, Inc. (the “Company” or “DBG”), was organized on September 17, 2012 under the laws of Delaware as a limited liability company under the name Denim.LA LLC. The Company converted to a Delaware corporation on January 30, 2013 and changed its name to Denim.LA, Inc. Effective December 31, 2020, the Company changed its name to Digital Brands Group, Inc. (DBG).

On February 12, 2020, Denim.LA, Inc. entered into an Agreement and Plan of Merger with Bailey 44, LLC (“Bailey”), a Delaware limited liability company. On the acquisition date, Bailey became a wholly owned subsidiary of the Company. See Note 4.

On May 18, 2021, the Company closed its acquisition of Harper & Jones, LLC (“H&J”) pursuant to its Membership Interest Stock Purchase Agreement with D. Jones Tailored Collection, Ltd. to purchase 100% of the issued and outstanding equity of Harper & Jones, LLC. On the acquisition date, H&J became a wholly owned subsidiary of the Company. See Note 4.

On August 30, 2021, the Company closed its acquisition of Mosbest, LLC dba Stateside (“Stateside”) pursuant to its Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Stateside. On the acquisition date, Stateside became a wholly owned subsidiary of the Company. See Note 4.

On December 30, 2022, the Company closed its previously announced acquisition of Sunnyside, LLC dba Sundry (“Sundry”) pursuant to its Second Amended and Restated Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Sundry. On the acquisition date, Sundry became a wholly owned subsidiary of the Company. See Note 4.

Reverse Stock Split

On May 12, 2021, the Board of Directors approved a one-for-15.625 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock (see Note 8). Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

On October 21, 2022, the Board of Directors approved a one-for-100 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of November 3, 2022. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

Initial Public Offering

On May 13, 2021, the Company’s registration statement on Form S-1 relating to its initial public offering of its common stock (the “IPO”) was declared effective by the Securities and Exchange Commission (“SEC”). Further to the IPO, which closed on May 18, 2021, the Company issued and sold 964 shares of common stock at a public offering price of $10,375 per share. Additionally, the Company issued warrants to purchase 1,111 shares, which includes 145 warrants sold upon the partial exercise of the over-allotment option. The aggregate net proceeds to the Company from the IPO, were $8.6 million after deducting underwriting discounts and commissions of $0.8 million and direct offering expenses of $0.6 million. Concurrent with this offering, the Company acquired H&J (see Note 4). The Company incurred an additional $0.6 million in offering costs related to the IPO that were not paid directly out of the proceeds from the offering.

NOTE 2: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $38,043,362 and $32,357,957 for the years ended December 31, 2022 and 2021, respectively, and has incurred negative cash flows from operations for the years ended December 31, 2022 and 2021. The Company has historically lacked liquidity to satisfy obligations as they come due and as of December 31, 2022, and the Company had a working capital deficit of $32,064,398. These factors, among others, arise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying consolidated financial statements do not include any adjustments as a result of this uncertainty.

The Company’s ability to continue as a going concern for the next 12 months from the date the financial statements were available to be issued is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of capital stock and debt. In the event that the Company cannot generate sufficient revenue to sustain its operations, the Company will need to reduce expenses or obtain financing through the sale of debt and/or equity securities. The issuance of additional equity would result in dilution to existing shareholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. No assurance can be given that the Company will be successful in these efforts.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

H&J Disposition

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 78,103 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. This transaction is known as the “H&J Settlement”. The H&J Settlement was accounted for a business disposition in accordance with ASC 810-40-40-3A.

In accordance with the provisions of ASC 205-20, the Company has excluded the results of discontinued operations from its results of continuing operations in the accompanying consolidated statements of operations for the three and six months ended June 30, 2023 and 2022 in it’s Form 10-Q Quarterly Report filed on August 21, 2023. Accordingly, the consolidated financial statements as of and for the years ended December 31, 2022 and 2021 have been adjusted retroactively to account for the discontinued operations classification of H&J.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Bailey, H&J, Stateside and Sundry from the dates of acquisition. All inter-company transactions and balances have been eliminated on consolidation. H&J has been retroactively adjusted to be presented as discontinued operations (see above).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Restatement of Previously Issued Financial Statements

Certain prior year accounts have been reclassified to conform with current year presentation pertaining to cost of net revenue and general and administrative expenses. The Company has reclassified $1,027,387 in general and administrative expenses per previously reported financial statements to cost of net revenues in the accompanying consolidated statements of operations for the year ended December 31, 2021.

The reclassified costs from general and administrative expense to cost of net revenues made in the fourth quarter of 2022 and 2021 are fixed in nature as they are personnel and warehouse related costs. The impact of the reclassification was approximately $290,000 for each of the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. The impact of the reclassification was approximately $255,000 for each of the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021.

Cash and Equivalents and Concentration of Credit Risk

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. As of December 31, 2022 and 2021, the Company did not hold any cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits of $250,000.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, due from factor, prepaid expenses, accounts payable, accrued expenses, deferred revenue, due to related parties, related party note payable, accrued interest, loan payable and convertible debt. The carrying value of these assets and liabilities is representative of their fair market value, due to the short maturity of these instruments.

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy used to determine such fair values:

	Fair Value Measurements
	as of December 31, 2022 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$—	$—	$—	$—
Contingent consideration	—	—	12,098,475	12,098,475
Derivative liability	—	—	—	—
	$—	$—	$12,098,475	$12,098,475

	Fair Value Measurements
	as of December 31, 2021 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$—	$18,223	$—	$18,223
Contingent consideration	—	—	12,179,476	12,179,476
Derivative liability	—	—	2,294,720	2,294,720
	$—	$18,223	$14,474,196	$14,492,419

Warrant Liability

Certain of the Company’s common stock warrants are carried at fair value. As of December 31, 2020, the fair value of the Company’s common stock warrant liabilities was measured under the Level 3 hierarchy using the Black-Scholes pricing model as the Company’s underlying common stock had no observable market price (see Note 10). The warrant liability was valued using a market approach. Upon the IPO, the warrant liabilities were valued using quoted prices of identical assets in active markets, and was reclassified under the Level 2 hierarchy. Changes in common stock warrant liability during the years ended December 31, 2022 and 2021 are as follows:

Warrant
Liability
Outstanding as of December 31, 2020	$6,265
Change in fair value	11,958
Outstanding as of December 31, 2021	18,223
Change in fair value	(18,223)
Outstanding as of December 31, 2022	$—

Contingent Consideration

The Company records a contingent consideration liability relating to stock price guarantees included in its acquisition and consulting agreements. The estimated fair value of the contingent consideration is recorded using significant unobservable measures and other fair value inputs and is therefore classified as a Level 3 financial instrument.

The Company estimates and records the acquisition date fair value of contingent consideration as part of purchase price consideration for acquisitions. Additionally, each reporting period, the Company estimates changes in the fair value of contingent consideration and recognizes any change in fair in the consolidated statement of operations. The estimate of the fair value of contingent consideration requires very subjective assumptions to be made of future operating results, discount rates and probabilities assigned to various potential operating result scenarios. Future revisions to these assumptions could materially change the estimate of the fair value of contingent consideration and, therefore, materially affect the Company’s future financial results. The contingent consideration liability is to be settled with the issuance of shares of common stock once contingent provisions set forth in respective acquisition agreements have been achieved. Upon achievement of contingent provisions, respective liabilities are relieved and offset by increases to common stock and additional paid-in capital in the stockholders’ equity section of the Company’s consolidated balance sheets.

The fair value of the contingent consideration liability related to the Company’s business combinations is valued using the Monte Carlo simulation model. The Monte Carlo simulation inputs include the stock price, volatility of common stock, timing of settlement and resale restrictions and limits. The fair value of the contingent consideration is then calculated based on guaranteed equity values at settlement as defined in the acquisition agreements. Changes in contingent consideration liability during the years ended December 31, 2022 and 2021 are as follows:

Contingent
Consideration
Liability
Balance as of December 31, 2020	$—
Initial recognition in connection with acquisition of Harper & Jones	3,421,516
Stock price guarantee per consulting agreement	67,000
Conversion into shares	(73,500)
Change in fair value	8,764,460
Outstanding as of December 31, 2021	12,179,476
Repayments to Harper & Jones seller	(645,304)
Change in fair value	564,303
Outstanding as of December 31, 2022	$12,098,475

During the year ended December 31, 2022, the Company utilized the following inputs for the fair value of the contingent consideration: volatilities of 79.3% and 88.9%, risk-free rate of 0.25%, expected share increase of 5% per annum, and the guaranteed stock price of $828 for Bailey and $10,375 for Harper & Jones.

The detail of contingent consideration by company is as follows:

	December 31,
	2022	2021
Bailey	$10,698,475	7,935,016
Harper & Jones	1,400,000	4,244,460
	$12,098,475	$12,179,476

The contingent consideration liabilities were revalued for a final time as of May 18, 2022, the anniversary date of the Company’s initial public offering. As of the date of the issuance of these financial statements, the contingent consideration liabilities were not yet settled with shares.

In December 2022, the Company paid $645,304 to the H&J Seller to partially reduce the contingent consideration balance owed. The Company and the H&J Seller are in the process of amending the May 2021 purchase agreement to determine the ultimate settlement of the Company’s common stock to the H&J Seller by May 16, 2023. Refer to Note 12.

Derivative Liability

In connection with the Company’s convertible notes, the Company recorded a derivative liability (see Note 7). The estimated fair value of the derivative liability is recorded using significant unobservable measures and other fair value inputs and is therefore classified as a Level 3 financial instrument.

The fair value of the derivative liability is valued using a multinomial lattice model. The multinomial lattice inputs include the underlying stock price, volatility of common stock and remaining term of the convertible note. Changes in derivative liability during the years ended December 31, 2022 and 2021 are as follows:

Derivative
Liability
Outstanding as of December 31, 2020	$—
Initial fair value on issuance of convertible note	3,204,924
Change in fair value	(910,204)
Outstanding as of December 31, 2021	2,294,720
Initial fair value on issuance of convertible note	559,957
Conversion of underlying notes into common stock	(1,500,243)
Change in fair value	(1,354,434)
Outstanding as of December 31, 2022	$—

During the year ended December 31, 2022, the Company utilized the following inputs for the fair value of the derivative liability: volatility of 70.9% - 96.7%, risk-free rate of 2.71% - 3.74%, and remaining term ranging from .08 years - 0.62 years.

The change in fair value of the derivative liability is included in other non-operating income (expense), net in the consolidated statements of operations.

Inventory

Inventory is stated at the lower of cost or net realizable value and accounted for using the weighted average cost method for DSTLD and H&J and first-in, first-out method for Bailey, Stateside and Sundry. The inventory balances as of December 31, 2022 and 2021 consist substantially of finished good products purchased or produced for resale, as well as any raw materials the Company purchased to modify the products and work in progress.

Inventory consisted of the following:

	December 31,
	2022	2021
Raw materials	$1,508,416	$292,167
Work in process	888,643	242,673
Finished goods	2,725,505	2,220,519
Inventory	$5,122,564	$2,660,203

Property, Equipment, and Software

Property, equipment, and software are recorded at cost. Depreciation/amortization is recorded for property, equipment, and software using the straight-line method over the estimated useful lives of assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. The balances at December 31, 2022 and 2021 consist of software with three (3) year lives, property and equipment with three (3) to ten (10) year lives, and leasehold improvements which are depreciated over the shorter of the lease life or expected life.

Depreciation and amortization charges on property, equipment, and software are included in general and administrative expenses and amounted to $75,126 and $92,213 for the years ended December 31, 2022 and 2021, respectively.

Business Combinations

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

Goodwill represents the excess of the purchase price of an acquired entity over the fair value of identifiable tangible and intangible assets acquired and liabilities assumed in a business combination.

Intangible assets are established with business combinations and consist of brand names and customer relationships. Intangible assets with finite lives are recorded at their estimated fair value at the date of acquisition and are amortized over their estimated useful lives using the straight-line method. The estimated useful lives of amortizable intangible assets are as follows:

Customer relationships	3 years

Impairment

Long-Lived Assets

The Company reviews its long-lived assets (property and equipment and amortizable intangible assets) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Goodwill

Goodwill and identifiable intangible assets that have indefinite useful lives are not amortized, but instead are tested annually for impairment and upon the occurrence of certain events or substantive changes in circumstances. The annual goodwill impairment test allows for the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An entity may choose to perform the qualitative assessment on none, some or all of its reporting units or an entity may bypass the qualitative assessment for any reporting unit and proceed directly to step one of the quantitative impairment test. If it is determined, on the basis of qualitative factors, that the fair value of a reporting unit is, more likely than not, less than its carrying value, the quantitative impairment test is required.

The quantitative impairment test calculates any goodwill impairment as the difference between the carrying amount of a reporting unit and its fair value, but not to exceed the carrying amount of goodwill. It is our practice, at a minimum, to perform a qualitative or quantitative goodwill impairment test in the fourth quarter every year.

Indefinite-Lived Intangible Assets

Indefinite-lived intangible assets established in connection with business combinations consist of the brand name. The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Annual Impairment Tests

At December 31, 2021, management determined that certain events and circumstances occurred, primarily the continued reduction in revenues partially as a result of COVID-19, that indicated that the carrying value of the Company’s brand name asset pertaining to Bailey44 may not be recoverable. As such, the Company compared the estimated fair value of the brand name with its carrying value and recorded an impairment loss of $3,400,000 in the consolidated statements of operations.

At December 31, 2022, management determined that certain events and circumstances occurred that indicated that the carrying value of the Company’s brand name assets, and the carrying amount of the reporting units, pertaining to Bailey44 and Harper & Jones may not be recoverable. The qualitative assessment was primarily due to reduced or stagnant revenues of both entities as compared to the Company’s initial projections at the time of each respective acquisition, as well as the entities’ liabilities in excess of assets. As such, the Company compared the estimated fair value of the brand names with its carrying value and recorded an impairment loss of $3,667,000 in the consolidated statements of operations. Additionally, the Company compared the fair value of the reporting units to the carrying amounts and recorded an impairment loss of $11,872,332 pertaining to goodwill in the consolidated statements of operations. The following is a summary of goodwill and intangible impairment recorded pertaining to each entity:

	Year Ended
	December 31,
	2022	2021
Bailey brand name (intangibles)	$2,182,000	$3,400,000
Bailey goodwill	3,321,095	—
Total impairment	$5,503,095	$3,400,000

In determining the fair value of the respective reporting units, management estimated the price that would be received to sell the reporting unit as a whole in an orderly transaction between market participants at the measurement date. This includes reviewing market comparables such as revenue multipliers and assigning certain assets and liabilities to the reporting units, such as the respective working capital deficits of each entity and debt obligations that would need to be assumed by a market participant buyer in an orderly transaction. The Company calculated the carrying amounts of each reporting unit by utilizing the entities’ assets and liabilities at December 31, 2022, including the carrying value of the identifiable intangible assets and goodwill assigned to the respective reporting units.

Refer to Note 12 for the related developments with H&J.

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Accounting for Preferred Stock

ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity.

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument.

If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, liability accounting is not required by the Company. The Company has presented preferred stock within stockholders’ equity.

Costs incurred directly for the issuance of the preferred stock are recorded as a reduction of gross proceeds received by the Company, resulting in a discount to the preferred stock. The discount is not amortized.

Revenue Recognition

Revenues are recognized when performance obligations are satisfied through the transfer of promised goods to the Company’s customers. Control transfers upon shipment of product and when the title has been passed to the customers. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance. The Company provides the customer the right of return on the product and revenue is adjusted based on an estimate of the expected returns based on historical rates. The Company considers the sale of products as a single performance obligation. Sales tax collected from customers and remitted to taxing authorities is excluded from revenue and is included in accrued expenses. Revenue is deferred for orders received for which associated shipments have not occurred.

The reserve for returns totaled $307,725 and $33,933 as of December 31, 2022 and 2021, respectively, and is included in accrued expenses and other liabilities in the accompanying consolidated balance sheets.

Cost of Revenues

Cost of revenues consists primarily of inventory sold and related freight-in. Cost of revenues includes direct labor pertaining to our inventory production activities and an allocation of overhead costs including rent and insurance. Cost of revenues also includes inventory write-offs and reserves.

Shipping and Handling

The Company recognizes shipping and handling billed to customers as a component of net revenues, and the cost of shipping and handling as distribution costs. Total shipping and handling billed to customers as a component of net revenues was approximately $72,000 and $23,000 for the years ended December 31, 2022 and 2021, respectively. Total shipping and handling costs included in distribution costs were approximately $525,000 and $423,000, respectively.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising and promotional expense for the years ended December 31, 2022 and 2021 amounted to approximately $1,178,000 and $240,000, respectively. The amounts are included in sales and marketing expense.

General and Administrative

General and administrative expenses consist primarily of compensation and benefits costs, professional services and information technology. General and administrative expenses also include payment processing fees, design and warehousing fees.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedging relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2022 and 2021, the Company did not have any derivative instruments that were designated as hedges.

Stock Option and Warrant Valuation

Stock option and warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model. For warrants and stock options issued to non- employees, the Company accounts for the expected life based on the contractual life of the warrants and stock options. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, the Company uses comparable public companies as a basis for its expected volatility to calculate the fair value of options grants. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options. The number of stock award forfeitures are recognized as incurred.

Stock-Based Compensation

The Company accounts for stock-based compensation costs under the provisions of ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or cancelled during the periods reported. Stock-based compensation is recognized as an expense over the employee’s requisite vesting period and over the nonemployee’s period of providing goods or services.

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

Deferred Offering Costs

The Company complies with the requirements of ASC 340, Other Assets and Deferred Costs, with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed. As of December 31, 2020, the Company had capitalized $214,647 in deferred offering costs. Upon completion of the IPO in May 2021, all capitalized deferred offering costs were charged to additional paid-in capital. As of December 31, 2021, the Company capitalized $367,696 in deferred offering costs pertaining to its equity line of credit agreement with Oasis (Note 8). In 2022, the Company wrote off these costs to general and administrative expenses in the consolidated statements of operations as the equity line of credit financing never occurred.

Segment Information

In accordance with ASC 280, Segment Reporting (“ASC 280”), we identify our operating segments according to how our business activities are managed and evaluated. As of December 31, 2022 our operating segments included: DSTLD, Bailey, H&J, Stateside and Sundry. Each operating segment currently reports to the Chief Executive Officer. Each of our brands serve or are expected to serve customers through our wholesale, in store and online channels, allowing us to execute on our omni-channel strategy. We have determined that each of our operating segments share similar economic and other qualitative characteristics, and therefore the results of our operating segments are aggregated into one reportable segment. All of the operating segments have met the aggregation criteria and have been aggregated and are presented as one reportable segment, as permitted by ASC 280. We continually monitor and review our segment reporting structure in accordance with authoritative guidance to determine whether any changes have occurred that would impact our reportable segments.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2022 and 2021, diluted net loss per share is the same as basic net loss per share for each year. Potentially dilutive items outstanding as of December 31, 2022 and 2021 are as follows:

	December 31,
	2022	2021
Convertible notes	37,915	1,916
Series A convertible preferred stock	4,320	—
Common stock warrants	176,733	1,432
Stock options	1,558	1,558
Total potentially dilutive shares	220,526	4,907

The potentially dilutive shares pertaining to the Company’s outstanding convertible notes were calculated based on the assumed conversion abilities as of December 31, 2022 and 2021. The ultimate number of shares for which the notes can convert into is indeterminable.

The stock options and warrants above are out-of-the-money as of December 31, 2022 and 2021.

Concentrations

The Company utilized three and two vendors that made up 30% and 40%, respectively, of all inventory purchases during the years ended December 31, 2022 and 2021. The loss of one of these vendors, may have a negative short-term impact on the Company’s operations; however, we believe there are acceptable substitute vendors that can be utilized longer-term.

Leases

On January 1, 2022, the Company adopted ASC 842, Leases, as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use (ROU) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from lease arrangements. The Company adopted the new guidance using a modified retrospective method. Under this method, the Company elected to apply the new accounting standard only to the most recent period presented, recognizing the cumulative effect of the accounting change, if any, as an adjustment to the beginning balance of retained earnings. Accordingly, prior periods have not been recast to reflect the new accounting standard. The cumulative effect of applying the provisions of ASC 842 had no material impact on accumulated deficit.

The Company elected transitional practical expedients for existing leases which eliminated the requirements to reassess existing lease classification, initial direct costs, and whether contracts contain leases. Also, the Company elected to present the payments associated with short-term leases as an expense in statements of operations. Short-term leases are leases with a lease term of 12 months or less.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02: Leases (Topic 842). The new guidance generally requires an entity to recognize on its balance sheet operating and financing lease liabilities and corresponding right-of-use assets. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The new standard requires a modified retrospective transition for existing leases to each prior reporting period presented. The Company has elected to utilize the extended adoption period available to the Company as an emerging growth company and has not currently adopted this standard. This standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2021. The Company has adopted ASU 2016-02 as of January 1, 2022. See Note 11.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 4: BUSINESS COMBINATIONS AND DISPOSITION

2022 Acquisition

Sundry

On December 30, 2022, the Company completed its previously announced acquisition (the “ Sundry Acquisition”) of all of the issued and outstanding membership interests of Sunnyside, LLC, a California limited liability company (“Sundry”), pursuant to that certain Second Amended and Restated Membership Interest Purchase Agreement (the “ Sundry Agreement”), dated October 13, 2022, by and among Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“ Sundry Sellers”), George Levy as the Sundry Sellers’ representative, the Company as Buyer, and Sundry.

Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, exchanged all of such membership interests for (i) $7.5 million in cash, (ii) $5.5 million in promissory notes of the Company (the “Sundry Notes”), and (iii) a number of shares of common stock of the Company equal to $1.0 million (the “Sundry Shares”), calculated in accordance with the terms of the Agreement, which consideration was paid or delivered to the Sellers, Jenny Murphy and Elodie Crichi. Each Sundry Note bears interest at eight percent (8%) per annum and matured on February 15, 2023 (see Note 7). The Company issued 3,636 shares of common stock to the Sundry Sellers on December 30, 2022 at a fair value of $1,000,000.

The Company evaluated the acquisition of Sundry pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

Total fair value of the purchase price consideration was determined as follows:

Cash	$7,500,000
Promissory notes payable	5,500,000
Common stock	1,000,000
Purchase price consideration	$14,000,000

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Purchase Price
Allocation
Cash and cash equivalents	$252,697
Accounts receivable, net	63,956
Due from factor, net	387,884
Inventory	2,941,755
Prepaid expenses and other current assets	32,629
Property, equipment and software, net	48,985
Goodwill	3,711,322
Intangible assets	7,403,800
Accounts payable	(615,706)
Accrued expenses and other liabilities	(227,321)
Purchase price consideration	$14,000,000

The customer relationships and will be amortized on a straight-line basis over their estimated useful lives of three years. The brand name is indefinite-lived. The Company used the relief of royalty and income approach to estimate the fair value of intangible assets acquired.

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes. The results of Sundry have been included in the consolidated financial statements since the date of acquisition.

Previous Acquisitions

Bailey

On February 12, 2020, the Company acquired 100% of the membership interests of Bailey. The purchase price consideration included (i) an aggregate of 20,754,717 shares of Series B Preferred Stock of the Company (the “Parent Stock”) and (ii) a promissory note in the principal amount of $4,500,000. The total purchase price consideration was $15,500,000.

DBG agreed that if at that date which is one year from the closing date of the IPO, the product of the number of shares of Parent Stock issued under the Merger multiplied by the sum of the closing price per share of the common stock of the Company on such date, plus Sold Parent Stock Gross Proceeds (as that term is defined in the Merger Agreement), does not exceed the sum of $11,000,000 less the value of any Holdback Shares cancelled further to the indemnification provisions of the Merger Agreement, then the Company shall issue to the Holders pro rata an additional aggregate number of shares of common stock of the Company equal to the valuation shortfall at a per share price equal to the then closing price per share of the common stock of the Company.

As of December 31, 2022 and 2021, the Company has a contingent consideration liability of $10,698,475 and $7,935,016, respectively, based on the valuation shortfall as noted above. See Note 3.

Harper & Jones

On May 18, 2021, the Company closed its acquisition of H&J pursuant to its previously disclosed Membership Interest Stock Purchase Agreement (as amended, the “Purchase Agreement”) with D. Jones Tailored Collection, Ltd. (the “Seller”), to purchase 100% of the issued and outstanding equity of Harper & Jones LLC. The purchase price consideration included (i) an aggregate of 87,711 shares of the Company’s common stock and (ii) $500,000 financed from the proceeds of the IPO.

Pursuant to the H&J Purchase Agreement, the Seller, as the holder of all of the outstanding membership interests of H&J, exchanged all of such membership interests for a number of common stock of the Company equal to the lesser of (i) $9.1 million at a per share price equal to the initial public offering price of the Company’s shares offered pursuant to its initial public offering or (ii) the number of Subject Acquisition Shares; “Subject Acquisition Shares” means the percentage of the aggregate number of shares of the Company’s common stock issued pursuant to the Agreement, which is the percentage that Subject Seller Dollar Value is in relation to Total Dollar Value. “Subject Seller Dollar Value” means $9.1 million. If, at the one year anniversary of the closing date of the Company’s IPO, the product of the number of shares of the Company’s common stock issued at the closing of the acquisition multiplied by the average closing price per share of the shares of the Company’s common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date does not exceed the sum of $9.1 million less the value of any shares of the Company’s common stock cancelled further to any indemnification claims made against the Seller then the Company shall issue to Seller an additional aggregate number of shares of the Company’s common stock equal to the valuation shortfall at a per share price equal to the then closing price per share of the Company’s common stock as quoted on the NasdaqCM.

The Company evaluated the acquisition of H&J pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

Total fair value of the purchase price consideration was determined as follows:

Cash	$500,000
Common stock	8,025,542
Contingent consideration	3,421,516
Purchase price consideration	$11,947,058

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Purchase Price
Allocation
Cash and cash equivalents	$24,335
Accounts receivable, net	49,472
Due from factor, net	—
Inventory	77,159
Prepaid expenses and other current assets	69,715
Property, equipment and software, net	83,986
Goodwill	9,681,548
Intangible assets	3,936,030
Accounts payable	(51,927)
Accrued expenses and other liabilities	(107,957)
Purchase price consideration	$11,947,058

The customer relationships and will be amortized on a straight-line basis over their estimated useful lives of three years. The brand name is indefinite-lived. The Company used the relief of royalty approach to estimate the fair value of intangible assets acquired.

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes.

The Company recorded an initial contingent consideration liability at a fair value of $3,421,516 based on the valuation shortfall noted above. As of December 31, 2022 and 2021, the H&J contingent consideration was valued at $1,400,000 and $4,244,460, respectively. See Note 3.

The results of H&J have been included in the consolidated financial statements since the date of acquisition. H&J’s 2021 net revenue and net loss included in the consolidated financial statements since the acquisition date were approximately $1,860,000 and $390,000, respectively.

June 2023 Disposition

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 78,103 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. This transaction is known as the “H&J Settlement”. The H&J Settlement was accounted for a business disposition in accordance with ASC 810-40-40-3A.

In accordance with the provisions of ASC 205-20, the Company has excluded the results of discontinued operations from its results of continuing operations in the accompanying consolidated statements of operations for the three and six months ended June 30, 2023 and 2022 in its Form 10-Q Quarterly Report filed on August 21, 2023. Accordingly, the consolidated financial statements as of and for the years ended December 31, 2022 and 2021 have been adjusted retroactively to account for the discontinued operations classification of H&J.

Significant components of H&J’s assets and liabilities consist of the following:

	December 31,
	2022	2021
Cash and cash equivalents	$7,666	$12,598
Inventory	102,718	95,155
Accounts receivable, net	45,018	22,010
Goodwill	1,130,310	9,681,548
Intangible assets, net	1,521,265	3,578,182
Other current and non-current assets	62,703	161,740
Accounts payable	81,991	54,981
Accrued expenses and other liabilities	520,195	381,290
Deferred revenue	202,129	276,397
Due to related parties	1,008	21,361
Note payable - related party	129,489	299,489
Loan payable	284,059	148,900

The results of the discontinued operations of H&J for the years ended December 31, 2022 and 2021 consist of the following:

	Year Ended
	December 31,
	2022	2021

Net revenues	$3,637,620	$1,819,896
Cost of net revenues	1,241,594	1,888,091
Gross profit (loss)	2,396,026	(68,195)

Operating expenses:
General and administrative	2,303,854	603,007
Sales and marketing	931,650	540,873
Impairment	10,036,238	—
Total operating expenses	13,271,742	1,143,880

Loss from operations	(10,875,716)	(1,212,075)

Other income (expense):
Interest expense	(52,927)	(44,828)
Other non-operating income (expenses)	—	233,030
Total other income (expense), net	(52,927)	188,202

Income tax benefit (provision)	—	—
Net loss from discontinued operations	$(10,928,643)	$(1,023,873)

Weighted average common shares outstanding - basic and diluted	30,852	3,052

Net loss from discontinued operations per common share - basic	$(354.23)	$(335.52)

Stateside

On August 30, 2021, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with Moise Emquies pursuant to which the Company acquired all of the issued and outstanding membership interests of MOSBEST, LLC, a California limited liability company (“Stateside” and such transaction, the “Stateside Acquisition”). Pursuant to the MIPA, Moise Emquies, as the holder of all of the outstanding membership interests of Stateside, exchanged all of such membership interests for $5.0 million in cash and 44,062 shares of the Company’s common stock (the “Shares”), which number of Shares was calculated in accordance with the terms of the MIPA. Of such amount, $375,000 in cash and a number of Shares equal to $375,000, or 3,305 shares (calculated in accordance with the terms of the MIPA), is held in escrow to secure any working capital adjustments and indemnification claims. The MIPA contains customary representations, warranties and covenants by Moise Emquies.

The Company evaluated the acquisition of Stateside pursuant to ASC 805 and ASU 2017-01, Topic 805, Business Combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their estimated respective fair values as of the closing date of the acquisition. Goodwill recognized in connection with this transaction represents primarily the potential economic benefits that the Company believes may arise from the acquisition.

Total fair value of the purchase price consideration was determined as follows:

Cash	$5,000,000
Common stock	3,403,196
Purchase price consideration	$8,403,196

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Purchase Price
Allocation
Cash and cash equivalents	32,700
Accounts receivable, net	154,678
Due from factor, net	371,247
Inventory	603,625
Prepaid expenses and other current assets	7,970
Deposits	9,595
Property, equipment and software, net	—
Goodwill	2,104,056
Intangible assets	5,939,140
Accounts payable	(374,443)
Accrued expenses and other liabilities	(445,372)
$8,403,196

The customer relationships and will be amortized on a straight-line basis over their estimated useful lives of three years. The brand name is indefinite-lived. The Company used the relief of royalty and income approach to estimate the fair value of intangible assets acquired.

Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is not deductible for tax purposes.

Per the terms of the MIPA, a working capital adjustment of $493,791 was recorded during the fourth quarter. Net amounts due to the seller are $396,320 at December 31, 2021 (Note 7).

The results of Stateside have been included in the consolidated financial statements since the date of acquisition. Stateside’s 2021 net revenue and net loss included in the consolidated financial statements since the acquisition date were approximately $1,695,000 and $285,000, respectively.

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the Bailey, H&J, Stateside and Sundry acquisitions had occurred as of January 1, 2021. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisitions been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project, the Company’s future financial results. The following unaudited pro forma financial information includes incremental property and equipment depreciation and intangible asset amortization as a result of the acquisitions. The unaudited pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisition:

	Year Ended
	December 31,
	2022	2021
Net revenues	$28,519,261	$34,635,426
Net loss	$(42,001,415)	$(33,171,473)
Net loss per common share	$(1,361.50)	$(10,870.25)

NOTE 5: DUE FROM FACTOR

The Company, via its subsidiaries, Bailey, Stateside and Sundry, assigns a portion of its trade accounts receivable to third- party factoring companies, who assumes the credit risk with respect to the collection of non-recourse accounts receivable. The Company may request advances on the net sales factored at any time before their maturity date, and up to 50% of eligible finished goods inventories based on the terms of one of our agreements that terminated in 2021. The factor charges a commission on the net sales factored for credit and collection services. For one factoring company, interest on advances is charged as of the last day of each month at a rate equal to the LIBOR rate plus 2.5% for Bailey. For Stateside and Sundry, should total commission and fees payable be less than $30,000 in a single year, then the factor shall charge the difference between the actual fees in said year and $30,000 to the Company. Interest on advances is charged as of the last day of each month at a rate equal to the greater of either, (a) the Chase Prime Rate + (2.0)% or (b) (4.0)% per annum. For another factoring company, interest is charged at one-thirty-third (1/33) of one percent per day, such rate to increase or decrease in accordance with changes in the “Prime Rate”, which such prime rate to be deemed to be 4.25% on the date of the agreement.

Advances are collateralized by a security interest in substantially all of the companies’ assets.

Due to/from factor consist of the following:

	December 31,
	2022	2021
Outstanding receivables:
Without recourse	$564,548	$579,295
With recourse	352,379	361,584
Advances	118,521	121,617
Credits due customers	(196,048)	(77,208)
	$839,400	$985,288

NOTE 6: GOODWILL AND INTANGIBLE ASSETS

Goodwill

The Company recorded goodwill from each of its business combinations. The following is a summary of goodwill by entity for the years ended December 31, 2022 and 2021:

	Bailey	Stateside	Sundry	Total
Balances at December 31, 2020	$6,479,218	$—	$—	$6,479,218
Business combination	—	2,104,056	—	2,104,056
Impairment	—	—	—	—
Balances at December 31, 2021	6,479,218	2,104,056	—	8,583,274
Business combination	—	—	3,711,322	3,711,322
Impairment	(3,321,095)	—	—	(3,321,095)
Balances at December 31, 2022	$3,158,123	$2,104,056	$3,711,322	$8,973,501

Refer to Note 3 for discussion on the goodwill impairment recorded in 2022.

As of December 31, 2022, there was approximately $3.2 million for Bailey in goodwill that relates to liabilities in excess of assets.

Intangible Assets

The following table summarizes information relating to the Company’s identifiable intangible assets as of December 31, 2022 and 2021:

	Gross	Accumulated	Carrying
December 31, 2022	Amount	Amortization	Value
Amortized:
Customer relationships	$9,734,560	(2,670,202)	$7,064,358
	9,734,560	(2,670,202)	7,064,358

Indefinite-lived:
Brand name	$5,841,880	—	5,841,880
	$15,576,440	$(2,670,202)	$12,906,238

	Gross	Accumulated	Carrying
December 31, 2021	Amount	Amortization	Value
Amortized:
Customer relationships	$4,736,080	(1,091,509)	$3,644,571
	4,736,080	(1,091,509)	3,644,571

Indefinite-lived:
Brand name	$5,618,560	—	5,618,560
	$10,354,640	$(1,091,509)	$9,263,131

Due to the effects of COVID-19 and revenue levels not recovering as quickly as anticipated and related uncertainty which affected Bailey’s results and near-term demand for its products, the Company determined that there were indications for further impairment analysis in both 2022 and 2021. Due to Harper’s revenue levels lower as compared to initial projects, the Company determined that there were indications for further impairment analysis in 2022. Refer to Note 3 for discussion on the intangible asset impairment recorded in 2022 and 2021.

Management determined circumstances existed that indicated the carrying value may not be recoverable. The impairment analysis was based on the relief from royalty method using projected revenue estimates and discounts rates believed to be appropriate. Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions, estimates and market factors. The discount rate, revenue assumptions and terminal growth rate of our reporting unit were the material assumptions utilized in the model used to estimate the fair value of the Bailey unit. The analysis requires estimates, assumptions and judgments about future events. Our analysis uses our internally generated long-range plan. The long-range plan reflects management judgment, which includes observation of expected industry trends.

The Company recorded amortization expense of $1,653,819 and $1,128,524 during the years ended December 31, 2022 and 2021, respectively, which is included in general and administrative expenses in the consolidated statements of operations.

Future amortization expense at December 31, 2022 is as follows:

Year Ending December 31,
2023	2,924,020
2024	2,474,178
2025	1,666,160
$7,064,358

NOTE 7: LIABILITIES AND DEBT

Accrued Expenses and Other Liabilities

The Company accrued expenses and other liabilities line in the consolidated balance sheets is comprised of the following as of December 31, 2022 and 2021:

	December 31,
	2022	2021
Accrued expenses	$668,714	$178,819
Reserve for returns	307,725	33,933
Payroll related liabilities	2,618,870	1,183,598
Sales tax liability	262,765	225,804
Due to seller	—	396,320
Other liabilities	78,845	59,613
	$3,936,920	$2,078,087

As of December 31, 2022, payroll liabilities included an aggregate of $1,074,316 in payroll taxes due to remit to federal and state authorities. Of this amount, $539,839 pertained to DBG and $534,477 pertained to Bailey44. The amounts are subject to further penalties and interest.

As of December 31, 2022, accrued expenses included $535,000 in accrued common stock issuances pursuant to an advisory agreement for services performed in 2022. The 200 shares of common stock owed per the agreement are expected to be issued in the second quarter of 2023.

Due to seller represents amounts to the seller owed pursuant the Stateside Acquisition after certain purchase price adjustments were made in the fourth quarter of 2021, and repaid in 2022.

Venture Debt

As of December 31, 2021, the gross loan balance with Black Oak Capital (“Black Oak”) pertaining to its senior credit agreement was $6,001,755. In February 2022, the Company received $237,500 in proceeds, including loan fees of $12,500, from the existing venture debt lender under the same terms as the existing facility.

On September 29, 2022, the Company and Black Oak executed a Securities Purchase Agreement (the “Black Oak SPA”) whereby the Company issued 6,300 shares of Series A Convertible Preferred Stock to Black Oak for $1,000 per share (see Note 7). The shares were issued pursuant to the conversion of Black Oak’s entire principal amount of $6,251,755, and the Company recorded $48,245 in interest as part of the conversion. Pursuant to the Black Oak SPA, all accrued interest remaining outstanding. Accrued interest was $269,880 as of December 31, 2022.

For the year ended December 31, 2022 and 2021, $12,500 and $147,389 of loan fees and discounts from warrants were amortized to interest expense, leaving unamortized balance of $0 as of December 31 2022. Interest expense was $573,455 and $825,219 for the years ended December 31, 2022 and 2021, respectively.

Convertible Debt

2020 Regulation CF Offering

During the year ended December 31, 2020, the Company received gross proceeds of $450,308 from a Regulation CF convertible debt offering. In 2021, the Company received additional gross proceeds of $473,650. Interest was 6% per annum and the debt was due October 30, 2022. Upon closing of the IPO, the outstanding principal and accrued and unpaid interest of $16,942 was converted into 12,786 shares of common stock based on the terms of the notes. Total issuances costs were $69,627, which was recognized as a debt discount and was amortized in 2021 through the date of IPO when such debt converted. During the year ended December 31, 2021, $27,894 of the debt discount was amortized to interest expense.

Table of Contents

Concurrently with the offering above, in 2021 and 2020 the Company received gross proceeds of $55,000 and $800,000, respectively, from a Regulation D convertible debt offering. The debt accrued interest at a rate of 14% per annum with a maturity date of nine months from the date of issuance. In addition, the Company issued 0.2 warrants to purchase common stock in connection with the notes. The issuance costs and warrants are recognized as a debt discount and were amortized in 2021 through the date of IPO when such debt converted. The fair value of the warrants was determined to be negligible.

Upon closing of the IPO, $755,000 in outstanding principal and approximately $185,000 of the accrued and unpaid interest was converted into 181 shares of common stock. As of December 31, 2022 and 2021, there was $100,000 remaining in outstanding principal that was not converted into equity (see table below).

During the year ended December 31, 2021, $100,000 of the debt discount was amortized to interest expense. The Company recorded an additional $132,609 in default interest expense upon conversion of these notes.

2019 Regulation D Offering

For the year ended December 31, 2019, the Company received gross proceeds of $799,280 from a Regulation D convertible debt offering. The debt accrued interest at a rate of 12% per annum with a maturity date of thirty-six months from the date of issuance. The debt was contingently convertible and contained both automatic and optional conversions.

Upon closing of the IPO, the outstanding principal was converted into 145 shares of common stock.

Convertible Promissory Notes

2021 Notes

On August 27, 2021, the Company entered into a Securities Purchase Agreement with Oasis Capital, LLC (“Oasis Capital”) further to which Oasis Capital purchased a senior secured convertible note (the “Oasis Note”), with an interest rate of 6% per annum, having a face value of $5,265,000 for a total purchase price of $5,000,000, secured by all assets of the Company.

The Oasis Note, in the principal amount of $5,265,000, bears interest at 6% per annum and is due and payable 18 months from the date of issuance, unless sooner converted. The Oasis Note is convertible at the option of Oasis Capital into shares of the Company’s common stock at a conversion price (the “ Oasis Conversion Price”) which is the lesser of (i) $90.601, and (ii) 90% of the average of the two lowest volumed weighted average prices (“VWAPs’) during the five consecutive trading day period preceding the delivery of the notice of conversion. Oasis Capital is not permitted to submit conversion notices in any thirty day period having conversion amounts equaling, in the aggregate, in excess of $500,000. If the Oasis Conversion Price set forth in any conversion notice is less than $7,500 per share, the Company, at its sole option, may elect to pay the applicable conversion amount in cash rather than issue shares of its common stock.

On October 1, 2021, the Company entered into an Amended and Restated Securities Purchase Agreement with FirstFire Global Opportunities Fund, LLC (“FirstFire”) and Oasis Capital further to which FirstFire purchased a Senior Secured Convertible Promissory Note (the “First FirstFire Note”), with an interest rate of 6% per annum, having a face value of $1,575,000 for a total purchase price of $1,500,000, secured by all assets of the Company.

The First FirstFire Note, in the principal amount of $1,575,000, bears interest at 6% per annum and is due and payable 18 months from the date of issuance, unless sooner converted. The First FirstFire Note is convertible at the option of FirstFire into shares of the Company’s common stock at a conversion price (the “First FirstFire Conversion Price”) which is the lesser of (i) $9,880, and (ii) 90% of the average of the two lowest volume-weighted average prices during the five consecutive trading day period preceding the delivery of the notice of conversion.

On November 16, 2021, the Company entered into a Securities Purchase Agreement with FirstFire further to which FirstFire purchased a Senior Secured Convertible Promissory Note (the “Second FirstFire Note” and together with the First FirstFire Note, the “FirstFire Notes”), with an interest rate of 6% per annum, having a face value of $2,625,000 for a total purchase price of $2,500,000.

The Second FirstFire Note is convertible at the option of FirstFire into shares of the Company’s common stock at a conversion price (the “Second FirstFire Conversion Price”) which is the lesser of (i) $10,700, and (ii) 90% of the average of the two lowest volume-weighted average prices during the five consecutive trading day period preceding the delivery of the notice of conversion.

The Company evaluated the terms of the conversion features of the Oasis and FirstFire Notes as noted above in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock, and determined they are not indexed to the Company’s common stock and that the conversion features meet the definition of a liability. The notes contain an indeterminate number of shares to settle with conversion options outside of the Company’s control. Therefore, the Company bifurcated the conversion feature and accounted for it as a separate derivative liability. Upon issuance of the Oasis and FirstFire Notes, the Company recognized a derivative liability at an aggregate fair value of $3,204,924, which is recorded as a debt discount and was amortized over the life of the notes.

The original issue discount and issuance costs for the Oasis and FirstFire Notes totaled $1,560,000, which were recognized as a debt discount and was amortized over the life of the notes.

As of December 31, 2021, the outstanding principal of the FirstFire and Oasis Notes was $9,465,000. During the year ended December 31, 2022, the Company fully converted the outstanding principal of $9,465,000 and accrued interest of $533,242 into an aggregate of 79,807 shares of commons stock. The Company recorded an additional $484,904 in interest expense as a result of the conversions. As a result of the conversions, all terms and conditions under the notes were met and no further obligations exist.

2022 Notes

On April 8, 2022, the Company and various purchasers executed a Securities Purchase Agreement (“April Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $3,068,750, consisting of original issue discount of $613,750. The Company received net proceeds of $2,313,750 after the original issue discount and fees, resulting in a debt discount of $755,000. Upon the Company’s public offering in May 2022 (see below), the Company repaid $3,068,750 to the investors and the debt discount was fully amortized.

In connection with the April Notes, the Company issued an aggregate of 503 warrants to purchase common stock at an exercise price of $3,050 per share. The Company recognized $98,241 as a debt discount for the fair value of the warrants using the Black-Scholes option model, which was fully amortized upon the notes’ repayment in May.

On July 22 and July 28, 2022, the Company and various purchasers executed a Securities Purchase Agreement (“July Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $1,875,000, consisting of original issue discount of $375,000. The Company received net proceeds of $1,450,000 after the original issue discount and fees.

In connection with the July 22 and July 28 notes, the Company issued an aggregate of 1,645 and 1,106 warrants to purchase common stock at an exercise price of $380 and $282.50 per share, respectively. The Company recognized $692,299 as a debt discount for the fair value of the warrants using the Black-Scholes option model, which will be amortized to interest expense over the life of the notes.

If the July Notes are not repaid in full by the maturity date or if any other event of default occurs, (1) the face value of the notes will be automatically increased to 120%; (2) the notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the Investors’ discretion, the notes shall become convertible at the option of the investors into shares of the Company’s common stock at a conversion price equal to the closing price of the Company’s common stock on the on the date of the note conversion.

The Company evaluated the terms of the conversion features of the July notes as noted above in accordance with ASC Topic No. 815 — 40, Derivatives and Hedging — Contracts in Entity’s Own Stock, and determined they are not indexed to the Company’s common stock and that the conversion features meet the definition of a liability. The notes contain an indeterminate number of shares to settle with conversion options outside of the Company’s control. Therefore, the Company bifurcated the conversion feature and accounted for it as a separate derivative liability. Upon issuance of the July, the Company recognized a derivative liability at an aggregate fair value of $559,957, which was recorded as a debt discount and will amortized over the life of the notes.

In December 2022, the Company fully repaid the outstanding principal of $1,875,000 pertaining to the July 22 and 28 notes, as well as an additional $416,923 due to the default provisions noted above. This amount was included in interest expense in the consolidated statements of operations.

On December 29, 2022, the Company and various purchasers executed a Securities Purchase Agreement (“December Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $4,000,000, consisting of original issue discount of $800,000. The Company received net proceeds of $3,000,000. The December Notes were due and payable on February 15, 2023. If the December Notes are not repaid in full by the maturity date or if any other event of default occurs, (1) the face value of the December Notes will be automatically increased to 120%; (2) the Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the investors’ discretion, the December Notes shall become convertible at the option of the investors into shares of the Company’s common stock at a conversion price equal to the closing price of the Company’s common stock on the date of the note conversion. The December Notes were fully repaid in February 2023.

In connection with the December Notes, the Company issued to the investors an aggregate of 18,779 warrants to purchase common stock at an exercise price equal to $106.50, and 2,400 shares of common stock. The Company recognized $428,200 as a debt discount for the fair value of the warrants and common shares using the Black-Scholes option model, which will be amortized to interest expense over the life of the notes.

The following is a summary of the convertible notes for the years ended December 31, 2022 and 2021:

		Unamortized	Convertible Note
	Principal	Debt Discount	Payable, Net
Balance, December 31, 2020	$100,000	$—	$100,000
Issuance of Oasis note, net of issuance costs	5,265,000	(715,000)	4,550,000
Issuance of FirstFire First note, net of issuance costs	1,575,000	(315,000)	1,260,000
Issuance of Second FirstFire note, net of issuance costs	2,625,000	(530,000)	2,095,000
Derivative liability in connection with notes	—	(3,204,924)	(3,204,924)
Amortization of debt discount	—	801,538	801,538
Balance, December 31, 2021	9,565,000	(3,963,386)	5,601,614
Proceeds from issuance of notes	8,943,750	(1,992,500)	6,951,250
Repayments of notes	(4,943,750)	—	(4,943,750)
Conversion of notes into common stock	(9,465,000)	—	(9,465,000)
Warrant and common shares issued with convertible notes	—	(1,368,741)	(1,368,741)
Derivative liability in connection with notes	—	(559,957)	(559,957)
Amortization of debt discount	—	6,506,384	6,506,384
Balance, December 31, 2022	$4,100,000	$(1,378,200)	$2,721,800

As of December 31, 2022, the December Notes remained outstanding with a principal of $4,000,000 and unamortized debt discount of $1,278,200, consisting of the original issue discount, $50,000 in other financing fees, and the fair value of warrants and shares. The December Notes were fully repaid in February 2023 (see Note 14).

During the years ended December 31, 2022 and 2021, the Company amortized $6,506,384 and $801,538, respectively of debt discount to interest expense pertaining to all convertible notes. As of December 31, 2022, there was no remaining derivative liability outstanding pertaining to any convertible notes.

Loan Payable — PPP and SBA Loan

In December 2021, the Company received notification that both its PPP Loans of $203,994 and $204,000 were approved for full forgiveness. As such, $407,994 was recorded as other non-operating income in the consolidated financial statements.

In April 2022, Bailey received notification of full forgiveness of its 2nd PPP Loan totaling $1,347,050 and partial forgiveness of its 1st PPP Loan totaling $413,705. As of December 31, 2022, Bailey had an outstanding PPP Loan balance of $933,295 and matures in 2026.

As of December 31, 2022, the Company and H&J had outstanding loans under the EIDL program of $150,000 and $147,438, respectively. The EIDL Loans mature in thirty years from the effective date of the Loan and has a fixed interest rate of 3.75% per annum. The H&J loan was classified in liabilities per discontinued operations.

Loan Payable

In May 2021, H&J entered into a loan payable with a bank and received proceeds of $75,000. The line bears interest at 7.76% and matures in December 2025. As of December 31, 2022 and 2021, the outstanding balance was $73,187 and $72,269, respectively. The H&J loan was classified in liabilities per discontinued operations.

In December 2021, H&J entered into a merchant advance loan for a principal amount of $153,860 and received proceeds of $140,000. The loan bears interest at 9.9% and matures in June 2023. As of December 31, 2021, the outstanding balance was $149,962. The H&J loan was classified in liabilities per discontinued operations.

Note Payable – Related Party

As of December 31, 2022 and 2021, H&J had an outstanding note payable of $129,489 and $299,489, respectively owned by the H&J Seller. The note matured in July 2022 and bears interest at 12% per annum. The H&J loan was classified in liabilities per discontinued operations.

Merchant Advances

In 2022 and 2021, H&J entered into merchant advance loans for proceeds of $147,267 and $140,000, respectively. The loan bears interest at 9.9% per annum. As of December 31, 2022 and 2021, the outstanding principal of the loans was $63,433 and $149,962, respectively. The outstanding loan at December 31, 2022 matures in November 2023.

In 2022, the Company obtained several merchant advances for net proceeds of $1,335,360 to fund operations. These advances are, for the most part, secured by expected future sales transactions of the Company with expected payments on a weekly basis. During 2022, the Company made repayments totaling $1,078,385 and $896,334 remained outstanding, which is expected to be repaid in 2023. As of the date of these financial statements, the Company was in compliance with these covenants.

Promissory Note Payable

As noted in Note 4, the Company issued a promissory note in the principal amount of $4,500,000 to the Bailey Holders pursuant to the Bailey acquisition. Upon the IPO closing in May 2021, the Company repaid $1,000,000 of the outstanding principal on this note in May 2021. In August 2021, the maturity date was further extended to December 31, 2022. The Company is required to make prepayments of $2,000,000 to $4,000,000 if the Company completes a secondary public offering. If a public offering is not consummated before October 31, 2021 and June 30, 2022, the Company shall repay 10% of the outstanding principal at each date. The Company did not make any payments in October 2021, and the Company and the lender agreed to defer these payments to the maturity date of the loan, December 31, 2022. As of the date of these financial statements, the parties are undergoing an extension of the maturity date, but is in technical default.

The note incurs interest at 12% per annum. As of December 31, 2022 and 2021, $3,500,000 remained outstanding.

Interest expense was $420,000 and $494,000 for the years ended December 31, 2022 and 2021, respectively, all of which was accrued and unpaid as of December 31, 2022.

In April 2021, the Company entered into a promissory note in the principal amount of $1,000,000. The Company received $810,000 in proceeds, net of issuance costs and original issue discount. Additionally, the Company issued 48 warrants to the lender, which was recorded as a debt discount at the time of the loan. The fair value of the warrants and shares recorded as a debt discount was $73,958. Upon the closing of the IPO, the note was repaid in full. The entire debt discount of $263,958 was amortized to interest expense upon repayment of the note.

As noted in Note 4, the Company issued a promissory note in the principal amount of $5,500,000 to the Sundry Holders pursuant to the Sundry acquisition. The note bears interest at 8% per annum and matures on February 15, 2023. In February 2023, the parties verbally agreed to extend the maturity date to December 31, 2023.

NOTE 8: STOCKHOLDERS’ DEFICIT

Amendments to Articles of Incorporation

On October 13, 2022, the Company amended its Amended and Restated Certificate of Incorporation to increase to increase the number of authorized shares of the Company’s common stock from 200,000,000 to 1,000,000,000, and in conjunction therewith, to increase the aggregate number of authorized shares to 1,010,000,000 shares.

On October 21, 2022, the Board of Directors approved a one-for-100 reverse stock split of its issued and outstanding shares of common stock and a proportional adjustment to the existing conversion ratios for each series of the Company’s preferred stock. The reverse stock split became effective as of November 3, 2022. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

On May 18, 2021, the Company filed a Sixth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the Company’s IPO. The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective immediately prior to the closing of the IPO.

The Restated Certificate amends and restates the Company’s amended and restated certificate of incorporation, as amended, in its entirety to, among other things: (i) increase the authorized number of shares of common stock to 200,000,000 shares; (ii) authorize 10,000,000 shares of preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iii) provide that directors may be removed from office only for cause by the affirmative vote of the holders of at least 66⅔% in voting power of the Company’s outstanding capital stock then entitled to vote in an election of directors; (iv) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; and (v) designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain legal actions and proceedings against the Company.

The Restated Certificate also effected a 1-for-15.625 reverse stock split approved by the Company’s Board of Directors as described above.

Series A Preferred Stock

On August 31, 2022, the Company entered into a Subscription and Investment Representation Agreement with Hil Davis, its Chief Executive Officer, pursuant to which the Company agreed to issue 1 share of the Company’s Series A Preferred Stock to for $25,000. The issuance of the preferred stock reduced the due to related party balance. The share of Series A Preferred Stock had 250,000,000 votes per share and voted together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposals to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s common stock and to increase the authorized number of shares of the Company’s common stock. The terms of the Series A Preferred Stock provided that the outstanding share of Series A Preferred Stock would be redeemed in whole, but not in part, at any time: (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the approval of Proposals 2 and 6 presented at the Company’s 2022 annual shareholders meeting. Following conclusion of the shareholders meeting, such share of the Company’s Series A Preferred Stock was redeemed. On October 13, 2022, the outstanding share of the Company’s Series A Preferred Stock was redeemed for $25,000.

Series A Convertible Preferred Stock

On September 29, 2022, the Company filed the Certificate of Designation designating up to 6,800 shares out of the authorized but unissued shares of its preferred stock as Series A Convertible Preferred Stock.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, the holders of the Series A Preferred Stock (the “Holders”) shall be entitled to receive, and the Company shall pay, dividends on shares of the Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of the Series A Preferred Stock.

With respect to any vote with the class of Common Stock, each share of the Series A Preferred Stock shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible.

The Series A Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to any Preferred Stock (“Senior Securities”), in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

Each share of the Series A Preferred Stock shall be convertible, at any time and from time to time from and after September 29, 2022 at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of the Series A Preferred Stock ($1,000 as of September 29, 2022) by the Conversion Price. The conversion price for each share of the Series A Preferred Stock is the closing price of the Common Stock on September 29, 2022, which was $232.50.

Common Stock

The Company had 1,000,000,000 shares of common stock authorized with a par value of $0.0001 as of December 31, 2022.

Common stockholders have voting rights of one vote per share. The voting, dividend, and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers, and preferences of preferred stockholders.

2022 Transactions

During the year ended December 31, 2022, the Company issued an aggregate of 79,807 shares of common stock pursuant to the conversion of the FirstFire and Oasis Notes (see Note 7).

In September 2022, the Company issued 30 shares of common stock pursuant to a consultant agreement at a fair value of $123,000.

As part of the Sundry acquisition (see Note 4), the Company issued 3,636 shares of common stock to the Sundry Sellers at a fair value of $1,000,000.

In connection with the December Notes, the Company issued 2,400 shares of common stock with a fair value of $264,000.

Underwriting Agreements and Public Offerings

On May 5, 2022, the Company entered into an underwriting agreement (the “Alexander Underwriting Agreement”) with Alexander Capital, L.P., acting as representative of the several underwriters named in the Alexander Underwriting Agreement (the “ Alexander Underwriters”), relating to the Company’s underwritten the offering pursuant to which the Company agreed to issue and sell 14,956 shares of the Company’s common stock. The shares were sold to the public at a combined public offering price of $625 per share and were purchased by the Underwriters from the Company at a price of $575 per share. The Company also granted the Alexander Underwriters a 45-day option to purchase up to an additional 2,243 shares of Common Stock at the same price, which expired and were not purchased.

The shares were sold in the Offering pursuant to a Registration Statement on Form S-1, as amended (File No. 333-264347) (the “Registration Statement”), a Registration Statement on Form S-1 pursuant to 462(b) of the Securities Act of 1933, as amended (File No. 333-264775), and a related prospectus filed with the Securities and Exchange Commission. The public offering closed on May 10, 2022 and the Company sold 14,956 shares of common stock for total gross proceeds of $9.3 million. The Company received net proceeds of $8.1 million after deducting underwriters’ discounts and commissions of $0.7 million and direct offering expenses of $0.5 million.

On November 29, 2022, the Company, entered into a Securities Purchase Agreement with investors pursuant to which the Company agreed to issue and sell, in an offering (i) an aggregate of 6,720 shares (the “Shares”) of the Company’s common stock, and accompanying Class B Warrants (the “Class B Warrants”) to purchase 6,720 shares of common stock and accompanying Class C Warrants (the “Class C Warrants”) to purchase 6,720 shares of Common Stock, at a combined public offering price of $137.50 per share and Class B Warrant and Class C Warrant, and (ii) 66,007 pre-funded warrants (the “Pre-Funded Warrants” and together with the Class B Warrants and the Class C Warrants, the “Warrants” and together with the Shares and the shares of common stock underlying the Warrants, the “Securities”) exercisable for 66,007 shares of Common Stock, and accompanying Class B Warrants to purchase 66,007 shares of Common Stock and Class C Warrants to purchase 66,007 shares of Common Stock, at a combined public offering price of $137.50, less the exercise price of $0.0001, per Pre-Funded Warrant and accompanying Class B Warrant and Class C Warrant, to the Investors, for aggregate gross proceeds from the offering of approximately $10 million before deducting placement agent fees and related offering expenses. As a result of the transaction, the Company issued 72,727 shares of common stock, including the 6,720 shares and the immediate exercise of 66,007 pre-funded warrants, for gross proceeds of $10.0 million. The Company received net proceeds of $9.0 million after deducting placement agent fees and offering expenses.

2021 Transactions

On May 13, 2021, the Company’s registration statement on Form S-1 relating to the IPO was declared effective by the SEC. In the IPO, which closed on May 18, 2021, the Company issued and sold 964 shares of common stock at a public offering price of $10,375 per share. Additionally, the Company issued warrants to purchase 1,111 shares, which includes 145 warrants sold upon the partial exercise of the over-allotment option. The aggregate net proceeds to the Company from the were $8.6 million after deducting underwriting discounts and commissions of $0.8 million and direct offering expenses of $0.6 million.

Upon the closing of the Company’s IPO on May 18, 2021, all then-outstanding shares of Preferred Stock converted into an aggregate of 1,611 shares of common stock according to their terms.

Upon closing of the Company’s IPO, the Company converted outstanding principal totaling $2,680,289 and certain accrued and unpaid interest of the Company’s convertible debt into an aggregate of 454 shares of common stock. See Note 7.

Upon closing of the Company’s IPO, certain officers and directors converted balances due totaling $257,515 into 61 shares of common stock and recorded $233,184 in compensation expense for the shares issued in excess of accrued balances owed.

In connection with the H&J and Stateside acquisitions, the Company issued 877 and 441 shares of common stock to the respective sellers. See Note 4.

Pursuant to a consulting agreement, the Company issued 20 shares of common stock with a guaranteed equity value of $250,000. In connection with the agreement, the Company recorded a contingent consideration liability of $67,000. See Note 3. An additional 17 shares were issued upon settlement of the contingent liability.

In May 2021, an aggregate of 13 warrants were exercised for shares of common stock for proceeds of $145,696. In July 2021, warrant holders exercised 142 warrants for proceeds of $1,622,350.

On June 28, 2021, the Company’s underwriters purchased 145 shares of common stock at a public offering price of $10,375 per share pursuant to the exercise of the remaining portion of their over-allotment option. The Company received net proceeds of approximately $1.4 million after deducting underwriting discounts and commissions of $0.1 million.

In connection with the execution of the Oasis Capital EPA, the Company issued Oasis Capital 51 shares of common stock (the “Commitment Shares”). Upon nine months from the Execution Date, Oasis may return a portion of the Commitment Shares. As of December 31, 2021, the Company recorded the fair value of the Commitment Shares of $367,696 as deferred offering costs as no financings under the related EPA have occurred.

In connection with the Second FirstFire Note, in November 2021 the Company issued (a) 12 additional shares of common stock to FirstFire and (b) 40 additional shares of common stock to Oasis Capital, as set forth in the waivers and consents (the “Waivers”), dated November 16, 2021 executed by each of FirstFire and Oasis Capital (collectively, the “Waiver Shares”). The Company recorded interest expense of $427,700 pertaining to the fair value of the Waiver Shares issued.

In December 2021, the Company issued 60 shares of common stock pursuant to a consulting agreement. The fair value of $339,000 was based on the value of the Company’s common stock on the date of grant and is included in general and administrative expenses in the consolidated statements of operations.

NOTE 9: RELATED PARTY TRANSACTIONS

As of December 31, 2022 and 2021, due to related parties includes advances from the former officer, Mark Lynn, who also serves as a director, totaling $104,568 and $104,568 respectively, and accrued salary and expense reimbursements of $100,649 and $126,706, respectively, to current officers. Upon closing of the IPO, 1,003 shares of common stock were issued to directors as conversion of balances owed.

In October 2022, the Company received advances from a director, Trevor Pettennude, totaling $325,000. The advances are unsecured, non-interest bearing and due on demand. As of December 31, 2022, the amounts were outstanding.

The current CEO, Hil Davis, previously advanced funds to the Company for working capital. These prior advances were converted to a note payable totaling $115,000. Upon closing of the IPO, 5,091 shares of common stock were issued to the CEO as conversion of the outstanding note payable and related accrued interest, accrued compensation and other consideration. As of a result of the transaction, the Company recorded an additional $233,184 in stock compensation expense, which is included in general and administrative expenses in the consolidated statements of operations.

As of December 31, 2022 and 2021, H&J had an outstanding note payable of $129,489 and $299,489, respectively, owned by the H&J Seller. The note matured on December 10, 2022 and bears interest at 12% per annum. The note is in technical default. The H&J note was classified in liabilities per discontinued operations.

NOTE 10: SHARE-BASED PAYMENTS

Common Stock Warrants

2022 Transactions

In connection with the April note agreement, the Company granted warrants to acquire 503 shares of common stock at an exercise price of $3,050.00 per share expiring in April 2027.

On May 10, 2022, pursuant to the Underwriting Agreement, the Company issued the Underwriters’ Warrants to purchase up to an aggregate of 598 shares of common stock. The Underwriters’ Warrants may be exercised beginning on November 1, 2022 until May 5, 2027. The initial exercise price of each Underwriters’ Warrant is $812.50 per share, which represents 130% of the public offering price.

In connection with the July 22 and July 28 notes, the Company issued an aggregate of 1,645 and 1,106 warrants to purchase common stock at an exercise price of $380 and $282.50 per share, respectively. The warrants expire in July 2027.

In connection with the November public offering, the Company granted 66,007 pre-funded warrants which were immediately exercised for shares of common stock. The Company also granted an additional 72,727 Class B Warrants and 72,727 Class C Warrants as part of the offering. Each Class B Warrant has an exercise price of $131.25 per share, is immediately exercisable upon issuance and expires five years after issuance. Each Class C Warrant has an exercise price of $131.25 per share, is immediately exercisable upon issuance and expires thirteen months after issuance. The Company also granted the placement agent 5,455 warrants to purchase common stock at an exercise price of $172 per share, which are exercisable 180 days after issuance and expire in five years.

In connection with the December Notes, the Company issued to the investors an aggregate of 18,779 warrants to purchase common stock at an exercise price equal to $106.50 for a fair value of $164,200. The warrants are immediately exercisable.

The Company granted 1,760 warrants to purchase common stock at an exercise price of $125 to the lender in connection with its merchant advances.

2021 Transactions

In connection with the IPO, the Company issued 964 warrants and an additional 145 warrants to purchase common stock per the over-allotment option. Each warrant will have an exercise price of $11,425 per share (equal to 110% of the offering price of the common stock), will be exercisable upon issuance and will expire five years from issuance.

On May 13, 2021, pursuant to the IPO Underwriting Agreement, the Company issued warrants to the underwriters to purchase up to an aggregate of 48 shares of common stock with an exercise price of $12,975 per share. The warrants may be exercised beginning on November 13, 2021 and will expire five years from issuance.

In connection with the Company’s April 2021 note financing, the Company issued warrants to the lender to purchase up to 48 shares of common stock. The warrants have an exercise price of $10,375 per share and are exercisable immediately after issuance.

In May 2021, an aggregate of 13 warrants were exercised for shares of common stock for proceeds of $145,696. In July 2021, warrant holders exercised 142 warrants for proceeds of $1,622,350.

A summary of information related to common stock warrants for the years ended December 31, 2022 and 2021 is as follows:

	Common	Weighted
	Stock	Average
	Warrants	Exercise Price
Outstanding - December 31, 2020	366	$6,650
Granted	1,205	11,450
Conversion of preferred stock warrants upon IPO	21	19,150
Exercised	(155)	11,425
Forfeited	(4)	19,150
Outstanding - December 31, 2021	1,432	$10,300
Granted	241,308	140.36
Exercised	(66,007)	131.25
Forfeited	—	—
Outstanding - December 31, 2022	176,733	$209.23

Exercisable at December 31, 2021	1,432	$10,300
Exercisable at December 31, 2022	171,278	$210.41

Preferred Stock Warrants

Upon the IPO, all outstanding preferred stock warrants converted into common stock warrants at a ratio of 39,075:1.

Stock Options

2020 Incentive Stock Plan

The Company has adopted a 2020 Omnibus Incentive Stock Plan (the “2020 Plan”). An aggregate of 33,000 shares of the Company’s common stock is reserved for issuance and available for awards under the 2020 Plan, including incentive stock options granted under the 2020 Plan. The 2020 Plan administrator may grant awards to any employee, director, consultant or other person providing services to us or our affiliates. During 2021, 1,093 options were granted to executives and directors at an exercise price from $9,625 to $10,375 per share. As of December 31, 2022, 31,907 options were available for future issuance.

2013 Incentive Stock Plan

The Company has adopted the 2013 Stock Plan, as amended and restated (the “Plan”), which provides for the grant of shares of stock options, stock appreciation rights, and stock awards (performance shares) to employees, non-employee directors, and non-employee consultants. The number of shares authorized by the Plan was 479 shares as December 31, 2022 and 2021. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term often years. The amounts granted each calendar year to an employee or non-employee is limited depending on the type of award. Stock options comprise all of the awards granted since the Plan’s inception. Shares available for grant under the Plan amounted to 13 and as of December 31, 2022. Vesting generally occurs over a period of immediately to four years.

A summary of information related to stock options under our 2013 and 2020 Stock Plan for the years ended December 31, 2022 and 2021 is as follows:

		Weighted
		Average
	Options	Exercise Price
Outstanding - December 31, 2020	485	$5,850
Granted	1,093	10,375
Exercised	—	—
Forfeited	—	—
Outstanding - December 31, 2021	1,558	$9,053
Granted	—	—
Exercised	—	—
Forfeited	—	—
Outstanding - December 31, 2022	1,558	$9,053
Exercisable at December 31, 2021	1,266	$8,975
Exercisable at December 31, 2022	1,389	$10,125

Weighted average duration (years) to expiration of outstanding options at December 31, 2022	7.00

The assumptions utilized for option grants during the years ended December 31, 2022 and 2021 are as follows:

	Year Ended December 31,
	2022	2021
Risk Free Interest Rate	n/a	0.34% - 0.85%
Expected Dividend Yield	n/a	0.00%
Expected Volatility	n/a	58.00%
Expected Life (years)	n/a	5.18

The total grant-date fair value of the options granted during the years ended December 31, 2021 was $4,696,605. During the year ended December 31, 2022 and 2021, $421,442 and $3,325,897 was recorded to general and administrative expenses, and $57,596 and $551,948 was recorded to sales and marketing expense in the consolidated statements of operations, all respectively. Total unrecognized compensation cost related to non-vested stock option awards as of December 31, 2022 amounted to $577,999 and will be recognized over a weighted average period of 1.56 years.

NOTE 11: LEASE OBLIGATIONS

In April 2021, the Company entered into a lease agreement for operating space in Los Angeles, California. The lease expires in June 2023 and has monthly base rent payments of $17,257. The lease required a $19,500 deposit. The Company adopted ASC 842 on January 1, 2021 and recognized a right of use asset and liability of $250,244 using a discount rate of 6.0%. Under ASC 842, the lease was classified as an operating lease.

Stateside leases office and showroom facilities in Los Angeles, California. The leases expire at various dates through November 2022 with base rents ranging from $3,100 to $9,000.

Total rent expense for the years ended December 31, 2022 and 2021 was $945,216 and $816,790, respectively. Rent is classified by function on the consolidated statements of operations either as general and administrative, sales and marketing, or cost of revenue.

The Company determines whether an arrangement is or contains a lease at inception by evaluating potential lease agreements including services and operating agreements to determine whether an identified asset exists that the Company controls over the term of the arrangement. Lease commencement is determined to be when the lessor provides access to, and the right to control, the identified asset.

The rental payments for the Company’s leases are typically structured as either fixed or variable payments. Fixed rent payments include stated minimum rent and stated minimum rent with stated increases. The Company considers lease payments that cannot be predicted with reasonable certainty upon lease commencement to be variable lease payments, which are recorded as incurred each period and are excluded from the calculation of lease liabilities.

Management uses judgment in determining lease classification, including determination of the economic life and the fair market value of the identified asset. The fair market value of the identified asset is generally estimated based on comparable market data provided by third-party sources.

NOTE 12: CONTINGENCIES

On March 21, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $43,501. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On February 7, 2023, a vendor filed a lawsuit against Digital Brands Group related to trade payables totaling approximately $182,400. Such amounts include interest due, and are included in accounts payable, net of payments made to date, in the accompanying consolidated balance sheets. The Company does not believe it is probable that the losses in excess of such trade payables will be incurred.

On November 9, 2022, a vendor filed a lawsuit against Digital Brand's Group related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $50,190. The matter was settled in January 2023 and are on payment plans which will be paid off in April 2023.

In August 2020 and March 2021, two lawsuits were filed against Bailey by third-party’s related to prior services rendered. The claims (including fines, fees, and legal expenses) total an aggregate of $96,900. Both matters were settled in February 2022 and are on payment plans which will be paid off in July and September of 2023

On December 21, 2020, a Company investor filed a lawsuit against DBG for reimbursement of their investment totaling $100,000. Claimed amounts are included in short-term convertible note payable in the accompanying consolidated balance sheets and the Company does not believe it is probable that losses in excess of such short-term note payable will be incurred. The Company is actively working to resolve this matter.

On September 24, 2020 a Bailey’s product vendor filed a lawsuit against Bailey for non-payment of trade payables totaling approximately $481,000 and additional damages of approximately $296,000. Claimed amounts for trade payables are included in accounts payable in the accompanying consolidated balance sheets, net of payments made. In December 2021, the Company reached a settlement; however, the settlement terms were not met and the Company received a judgement of $496,000. The amount due has been paid, the lawsuit dismissed and there is no claim or amount due.

A vendor filed a lawsuit against Bailey related to a retail store lease in the amount of $1.5 million. The Company is disputing the claim for damages and the matter is ongoing.

The Company has been involved in a dispute with the former owners of H&J regarding its obligation to “true up” their ownership interest in our Company further to that membership interest purchase agreement dated May 18, 2021 whereby we acquired all of the outstanding membership interests of H&J (the “H&J Purchase Agreement”). Further to the H&J Purchase Agreement, we agreed that if, at May 18, 2022, the one year anniversary of the closing date of our initial public offering, the product of the number of shares of our common stock issued at the closing of such acquisition multiplied by the average closing price per share of our shares of common stock as quoted on the NasdaqCM for the thirty (30) day trading period immediately preceding such date plus the gross proceeds, if any, of shares of our stock issued to such sellers and sold by them during the one year period from the closing date of the offering does not exceed the sum of $9.1 million, less the value of any shares of common stock cancelled further to any indemnification claims or post-closing adjustments under the H&J Purchase Agreement, then we shall issue to the subject sellers an additional aggregate number of shares of common stock equal to any such valuation shortfall at a per share price equal to the then closing price per share of our common stock as quoted on the NasdaqCM. We did not honor our obligation to issue such shares and the former owner of H&J have claimed that they were damaged as a result. As part of a proposed settlement with such holders, the Company has tentatively agreed to the following: (i) to transfer all membership interests of H&J back to the original owners, (ii) to pay such owners the sum of $229,000, (iii) issue the former owners of H&J an aggregate of $1,400,000 worth of our common stock to be issued on May 16, 2023 based on the lower of (a) the stock closing price per share on May 15, 2023, and (b) the average common stock closing price based on the average of the 5 trading days preceding May 16, 2023, with the closing price on May 9, 2023. Such tentative terms are to be memorialized in definitive purchase agreements and as such there is no assurance that such arrangements will be finalized. As of the issuance date of these financial statements, the above terms and continued negotiations have been verbally approved by the Board.

All claims above, to the extent management believes it will be liable, have been included in accounts payable and accrued expenses and other liabilities in the accompanying consolidated balance sheet as of December 31, 2022.

Except as may be set forth above the Company is not a party to any legal proceedings, and the Company is not aware of any claims or actions pending or threatened against us. In the future, the Company might from time to time become involved in litigation relating to claims arising from its ordinary course of business, the resolution of which the Company does not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

NOTE 13: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets using accelerated depreciation methods for income tax purposes, share-based compensation expense, and for net operating loss carryforwards. As of December 31, 2022, and 2021, the Company had net deferred tax assets before valuation allowance of $16,733,582 and $13,103,268, respectively. The following table presents the deferred tax assets and liabilities by source:

	December 31,
	2022	2021
Deferred tax assets:
Net operating loss carryforwards	$16,733,582	$13,108,371
Deferred tax liabilities:
Depreciation timing differences	—	(5,103)
Valuation allowance	(16,733,582)	(13,103,268)
Net deferred tax assets	$—	$—

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due, cumulative losses through December 31, 2022, and no history of generating taxable income. Therefore, valuation allowances of $16,733,582 and $13,103,268 were recorded as of December 31, 2022 and 2021, respectively. Valuation allowance increased by $3,630,314 and $3,081,497 during the years ended December 31, 2022 and 2021, respectively. Deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be approximately 28.0%. The effective rate is reduced to 0% for 2022 and 2021 due to the full valuation allowance on its net deferred tax assets. The Company has permanent differences, consisting of non-deductible impairments of goodwill and intangible assets of $17.7 million and amortization of non-cash debt issuance costs of $6.5 million.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2022 and 2021, the Company had net operating loss carryforwards available to offset future taxable income in the amounts of approximately $59,865,000 and $46,896,000, for which losses from 2018 forward can be carried forward indefinitely.

As a result of prior operating losses, the Company has net operating loss, or “NOL,” carryforwards for federal income tax purposes. The ability to utilize NOL carryforwards to reduce taxable income in future years could become subject to significant limitations under Section 382 of the Internal Revenue Code if the Company undergoes an ownership change. The Company would undergo an ownership change if, among other things, the stockholders who own, directly or indirectly, 5% or more of our common stock, or are otherwise treated as “5% shareholders” under Section 382 of the U.S. Internal Revenue Code and the regulations promulgated thereunder, increase their aggregate percentage ownership of the Company’s stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders at any time during the testing period, which is generally the three-year period preceding the potential ownership change.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company is not presently subject to any income tax audit in any taxing jurisdiction, though all tax years from 2018 on remain open to examination.

The Company recorded a tax benefit of $1,100,120 for the year ended December 31, 2021 related to a full release of its valuation allowance pertaining to the acquisition of H&J (see Note 4). The acquisition of H&J created a deferred tax liability position, and those deferred tax liabilities can be used as a source of income for the Company’s existing deferred tax assets.

NOTE 14: SUBSEQUENT EVENTS

On January 11, 2023, the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), an aggregate of 19,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and accompanying warrants (the “Common Warrants”) to purchase 19,000 shares of Common Stock, at a combined purchase price of $97.875 per share and Common Warrant, and (ii) 32,086 pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants” and together with the Shares and the shares of Common Stock underlying the Warrants, the “Securities”) exercisable for 32,086 shares of Common Stock, and accompanying Common Warrants to purchase 32,086 shares of Common Stock, at a combined purchase price of $97.875, less the exercise price of $0.0001, per Pre-Funded Warrant and accompanying Common Warrant, to the Investors, for aggregate gross proceeds from the Private Placement of approximately $5 million.

Each Common Warrant has an exercise price of $95 per share, will be immediately exercisable upon issuance and will expire five years from the date of issuance.

In February 2023, the Company fully repaid the December Notes for $4.0 million.

In February 2023, the Company and the Sundry Sellers verbally agreed to extend the maturity date to December 31, 2023.

On April 7, 2023, the Company and various purchasers executed a Securities Purchase Agreement (“April 2023 Notes”) whereby the investors purchased from the Company convertible promissory notes in the aggregate principal amount of $2,208,750, consisting of original issue discount of $408,750. The Company received net proceeds of $1,800,000. The April 2023 Notes are due and payable on September 30, 2023. If the April 2023 Notes are not repaid in full by the maturity date or if any other event of default occurs, (1) the face value of the April Notes will be automatically increased to 120%; (2) the April 2023 Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the investors’ discretion, the April 2023 Notes shall become convertible at the option of the investors into shares of the Company’s common stock at a conversion price equal to the closing price of the Company’s common stock on the date of the note conversion.

On June 21, 2023, the Company and the former owners of H&J executed a Settlement Agreement and Release (the “Settlement Agreement”) whereby contemporaneously with the parties’ execution of the Settlement Agreement (i) the Company agreed to make an aggregate cash payment of $229,000 to D. Jones Tailored Collection, Ltd. (“D. Jones”), (ii) the Company issued 78,103 shares of common stock to D. Jones, and (iii) the Company assigned and transferred one hundred percent (100%) of the Company’s membership interest in H&J to D. Jones. The total estimated value of the common stock was approximately $1.4 million. We accounted for the disposition as discontinued operations in the accompanying consolidated financial statements, and as a result, we retrospectively reflected certain adjustments to the years ended December 31, 2022 and 2021 in accordance with Accounting Standard Codification (ASC) 205-20 for reporting Discounting Operations.

On August 21, 2023, the Company filed a Certificate of Amendment to our Certificate of Incorporation, as amended, to effect a one-for-twenty-five (1-for-25) reverse stock split effective August 22, 2023. Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect this reverse stock split and adjustment of the preferred stock conversion ratios.

Exhibit 99.3

SUNNYSIDE, LLC, DBA SUNDRY

UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2022 AND 2021

SUNNYSIDE, LLC, DBA SUNDRY

BALANCE SHEETS

UNAUDITED

	September 30,
	2022	December 31,
	Restated	2021
ASSETS
Current assets:
Cash	$762,607	$417,235
Accounts receivable, net of allowance	238,779	124,342
Due from factor	416,226	590,022
Inventory	3,207,105	4,917,128
Prepaid expenses and other current assets	170,602	219,902
Total current assets	4,795,319	6,268,628
Fixed assets, net	112,602	161,954
Deposits	9,612	19,742
Total assets	$4,917,533	$6,450,324
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$1,345,197	$1,142,671
Accrued liabilities	490,396	773,274
Loan payable, related party	495,000	—
Total liabilities	2,330,593	1,915,945
Commitments and contingencies (Note 7)
Members’ equity	2,586,939	4,534,379
Total members’ equity	2,586,939	4,534,379
Total liabilities and members’ equity	$4,917,533	$6,450,324

The accompanying notes are an integral part of these financial statements.

F-1

SUNNYSIDE, LLC, DBA SUNDRY

STATEMENTS OF OPERATIONS

UNAUDITED

	Nine Months Ended
	September 30,
	2022
	Restated	2021
Net revenues	$11,868,420	$18,151,326
Cost of goods sold	8,026,234	10,890,796
Gross profit	3,842,186	7,260,530

Operating expenses:
General and administrative	2,682,642	2,286,956
Distribution	731,545	863,185
Sales and marketing	2,260,763	3,168,990
Total operating expenses	5,674,950	6,319,131

Income (loss) from operations	(1,832,764)	941,399

Other income (expense), net
Other income	—	689,171
Interest expense	(43,876)	(50,510)
Total other income (expense), net	(43,876)	638,661

Provision for income taxes	800	800
Net income (loss)	$(1,877,440)	$1,579,260

The accompanying notes are an integral part of these financial statements.

F-2

SUNNYSIDE, LLC, DBA SUNDRY

STATEMENTS OF MEMBERS’ EQUITY

UNAUDITED

Members’
Equity
Balances at December 31, 2020	$4,630,468
Distributions	(1,780,000)
Net income	1,579,260
Balances at September 30, 2021	$4,429,728

Balances at December 31, 2021	$4,534,379
Distributions	(70,000)
Net loss	(1,877,440)
Balances at September 30, 2022	$2,586,939

The accompanying notes are an integral part of these financial statements.

F-3

SUNNYSIDE, LLC, DBA SUNDRY

STATEMENTS OF CHANGES IN CASH FLOWS

UNAUDITED

	Nine Months Ended
	September 30,
	2022
	Restated	2021
Cash flows from operating activities:
Net income (loss)	$(1,877,440)	$1,579,260
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,500	43,200
Bad debt	—	7,068
Other income - PPP forgiveness	—	(689,171)
Changes in operating assets and liabilities:
Accounts receivable	(114,438)	(140,037)
Due from factor	1,181,097	721,984
Inventory	1,710,023	938,206
Prepaid expenses and other current assets	49,300	(109,952)
Accounts payable	202,526	(690,300)
Accrued liabilities	(282,878)	(629,131)
Net cash provided by operating activities	908,690	1,031,127
Cash flows from investing activities:
Purchase of property and equipment	—	(5,000)
Proceeds from sale of property and equipment	8,852	—
Deposits	10,130	—
Net cash provided by (used in) investing activities	18,982	(5,000)
Cash flows from financing activities:
Proceeds from loans payable	—	630,637
Proceeds from loan payable, related party	995,000	—
Repayments to loan payable, related party	(500,000)	—
Factor advances (repayments), net	(1,007,300)	(185,000)
Distributions	(70,000)	(1,780,000)
Net cash used in financing activities	(582,300)	(1,334,363)
Net change in cash and cash equivalents	345,372	(308,236)
Cash at beginning of period	417,235	733,440
Cash at end of period	$762,607	$425,204

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$800	$800
Cash paid for interest	$43,876	$50,510

The accompanying notes are an integral part of these financial statements.

F-4

SUNNYSIDE, LLC, DBA SUNDRY

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS

Sunnyside, LLC, dba Sundry, (the “Company”) was formed on January 1, 2014, in the State of California.

The Company is headquartered in Los Angeles and its principal business activity is the design and manufacture of coastal casual women’s apparel. The Company sells predominantly to department and specialty stores located throughout the United States of America and internationally. The Company also sells directly to the consumer through its website.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Unaudited Interim Financial Information

The accompanying financial statements for the nine months ended September 30, 2022 and the related note disclosures are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in our opinion, reflect all adjustments, consisting of only normal recurring adjustments, necessary to present fairly our financial position as of September 30, 2022 and results of operations, and cash flows for the nine months ended September 30, 2022 and 2021. The results for the nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any other periods. These unaudited financial statements should be read in conjuncture with the annual financial statements filed in the Digital Brands Group, Inc. prospectus on Form 424B4 on May 9, 2022.

Restatement of Previously Issued Financial Statements

As of September 30, 2022, the Company wrote off $796,048 in inventories after assessing the estimated interim impact from the concluded inventory at December 31, 2022 upon the Company’s audit. Accordingly, the balance sheet was restated for this amount. The Company also restated the cost of goods sold in the statements of operations and the related impacts on the statements of cash flows.

Use of Estimates

Preparation of the financial statements in conformity with U.S. GAAP requires us to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could ultimately differ from these estimates. It is reasonably possible that changes in estimates may occur in the near term.

Risks and Uncertainties

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. While the majority of pandemic related restrictions have been lifted, the Company expects to continue to have periodic issues in 2022 and potentially beyond, that may be a result of lingering pandemic related issues, including but not limited to: supply chain delays, human capital hiring and retention, and remaining restrictions in geographical locations where we source products and services from.

F-5

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 — Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of September 30, 2022 and December 31, 2021. Fair values of the Company’s financial instruments were assumed to approximate carrying values because of the instruments’ short-term nature.

Cash

The Company maintains its cash in various commercial banks in the United States (“U.S.”). Accounts at U.S. banks are insured by the Federal Deposit Insurance Corporation up to $250,000. While the Company’s accounts at these institutions, at times, may exceed the federally insured limits, management believes that the risk of loss is not significant and the Company has not experienced any losses in such accounts to date.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. An allowance for doubtful accounts is maintained based on the length of time receivables are past due, the status of a customers’ financial position, and other factors. As of September 30, 2022 and December 31, 2021, there was an allowance for doubtful accounts of $19,000.

Inventory

Inventory consists of raw materials purchased from the Company’s suppliers, work in progress and finished goods. Inventory is valued at the lower of first-in, first-out, cost, or net realizable value. As of September 30, 2022 and December 31, 2021, there was an allowance for obsolescence of $100,000.

Fixed Assets, Net

Fixed assets are stated at cost less accumulated depreciation. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of three (3) to seven (7) years. Leasehold improvements are depreciated over the lesser of the term of the respective lease or estimated useful economic life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

F-6

Impairment of Long-Lived Assets

The Company reviews its long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360-10-35, Impairment or Disposal of Long-Lived Assets. Under that directive, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Such group is tested for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such factors and circumstances exist, the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives are compared against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. For the nine months ended September 30, 2022 and 2021, there were no impairment charges.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 - Revenue from Contracts with Customers (ASC 606). The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

In accordance with ASC 606, the Company recognizes revenue via the sale of the Company’s merchandise to its customers. Sales contracts (purchase orders) generally have a single performance obligation, which is satisfied upon shipment of merchandise at a point in time. Revenue is measured based on the consideration stated on an invoice, net of estimated returns, chargebacks, and allowances for other deductions based upon management’s estimates and the Company’s historical experience. The Company accepts product returns from customers in line with the Company’s return policy, with each return depending on the underlying reason for and timing of the returned merchandise.

Wholesale revenues are recognized upon shipment of product to the customer. Revenues are recorded, net of expected returns, discounts and allowances.

The Company reviews and refines these estimates using historical trends, seasonal results and current economic and market conditions.

E-commerce revenues of products ordered through the Company’s website are recognized upon shipment to the customers. E-commerce revenues are also reduced by expected returns and discounts.

The Company evaluates the allowance for sales returns and allowances based on historical percentages, utilizing a multiple-month lookback period. As part of its evaluation, the Company considers actual returns and allowances to date that are in process and its actual sales within the past months that may result in returns and allowances in the future. The allowance for sales returns is recorded within accrued expenses and amounted to approximately $66,000 and $73,000 at September 30, 2022 and December 31, 2021, respectively. Under ASC 606, the Company also records an asset on the balance sheet within prepaid expenses and other current assets for the cost of the estimated returns of inventory, which amounted to approximately $29,700 and $30,000 at September 30, 2022 and December 31, 2021, respectively.

Utilizing the practical expedient provided for under ASC 606, the Company has elected to expense sales commissions related to product sales as incurred as the amortization period is generally one year or less for the time between customer purchase and utilization. These fees are recorded within sales and marketing expenses on the statement of operations.

F-7

Cost of Goods Sold

Cost of goods sold consist of the costs of inventory sold and inbound freight. The Company includes outbound freight associated with shipping goods to customers as a component of distribution expenses as noted below.

Shipping and Handling Fees and Costs

The Company includes shipping and handling fees billed to customers within revenues. The costs associated with shipping goods to customers are recorded within distribution expenses and amounted to approximately $449,000 and $580,000 for the nine months ended September 30, 2022 and 2021, respectively.

Advertising

The Company expenses advertising costs as incurred. Advertising costs expensed were approximately $318,000 and $594,000 for the nine months ended September 30, 2022 and 2021, respectively.

Income Taxes

The Company is a limited liability company (LLC) classified as a partnership for federal income tax purposes, which provides for profits and losses to be reported at the individual member level for income tax purposes. The Company pays the necessary amount of distributions in order to satisfy the member’s estimated personal income tax liabilities arising from the Company’s profits. The state of California imposes an annual fee on the LLC based on the level of gross revenue of the LLC. As of December 31, 2021 and 2020, the Company does not have any entity-level uncertain tax positions. The Company files income tax returns in the U.S. federal and California state jurisdictions. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three to four years from the filing of a tax return.

Concentration of Credit Risk

Concentrations — The Company had one customer which accounted for 61% of accounts receivable as September 30, 2022. During the nine months ended September 30, 2022, one customer accounted for 25% of the Company’s revenues.

Suppliers — The Company relies on a small number of vendors for raw materials and inventory purchases. Management believes that the loss of one or more of these vendors would have a material impact on the Company’s financial position, results of operations and cash flows. Purchases from two suppliers amounted to approximately 23% of total purchases for the nine months ended September 30, 2022. The Company had two suppliers which accounted for 23% of accounts payable as of September 30, 2022.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. The Company adopted the new guidance on January 1, 2022, but did not have any impact on its financial statements as the Company had no applicable leases.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. Several amendments to this new guidance have also been issued by the FASB between 2016 and 2020. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. The Company is evaluating the impact of this guidance, which is effective for the Company beginning on January 1, 2023, although early adoption is permitted.

F-8

NOTE 3 — DUE FROM FACTOR

Pursuant to the terms of a continuing agreement between the Company and a factor, the Company sells a significant portion of its trade accounts receivable to a factor on a pre-approved, non-recourse basis. The price at which the accounts are sold is the invoice amount reduced by the factor commission and all selling discounts. For accounts sold to the factor without recourse, the factor is responsible for collection, assumes all credit risk and obtains all of the rights and remedies against the Company’s customers. For such accounts, payment is due from the factor upon the earlier of the payment of the receivable to the factor by the customer, or the maturity of the receivable. Certain receivables are subject to recourse in the event of non-payment by the customer.

The Company may request advances prior to the collection of accounts receivable. Advances are granted at the sole discretion of the factor and are payable upon demand. The factor charges interest on advances at the higher of the prime rate plus 2.00% or 4.00% per annum. The factoring agreement is collateralized by substantially all of the Company’s assets.

Due from factor consists of the following:

	September 30,	December 31,
	2022	2021
Outstanding receivables
Without recourse	$702,432	$1,886,591
With recourse	580	11,000
	703,012	1,897,591
Advances	(202,000)	(1,209,300)
Credits due customers	(84,787)	(98,269)
Due from factor	$416,226	$590,022

NOTE 4 — INVENTORY

The Company had inventories consisting of the following:

	September 30,	December 31,
	2022	2021
Raw materials	$1,139,267	$1,746,722
Work in progress	1,272,861	1,951,549
Finished goods	794,977	1,218,857
Inventory	$3,207,105	$4,917,128

NOTE 5 — FIXED ASSETS, NET

Fixed assets, net, are comprised of the following:

	September 30,	December 31,
	2022	2021
Leasehold improvements and showrooms	$198,658	$198,658
Furniture and equipment	174,005	183,005
Automobiles	34,220	34,072
	406,883	415,735
Less: accumulated depreciation and amortization	(294,281)	(253,781)
Fixed assets, net	$112,602	$161,954

Depreciation and amortization expense was $40,500 and $43,200 for the nine months ended September 30, 2022 and 2021, respectively.

F-9

NOTE 6 — DEBT

On February 23, 2021, the Company received a second draw PPP loan for approximately $631,000. The loan bore interest at 1% per annum and was to be repaid in full no later than five years from the disbursement date. The monthly payments were to be an amount equal to the amount necessary to fully amortize the then-outstanding principal balance at the specified interest rate and continue through maturity, if required. The second draw PPP was subject to the same forgiveness provisions as the first loan received in May 2020.

On June 28, 2021, the Company received full forgiveness of the Company’s first PPP loan from the SBA, and on December 6, 2021, the Company received full forgiveness of the second draw PPP loan from the SBA. Accordingly, the Company recorded a gain of approximately $689,000 during the nine months ended September 30, 2022.

See Note 9 for related party loan.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not currently involved with, and does not know of any, pending or threatened litigation against the Company or any of its officers.

Leases

The Company leases its office and showroom facilities in Los Angeles, California. The leases expire at various dates through April 2022 with base rents ranging from $4,000 to $15,000. One of the lease agreements is guaranteed by a member of the Company. As of September 30, 2022, all leases are month-to- month and there are no future commitments.

Total rent expense for the nine months ended September 30, 2022 and 2021 amounted to approximately $241,000 and $274,000, respectively.

NOTE 8 — MEMBERS’ EQUITY

During the nine months ended September 30, 2022 and 2021, member distributions totaled $70,000 and $1,780,000, respectively.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 9 — RELATED PARTY TRANSACATIONS

During the nine months ended September 30, 2022, two members advanced the Company an aggregate of $995,000, of which $500,000 was repaid and $495,000 remained outstanding as of September 30, 2022. The loans are unsecured, non-interest bearing, and are due on demand.

During the nine months ended September 30, 2022, the Company paid $338,115 to a vendor that is owned by a Member of the Company for inventory production.

NOTE 10 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred through January 27, 2022, the issuance date of these financial statements.

On December 30, 2022, Digital Brands Group, Inc. (“DBGI”) completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding membership interests of the Company, pursuant to that certain Second Amended and Restated Membership Interest Purchase Agreement (the “Agreement”), dated October 13, 2022, by and among Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“Sellers”), George Levy as the Sellers’ representative, the Company as Buyer, and Sundry.

Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, exchanged all of such membership interests for (i) $7.5 million in cash, (ii) $5.5 million in promissory notes of the DBGI (the “Notes”), and (iii) a number of shares of common stock of the DBGI equal to $1.0 million (the “Shares”), calculated in accordance with the terms of the Agreement, which consideration was paid or delivered to the Sellers, Jenny Murphy and Elodie Crichi. Each Note bears interest at eight percent (8%) per annum and matures on February 15, 2023.

F-10

Exhibit 99.4

SUNNYSIDE, LLC, DBA SUNDRY

UNAUDITED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED

DECEMBER 31, 2022

Sunnyside, LLC, dba Sundry

BALANCE SHEET

UNAUDITED

December 30,
2022
ASSETS
Current assets:
Cash	$179,441
Accounts receivable, net of allowance	63,956
Due from factor	387,884
Inventory	2,941,755
Prepaid expenses and other current assets	83,120
Total current assets	3,656,156
Fixed assets, net	48,985
Deposits	9,612
Total assets	$3,714,753
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$613,595
Accrued liabilities	633,672
Loan payable, related party	395,000
Total liabilities	1,642,267
Commitments and contingencies
Members’ equity	2,072,486
Total members’ equity	2,072,486
Total liabilities and members’ equity	$3,714,753

The accompanying notes are an integral part of these financial statements.

F-1

Sunnyside, LLC, dba Sundry

STATEMENT OF OPERATIONS

UNAUDITED

Period Ended
December 30,
2022
Net revenues	$14,548,083
Cost of goods sold	9,694,857
Gross profit	4,853,226
Operating expenses:
General and administrative	3,433,633
Distribution	913,052
Sales and marketing	2,736,181
Total operating expenses	7,082,866
Income (loss) from operations	(2,229,640)
Other income (expense), net
Other income	13,878
Other expenses	(66,232)
Interest expense	(9,099)
Total other income (expense), net	(61,453)
Provision for income taxes	800
Net income (loss)	$(2,291,893)

The accompanying notes are an integral part of these financial statements.

F-2

Sunnyside, LLC, dba Sundry

STATEMENT OF MEMBERS’ EQUITY

UNAUDITED

Members’
Equity
Balances at December 31, 2021	$4,534,379
Distributions	(170,000)
Net loss	(2,291,893)
Balances at December 30, 2022	$2,072,486

The accompanying notes are an integral part of these financial statements.

F-3

Sunnyside, LLC, dba Sundry

STATEMENTS OF CASH FLOWS

UNAUDITED

Period Ended
December 30,
2022
Cash flows from operating activities:
Net loss	$(2,291,893)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37,885
Changes in operating assets and liabilities:
Accounts receivable	60,386
Due from factor	473,341
Inventory	1,975,373
Prepaid expenses and other current assets	136,781
Accounts payable	(529,075)
Accrued liabilities	(139,602)
Net cash used in operating activities	(276,805)
Cash flows from investing activities:
Proceeds from sale of property and equipment	75,084
Deposits	10,130
Net cash provided by (used in) investing activities	85,214
Cash flows from financing activities:
Proceeds from loans payable	—
Proceeds from loan payable, related party	995,000
Repayments to loan payable, related party	(600,000)
Factor advances (repayments), net	(271,203)
Distributions	(170,000)
Net cash used in financing activities	(46,203)
Net change in cash	(237,794)
Cash at beginning of period	417,235
Cash at end of period	$179,441
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$800
Cash paid for interest	$9,099

The accompanying notes are an integral part of these financial statements.

F-4

Sunnyside, LLC, dba Sundry

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS

Sunnyside, LLC, dba Sundry, (the “Company”) was formed on January 1, 2014, in the State of California.

The Company is headquartered in Los Angeles and its principal business activity is the design and manufacture of coastal casual women’s apparel. The Company sells predominantly to department and specialty stores located throughout the United States of America and internationally. The Company also sells directly to the consumer through its website.

On December 30, 2022, the Digital Brands Group, Inc. (“DBGI”) completed its previously announced acquisition (the “ Sundry Acquisition”) of all of the issued and outstanding membership interests of Sundry, pursuant to that certain Second Amended and Restated Membership Interest Purchase Agreement (the “Sundry Agreement”), dated October 13, 2022, by and among Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“ Sundry Sellers”), George Levy as the Sundry Sellers’ representative, the Company as Buyer, and Sundry.

Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, exchanged all of such membership interests for (i) $7.5 million in cash, (ii) $5.5 million in promissory notes of the Company (the “Sundry Notes”), and (iii) a number of shares of common stock of DBGI equal to $1.0 million (the “Sundry Shares”), calculated in accordance with the terms of the Agreement, which consideration was paid or delivered to the Sellers, Jenny Murphy and Elodie Crichi. Each Sundry Note bears interest at eight percent (8%) per annum and matured on February 15, 2023. DBGI issued 3,636 shares of common stock to the Sundry Sellers on December 30, 2022 at a fair value of $1,000,000.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Unaudited Interim Financial Information

The accompanying financial statements for the period ended December 30, 2022 and the related note disclosures are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in our opinion, reflect all adjustments, consisting of only normal recurring adjustments, necessary to present fairly our financial position as of December 30, 2022 and results of operations, and cash flows for the period ended December 30, 2022. The results for the period ended December 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any other periods. These unaudited financial statements should be read in conjuncture with the annual financial statements filed in the Digital Brands Group, Inc. Form 10-K on April 17, 2023.

Use of Estimates

Preparation of the financial statements in conformity with U.S. GAAP requires us to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could ultimately differ from these estimates. It is reasonably possible that changes in estimates may occur in the near term.

Risks and Uncertainties

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. While the majority of pandemic related restrictions have been lifted, the Company expects to continue to have periodic issues in 2022 and potentially beyond, that may be a result of lingering pandemic related issues, including but not limited to: supply chain delays, human capital hiring and retention, and remaining restrictions in geographical locations where we source products and services from.

F-5

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 — Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of December 30, 2022. Fair values of the Company’s financial instruments were assumed to approximate carrying values because of the instruments’ short-term nature.

Cash

The Company maintains its cash in various commercial banks in the United States (“U.S.”). Accounts at U.S. banks are insured by the Federal Deposit Insurance Corporation up to $250,000. While the Company’s accounts at these institutions, at times, may exceed the federally insured limits, management believes that the risk of loss is not significant and the Company has not experienced any losses in such accounts to date.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. An allowance for doubtful accounts is maintained based on the length of time receivables are past due, the status of a customers’ financial position, and other factors. As of December 30, 2022, there was an allowance for doubtful accounts of $19,000.

Inventory

Inventory consists of raw materials purchased from the Company’s suppliers, work in progress and finished goods. Inventory is valued at the lower of first-in, first-out, cost, or net realizable value.

Fixed Assets, Net

Fixed assets are stated at cost less accumulated depreciation. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of three (3) to seven (7) years. Leasehold improvements are depreciated over the lesser of the term of the respective lease or estimated useful economic life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

F-6

Impairment of Long-Lived Assets

The Company reviews its long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360-10-35, Impairment or Disposal of Long-Lived Assets. Under that directive, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Such group is tested for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such factors and circumstances exist, the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives are compared against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. For the period ended December 30, 2022, there were no impairment charges.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 - Revenue from Contracts with Customers (ASC 606). The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

In accordance with ASC 606, the Company recognizes revenue via the sale of the Company’s merchandise to its customers. Sales contracts (purchase orders) generally have a single performance obligation, which is satisfied upon shipment of merchandise at a point in time. Revenue is measured based on the consideration stated on an invoice, net of estimated returns, chargebacks, and allowances for other deductions based upon management’s estimates and the Company’s historical experience. The Company accepts product returns from customers in line with the Company’s return policy, with each return depending on the underlying reason for and timing of the returned merchandise.

Wholesale revenues are recognized upon shipment of product to the customer. Revenues are recorded, net of expected returns, discounts and allowances.

The Company reviews and refines these estimates using historical trends, seasonal results and current economic and market conditions.

E-commerce revenues of products ordered through the Company’s website are recognized upon shipment to the customers. E-commerce revenues are also reduced by expected returns and discounts.

The Company evaluates the allowance for sales returns and allowances based on historical percentages, utilizing a multiple-month lookback period. As part of its evaluation, the Company considers actual returns and allowances to date that are in process and its actual sales within the past months that may result in returns and allowances in the future. The allowance for sales returns is recorded within accrued expenses and amounted to approximately $60,000 at December 30, 2022.

Utilizing the practical expedient provided for under ASC 606, the Company has elected to expense sales commissions related to product sales as incurred as the amortization period is generally one year or less for the time between customer purchase and utilization. These fees are recorded within sales and marketing expenses on the statement of operations.

F-7

Cost of Goods Sold

Cost of goods sold consist of the costs of inventory sold and inbound freight. The Company includes outbound freight associated with shipping goods to customers as a component of distribution expenses as noted below.

Shipping and Handling Fees and Costs

The Company includes shipping and handling fees billed to customers within revenues. The costs associated with shipping goods to customers are recorded within distribution expenses and amounted to approximately $550,000 for the period ended December 30, 2022.

Advertising

The Company expenses advertising costs as incurred. Advertising costs expensed were approximately $413,000 for the period ended December 30, 2022.

Income Taxes

The Company is a limited liability company (LLC) classified as a partnership for federal income tax purposes, which provides for profits and losses to be reported at the individual member level for income tax purposes. The Company pays the necessary amount of distributions in order to satisfy the member’s estimated personal income tax liabilities arising from the Company’s profits. The state of California imposes an annual fee on the LLC based on the level of gross revenue of the LLC. As of December 31, 2021 and 2020, the Company does not have any entity-level uncertain tax positions. The Company files income tax returns in the U.S. federal and California state jurisdictions. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three to four years from the filing of a tax return.

Concentration of Credit Risk

Concentrations — The Company had one customer which accounted for 60% of accounts receivable as December 30, 2022. During the period ended December 30, 2022, one customer accounted for 25% of the Company’s revenues.

Suppliers — The Company relies on a small number of vendors for raw materials and inventory purchases. Management believes that the loss of one or more of these vendors would have a material impact on the Company’s financial position, results of operations and cash flows. Purchases from two suppliers amounted to approximately 23% of total purchases for the period ended December 30, 2022. The Company had two suppliers which accounted for 23% of accounts payable as of December 30, 2022.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. The Company adopted the new guidance on January 1, 2022, but did not have any impact on its financial statements as the Company had no applicable leases.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. Several amendments to this new guidance have also been issued by the FASB between 2016 and 2020. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. The Company is evaluating the impact of this guidance, which is effective for the Company beginning on January 1, 2023, although early adoption is permitted.

F-8

NOTE 3 — DUE FROM FACTOR

Pursuant to the terms of a continuing agreement between the Company and a factor, the Company sells a significant portion of its trade accounts receivable to a factor on a pre-approved, non-recourse basis. The price at which the accounts are sold is the invoice amount reduced by the factor commission and all selling discounts. For accounts sold to the factor without recourse, the factor is responsible for collection, assumes all credit risk and obtains all of the rights and remedies against the Company’s customers. For such accounts, payment is due from the factor upon the earlier of the payment of the receivable to the factor by the customer, or the maturity of the receivable. Certain receivables are subject to recourse in the event of non-payment by the customer.

The Company may request advances prior to the collection of accounts receivable. Advances are granted at the sole discretion of the factor and are payable upon demand. The factor charges interest on advances at the higher of the prime rate plus 2.00% or 4.00% per annum. The factoring agreement is collateralized by substantially all of the Company’s assets.

Due from factor consists of the following:

December 30,
2022
Outstanding receivables
Without recourse	$1,463,496
With recourse	8,533
1,472,029
Advances	(938,097)
Credits due customers	(146,048)
Due from factor	$387,884

NOTE 4 — INVENTORY

The Company had inventories consisting of the following:

December 30,
2022
Raw materials	$1,214,778
Work in progress	787,532
Finished goods	939,445
Inventory	$2,941,755

NOTE 5 — FIXED ASSETS, NET

Fixed assets, net, are comprised of the following:

December 30,
2022
Leasehold improvements and showrooms	$108,383
Furniture and equipment	174,006
Automobiles	34,220
316,608
Less: accumulated depreciation and amortization	(267,623)
Fixed assets, net	$48,985

Depreciation and amortization expense was $37,885 for the period ended December 30, 2022.

F-9

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not currently involved with, and does not know of any, pending or threatened litigation against the Company or any of its officers.

Leases

The Company leases its office and showroom facilities in Los Angeles, California. The leases expire at various dates through April 2022 with base rents ranging from $4,000 to $15,000. One of the lease agreements is guaranteed by a member of the Company. As of December 30, 2022, all leases are month-to- month and there are no future commitments.

Total rent expense for the period ended December 30, 2022 and 2021 amounted to approximately $246,000.

NOTE 7 — MEMBERS’ EQUITY

During the period ended December 30, 2022, member distributions totaled $170,000.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 8 — RELATED PARTY TRANSACATIONS

During the period ended December 30, 2022, two members advanced the Company an aggregate of $995,000, of which $600,000 was repaid and $395,000 remained outstanding as of December 30, 2022. The loans are unsecured, non-interest bearing, and are due on demand.

During the period ended December 30, 2022, the Company paid $674,562 to a vendor that is owned by a Member of the Company for inventory production.

NOTE 9 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred through June 14, 2023, the issuance date of these financial statements.

F-10

Exhibit 99.5

SUNNYSIDE, LLC, dba Sundry

FINANCIAL STATEMENT

AS OF AND FOR

THE YEAR

ENDED

DECEMBER 31, 2021

F-1

INDEPENDENT AUDITOR’S REPORT

To the Members’ of
Sunnyside LLC

Opinion

We have audited the accompanying financial statements of Sunnyside LLC, dba Sundry (a California limited liability company, the “Company”), which comprise the balance sheet as of December 31, 2021 and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

F-2

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ dbbmckennon

Newport Beach, California
April 18, 2022

F-3

SUNNYSIDE, LLC, dba Sundry

BALANCE SHEET

December 31,
2021
ASSETS
Current assets:	$417,235
Cash
Accounts receivable, net of allowance	124,342
Due from factor	590,022
Inventory	4,917,128
Prepaid expenses and other current assets	219,901
Total current assets	6,268,628
Fixed assets, net	161,954
Deposits	19,742
Total assets	$6,450,324
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$1,142,671
Accrued liabilities	773,274
Loan payable, current	—
Total current liabilities	1,915,945
Loan payable, net of current portion	—
Total liabilities	1,915,945
Commitments and contingencies (Note 7)
Members’ equity	4,534,379
Total members’ equity	4,534,379
Total liabilities and members’ equity	$6,450,324

The accompanying notes are an integral part of these financial statements.

F-4

SUNNYSIDE, LLC, dba Sundry

STATEMENT OF OPERATIONS

Year Ended December 31,
2021
Net revenues	$22,800,825
Cost of goods sold	13,638,553
Gross profit	9,162,272
Operating expenses:
General and administrative	3,201,811
Distribution	1,080,964
Sales and marketing	4,374,667
Total operating expenses	8,657,442
Income from operations	504,830
Other income (expense), net Other income	1,319,899
Interest expense	(70,018)
Total other income (expense), net	1,249,881
Provision for income taxes	800
Net income	$1,753,911

The accompanying notes are an integral part of these financial statements.

F-5

SUNNYSIDE, LLC, dba Sundry

STATEMENT OF MEMBERS’ EQUITY

Members’ Equity
Balances at December 31, 2020	$4,630,468
Distributions	(1,850,000)
Net income	1,753,911
Balances at December 31, 2021	$4,534,379

The accompanying notes are an integral part of these financial statements.

F-6

SUNNYSIDE, LLC, dba Sundry

STATEMENT OF CASH FLOWS

Year Ended December 31,
2021
Cash flows from operating activities:
Net income	$1,753,911
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,851
Bad debt	9,976
Other income – PPP forgiveness	(1,319,808)
Changes in operating assets and liabilities:
Accounts receivable	44,740
Due from factor	363,083
Inventory	830,698
Due from related party	—
Prepaid expenses and other current assets	(117,777)
Accounts payable	(258,122)
Accrued liabilities	(440,694)
Net cash provided by operating activities	919,858
Cash flows from investing activities:
Purchase of property and equipment	—
Net cash used in investing activities	—
Cash flows from financing activities:
Proceeds from loans payable	480,637
Factor advances (repayments), net	133,300
Distributions	(1,850,000)
Net cash used in financing activities	(1,236,063)
Net change in cash and cash equivalents	(316,205)
Cash and cash equivalents at beginning of year	733,440
Cash and cash equivalents at end of year	$417,235
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$800
Cash paid for interest	$70,018

The accompanying notes are an integral part of these financial statements.

F-7

SUNNYSIDE, LLC, dba Sundry

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS

Sunnyside, LLC, dba Sundry, (the “Company”) was formed on January 17, 2014, in the State of California. The Company’s headquarters are located in Los Angeles, California.

The Company is headquartered in Los Angeles and its principal business activity is the design and manufacture of coastal casual women’s apparel. The Company sells predominantly to department and specialty stores located throughout the United States of America and internationally. The Company also sells directly to the consumer through its website.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

Preparation of the financial statements in conformity with U.S. GAAP requires us to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could ultimately differ from these estimates. It is reasonably possible that changes in estimates may occur in the near term.

Risks and Uncertainties

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The negative impact the global pandemic has had on the Company in 2021 and 2020 is significant, given revenue is linked to domestic and local locations and offices for operations ranging from production to shipment of goods to customers — all of which were forced to close for a duration of 2021 and 2020, per local requirements around continued operations for essential vs. non-essential businesses.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 — Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

F-8

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of December 31, 2021 and 2020. Fair values of the Company’s financial instruments were assumed to approximate carrying values because of the instruments’ short-term nature.

Cash

The Company maintains its cash in various commercial banks in the United States (“U.S.”). Accounts at U.S. banks are insured by the Federal Deposit Insurance Corporation up to $250,000. While the Company’s accounts at these institutions, at times, may exceed the federally insured limits, management believes that the risk of loss is not significant and the Company has not experienced any losses in such accounts to date.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. An allowance for doubtful accounts is maintained based on the length of time receivables are past due, the status of a customers’ financial position, and other factors. As of December 31, 2021, there was an allowance for doubtful accounts of $19,000.

Inventory

Inventory consists of raw materials purchased from the Company’s suppliers, work in progress and finished goods. Inventory is valued at the lower of first-in, first-out, cost, or net realizable value. As of December 31, 2021, there was a reserve for obsolescence of $100,000.

Fixed Assets, Net

Fixed assets are stated at cost less accumulated depreciation. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of three (3) to seven (7) years. Leasehold improvements are depreciated over the lesser of the term of the respective lease or estimated useful economic life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360-10-35, Impairment or Disposal of Long-Lived Assets. Under that directive, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Such group is tested for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such factors and circumstances exist, the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives are compared against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. For the year ended December 31, 2021, there were no impairment charges.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers (ASC 606). The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

F-9

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

In accordance with ASC 606, the Company recognizes revenue via the sale of the Company’s merchandise to its customers. Sales contracts (purchase orders) generally have a single performance obligation, which is satisfied upon shipment of merchandise at a point in time. Revenue is measured based on the consideration stated on an invoice, net of estimated returns, chargebacks, and allowances for other deductions based upon management’s estimates and the Company’s historical experience. The Company accepts product returns from customers in line with the Company’s return policy, with each return depending on the underlying reason for and timing of the returned merchandise.

Wholesale revenues are recognized upon shipment of product to the customer. Revenues are recorded, net of expected returns, discounts and allowances. The Company reviews and refines these estimates using historical trends, seasonal results and current economic and market conditions.

E-commerce revenues of products ordered through the Company’s website are recognized upon shipment to the customers. E-commerce revenues are also reduced by expected returns and discounts.

The Company evaluates the allowance for sales returns and allowances based on historical percentages, utilizing a multiple-month lookback period. As part of its evaluation, the Company considers actual returns and allowances to date that are in process and its actual sales within the past months that may result in returns and allowances in the future. The allowance for sales returns is recorded within accrued expenses and amounted to approximately $73,000 at December 31, 2021. Under ASC 606, the Company also records an asset on the balance sheet within prepaid expenses and other current assets for the cost of the estimated returns of inventory, which amounted to approximately $30,000 and $90,000 at December 31, 2021.

Utilizing the practical expedient provided for under ASC 606, the Company has elected to expense sales commissions related to product sales as incurred as the amortization period is generally one year or less for the time between customer purchase and utilization. These fees are recorded within sales and marketing expenses on the statement of operations.

Cost of Goods Sold

Cost of goods sold consist of the costs of inventory sold and inbound freight. The Company includes outbound freight associated with shipping goods to customers as a component of distribution expenses as noted below.

Shipping and Handling Fees and Costs

The Company includes shipping and handling fees billed to customers within revenues. The costs associated with shipping goods to customers are recorded within distribution expenses and amounted to approximately $674,000 and $686,000 for the years ended December 31, 2021 and 2020, respectively.

Advertising

The Company expenses advertising costs as incurred. Advertising costs expensed were approximately $1,161,000 for the year ended December 31, 2021.

Income Taxes

The Company is a limited liability company (LLC) classified as a partnership for federal income tax purposes, which provides for profits and losses to be reported at the individual member level for income tax purposes. The Company pays the necessary amount of distributions in order to satisfy the member’s estimated personal income tax liabilities arising from the Company’s profits. The state of California imposes an annual fee on the LLC based on the level of gross revenue of the LLC. As of December 31, 2021, the Company does not have any entity-level uncertain tax positions. The Company files income tax returns in the U.S. federal and California state jurisdictions. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three to four years from the filing of a tax return.

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Concentration of Credit Risk

Suppliers — The Company relies on a small number of vendors for raw materials and inventory purchases. Management believes that the loss of one or more of these vendors would have a material impact on the Company’s financial position, results of operations and cash flows. Purchases from three suppliers amounted to approximately $3,045,000, or 22% of total purchases for the year ended December 31, 2021. Included in accounts payable at December 31, 2021 is approximately $547,000 due to these suppliers.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. The Company is currently in the process of evaluating the potential impact of this new guidance, which is effective for the Company beginning on January 1, 2022.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. Several amendments to this new guidance have also been issued by the FASB between 2016 and 2020. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. The Company is evaluating the impact of this guidance, which is effective for the Company beginning on January 1, 2023, although early adoption is permitted.

NOTE 3 — DUE FROM FACTOR

Pursuant to the terms of a continuing agreement between the Company and a factor, the Company sells a significant portion of its trade accounts receivable to a factor on a pre-approved, non-recourse basis. The price at which the accounts are sold is the invoice amount reduced by the factor commission and all selling discounts. For accounts sold to the factor without recourse, the factor is responsible for collection, assumes all credit risk and obtains all of the rights and remedies against the Company’s customers. For such accounts, payment is due from the factor upon the earlier of the payment of the receivable to the factor by the customer, or the maturity of the receivable. Certain receivables are subject to recourse in the event of non- payment by the customer.

The Company may request advances prior to the collection of accounts receivable. Advances are granted at the sole discretion of the factor and are payable upon demand. The factor charges interest on advances at the higher of the prime rate plus 2.00% or 4.00% per annum. The factoring agreement is collateralized by substantially all of the Company’s assets.

Due from factor consists of the following:

December 31,
2021
Outstanding receivables
Without recourse	$1,886,591
With recourse	11,000
1,897,591
Advances	(1,209,300)
Credits due customers	(98,269)
Due from factor	$590,022

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NOTE 4 — INVENTORY

The Company had inventories consisting of the following:

December 31,
2021
Raw materials	$1,746,722
Work in progress	1,951,549
Finished goods	1,218,857
Inventory	$4,917,128

NOTE 5 — FIXED ASSETS, NET

Fixed assets, net, are comprised of the following:

December 31,
2021
Leasehold improvements and showrooms	$198,658
Furniture and equipment	183,005
Automobiles	34,072
415,735
Less: accumulated depreciation and amortization	(253,781)
Fixed assets, net	$161,954

Depreciation and amortization expense was $53,851 for the year ended December 31, 2021.

NOTE 6 — DEBT

In May 2020, the Company entered into a loan with a lender in an aggregate principal amount of $689,171 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan was evidenced by a promissory note (“Note”). Subject to the terms of the Note, the PPP Loan bore interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, had an initial term of two years, and was unsecured and guaranteed by the Small Business Administration. The Company could apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the applicable forgiveness period, calculated in accordance with the terms of the CARES Act. The Note provided for customary events of default including, among other things, cross-defaults on any other loan with the lender.

On February 23, 2021, the Company received a second draw PPP loan for approximately $631,000. The loan bore interest at 1% per annum and was to be repaid in full no later than five years from the disbursement date. The monthly payments were to be an amount equal to the amount necessary to fully amortize the then- outstanding principal balance at the specified interest rate and continue through maturity, if required. The second draw PPP was subject to the same forgiveness provisions as the first loan.

During 2021, the Company recognized forgiveness of the first and second PPP loans, based on full forgiveness received from the SBA. Accordingly, the Company recorded a gain of $1,319,808, which is included in other income in the consolidated statements of operations.

In May 2020, the Company was granted an Economic Injury Disaster Loan (EIDL) by the SBA for $150,000. The loan bore interest at 3.75% with no payments due for the first twelve months. Monthly payments of principal and interest of approximately $700 began in June 2021 and were to continue through maturity in May 2050, if required. The loan was collateralized by substantially all assets of the Company. In December 2021, the entire outstanding principal was repaid.

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NOTE 7 — COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not currently involved with, and does not know of any, pending or threatened litigation against the Company or any of its officers.

Leases

The Company leases its office and showroom facilities in Los Angeles, California. The leases expired at various dates through January 2022 with base rents ranging from approximately $4,000 to $15,000. One of the lease agreements is guaranteed by a member of the Company. The following table shows the future annual minimum obligations under lease commitments in effect at December 31, 2021:

2022	$15,516
$15,516

Total rent expense for the year ended December 31, 2021 amounted to approximately $372,000.

NOTE 8 — MEMBERS’ EQUITY

During the years ended December 31, 2021, member distributions totaled $1,850,000.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 9 — RELATED PARTY TRANSACATIONS

During the year ended December 31, 2021, an entity owned by a member of the Company paid the Company $910 and $133,056 , respectively, for showroom and personnel expenses.

During the years ended December 31, 2021, the Company paid approximately $1,261,000 to a vendor that is owned by a Member of the Company for inventory production.

NOTE 10 — SUBSEQUENT EVENTS

On January 18, 2022, Digital Brands Group, Inc, a Delaware company (“DBGI”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“Sellers”), the Company and George Levy as the Sellers’ representative, pursuant to which the DBGI will acquire all of the issued and outstanding membership interests of the Company (such transaction, the “Acquisition”).

Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, will exchange all of such membership interests for (i) $7.5 million of shares of DBGI’s common stock at the volume-weighted average (rounded to the nearest $0.0001) of the closing price of the DBGI’s common stock on the Nasdaq Capital Market (“NasdaqCM”) during the thirty (30) trading day period immediately prior to the closing, but in no event at a price less than $1.59; and (ii) $34.0 million in cash, $20.0 million of which will be paid at the closing and the balance of which will be evidenced by promissory notes due December 31, 2022 (“Seller Notes”); provided, however, that if the audited aggregate net revenue of Sundry for the year ended December 31, 2021 (the “Audited Net Revenue”) times 1.5 is greater than $34.0 million, the DBGI will pay the difference in cash pro rata to the Sellers and if the Audited Net Revenue times 1.5 is less than $34.0 million, the Seller Notes will be reduced pro rata for such difference. A portion of the purchase price will be paid to certain employees of Sundry who have a contractual right to receive a portion of the consideration payable in the Acquisition (“Payees”).

Of the $34.0 million in cash payable in the Acquisition, $2.0 million will be held in escrow to cover possible indemnification claims. If the Seller Notes, plus all unpaid interest thereunder, are not repaid in full on or prior to March 31, 2022, then on March 31, 2022, DBGI will issue an additional $2.5 million of shares of common stock pro rata to the Sellers and the Payees. If the Seller Notes, plus all unpaid interest thereunder remain outstanding after March 31, 2022 and are not repaid in full on or prior to June 30, 2022, then on June 30, 2022, DBGI will issue an additional $2.5 million of shares of common stock pro rata to the Sellers and the Payees. If the Seller Notes, plus all unpaid interest thereunder remain outstanding after June 30, 2022 and are not repaid in full on or prior to September 30, 2022, then on September 30, 2022, DBGI will issue an additional $2.5 million of shares of common stock pro rata to the Sellers and the Payees. Any shares issued on either March 31, June 30 or September 30, 2022 shall be issued at the closing price of the DBGI’s common stock as quoted on the NasdaqCM as of the date immediately preceding the date of issuance but in no event at a price less than $1.59.

The Company has evaluated subsequent events that occurred through April 18, 2022, the issuance date of these financial statements.

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